                        CONVERSION VALUATION APPRAISAL REPORT


                                    PREPARED FOR:



                               FOUNDATION SAVINGS BANK
                                         and
                               FOUNDATION BANCORP, INC.
                                   Cincinnati, Ohio




                                        As of:

                                     May 14, 1996






                                     PREPARED BY:

                                KELLER & COMPANY, INC.
                                555 Metro Place North
                                      Suite 524
                                  Dublin, Ohio 43017
                                    (614) 766-1426






                                   KELLER & COMPANY
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                        CONVERSION VALUATION APPRAISAL REPORT




                                    PREPARED FOR:


                               FOUNDATION SAVINGS BANK

                                         and

                               FOUNDATION BANCORP, INC.

                                   Cincinnati, Ohio




                                        As of:

                                     May 14, 1996







                                     PREPARED BY:

                                  Michael R. Keller
                                      President

INTRODUCTION

    Keller & Company, Inc., an independent appraisal firm for financial institutions, has prepared this Conversion Appraisal Report ("Report") which provides the pro forma market value of the to-be-issued common stock of Foundation Bancorp, Inc. (the "Corporation"), an Ohio corporation, formed as a holding company to own all of the to-be-issued shares of common stock of Foundation Savings Bank, Cincinnati, Ohio, ("Foundation" or the "Bank"). The stock is to be issued in connection with the Bank's Application for Approval of Conversion from a state-chartered mutual savings and loan association to a state-chartered stock savings and loan association. The Application is being filed with the Office of Thrift Supervision ("OTS") of the Department of the Treasury and the Securities and Exchange Commission ("SEC"). In accordance with the Bank's conversion, there will be a simultaneous issuance of all the Bank's stock to the Corporation, which will be formed by the Bank. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank's management and the Bank's conversion counsel, Vorys, Sater, Seymour & Pease, Columbus, Ohio.

    This conversion appraisal was prepared based on the guidelines provided by OTS entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization", in accordance with the OTS application requirements of Regulation Section 563b and the OTS's Revised Guidelines for Appraisal Reports, and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

    The pro form a market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arms-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

    In preparing this conversion appraisal, we have reviewed the audited financial statements for the five fiscal years ended June 30, 1991 through 1995, as well as the unaudited financial statements for the nine months ended March 31, 1995 and 1996, and discussed them with Foundation's management and with Foundation's independent auditors, Clark, Schafer, Hackett & Co., Cincinnati, Ohio. We have also discussed and reviewed with management other financial matters. We have reviewed the Corporation's preliminary Form S-1 and the Bank's preliminary Form AC and discussed them with management and with the Bank's conversion counsel.

    We have visited Foundation's home office and have traveled the surrounding area in Hamilton County, Ohio. We have studied the economic and demographic characteristics of the community of Cincinnati, where the Bank's office is located, and the Bank's primary market area of Hamilton County, relative to Ohio and the United States. We have also examined the competitive environment within which Foundation operates, giving consideration to the area's key characteristics, both positive and negative.

    We have given consideration to the market conditions for securities in general and for publicly-traded thrift stocks in particular. We have examined the performance of selected publicly-traded thrift institutions and compared the performance of Foundation to those selected institutions.

    Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.  DESCRIPTION OF FOUNDATION SAVINGS BANK

GENERAL

    Foundation Savings Bank, Cincinnati, Ohio, was incorporated in 1888 as an Ohio savings and loan association with the name of Foundation Savings and Loan Company. In 1991, Foundation changed its name to Foundation Savings Bank but continued to maintain its savings and loan association charter.

    Foundation conducts its business from its home office in downtown Cincinnati, Ohio. The Bank's primary market area consists of Hamilton County, Ohio, which includes the city of Cincinnati. Foundation's deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Savings Association Insurance Fund ("SAIF"). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Foundation is a member of the Federal Home Loan Bank (the "FHLB") of Cincinnati and is regulated by the OTS, and by the FDIC. At March 31, 1996, Foundation had assets of $31,738,000, deposits of $27,780,000, and retained earnings of $2,772,000.

    In the past five years, legislation has had an impact on the operations in the financial institution industry. In 1989, the Financial Institution Reform, Recovery, and Enforcement Act ("FIRREA") became effective and put into place more stringent supervisory standards and higher capital requirements for the thrift industry. FIRREA established new capital requirements and strengthened OTS' enforcement powers. These capital requirements continue today under the FDIC and the FRB and include a tier one capital requirement of 4.0 percent of total assets, and a risk-based capital requirement of 8.0 percent of risk-weighted assets. OTS now has the power to assess civil money penalties and issue cease and desist orders for violations of regulations deemed unsafe and unsound practices.

    FIRREA also resulted in an increase in deposit insurance premiums which thrifts must pay to the FDIC. A plan for a one-time premium of 0.85 percent to
0.90 percent of deposits based on deposits as of March 31, 1995, to capitalize the SAIF does exist, and such an increase would have an immediate adverse effect on Foundation's equity and earnings. Further, there has been a recent significant decrease in premiums on Bank Insurance Fund ("BIF") deposits, which has an adverse competitive impact on Foundation and could affect the Bank's ability to compete effectively with BIF-insured banks for deposits. Such impact could result in a downward impact on prices of publicly traded thrift institutions.

    FIRREA's objective was strengthened in December, 1991, when the Federal Deposit Insurance Bank Improvement Act of 1991 ("FDICIA") was passed, resulting in additional provisions relating to thrift institutions. FDICIA provided for the recapitalization of BIF. FDICIA requires federally-insured financial institutions to be examined at least annually and submit independently audited financial reports based on the size of the institution.

    Foundation is a community-oriented institution which has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its market area. Foundation has been actively and consistently involved in the origination of residential mortgage loans for the purchase of one- to four-family dwellings, comprising 91.4 percent of its loan originations during the nine months ended March 31, 1996, and 90.3 percent of its loan originations during the fiscal year ended June 30, 1995. At March 31, 1996, a strong 88.9 percent of its net loans consisted of residential real estate loans on one- to four-family dwellings, compared to a similar 88.5 percent at June 30, 1993, with the source of its funds being retail deposits from residents in its local communities. The Bank is also an originator of multi-family loans, nonresidential real estate loans, and offers consumer loans on a less active basis. Consumer loans include automobile loans, loans on savings accounts, and other secured and unsecured loans. Consumer loans represented a very modest 1.9 percent share of the Bank's total loans at March 31, 1996.

    The Bank had a moderate $4.9 million, or 15.4 percent of its assets in U.S. government and federal agency securities, Federal funds sold and FHLB stock. The Bank had an additional $5.0 million, or 15.8 percent of its assets, in mortgage-backed securities, and $85,000 in interest-bearing deposits with the combined total of investment securities, mortgage-backed securities and cash and cash equivalents being $9.9 million or 31.1 percent of assets. Deposits and retained earnings have been the sources of funds for the Bank's lending and investment activities.

    The management of Foundation is aware of the emphasis on matching the maturities of assets and liabilities and monitoring the Bank's interest rate sensitivity position and market value of portfolio equity. The Bank understands the nature of interest rate risk and the potential earnings impact during times of rapidly changing rates, either rising or falling. Foundation also recognizes the need and importance of attaining a competitive net interest margin due to its more moderate levels of fee and other income.

    The Bank's gross amount of stock to be sold in the conversion will be $3,500,000 or 350,000 shares at $10 per share based on the midpoint of the appraised value, with net conversion proceeds of $3,249,000 reflecting conversion expenses of $251,000. The actual cash proceeds to the Bank of $1.35 million will represent fifty percent of the net conversion proceeds, less the ESOP of $280,000, and will be invested in mortgage loans and consumer loans over time, and initially invested in short term investments. The Bank may also use the proceeds to expand services, expand operations or other financial service organizations, diversification into other businesses, or for any other purposes authorized by law. The Holding Company will use its proceeds to fund the ESOP and to invest in short- and intermediate-term government securities.

    Foundation has seen moderate overall deposit growth over the past five fiscal years with deposits increasing 9.4 percent from June 30, 1991, to June 30, 1995, or an average of 2.3 percent per year. From June 30, 1995, to March 31, 1996, deposits increased by only 0.2 percent or 0.3 percent a year, annualized, compared to a 1.4 percent growth rate in 1995. The Bank anticipates a modest rate of growth in the future. The Bank has focused on maintaining a strong residential real estate loan portfolio during the past five years, increasing its level of investments and mortgage-backed securities, monitoring its earnings and increasing its capital to assets ratio. Equity to assets increased from 7.37 percent of assets at June 30, 1991, to 8.50 percent at June 30, 1995, and to 8.73 percent at March 31, 1996.

    Foundation's primary lending strategy has been to originate and retain both adjustable-rate and fixed-rate residential mortgage loans with similar levels of fixed- and adjustable-rate mortgage loans.

    Foundation's share of one- to four-family mortgage loans has remained strong, increasing from 88.5 percent of gross loans at June 30, 1993, to 88.9 percent as of March 31, 1996. Nonresidential real estate loans increased from
5.27 percent at June 30, 1993, to 6.12 percent to 6.12 percent at March 31, 1996. Multi-family loans increased from 3.7 percent of gross loans at June 30, 1993, to 3.75 percent at March 31, 1996. The rise in multi-family and nonresidential loans was offset by the Bank's decrease in consumer loans. The Bank's share of consumer loans decreased from 3.5 percent at June 30, 1993, to
1.9 percent at March 31, 1996, representing a dollar decrease of only $268,000. Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate allowance for loan losses relative to loans and nonperforming assets and in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances. At June 30, 1993, Foundation had $101,000 in its loan loss allowance or 0.52 percent of total loans, which increased to $104,000 and represented a lower 0.49 percent of total loans at March 31, 1996.

    Interest income from loans and investments has been the basis of earnings with the net interest margin being the key determinant of net earnings. The Bank has also witnessed some higher levels of noninterest income due to gains on the sale of assets. With a dependence on net interest margin for earnings, current management will focus on strengthening the Bank's net interest margin without undertaking excessive credit risk and will not pursue any significant change in its interest rate risk position.

PERFORMANCE OVERVIEW

    Foundation's financial position over the past five fiscal years of June 30, 1991, through June 30, 1995, and for the nine months ended March 31, 1995 and 1996, is highlighted through the use of selected financial data in Exhibit 5. Foundation has focused on strengthening its equity position, controlling its overhead ratio, maintaining its general valuation allowance, and strengthening its net interest margin. Foundation has experienced a moderate but slightly volatile rise in assets from 1991 to 1995 and a smaller rate of increase in deposits with a less than average increase in equity over the past five fiscal years. The resultant impact has been a modest increase in the Bank's equity to assets ratio.

    Foundation witnessed a total increase in assets of $4.4 million or 15.9 percent for the period of June 30, 1991, to June 30, 1995, representing an average annual increase in assets of 4.0 percent. For the year ended June 30, 1995, assets increased $793,000 or 2.6 percent. For the nine months ended March 31, 1996, the Bank's assets decreased $111,000 or 0.3 percent as a result of a payoff of $350,000 in FHLB advances, and was the second decrease in assets since 1991. Over the past four fiscal periods, the Bank experienced its largest dollar rise in assets of $2.6 million in fiscal year 1992, which represented a 9.5 percent increase in assets due primarily to a rise in mortgage-backed securities and funded by a rise in deposits. This increase was succeeded by a $1.5 million or 5.1 percent increase in assets in fiscal year 1993, a 1.8 percent decrease in 1994 and a 2.6 percent increase in 1995.

    The Bank's net loan portfolio, including mortgage loans and non-mortgage loans, decreased from $22.7 million at June 30, 1991, to $20.5 million at June 30, 1995, and represented a total decrease of $2.2 million, or 9.5 percent. The average annual decrease during that period was 2.37 percent. That decrease was the result of a high level of loan payoffs of one- to four-family loans in fiscal year 1993 and a much lower level of loan originations in 1994. The decrease in loans at Foundation was offset by the Bank's growth in mortgage-backed securities. For the year ended June 30, 1995, loans increased $1.7 million or 9.1 percent. For the nine months ended March 31, 1996, net loans then increased $848,000 or 4.1 percent.

    Foundation has pursued obtaining funds through deposit growth in accordance with the demand for loans, and has made limited use of FHLB advances, with advances totaling $1,192,000 at June 30, 1995, and $842,000 at March 31, 1996.
The Bank's competitive rates for savings in its local market have been the source of retail deposits. Deposits increased 8.9 percent from 1991 to 1992, followed by a 5.2 percent increase in fiscal year 1993, a 6.3 percent decrease in 1994 and then a minimal rebound in 1995, with an average annual rate of increase of 2.3 percent from June 30, 1991, to June 30, 1995. For the nine months ended March 31, 1996, deposits increased by $43,000 or 0.2 percent. The Bank's strongest fiscal year deposit growth was in fiscal year 1992, when deposits increased $2.3 million or 8.9 percent.

    Foundation has been able to increase its retained earnings each fiscal year from 1991 through 1995. At June 30, 1991, the Bank had retained earnings of $2.0 million representing a 7.37 percent equity to assets ratio, increasing to $2.7 million at June 30, 1995, and representing an 8.50 percent equity to assets ratio. At March 31, 1996, equity was a higher $2.8 million or 8.73 percent of assets. The rise in the equity to assets ratio is primarily the result of the Bank's steady earnings performance in 1991 through

1995. Equity increased 33.6 percent from June 30, 1991, to June 30, 1995, representing an average annual increase of 8.4 percent and increased 2.4 percent for the nine months ended March 31, 1996, or 3.3 percent, annualized.

INCOME AND EXPENSE

    Exhibit 6 presents selected operating data for Foundation, reflecting the Bank's income and expense trends. This table provides selected audited income and expense figures in dollars for the fiscal years of 1991 through 1995 and unaudited income and expense figures for the nine months ended March 31, 1995 and 1996.

    Foundation has witnessed a decrease in its dollar level of interest income from June 30, 1991, through June 30, 1995, ranging from a high of $2.5 million in 1992 to a low of $2.1 million in 1994, increasing slightly to $2.2 million in fiscal year 1995, representing a five year decrease of 11.6 percent, or an average decrease of 2.9 percent per year. In fiscal year 1995 interest income increased $93,000, or 4.5 percent to $2.2 million. For the nine months ended March 31, 1996, interest income was $1.8 million or $2.1 million, annualized, compared to $1.6 million for the nine months ended March 31, 1995, suggesting a basically flat trend. The overall decrease in interest income was due primarily to the Bank's decrease in rate, further reduced by a decrease due to volume.

    The Bank's interest expense experienced a similar declining trend from fiscal year 1991 to 1994, followed by an increase in 1995. Interest expense decreased $516,000, or 27.8 percent, from 1991 to 1994, compared to a decrease in interest income of $377,000, or 15.4 percent, for the same time period. Interest expense then increased $29,000 or 2.2 percent from 1994 to 1995, compared to an increase in interest income of $93,000 or 4.5 percent as discussed above. Such lower increase in interest expense in 1995, notwithstanding the increase in interest income, resulted in a modest increase in annual net interest income to $794,000 for the fiscal year ended June 30, 1995. Net interest income increased from $591,000 in 1991 to its highest level of $798,000 in 1993, followed by a decrease to $730,000 in fiscal year 1994, and then an increase to $794,000 in 1995. For the nine months ended March 31, 1996, Foundation's net interest expense was $1,207,000, or $1.6 million on an annualized basis, which was greater than 1995 interest expense of $1.4 million. The rise in interest expense during the nine months ended March 31, 1996, combined with a flat trend in interest income resulted in a decrease in net interest income. For the nine months ended March 31, 1996, net interest income was $576,000 or $768,000, annualized, representing a 3.3 percent decrease from net interest income in fiscal year 1995.


    The Bank has made provisions for loan losses in each of the past five fiscal years of 1991 through 1995, and in the nine months ended March 31, 1996. The amounts of those provisions were determined in recognition of the Bank's level of nonperforming assets, charge-offs and repossessed assets, but also relative to the increase in provisions in the industry to strengthen the level of general valuation allowance. The loan loss provisions were $5,000 in 1991, $5,000 in 1992, $83,000 in 1993, $33,000 in 1994,

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$12,000 in 1995 and $34,000 in the nine months ended March 31, 1996. The impact of these loan loss provisions has been to provide Foundation with a general valuation allowance of $104,000 at March 31, 1996, or 0.48 percent of net loans and 93.7 percent of nonperforming assets.

    Total other income or noninterest income indicated volatile levels in fiscal years 1991 to 1995, with a higher than average level in 1994. The highest level of noninterest income was in fiscal year 1994 at $204,000 or 0.64 percent of average assets and the lowest level at $70,000 was in 1995, representing 0.22 percent of assets. The high level of noninterest income in 1994 was primarily due to the income from the gain on the sale of investments of $132,431. Excluding income from investment gains in 1994, noninterest income would have been $71,485 or 0.23 percent of assets. The average noninterest income level for the past five fiscal years was $126,250 or 0.42 percent of average assets using actual noninterest income, and $100,000 or 0.33 percent of average assets excluding income from gains on sale of investments in 1994. With the exception of the income from gains on investments, noninterest income consisted primarily of office site income and service charges and other fees.

    The Bank's general and administrative expenses or noninterest expenses increased from $514,000 for the fiscal year of 1991 to $679,000 for the fiscal year ended June 30, 1995. The dollar increase in noninterest expenses was $165,000 from 1991 to 1995, representing an average annual increase of $41,250 or 6.5 percent. The average annual increase in other expenses was due to the Bank's normal rise in overhead expenses. On a percent of assets basis, operating expenses increased from 1.96 percent of average assets for the fiscal year ended June 30, 1991, to 2.23 percent for the fiscal year ended June 30, 1995, which was the Bank's highest ratio during the past five years but lower than current industry averages of approximately 2.35 percent. For the nine months ended March 31, 1996, Foundation's ratio of operating expenses to average assets was a lower
2.08 percent.

    The net earnings position of Foundation has indicated profitable performance in each of the past five fiscal years ended June 30, 1991 through 1995, and for the nine months ended March 31, 1996. The annual net income figures for the past five fiscal years of 1991, 1992, 1993, 1994 and 1995 have been $119,000, $234,000, $127,000, $195,000, and $125,000, representing returns on average assets of 0.45 percent, 0.81 percent, 0.40 percent, 0.62 percent, and
0.41 percent, respectively. The average return on assets for the past five fiscal years was 0.54 percent. For the nine months ended March 31, 1996, net earnings were $66,000, representing an annualized return on assets of 0.28 percent.

    Exhibit 7 provides the Bank's normalized earnings or core earnings for fiscal years 1993 to 1995 and for the twelve months ended March 31, 1996. The Bank's normalized earnings eliminate any nonrecurring income and expense items. In fiscal year 1995 and for the twelve months ended March 31, 1996, there were no adjustments. For the fiscal years 1993 and 1994, there were reductions in income of $112,000 and $41,000, respectively to recognize the Bank's higher levels of gains on investments. The results of these adjustments were core earnings of $116,000 in 1994 compared to actual net income of $195,000 and core earnings of $122,000 in 1993.

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    The key performance indicators comprised of selected operating ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank's return on assets increased from 0.45 percent in fiscal year 1991 to its highest level of 0.81 percent in fiscal year 1992, decreasing to 0.40 percent in fiscal year 1993, then increasing to 0.62 percent in 1994 and down to 0.41 percent in fiscal year 1995. For the nine months ended March 31, 1996, the Banks return on assets was a lower 0.28 percent.

    The Bank's average interest rate spread strengthened from a low of 1.75 percent in fiscal year 1991 to 2.27 percent in fiscal year 1992, then declined during the next two fiscal years to 2.22 percent in 1993 and to 2.02 percent in 1994, and then increased to 2.25 percent in 1995. For the nine months ended March 31, 1996, annualized, net interest spread was a lower 2.00 percent. The Bank's net interest margin indicated a similar trend, increasing from 2.28 percent in fiscal year 1991 to 2.69 percent in fiscal year 1992 then decreasing to 2.35 percent in 1994, and then rising to 2.66 percent in 1995 and then down to 2.47 percent for the nine months ended March 31, 1996. Foundation's interest rate spread increased 52 basis points in 1992 to 2.27 percent from 1.75 percent in 1991 and then decreased 5 basis points in 1993 to 2.22 percent as the result of a larger decrease in interest expense. Interest rate spread then decreased 20 basis points to 2.02 percent for fiscal year 1994 and then increased 23 basis points to 2.25 percent for the fiscal year ended June 30, 1995. The Bank's net interest margin followed a similar trend, increasing 41 basis points to 2.69 percent in 1992 and then decreasing 12 basis points to 2.57 percent in 1993. Net interest margin decreased 22 basis points to 2.35 percent in 1994 but rebounded 31 basis points to 2.66 percent in 1995. For the nine months ended March 31, 1996, Foundation's annualized net interest spread was a lower 2.00 percent, and its net interest margin was a lower 2.47 percent.

    The Bank's return on average equity increased from 1991 to 1992, but decreased from 1993 to 1995. The return on average equity increased from 6.02 percent in 1991 to 10.89 percent in fiscal year 1992, and then down to 5.42 percent in fiscal year 1993.

    The return on equity then increased to 7.92 percent in fiscal year 1994, but decreased to 4.72 percent for the fiscal year ended June 30, 1995. For the nine months ended March 31, 1996, annualized, return on average equity was an even lower 3.20 percent.

    Foundation's ratio of interest-earning assets to interest-bearing liabilities increased slightly from 107.50 percent at June 30, 1991, to 108.92 percent at June 30, 1995, to 109.01 percent at March 31, 1996.

    The Bank's ratio of non-interest expenses to average assets increased steadily from 1.96 percent in fiscal year 1991 to 2.23 percent in fiscal year 1995, which was its highest ratio during the past five years. For the nine months ended March 31, 1996, noninterest expenses to assets decreased to 2.08 percent. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to the sum of net interest income and non-interest income referred to as the "efficiency ratio". The industry norm is 60.0 percent with a higher ratio indicating less efficiency. The Bank has been characterized with a weak efficiency ratio, which increased from 75.92 percent in 1991 to 78.59 percent in 1995. The ratio was 78.98 percent for the nine months ended March 31, 1996.

    Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming assets to total assets is a key indicator of asset quality. Foundation witnessed a modest increase in its nonperforming asset ratio from 1991 to 1993 and a strong decrease through March 31, 1996. Nonperforming assets consist of nonaccruing loans, loans 90 days or more past due and repossessed assets. The ratio of nonperforming assets to total assets was 1.0 percent at June 30, 1991, and increased to 1.05 percent at June 30, 1993. The ratio then decreased sharply during the next fiscal year to 0.29 percent in 1994 and then up to 0.64 percent in 1995. At March 31, 1996, Foundation's ratio of nonperforming assets to total assets decreased to 0.35 percent. The Bank's allowance for loan losses was only 3.4 percent of nonperforming assets at June 30, 1991, but increased significantly during the next four fiscal years, resulting primarily from the sharp decrease in nonperforming assets as previously mentioned. As a percentage of nonperforming assets, Foundation's allowance for loan losses increased to 7.0 percent in 1992,
30.3 percent in 1993, 77.4 percent in 1994 and 50.5 percent in 1995. At March 31, 1996, the ratio increased to 93.7 percent reflective of the significant decrease in nonperforming assets.

    Exhibit 9 provides the changes in net interest income due to rate and volume changes for the past two fiscal years of 1994 and 1995 and for the nine months ended March 31, 1996. In fiscal year 1994, net interest income decreased $68,000, due to a decrease in interest expense of $160,000 offset by a larger $228,000 decrease in interest income. The decrease in interest expense was due to a decrease due to a change in rate of $135,000 accented by a decrease due to volume of $25,000. The decrease in interest income was due to a decrease due to rate of $170,000 increased by a decrease due to a change in volume of $58,000.

    In fiscal year 1995, net interest income increased $64,000, due to a $93,000 increase in interest income reduced by a $29,000 increase in interest expense. The increase in interest income was due to a $96,000 increase due to rate reduced by a $3,000 decrease due to volume. The increase in interest expense was due to a $94,000 increase due to rate reduced by a $65,000 decrease due to volume.

    For the nine months ended March 31, 1996, compared to the nine months ended March 31, 1995, net interest income decreased $28,000 due to a $218,000 increase in interest expense reduced by a $190,000 increase in interest income. The rise in interest expense was due to a $163,000 increase due to rate accented by a $55,000 increase due to volume. The rise in interest income was basically split with $93,000 due to a rise in rate and $97,000 due to a rise in volume.

YIELDS AND COSTS

    The overview of yield and cost trends for the years ended June 30, 1993 to 1995, for the nine months ended March 31, 1995, and March 31, 1996 and at March 31, 1996, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

    Foundation's weighted average yield on its loan portfolio was 8.95 percent in 1993 and decreased 80 basis points from fiscal year 1993 to 1995, to 8.15 percent, and then increased 23 basis points to 8.38 percent for the nine months ended March 31, 1996. The yield on mortgage-backed securities decreased 11 basis points from fiscal year 1993 to 1995 from 5.44 percent to 5.33 percent and then increased 65 basis points to 5.98 percent for the nine months ended March 31, 1996. The yield on investment securities decreased 3 basis points from 5.32 percent in 1993 to 5.29 percent in 1995 and increased to 5.84 percent for the nine months ended March 31, 1996. Other interest bearing deposits indicated an increase in their yield of 321 basis points from 3.11 percent in 1993 to 5.32 percent in 1995 and then increased to 5.80 percent for the nine months ended March 31, 1996. The combined weighted average yield on all interest-earning assets decreased 17 basis points to 7.24 percent from 1993 to 1995. The yield on interest-earning assets for the nine months ended March 31, 1996, was a higher
7.62 percent, while the yield at March 31, 1996, was a similar 7.27 percent when compared to fiscal 1995.

    Foundation's weighted average cost of interest-bearing liabilities decreased 54 basis points to 4.65 percent from fiscal year 1993 to 1994, which was less than the Bank's 74 basis point decrease in yield, resulting in the decline in the Bank's interest rate spread of 20 basis points from 2.22 percent to 2.02 percent from 1993 to 1994. The Bank's average cost of interest-bearing liabilities then increased from 1994 to 1995 by 34 basis points to 4.99 percent compared to a 57 basis point increase in yield on interest-earning assets. The result was an increase in the Bank's interest rate spread of 23 basis points to
2.25 percent for fiscal year 1995. For the nine months ended March 31, 1996, the Bank's cost of funds increased 63 basis points to 5.62 percent, compared to a smaller 38 basis point increase in yield on interest-earning assets, resulting in a lower net interest rate spread of 2.00 percent compared to 2.25 percent for the fiscal year ended June 30, 1995. The Bank's net interest margin decreased from 2.57 percent in fiscal year 1993 to 2.35 percent in fiscal year 1994, then increasing to 2.66 percent for the year ended June 30, 1995. The Bank's net interest margin for the nine months ended March 31, 1996, then decreased 19 basis points to 2.47 percent.

INTEREST RATE SENSITIVITY

    Foundation has been successful in controlling its interest rate sensitivity position due to an emphasis on the origination of adjustable-rate mortgage loans and maintaining a moderate level of short term investments. However, the Bank's more moderate level of capital is another factor that must be considered.

    Foundation responded to the thrift industry's significant interest rate risk exposure in the 1980's, which caused a negative impact on earnings and market value of portfolio equity as a result of significant fluctuations in interest rates, specifically rising rates. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative liabilities commonly referred to as an institution's "gap". The larger an institution's gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in market value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps in the 1990's to minimize their gap position. This frequently results in a decline in the institution's net interest margin and overall earnings performance.

    The Bank measures its interest rate risk through the use of its net portfolio value ("NPV") of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheet contracts. The NPV for the Bank is calculated on a quarterly basis by the OTS as well as the change in the NPV for the Bank under rising and falling interest rates. Such changes in NPV under changing rates is reflective of the Bank's interest rate risk exposure.

    There are other factors which have a measurable influence on interest rate sensitivity. Such key factors to consider when analyzing interest rate sensitivity include the Bank's equity position, the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans, and deposit withdrawals.

    Exhibit 11 provides the Bank's NPV as of December 31, 1995, and the change in the Bank's NPV under rising and declining interest rates. Such calculations are provided by OTS, and the focus of this exposure table is a 200 basis points change in interest rates either up or down.

    The Bank's change in its NPV at December 31, 1995, based on a rise in interest rates of 200 basis points was a significant 28.0 percent decrease, representing a dollar decrease in equity value of $717,000. In contrast, based on a decline in interest rates of 200 basis points, the Bank's NPV was estimated to increase 3.0 percent or $90,000 at December 31, 1995. The Bank's exposure at December 31, 1995, increases to a 64.0 percent decrease under a 400 basis point rise in rates, and the NPV is estimated to increase 7.0 percent based on a 400 basis point decrease in rates.

    The Bank is aware of its higher interest rate risk exposure under strongly rising rates and slightly positive exposure under falling rates. Due to Foundation's recognition of the need to control its interest rate exposure, the Bank has been active in the origination of adjustable-rate and mortgage loans, which represented 51.7 percent of loans.

LENDING ACTIVITIES

    Foundation has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings. Exhibit 12 provides a summary of Foundation's loan portfolio, by loan type, at June 30, 1993 through 1995, and at March 31, 1996.

    Residential loans secured by one- to four-family dwellings was the primary loan type representing a very significant 88.9 percent of the Bank's net loans as of March 31, 1996. This share has seen a minimal increase from 88.5 percent at June 30, 1993. The second largest real estate loan type as of March 31, 1996, was nonresidential real estate loans which comprised 6.1 percent of net loans compared to a smaller 5.3 percent as of June 30, 1993. The nonresidential loan category was also the second largest real estate loan type in 1993. The third key real estate loan type was multi-family loans, which represented 3.74 percent of net loans as of March 31, 1996, compared to a smaller 3.69 percent at June 30, 1993. These three real estate loan categories represented 98.1 percent of net loans at March 31, 1996, compared to a smaller 96.5 percent of net loans at June 30, 1993.

    Consumer loans were the only other loan group at March 31, 1996, and represented only 1.9 percent of net loans compared to 3.5 percent at June 30, 1993. Consumer loans were the fourth largest overall loan type at March 31, 1996, and the fourth largest loan type in 1993. The Bank originates savings account loans, automobile loans and other personal loans. The overall mix of loans has witnessed minimal change from fiscal yearend 1993 to March 31, 1996, with the Bank having increased its level of one- to four-family real estate loans, multi-family loans and nonresidential real estate loans to offset its decrease in consumer loans.

    The emphasis of Foundation's lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located in Foundation's primary market area of Hamilton County. At March 31, 1996, 88.9 percent of Foundation's net loans consisted of loans secured by one- to four-family residential properties.

    The Bank originates adjustable-rate mortgage loans, ("ARMs") with adjustment/maturity periods of one and three years. The interest rates on ARMs are indexed to the average monthly rate on the one-year U.S. Treasury Bill. The Bank also offers loans with interest rates fixed for five, seven or ten years and then adjusts their rate by adding 2.5 percent to 3.0 percent to the one-year U.S. Treasury Bill Rate. The ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and a 6.0 percent maximum adjustment over the life of the loan with payments based on up to a 30 year loan term.

    The majority of ARMs have terms of 15 to 30 years, and fixed rate loans have normal terms of up to 30 years. The Bank retains most of its fixed rate loans. Historically, about half of Foundation's loans are fixed-rate loans, which represented 48.3 percent of loans due after March 31, 1996, with the balance of 51.7 percent being ARMs.

    The original loan to value ratio for conventional mortgage loans to purchase or refinance single-family dwellings generally does not exceed 80 percent at Foundation, even though the Bank will grant loans with up to a 90 percent loan to value ratio, but private mortgage insurance is required at the expense of the borrower.

    Foundation has also been an originator of nonresidential real estate loans, and has been less active in multifamily loans in the past. The Bank will continue to make multifamily and nonresidential real estate loans. The Bank had a total of $1.3 million in nonresidential real estate loans at March 31, 1996, or 6. 1 percent of net loans, compared to $1.0 million or 5.3 percent of net loans at June 30, 1993. The major portion of non- residential real estate loans are secured by office buildings and other commercial properties. Multifamily loans have increased from $722,000 or 3.7 percent of net loans at June 30, 1993, to $798,000 or 3.7 percent of net loans at March 31, 1996.

    Foundation has not been active in consumer lending. Consumer loans consist primarily of automobile loans, savings account loans, and personal loans, which represented a combined total of 1.9 percent of net loans at March 31, 1996, down from 3.5 percent in 1993. At March 31, 1996, consumer loans totaled $411,000.

    Exhibit 13 provides a maturity schedule for Foundation's loan portfolio and a breakdown of Foundation's fixed- and adjustable-rate loans, indicating a balance of fixed- rate loans and ARMs. At March 31, 1996, 48.3 percent of the Bank's total loans due after March 31, 1996, were fixed-rate and 51.7 percent were adjustable-rate. Most loans are adjustable-rate, and it is also evident that a strong 61.0 percent of one- to four-family residential mortgage loans and
53.9 percent of total loans have maturities of less than 20 years.

    As indicated in Exhibit 14, Foundation experienced a decrease in both its single family loan originations and total loan originations from fiscal years 1993 to 1995. Total loan originations in fiscal year 1995 were $5.6 million compared to $6.4 million in fiscal year 1993, with fiscal year 1994 indicating a much lower $3.0 million. The decrease in one- to four-family residential loan originations from 1993 to 1995 of $744,000 represented 100.4 percent of the $741,000 aggregate decrease in total loan originations from 1993 to 1995. Loan originations for the nine months ended March 31, 1996, were a stronger $6.3 million, up from $4.2 million for the nine months ended March 31, 1995. Loan originations for the purchase of one- to four-family residences represented 91.5 percent of total loan originations in fiscal year 1993, compared to a similar
91.4 percent in fiscal year 1994 and a lower 90.3 percent in fiscal year 1995. One- to four family loan originations were 91.5 percent of total loan originations for the nine months ended March 31, 1996. The Bank had no loan purchases, with loan sales of $564,000 in 1995 and $1.1 million in the nine months ended March 31, 1996. Overall, loan originations fell short of repayments and other reductions in fiscal 1993 by $2.5 million, fell short of reductions in fiscal year 1994 by $808,000, and then exceeded reductions in fiscal 1995 by $1.7 million. For the nine months ended March 31, 1996, originations exceeded reductions by $829,000.

NONPERFORMING ASSETS

    Foundation understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with rapid increases in their levels of nonperforming assets and have been forced to recognize significant losses, setting aside major valuation allowances. A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased nonresidential real estate loans. Foundation has not been faced with such problems and has made a concerted effort to control its nonperforming assets during the past five years.

    Exhibit 15 provides a summary of Foundation's delinquent loans at June 30, 1993 through 1995, and at March 31, 1996, indicating a moderate level of delinquent loans from 1993 to 1995. Loans delinquent 90 days or more totaled $333,000 at June 30, 1993, and decreased to $194,000 or 27.3 percent of delinquent loans at June 30, 1995, with all delinquent loans totaling $613,000 in 1993 and $710,000 or 3.4 percent of loans at June 30, 1995. At March 31, 1996, delinquent loans of ninety days or more decreased to $111,000 or 0.52 percent of loans compared to 1.69 percent in 1993, with total delinquent loans down to $242,000 or 1.13 percent of loans.

    Foundation reviews each loan when it becomes delinquent 30 days or more, to assess its collectibility and to initiate direct contact with the borrower. The Bank sends the borrower a late payment notice within 15 days after the payment is due. The Bank then initiates both written and oral communication with the borrower if the loan remains delinquent for 60 days or more. When the loan becomes delinquent at least 90 days, the Bank will commence foreclosure proceedings and the borrower is sent a default notice. The Bank does not normally accrue interest on loans past due 90 days or more. Most loans delinquent 90 days or more are placed on a non-accrual status, and at that point in time the Bank pursues foreclosure procedures. Foundation had no real estate owned at June 30, 1993, 1994 or 1995, or at March 31, 1996.

    Exhibit 16 provides a summary of Foundation's nonperforming assets at March 31, 1996, and at June 30, 1993 through 1995. Nonperforming assets consist of non-accrual loans, loans delinquent 90 days or more, real estate acquired by foreclosure or by deed in lieu, and repossessed assets. The Bank has historically carried a lower than average level of nonperforming assets when compared to its peer group and the thrift industry in general. Foundation's level of nonperforming assets ranged from a high of $333,000 or 1.05 percent of total assets at June 30, 1993, to a low of $93,000 or 0.30 percent of assets at June 30, 1994. At March 31, 1996, Foundation's nonperforming assets consisted entirely of loans delinquent 90 days or more with no real estate owned or nonaccrual loans, and totaled $111,000 or 0.35 percent of assets and 0.52 percent of total loans.

    Foundation's level of nonperforming assets is much lower than its level of classified assets. The Bank's level of classified assets was $437,000 or 1.38 percent of assets at March 31, 1996 (reference Exhibit 17). The Bank's classified assets consisted of $431,000 in substandard assets, with no assets classified as doubtful and $6,000 classified as loss. The Bank's classified assets were a higher $566,000 at June 30, 1993, or 1.79 percent of assets, and consisted of $5,16,000 in substandard assets and $50,000 in assets classified as loss.

    Exhibit 18 shows Foundation's allowance for loan losses at March 31, 1996, and for fiscal years 1993 through 1995, indicating the activity and the resultant balances. Foundation has witnessed a minimal change in its balance of allowance for loan losses, changing from $101,000 in 1993 to $104,000 at March 31, 1996, with provisions of $83,000 in 1993, $33,000 in 1994 and $12,000 in
fiscal 1995. During the nine months ended March 31, 1996, the Bank applied provisions of $34,000. The Bank had no net charge-offs in 1993, $62,000 in 1994 and $28,000 in the nine months of fiscal 1996, and net recoveries of $3,000 in 1993 and $14,000 in fiscal 1995. The Bank's ratio of allowance for loan losses to total loans decreased from 0.51 percent at June 30, 1993, to 0.47 percent at June 30, 1995, due to charge-offs exceeding allowances in 1994 and 1995. The allowance for loan losses to total loans was 0.48 percent at March 31, 1996. Allowance for loan losses to nonperforming assets were 50.52 percent at June 30, 1995, and a much higher
93.69 percent at March 31, 1996, reflecting the decrease in nonperforming assets.

INVESTMENTS

    The investment and securities portfolio of Foundation has been comprised of federal funds, U.S. government obligations, mortgage-backed securities and FHLB stock. Exhibit 19 provides a summary of Foundation's investment portfolio at June 30, 1993 through 1995, and at March 31, 1996. Total investment securities were $9.9 million at March 31, 1996, compared to $10.76 million at June 30, 1995, and $10.9 million at June 30, 1993. The primary component of investment securities at March 31, 1996, was mortgage-backed securities, representing 50.3 percent of investments, followed by federal funds, representing 42.0 percent, for a combined total of 92.3 percent. At June 30, 1995, the major component was again mortgage-backed securities representing a larger 51.6 percent of investments, with Federal funds being the second major investment group comprising 28.9 percent of investments, and these two categories representing a strong 80.5 percent. The securities portfolio had a weighted average yield of
5.84 percent, and the mortgage- backed securities had a weighted average yield of 5.98 percent for the nine months ended March 31, 1996.

    The Bank's mortgage-backed securities had a book value of $5.0 million at March 31, 1996, compared to a market value of $4.8 million. Mortgage-backed securities are included in total investments and shown in Exhibit 19. Mortgage-backed securities had a book value of $5.5 million at June 30, 1995, compared to a lower fair value of $5.4 million.

DEPOSIT ACTIVITIES

    The change in the mix of deposits from June 30, 1993, to March 31, 1996, is provided in Exhibit 20. There has been a moderate change in both total deposits and in the deposit mix during this period. Certificates of deposit witnessed a moderate increase in their share of deposits, rising from a strong 78.7 percent of deposits at June 30, 1993, to an even higher 89.0 percent at March 31, 1996. The unusually high share of certificates is the result of the Bank's single office location in downtown Cincinnati with no drive-in access or off-street parking. The major component of certificates had rates between 5.0 percent and
7.00 percent and consisted of 82.4 percent of certificates at March 31, 1996. At June 30, 1993, the major component of certificates was also the 5.00 percent to
7.00 percent category with a lower 48.7 percent of deposits. Passbook accounts decreased in dollar amount from $2.9 million to $1.1 million, and their share decreased from 9.9 percent to 3.9 percent from June 30, 1993, to March 31, 1996, with modest decreases in rates during that period. NOW and money market accounts also indicated a moderate decrease in their share from 11.4 percent in 1993 to 7. 1 percent at March 31, 1996. The Bank had no non-interest bearing accounts.

    Exhibit 21 shows the Bank's deposit activity for the three years ended June 30, 1993 to 1995, and at for the nine months ended March 31, 1996. With interest credited, Foundation experienced a net decrease in deposits in fiscal year 1994 and increases in fiscal years 1993 and 1995 and for the nine months ended March 31, 1996. In fiscal year 1994, there was a net decrease in deposits of $1.7 million or 5.9 percent, with net withdrawals exceeding interest credited. In fiscal year 1993, an increase in balances of $1.5 million resulted in a 5.9 percent increase, and in 1995 there was a net increase of $389,000 or 1.4 percent. For the nine months ended March 31, 1996, a decrease in deposit balances of $1.1 million was offset by $1.2 million of interest credited, and produced a net increase in deposits of $43,000 or 0.2 percent.

BORROWINGS

    Foundation has relied on retail deposits as its primary source of funds, making minimal use of FHLB advances during the past two fiscal years ended June 30, 1994, and during the nine months ended March 31, 1996. Exhibit 21 also shows the Bank's balance of FHLB advances at June 30, 1993 through June 30, 1995, and at March 31, 1996. The Bank's advances were zero at June 30, 1993, increasing to $955,000 at June 30, 1994, and to $1.2 million at June 30, 1995, then to $842,000 at March 31, 1996. The average interest rate on those advances was 5.16 percent in 1994, 5.64 percent in 1995 and 6.02 percent for the nine months ended March 31, 1996.

SUBSIDIARIES

    Foundation has no wholly-owned subsidiaries.

OFFICE PROPERTIES

    Foundation has only one office, its home office located in downtown Cincinnati. Foundation leases its office which has no drive-in window and no off-street parking. The Bank's investment in its office premises, leasehold improvements and furniture, fixtures and equipment totaled $318,000 or 1.00 percent of assets at March 31, 1996.

MANAGEMENT

    The president, chief executive officer, and managing officer of Foundation is Laird L. Lazelle. Mr. Lazelle joined the Bank in January 1994, as president and chief executive officer. Mr. Lazelle is also a director. Mr. Lazelle was previously employed by The Tri State Bancorp, a thrift holding company in Cincinnati, which was acquired by a bank holding company. Mr. Lazelle served Tri State as president and chief executive officer. Mr. Lazelle has over thirty-six years experience in the financial institution industry. Ms. Dianne K. Rabe is vice president and chief operating officer of the Bank and is a certified public accountant. Ms. Rabe joined the Bank in 1992 and prior to that worked for another Cincinnati thrift (reference Exhibit 22).

II. DESCRIPTION OF PRIMARY MARKET AREA

    Foundation Savings Bank's primary market area is Hamilton County, Ohio, including the city and community of Cincinnati, located in Hamilton County. The Bank's home office and its branch office are located in the City of Cincinnati.

    The Bank's economic performance has been very dependent on the overall market and economic trends in Hamilton County. Hamilton County is home to a diverse economy, and is a major center for manufacturing, wholesaling and retailing. Among its prominent manufacturing groups are transportation equipment, which includes aircraft engines and auto parts; food products; metal working and general industrial machinery; chemicals and fabricated metal products. Nearly 800 firms in Hamilton County are engaged in international trade and generate large sales to customers outside the United States. Hamilton County also offers strong opportunities for graduate and undergraduate education, including the University of Cincinnati and Xavier University among many other colleges, universities and specialized institutions.

    Exhibit 23 provides a summary of key demographic data and trends for the United States, Ohio, Hamilton County and Cincinnati for the periods of 1990, 1995, and 2000. Cincinnati indicated a decrease in population from 1990 through 1995, the only decline in population of the four geographic regions in our table. Hamilton County witnessed no growth in population, while Ohio and the United States did show increases. Overall, the period of 1990 to 1995 was characterized by a rise in the national population of 5.7 percent, compared to an increase in population of 2.8 percent in Ohio. Hamilton County witnessed a nominal decrease from 866,288 in 1990 to 866,222 in 1995. During the same time, population also decreased in Cincinnati by 3.5 percent, from 364,040 in 1990 to 351,298 in 1995. From 1995 through 2000, the population is projected to continue to rise in the United States by 5.4 percent and in Ohio by 2.7 percent. Hamilton County will show no percentage change in population though it will decrease slightly to 866,216. Cincinnati is projected to continue to decrease its population by 3.9 percent, declining to 337,598 by the year 2000.

    Hamilton County and Cincinnati displayed trends in household levels similar to their trends in population growth from 1990 to 1995. In 1990, Hamilton County had a level of households of 338,881, and Cincinnati's number of households was 145,616. By 1995, Hamilton County, while showing no percentage decline, had decreased minimally to 338,749 households, while Cincinnati decreased its number of households by 3.5 percent to 140,519. Both the county and the city should experience slight decreases in households from 1995 to 2000. Hamilton County is projected once again to experience no percentage change, while actually decreasing to 338,595 households, and Cincinnati is projected to decrease by 3.9 percent to 135,039 households. These decreases are in contrast to Ohio's increase in households of 2.7 percent, and the United States' increase of 5.3 percent from 1995 to 2000.

    Both Cincinnati and Hamilton County had higher per capita income levels than Ohio or the United States in 1990 and 1995. Cincinnati's per capita income was a relatively high $19,246 in 1995 compared to a lower $18,004 for Hamilton County, while Ohio and the United States experienced lower per capita income levels of $15,708 and $16,405, respectively. In 1995, this represented a per capita income for Cincinnati that was 6.9 percent higher than Hamilton County,
22.5 percent higher than Ohio, and 17.3 percent higher than the United States. From 1990 to 1995, Cincinnati and Hamilton County witnessed increases in median household income which exceeded the average increase in Ohio, and median household income levels above those of Ohio and the United States. In 1990, the United States had a median household income of $28,255 compared to $29,276 in Ohio, $29,498 in Hamilton County, and $28,756 in Cincinnati. In 1995, Cincinnati had an even higher $35,264 median household income, and Hamilton County's level increased to $34,401. These figures were higher than Ohio and the United States at $33,038 and $33,610, respectively. In 2000, Cincinnati is projected to have a median household income that is the highest figure among the four groups on our table, 5.6 percent higher than Hamilton County, 5.5 percent higher than Ohio and
4.0 percent higher than the United States. Cincinnati's median household income is projected to decrease by 2.8 percent to $34,278 by 2000, remaining higher than Hamilton County at $32,443, Ohio at $32,477, and the United States at $32,972.

    The major business source of personal income by industry group in Hamilton County, based on total wages, was the manufacturing industry. This sector contributed 30.3 percent of the wages in 1993, which was somewhat lower than Ohio at 34.8 percent and moderately higher than the United States at 24.8 percent (reference Exhibit 24). The major employers in Hamilton County are:

Employer                          Industry                 Employees
- --------                          --------                 ---------

Procter & Gamble Co.              Manufacturing            14,150
U.S. Government (all agencies)    Government               13,562
University of Cincinnati          Government               11,716
The Kroger Co.                    Wholesale/Retail         10,000
G.E. Aircraft Engines             Manufacturing             8,000
City of Cincinnati                Government                7,526
Cincinnati Public Schools         Government                6,226

Hamilton County                   Government                5,679
Cincinnati Gas & Electric Co.     Services                  5,000
Cincinnati Milacron               Manufacturing             5,000
AK Steel                          Manufacturing             4,300

    The major provider of income in the United States was the services industry with a 31.0 percent share in 1993, while manufacturing was the major provider in Ohio at 34.8 percent. The leading provider of income in Hamilton County was also manufacturing at 30.3 percent, whereas the services sector ranked second at 28.5 percent of personal income and the wholesale/retail trade was third in Hamilton County with a 22.2 percent share of personal income. These numbers compare to
19.3 percent for wholesale/retail and 26.5 percent for services in Ohio. The wholesale/retail trade group was the third major source of personal income in the United States at 19.8 percent and in Ohio at 19.3 percent. The construction, finance, insurance and real estate, transportation/utilities, and the agriculture/mining groups combined to contribute 19.0 percent of the wages earned in Hamilton County, 19.4 percent of wages earned in Ohio, and 24.4 percent in the United States. The mix of income sources by industry group for Hamilton County was similar to Ohio's mix in that both were dominated by the manufacturing, wholesale/retail, and services sectors.

    Exhibit 25 provides a summary of key housing data for Cincinnati, Hamilton County, Ohio, and the United States. Cincinnati is characterized by the lowest share of owner-occupied housing among the four areas outlined on Exhibit 25, at
55.9 percent, and Hamilton County has a similar share of owner-occupancy at 58.3 percent. Ohio and the United States have somewhat higher percentages of owner-occupancy at 67.5 percent and 64.2 percent, respectively. Correspondingly, Cincinnati supports a high rate of renter- occupied housing of 44.1 percent compared to 41.7 percent in Hamilton County, which is higher than Ohio at 32.5 percent, and the United States at 35.8 percent. Cincinnati had a median housing value of $74,330 which is 2.9 percent higher than Hamilton County's median housing value of $72,243, and higher than Ohio's value of $63,457, but lower than the United States' median housing value of $79,098, respectively. Cincinnati had a median rent of $326 which is exceeded only by the United States at $374. These median rent figures are higher than Hamilton County at $304 and Ohio at $296.

    An economic indicator that pertains more directly to the banking and thrift industries is the issuance of new housing permits (reference Exhibit 26). In 1991, 1,713 new housing permits were issued in Hamilton County, and in 1992, this number grew by 22.4 percent to 2,096 new housing permits in Hamilton County. These numbers are fairly small when compared to the issuance of 29,542 permits in Ohio, and 796,647 in the United States. Ohio and the United States also witnessed building permit growth rates of 16.3 percent and 20.1 percent, respectively, in 1992. In 1993, however, Ohio and the United States witnessed less significant growth, and Hamilton County authorized 1,924 new permits, a decrease of 8.2 percent over the previous year. Ohio's increase of 9.1 percent was higher than the United States increase in new housing permits of 8.6 percent. Hamilton County's decline continued through 1994, when the county issued 1,676 new housing permits, a 12.9 percent decrease, compared to increases of 5.2 percent and 8.8 percent in Ohio and the United States, respectively.

    The unemployment rate is another key economic indicator. Exhibit 27 shows the average unemployment rates in Hamilton County, Ohio, and the United States in 1990, 1993 and February, 1996. Hamilton County has been characterized by unemployment rates lower than Ohio and the United States in 1990, 1993 and in 1996. The County experienced an increase in its unemployment rate from 4.2 percent in 1990 to 5.5 percent in 1993, but then declined once again to 4.1 percent by February, 1996. This represents a 25.5 percent decline in unemployment since 1993 for Hamilton County, compared to declines of 15.4 percent for Ohio and 11.8 percent for the United States since 1993. Hamilton County's February unemployment figure is 25.5 percent lower than the state unemployment level and 31.7 percent lower than the unemployment figure for the United States for February, 1996.

    Exhibit 28 provides deposit data for banks, thrifts, and credit unions in the Bank's market area of Hamilton County. Foundation Savings Bank's market penetration in Hamilton County was 0.9 percent of thrift deposits and 0.2 percent of all financial institution deposits which totaled $16.3 billion. The financial competition in Hamilton County is very competitive market with a high level of deposits. Foundation's market share is not necessarily reflective of its strength within this market area.

    Exhibit 29 provides interest rate data by quarter for the years 1992 through the first quarter of 1996. The rates tracked are the prime rate, as well as the rates on 90-Day, One-Year and 30-Year Treasury Bills. Rates indicated a declining trend in the first three quarters of 1992, but then began to rise in the fourth quarter with the exception of the prime rate, which remained at a lower level at year end. In 1993 rates experienced some volatility, but indicated the beginning of a rising trend in the last quarter. This rising trend continued throughout all of 1994 and into the first quarter of 1995 with prime reaching 9.00 percent. After the first quarter of 1995, however, rates experienced considerable declines through the end of 1995, with the prime rate decreasing to 8.50 percent. Such decrease in the prime rate continued through the first quarter of 1996 as it fell to 8.25 percent. Rates on T-bills, however, witnessed an increase with 30-Year Treasury Bills experiencing the largest increase.

SUMMARY

    To summarize, Hamilton County in general and Cincinnati in-particular represent a stagnant market in terms of population growth and household levels. However, per capita income and median household income have reached levels above state and national averages. The market is led by the manufacturing industry, which provides almost one third of all jobs in Hamilton County, and unemployment levels have historically been lower than state and national levels. The city of Cincinnati also had a higher median rent level than Ohio or Hamilton County, and also a higher median household value than Ohio, when combined with new housing permits suggests a probable increase in loan sales. Cincinnati has a competitive financial institution market dominated by banks, with a total deposit base for all financial institutions that exceeds $16.2 billion in deposits. Overall, the market area represents a stagnant economic base.

III.     COMPARABLE GROUP SELECTION

INTRODUCTION

    Integral to the valuation of Foundation is the selection of an appropriate group of publicly-traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Bank's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly- traded, SAIF- insured thrifts in the United States and all publicly-traded, SAIF-insured thrifts in the Midwest and in Ohio.

    Exhibits 30 and 31 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 328 publicly-traded, SAIF-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 30 and 31 also subclassify all thrifts by region, including the 150 Midwest thrifts ("Midwest thrifts") and the 31 thrifts in Ohio ("Ohio thrifts"), and by trading exchange.
Exhibit 32 presents prices, pricing ratios and price trends for all SAIF insured thrifts completing their conversions between July 1, 1995, and May 14, 1996.

    The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of Foundation as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of Foundation's basic operation. Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

GENERAL PARAMETERS

MERGER/ACQUISITION

    The comparable group will not include any institution that is in the process of a merger or acquisition due to the price impact of such a pending transaction. The thrift institutions that were potential comparable group candidates but were not considered due to their involvement in a merger/acquisition or a potential merger/acquisition include the following:

         Institution                             State
         -----------                             -----
    Financial Security Corp.                     Illinois
    Workingmens Capital Holdings                 Indiana
    Marshalltown Financial Corp.                 Iowa
    LFS Bancorp, Inc.                            Kentucky
    Barrington Bancorp, Inc.                     Ohio
    Circle Financial Corp.                       Ohio
    Third Financial Corp.                        Ohio

    Four thrift institutions in Foundation's city, county or market area are currently involved in merger/acquisition activity or have been recently so involved, as indicated in Exhibit 33.

MUTUAL HOLDING COMPANIES

    The comparable group will not include any mutual holding companies. Mutual holding companies typically demonstrate higher price to book valuation ratios that are the result of their minority ownership structure that are inconsistent with those of conventional, publicly-traded institutions. Exhibit 34 presents pricing ratios and Exhibit 35 presents key financial data and ratios for all publicly-traded, SAIF-insured mutual holding companies in the United States. The following thrift institutions were potential comparable group candidates, but were not considered due to their mutual holding company form:

    Institution                                  State
    -----------                                  -----

Webster City Federal Savings Bank, MHC           Iowa
Wayne Savings & Loan Co., MHC                    Ohio

TRADING EXCHANGE

    It is necessary that each institution in the comparable group be listed on one of the two major stock exchanges, the New York Stock Exchange or the American Stock Exchange, or traded over-the-counter ("OTC") and listed on the National Company of Securities Dealers Automated Quotation System ("NASDAQ"). Such a listing indicates that an institution's stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 347 publicly-traded, SAIF insured institutions, including 19 mutual holding companies, 14 are traded on the New York Stock Exchange, 17 are traded on the American Stock Exchange and 316 are listed on NASDAQ.

IPO DATE

    Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to the trading date of May 14, 1996, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded institution. The resulting parameter is a required IPO date prior to December 31, 1994.

GEOGRAPHIC LOCATION

    The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has definitely eliminated regions of the United States distant to Foundation, including the western states, the Southeastern states and the New England states.

    The geographic location parameter consists of Ohio, its surrounding states of Kentucky, Indiana, Michigan, Pennsylvania and West Virginia, as well as the states of Iowa, Illinois and Wisconsin, for a total of nine states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

ASSET SIZE

    Asset size was another key parameter used in the selection of the comparable group. The maximum total assets for any comparable group institution considered was $350 million, due to the typically different operating strategies, expansion capabilities, liquidity of stock and acquisition appeal of larger institutions when compared to Foundation, with assets of approximately $32 million. Such an asset size parameter was necessary to obtain a comparable group of at least ten institutions.

    In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates since this characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

SUMMARY

    Exhibits 36 and 37 show the 45 institutions considered as comparable group candidates after applying the general parameters, with the shaded lines denoting the institutions ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

BALANCE SHEET PARAMETERS

INTRODUCTION

    The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 36. The balance sheet ratios consist of the following:

         1.   Cash and Investments/Assets
         2.   Mortgage-Backed Securities/Assets
         3.   One- to Four-Family Loans/Assets
         4.   Total Net Loans/Assets
         5.   Total Net Loans and Mortgage-Backed Securities/Assets
         6.   Borrowed Funds/Assets
         7.   Equity/Assets

    The parameters enable the identification and elimination of thrift institutions that are distinctly different from Foundation with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from Foundation. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.

EQUITY TO ASSETS

    Foundation's equity to assets ratio as of March 31, 1996, was 8.73 percent. The equity to assets ratio for Foundation after conversion, based on the midpoint value of $3,500,000 and net proceeds to the Bank of approximately $1.6 million, is projected to stabilize in the area of 11.0 percent to 12.0 percent. Based on those equity ratios, we have defined the equity ratio parameter to be
7.0 percent to 22.0 percent with a midpoint ratio of 14.5 percent.

ONE- TO FOUR-FAMILY LOANS TO ASSETS

    Foundation's lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including construction loans, represented 60.7 percent of the Bank's assets at March 31, 1996, which is similar to industry averages. The parameter for this characteristic requires any comparable group institution to have from
25.0 percent to 80.0 percent of its assets in one- to four-family loans with a midpoint of 52.5 percent.

CASH AND INVESTMENTS TO ASSETS

    Foundation's level of cash and investments to assets was 14.6 percent at March 31, 1996, and reflects the Bank's level of investments similar to national and regional averages. The Bank's investments consist primarily of federal funds and government securities. It should be noted that for the purposes of comparable group selection and comparison, Federal Home Loan Bank stock is included in other assets rather than in investments. During the past five fiscal years, Foundation's level of cash and investments to assets has averaged 15.6 percent, from a high of 19.9 percent at June 30, 1993, to a low of 11.6 percent in 1991.

    The parameter range for cash and investments is broad due to the volatility of this parameter and to prevent the elimination of otherwise good potential comparable group candidates. The range has been defined as 5.0 percent of assets to 40.0 of assets, with a midpoint of 22.5 percent.

MORTGAGE-BACKED SECURITIES TO ASSETS

    At March 31, 1996, Foundation's ratio of mortgage-backed securities to assets was 15.6 percent, similar to the national average of 14.1 percent and higher than the regional average of 10.4 percent. Inasmuch as many institutions purchase mortgage-backed securities as an alternative to lending relative to cyclical loan demand and prevailing interest rates, this parameter is moderately broad at 30.0 percent or less of assets and a midpoint of 15.0 percent.

TOTAL NET LOANS TO ASSETS

    At March 31, 1996, Foundation had a ratio of total net loans to assets of
67.3 percent and a five fiscal year average of 68.5 percent. The parameter for the selection of the comparable group is from 40.0 percent to 90.0 percent with a midpoint of 65.0 percent. The wider range is simply due to the fact, as stated above, that many institutions purchase a greater or smaller volume of mortgage-backed securities as an alternative to lending, but may otherwise be similar to Foundation.

TOTAL NET LOANS AND MORTGAGE-BACKED SECURITIES TO ASSETS

    As discussed previously, Foundation's shares of mortgage-backed securities to assets and total net loans to assets were 15.6 percent and 67.3 percent, respectively, for a combined share of 82.9 percent. Recognizing the industry and regional ratios of 14.1 percent and 10.4 percent, respectively, of mortgage-backed securities to assets, the parameter range for the comparable group in this category is 55.0 percent to 95.0 percent, with a midpoint of 75.0 percent.

ADVANCES TO ASSETS

    Foundation had FHLB advances of $842,000 at March 31, 1996, less than its advances of $1.2 million at June 30, 1995, and $955,000 at June 30, 1994. The use of borrowed funds by some thrift institutions indicates an alternative to retail deposits and may provide a source of term funds for lending. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds.

    The public demand for longer term funds increased in 1994 and the first half of 1995 due to the rise in interest rates. The result was competitive rates on longer term Federal Home Loan Bank advances, and an increase in borrowed funds by many institutions as an alternative to higher cost, long term certificates. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits.

    The required range of borrowed funds to assets is 30.0 percent or less with a midpoint of 15.0 percent, similar to the national average of 12.0 percent.

PERFORMANCE PARAMETERS

INTRODUCTION

    Exhibit 37 presents five parameters identified as key indicators of Foundation's earnings performance and the basis for such performance. The primary performance indicator is the Bank's return on average assets ("ROAA"). The second performance indicator is the Bank's return on average equity ("ROAE"). To measure the Bank's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Bank is noninterest income, and the parameter used to measure this factor is noninterest income to assets. The final performance indicator that has been identified is the Bank's ratio of operating expenses to assets (noninterest expenses to assets), a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities which results in much higher operating costs and overhead ratios.

RETURN ON AVERAGE ASSETS

    The key performance parameter is the ROAA. Foundation's most recent ROAA was 0.32 percent for the twelve months ended March 31, 1996, based on identical net and core earnings after taxes as detailed in Item I of this report and presented in Exhibit 7. The Bank's ROAA over the past five fiscal years, based on net earnings, has ranged from a low of 0.40 percent in 1993 to a high of 0.81 percent in 1992 with an average ROAA of 0.54 percent. For the four quarters following conversion in the fourth quarter of 1996, Foundation's ROAA is projected to range between 0.67 percent and 0.80 percent, remaining within that range through the end of 1998.

    Considering primarily the historical, current and projected earnings performance of Foundation, the range for the ROAA parameter based on net income has been defined as 0.15 percent to a high of 0.85 percent with a midpoint of
0.50 percent.

RETURN ON AVERAGE EQUITY

    The ROAE has been used as a secondary parameter to eliminate any institutions with an unusual1y high or low ROAE that is inconsistent with the Bank's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the newness of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

    The consolidated ROAE for the Bank and the Corporation on a pro forma basis at the time of conversion is 2.59 percent based on the midpoint valuation. Prior to conversion, the Bank's ROAE was 4.72 percent for the twelve months ended June 30, 1995, based on net income, with a five year average ROAE of 6.99 percent. The parameter range for the comparable group, based on net income, is from 1.0 percent to 10.0 percent with a midpoint of 5.5 percent.

NET INTEREST MARGIN

    Foundation had a net interest margin of 2.52 percent based on the twelve month period ended March 31, 1996. The Bank's range of net interest margin for the past five fiscal years has been from a low of 2.28 percent in 1991 to a high of 2.69 percent in 1992 with an average of 2.51 percent.

    The parameter range for the selection of the comparable group is from a low of 2.00 percent to a high of 3.50 percent with a midpoint of 2.75 percent.

OPERATING EXPENSES TO ASSETS

    Foundation had a somewhat lower than average operating expense to average assets ratio of 2.16 percent for the twelve months ended March 31, 1996. The Bank's ratio of operating expenses to average assets for the last five years has ranged from a low of 1.85 percent in 1992 to a high of 2.23 percent in 1995 with an average of 2.01 percent, considerably lower than the industry average of approximately 2.30 percent.

    The operating expense to assets parameter for the selection of the comparable group is from a low of 1.50 percent to a high of 3.00 percent with a midpoint of 2.25 percent.

NONINTEREST INCOME TO ASSETS

    Foundation experienced a lower than average dependence on noninterest income as a source of additional income for the twelve months ended March 31, 1996, and the fiscal year ended June 30, 1995, at 0.24 percent of average assets and 0.22 percent of average assets, respectively. For the four fiscal years prior to 1995, the Bank had ratios of noninterest income to average assets ranging from average to higher than average. The Bank's noninterest income to average assets of 0.24 percent for the twelve months ended March 31, 1996, was below the industry average of 0.43 percent for that period. Foundation's noninterest income for the past five fiscal years, including net gains and losses, has fluctuated from a high of 0.65 percent of assets in 1994 to a low of
0.22 percent in 1995 with an average ratio of 0.42 percent.

    The range for this parameter for the selection of the comparable group is
0.55 percent of assets or less, with a midpoint of 0.28 percent.

ASSET QUALITY PARAMETERS

INTRODUCTION

    The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 37. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of Foundation. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

NONPERFORMING ASSETS TO ASSETS RATIO

    Foundation's ratio of nonperforming assets to assets was 0.35 percent at March 31, 1996, which is considerably lower than both the national average of
1.49 percent and the Midwest regional average of 0.58 percent and an improvement from its ratio of 0.64 percent at June 30, 1995. For the five fiscal years ended June 30, 1995, the Bank's ratio decreased significantly from a high of 1.00 percent at June 30, 1991, to a low of 0.29 percent at June 30, 1994, with a five year average of 0.79 percent.

    The parameter range for nonperforming assets to assets has been defined as
0.90 percent of assets or less with a midpoint of 0.45 percent.

REPOSSESSED ASSETS TO ASSETS

    Foundation was absent repossessed assets at March 31, 1996, and at June 30, 1993, 1994 and 1995. National and regional averages were 0.67 percent and 0.48 percent, respectively.

    The range for the repossessed assets to total assets parameter is 0.40 percent of assets or less with a midpoint of 0.20 percent, well below the industry average.

LOANS LOSS RESERVES TO ASSETS

    Foundation had a loan loss reserve or allowance for loan losses of $104,000, representing a loan loss allowance to total assets ratio of 0.33 percent at March 31, 1996, which is similar to its ratio of 0.31 percent at June 30, 1995, but higher than its ratio of 0.23 percent at June 30, 1994.

    The loan loss allowance to assets parameter range used for the selection of the comparable group focused on a minimum required ratio of 0. 10 percent of assets.

THE COMPARABLE GROUP

    With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 38, 39 and 40. The comparable group institutions range in size from $45.5 million to $339.3 million with an average asset size of $188.1 million and have an average of 5.0 offices per institution compared to Foundation with assets of $31.7 million and 1 office.

Two of the comparable group institutions was converted in 1988, one in 1990, one in 1992, three in 1993 and three in 1994.

    Exhibit 41 presents a comparison of Foundation's market area demographic data with that of each of the institutions in the comparable group.

SUMMARY OF COMPARABLE GROUP INSTITUTIONS

    FIDELITY BANCORP, INC., Pittsburgh, Pennsylvania, is the holding company for Fidelity Savings Bank. The Bank operates eight offices in the Greater Pittsburgh Area. The Bank has total assets of $281.1 million, total equity of $22.0 million, and reported ROAA of 0.60 percent.

    FIRST FRANKLIN CORPORATION, Cincinnati, Ohio, is the holding company of Franklin Savings & Loan Company which operates seven branches in the Greater Cincinnati Metropolitan Area. The Company has assets of $207.1 million and equity of $20.5 million and reported an ROAA of 0.62 percent.

    GLENWAY FINANCIAL CORP., Cincinnati, Ohio, is the holding company for Centennial Savings Bank. The Bank serves the Hamilton County market area from its six full service offices. The Bank has total assets of $273.9 million, total equity of $26.5 million, and ROAA of 0.56 percent.

    HALLMARK CAPITAL CORP., West Allis, Wisconsin, is the unitary holding company for West Allis Savings Bank, serving the metropolitan Milwaukee area from its three offices. The Bank had total assets of $339.3 million and equity $26.4 million at the end of its most recent quarter and had an ROAA of 0.57 percent for its four most recent quarters.

    HARVEST HOME FINANCIAL CORPORATION, Cincinnati, Ohio, is the holding company for Harvest Home Savings Bank, which operates three offices serving the Greater Cincinnati area. The Bank had assets of 73.0 million and equity of 12.9 million at the end of its most recent quarter, and reported an ROAA of 0.80 percent for its trailing four quarters.

    MFB CORP., Mishawaka, Indiana, is the holding company for Mishawaka Federal Savings. Mishawaka Federal operates four offices in Mishawaka and surrounding St. Joseph County. As of the most recent quarter, Mishawaka Federal had total assets of $200.9 million, and total equity of $38.8 million. For the most recent four quarters, Mishawaka Federal reported an ROAA of 0.69 percent.

    MID-IOWA FINANCIAL CORP., Newton, Iowa, is the holding company for Mid-Iowa Savings Bank, FSB. The Bank operates 6 offices in the central Iowa area and focuses its lending activity on one-to-four family mortgage loans. The Bank has total assets of $119.4 million and total equity of $10.8 million, with an ROAA of 0.84 percent.

    NORTH BANCSHARES, INC., Chicago, Illinois, is the holding company for North Federal Savings Bank, a community oriented thrift operating 2 offices in the Chicago area. As of the most recent quarter, the Bank had assets of $114.3 million and equity of $19.8 million, and reported an ROAA of 0.57 percent for its most recent four quarters.

    SEVEN HILLS FINANCIAL CORP., Cincinnati, Ohio, is the holding company for Seven Hills Savings Association, which operates three full service offices in Hamilton County, Ohio, its primary market area. As of its most recent quarter, the Association had assets of $45.5 million and equity of $9.7 million, reporting an ROAA of 0.36 percent for its trailing four quarters.

    SUBURBAN BANCORPORATION, INC., Cincinnati, Ohio, is the holding company for Suburban Federal Savings Bank. The Bank's headquarters is located in northeastern Cincinnati near the border of Hamilton and Warren Counties. The Bank operates seven other branches throughout the Cincinnati area. The Bank has total assets of $197. 1 million, and total equity of $25.6 million and reported an ROAA for its most recent four quarters of 0.39 percent.

IV. ANALYSIS OF FINANCIAL PERFORMANCE

    This section reviews and compares the financial performance of Foundation to all thrifts, regional thrifts, Ohio thrifts and the ten institutions constituting Foundation's comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 42 through 47.

    As presented in Exhibits 42 and 43, at March 31, 1996, Foundation's total equity of 8.73 percent of assets was lower than the 13.19 percent for the comparable group, and also lower than the 12.78 percent ratio of all thrifts, and was more noticeably below the 14.59 percent ratio for Midwest thrifts, and the 13.53 percent ratio for Ohio thrifts. The Bank had a 67.30 percent share of net loans in its asset mix, higher than the comparable group at 61.67 percent, similar to all thrifts at 67.45 percent and Midwest thrifts at 67.99 percent, but lower than Ohio thrifts at 71.99 percent. Foundation's share of net loans, similar to industry averages, is reflected in its average levels of cash and investments of 14.61 percent and mortgage-backed securities of 15.62 percent. The comparable group had a similar 14.33 percent share of mortgage-backed securities and a higher 21.26 percent share of cash and investments. All thrifts had 14.11 percent of assets in mortgage-backed securities and 14.36 percent in cash and investments. Foundation's share of deposits of 87.53 percent was significantly higher than the comparable group and the three geographic categories, reflecting the Bank's low 2.65 percent level of FHLB advances. The comparable group had deposits of 75.08 percent and borrowings of 10.49 percent. All thrifts averaged a 73.73 percent share of deposits and 12.00 percent of borrowed funds, while Midwest thrifts had a 72.55 percent share of deposits and an 11.62 percent share of borrowed funds. Ohio thrifts averaged a 77.19 percent share of deposits and a 8.02 percent share of borrowed funds. Foundation was absent goodwill and other intangibles, compared to a nominal 0.03 percent for the comparable group, 0.30 percent for all thrifts and 0.13 percent for both Midwest thrifts and Ohio thrifts.

    Operating performance indicators are summarized in Exhibits 44 and 45 and provide a synopsis of key sources of income and key expense items for Foundation in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

    As shown in Exhibit 46, for the twelve months ended March 31, 1996, Foundation had a yield on average interest-earning assets higher than the comparable group but similar to the three geographical categories. The Bank's yield on interest-earning assets was 7.76 percent compared to the comparable group at 7.35 percent, all thrifts at 7.71 percent, Midwest thrifts at 7.67 percent and Ohio thrifts at 7.80 percent.

    The Bank's cost of funds for the twelve months ended March 31, 1996, was higher than the comparable group and all geographical categories for their most recent four quarters. Foundation had an average cost of interest-bearing liabilities of 5.71 percent compared to 5.04 percent for the comparable group,
4.91 percent for all thrifts, 4.98 percent for Midwest thrifts and 4.97 for Ohio thrifts. The Bank's interest income and interest expense ratios resulted in an interest rate spread of 2.05 percent, which was lower than the comparable group at 2.31 percent, and much lower than all thrifts at 2.81 percent, Midwest thrifts at 2.69 percent, and Ohio thrifts at 2.83 percent. Foundation demonstrated a net interest margin of 2.52 percent for the twelve months ended March 31, 1996, based on average interest-earning assets, which was lower than the comparable group ratio of 2.98 percent. All thrifts averaged a significantly higher 3.33 percent net interest margin for the trailing four quarters, as did Midwest thrifts at 3.31 percent and Ohio thrifts at 3.43 percent.

    Foundation's major source of income is interest earnings, as is evidenced by the operations ratios presented in Exhibit 46. The Bank made a $37,000 provision for loan losses during the twelve months ended March 31, 1996, representing a 0.12 percent ratio to average assets, compared to the comparable group at 0.03 percent, all thrifts at 0.11 percent, Midwest thrifts at 0.07 percent and Ohio thrifts at 0.05 percent. In spite of Foundation's current provision, similar to the national average, the Bank's loan loss reserve remains lower than national, regional and state averages, reflecting its lower levels of nonperforming assets, classified assets and high risk real estate loans. The Bank's non- interest income was $75,000 or 0.24 percent of average assets for the twelve months ended March 31, 1996, similar to the comparable group at 0.21 percent and Ohio thrifts at 0.24 percent, but lower than all thrifts at 0.43 percent and Midwest thrifts at 0.40 percent. For the twelve months ended March 31, 1996, Foundation's operating expense ratio was 2.16 percent, modestly lower than the comparable group and the three geographical averages. The comparable group's operating expense ratio was 2.20 percent, while all thrifts averaged
2.28 percent, Midwest thrifts averaged 2.20 percent and Ohio thrifts averaged
2.21 percent.

    The overall impact of Foundation's income and expense ratios is reflected in the Bank's income and return on assets. The Bank had an ROAA, based on both net and core income, of 0.32 percent for the twelve months ended March 31, 1996. For its most recent four quarters, the comparable group had a higher ROAA of
0.60 percent based on net income and an identical ROAA based on core income. All thrifts averaged a higher net ROAA of 0.87 percent, while Midwest thrifts and Ohio thrifts averaged a higher 0.9 3 percent and 0.90 percent, respectively. Midwest thrifts indicated a core ROAA of 0.86 percent, while all thrifts and Ohio thrifts averaged a core ROAA of 0.80 percent and 0.86 percent, much higher than the Bank.

V.  MARKET VALUE ADJUSTMENTS

    This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Foundation with the comparable group. These adjustments will take into consideration such key items as earnings performance, market area, financial condition, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be remembered that all of the institutions in the comparable group have their differences, and as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

    In analyzing earnings performance, consideration was given to the level of net interest income, the level and volatility of interest income and interest expense relative to changes in market area conditions and overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, the level of current and historical classified assets and real estate owned, the level of valuation allowances to support any problem assets or nonperforming assets, the level and volatility of non-interest income, and the level of non-interest expenses.

    As discussed earlier, the Bank's historical business philosophy has focused on strengthening its net interest income, maintaining its current low level of nonperforming assets, improving its ratio of interest sensitive assets relative to interest sensitive liabilities, maintaining stable net earnings, maintaining an adequate level of general valuation allowances to reduce the impact of any unforeseen losses, and closely scrutinizing and maintaining a reasonable level of overhead expenses. The Bank will continue to focus on striving to increase its net interest spread and net interest margin through well designed and more active lending and conservative pricing of deposits, generate additional noninterest income, improve its ratio of interest sensitive assets relative to interest sensitive liabilities and increase its net income and return on assets.

    Earnings are often related to an institution's ability to generate loans. The Bank was an active originator of mortgage loans in calendar years 1991 to 1995. During the twelve months ended March 31, 1996, originations were 38. 1 percent higher than to those in the fiscal year ended June 30, 1995, and 56.0 percent higher than the 1993 to 1995 fiscal year average of loan originations, with the majority of such increase in the category of one- to four-family residential loans. Higher levels of loans sold and moderating interest rates in late 1995 causing increased principal repayments during the twelve months ended March 31, 1996, offset a major portion of the increased originations, resulting in only a modest increase in the Bank's net loans receivable. Foundation's loans receivable increased a modest $1.8 million or 9.3 percent from June 30, 1993, to March 31, 1996, an annualized average increase of 3.4 percent, with that total decreasing 3.9 percent in fiscal year 1994 and then increasing at both June 30, 1995, and March 31, 1996. The Bank's focus has consistently been on the origination of one- to four-family residential mortgage loans, with that loan category constituting a preponderant
91.4 percent, 91.3 percent and 90.3 percent of total origination in fiscal years 1993, 1995 and 1995, respectively, and 89.4 percent for the twelve months ended March 31, 1996. Consumer loans represented the second largest loan origination category in fiscal years 1993 and 1994, and in fiscal year 1995 and for the twelve months ended March 31, 1996, the second largest loan origination category shifted to nonresidential loans. The impact of these primary lending efforts has been to generate a yield on average interest-earning assets of 7.76 percent for Foundation for the twelve months ended March 31, 1996, compared to 7.35 percent for the comparable group, 7.71 percent for all thrifts and 7.67 for Midwest thrifts. The Bank's level of interest income to average assets was 7.63 percent for the twelve months ended March 31, 1996, which was higher than the comparable group at 7.16 percent, Midwest thrifts at 7.40 percent and all thrifts at 7.41 percent for their most recent four quarters.

    The Bank's net interest margin of 2.52 percent, based on average interest-earning assets for the twelve months ended March 31, 1996, was lower than the comparable group at 2.98 percent and more significantly lower than all thrifts at 3.33 percent. Foundation's cost of interest-bearing liabilities of
5.71 percent for the twelve months ended March 31, 1996, was higher than the comparable group at 5.04 percent,, and also higher than all thrifts at 4.91 percent and Midwest thrifts at 4.98 percent. Foundation's net interest spread of
2.05 percent for the twelve months ended March 31, 1996, was significantly lower than the comparable group at 2.31 percent, Midwest thrifts at 2.69 percent and all thrifts at 2.81 percent.

    The Bank's ratio of noninterest income to assets was 0.24 percent for the twelve months ended March 31, 1996, similar to the comparable group at 0.21 percent, but lower than all thrifts at 0.43 percent and Midwest thrifts at 0.40 percent. The Bank has also indicated similar operating expenses to the comparable group and Midwest thrifts, but modestly lower expenses than all thrifts. For the twelve months ended March 31, 1996, Foundation had an operating expenses to assets ratio of 2. 16 percent, compared to a similar 2.20 percent for both the comparable group and Midwest thrifts and a higher 2.28 percent for all thrifts.

    For the twelve months ended March 31, 1996, Foundation generated similar levels of noninterest income and noninterest expenses, but a considerably lower net interest margin relative to its comparable group. As a result, the Bank's net income level was significantly lower than its comparable group for the twelve months ended March 31, 1996. Based on identical net and core earnings, the Bank had a return on average assets of 0.45 percent in fiscal year 1991,
0.81 percent in fiscal year 1992, 0.40 percent in fiscal year 1993, 0.62 percent in fiscal year 1994, 0.41 percent in fiscal year 1995, and 0.32 percent for the twelve months ended March 31, 1996. For its most recent four quarters, the comparable group had a much higher ROAA of 0.60 percent, while all thrifts indicated an even higher 0.87 percent.

    Foundation's earnings stream will continue to be dependent to a considerable degree on the overall trends in interest rates. The Bank's cost of newly issued or repriced interest-bearing liabilities will continue to increase modestly, but its overall liability cost should remain fairly stable as deposits continue their gradual movement toward longer term instruments. Such modest upward pressure on savings costs is likely to continue based on current rates, although the rate of increase may subside somewhat during the next few years. In recognition of the foregoing earnings related factors, as well as the Bank's downward trend in ROAA, net interest spread and net interest margin since 1993, a maximum downward adjustment has been made to Foundation's pro forma market value for earnings performance.

MARKET AREA

    Foundation's primary market area is Hamilton County, Ohio, including the Cincinnati community. The Bank's home office and branch office is located in the City of Cincinnati. The market area is part of the Cincinnati MSA with Hamilton County having a population base of almost 900,000 residents in 1995. The county and the Bank's market area communities are characterized by higher housing values, higher income levels and lower unemployment levels when compared to all of Ohio. As discussed in Section II, a predominance of market area demographic factors are favorable for the Bank's market area compared to all of Ohio or the United States (reference Exhibit 41).

    The major private sector employer in Hamilton County is Proctor & Gamble, which contributes to the county's 30.3 percent share of workers in the manufacturing industry. Other major private sector employers in Hamilton County include The Kroger Company, a large supermarket chain, G.E. Aircraft Engines, AK Steel, Cincinnati Gas & Electric and Cincinnati Milacron. The manufacturing industry is the major employment category in Hamilton County, followed by the retail/wholesale trade, with services a close third.

    The level of financial competition is strong in the county, dominated by the commercial banking industry, and results in more competitive pricing of savings and loan products. North Cincinnati has competed for deposits during the past five years but withdrawals exceeded new deposits. The market area indicates growth potential, but at a high cost considering the large deposit base and the competitiveness of the market. In recognition of these factors, we believe a minimum upward adjustment is warranted.

FINANCIAL CONDITION

    The financial condition of Foundation is discussed in Section I and shown in Exhibits 1, 2, 5, 15, 16 and 17, and is compared to the comparable group in Exhibits 40, 42 and 43. The Bank's total equity ratio before conversion was 8.73 percent at March 31, 1996, which was lower than the comparable group at 13.19 percent, Midwest thrifts at 14.59 percent and all thrifts at 12.78 percent. With a conversion at the midpoint, the Corporation's pro forma equity to assets ratio will increase to 16.03 percent, and the Bank's pro forma equity to assets ratio will increase to 12.81 percent.

    The Bank's mix of assets is generally in line with its comparable group. Foundation had a 67.30 percent share of net loans at March 31, 1996, compared to the comparable group at 61.67 percent and all thrifts at 67.45 percent. The Bank's share of cash and investments was 14.61 percent compared to a modestly higher 21.26 percent for the comparable group and a similar 14.36 percent for all thrifts. Foundation's ratio of mortgage-backed securities to total assets was 15.62 percent, generally in line with the comparable group at 14.33 percent and all thrifts at 14.11 percent. The Bank had a higher share of deposits at
87.53 percent with FHLB advances of only 2.65 percent, compared to the comparable group's 75.08 percent in deposits and 10.49 percent in borrowed funds.

    The Bank was absent both goodwill and repossessed real estate compared to
0.07 percent and 0.67 percent of repossessed real estate for the comparable group and all thrifts, respectively. The financial condition of Foundation is further affected by its level of nonperforming assets at 0.35 percent of assets at March 31, 1996, compared to a similar 0.29 percent for the comparable group. It should be recognized, however, that the Bank's ratio of nonperforming assets to total assets decreased from 1.05 percent in fiscal year 1993 to 0.61 at June 30, 1995, before decreasing to its March 31, 1996, level of 0.35 percent, although the Bank was absent repossessed real estate in fiscal years 1993, 1994 and 1995 and at March 31, 1996.

    The Bank had a lower share of high risk real estate loans at 6.62 percent compared to 9.79 percent for the comparable group and 15.53 percent for all thrifts. Foundation had $104,000 in general valuation allowances or 93.69 percent of nonperforming assets at March 31, 1996, compared to the comparable group's higher 236.41 percent, with Midwest thrifts at 166.38 percent and all thrifts at a lower 94.93 percent. The Bank's ratio is reflective of its current absence of real estate owned and lower share of high risk real estate loans. Overall, we believe that no adjustment is warranted for Foundation's current financial condition.

DIVIDEND PAYMENTS

    Foundation has not indicated its intention to pay an initial cash dividend. The future payment of cash dividends will be dependent upon such factors as earnings performance, capital position, growth level, and regulatory limitations. Eight of the ten institutions in the comparable group pay cash dividends for an average dividend yield of 2.50 percent for those eight institutions, and an average dividend yield of 2.00 percent for all ten institutions.

    Currently, many thrifts are committing to initial cash dividends in comparison to the more common absence of such a dividend commitment in 1994 conversions. As a result, we believe that a minimum downward adjustment to the pro forma market value is warranted at this time related to dividend payments.

SUBSCRIPTION INTEREST

    The general interest in thrift conversion offerings was often difficult to gauge in 1995. Based upon recent offerings, subscription and community interest weakened significantly in early 1995 but regained some strength in the second half of the year, which continued into 1996. Such interest has frequently been directly related to the financial performance and condition of the thrift institution converting, the strength of the local economy, general market conditions and aftermarket price trends.

    Foundation will focus its offering to depositors and residents in the market area, which has generally been an active and receptive market for new thrift stocks. The board of directors and officers anticipate purchasing approximately $_____ or ___ percent of the conversion stock based on the appraised midpoint valuation. Foundation will form an 8.0 percent ESOP, which plans to purchase stock in the initial offering. Additionally, the Prospectus restricts to ___ percent of the total number of shares to be issued in the conversion the amount of conversion stock that may be purchased by a single account holder, or by persons and associates acting in concert.

    The Bank has secured the services of Charles Webb & Company ("Webb") to assist the Bank in the marketing and sale of the conversion stock. Based on the size of the offering, current market conditions, local market interest and the terms of the offering, we believe that a minimum upward adjustment is warranted for the Bank's anticipated subscription interest.

LIQUIDITY OF THE STOCK

    Foundation will offer its shares through concurrent subscription and community offerings with the assistance of Webb. If necessary, Webb will conduct a syndicated community offering upon the completion of the subscription and community offering. Foundation will pursue two market makers for the stock. The Bank's offering is much small in size than the comparable group, most considerably below the national average and, more significantly, approximately
96.0 percent below the Ohio average. It is likely, therefore, that the stock of Foundation will be much less liquid than thrift stocks nationally and in its Ohio market area. Therefore, we believe that a moderate downward adjustment to the pro forma market value is warranted at this time relative to the liquidity of the stock.

MANAGEMENT

    The president, chief executive officer and designated managing officer of Foundation is Laird L. Lazelle, who also serves as a director of the Bank. Mr. Lazelle joined the Bank in 1994 and has over 36 years of financial institution experience. Previously, Mr. Lazelle served as president and chief executive officer of The TriState Bancorp. Mr. Lazelle and the management of Foundation have made a concerted and combined effort to increase deposits and market share and to strengthen local lending activity.

    Foundation has been able to strengthen its equity position and maintain a reasonable level of operating expenses over the past few years. The Bank's current asset quality, including nonperforming assets, has improved compared to previous periods, although earnings, net interest spread and net interest margin have declined since 1992 and remain below comparable group and industry averages. It is our opinion that no adjustment to the pro forma market value is warranted for management.

MARKETING OF THE ISSUE

    The response to a newly issued thrift institution stock is more difficult to predict, due to the volatility of new thrift stocks. Further, with each conversion, there is a high level of uncertainty with regard to the stock market particularly thrift institution stocks and interest rate trends. The impact of recent increases in interest rates has made it more difficult for more thrift institutions to strengthen their earnings and resulted in downward market prices. Recent conflicts of opinion on interest rate trends and the recent rise in interest rates have resulted in some significant stock volatility. Further, the impact of the difference in a thrift's premium level on deposits compared to BIF-insured institutions is another key concern, along with the one time assessment of SAIF-insured thrifts to increase the capitalization of the SAIF insurance fund.

    The necessity to build a new issue discount into the stock price of a converting thrift has prevailed in the thrift industry in recognition of higher uncertainty among investors as a result of the thrift industry's dependence on interest rate trends. We believe that a new issue discount applied to the price to book valuation approach continues and is considered to be reasonable and necessary in the pricing of the Corporation, and we have made a maximum downward adjustment to the Corporation's pro forma market value in recognition of the new issue discount.

VI. VALUATION METHODS

    Under normal stock market conditions, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm is the price to book value ratio method. The focus on the price to book value method is due to the volatility of earnings in the thrift industry. As earnings in the thrift industry improved in late 1993, 1994 and 1995, there has been more emphasis placed on the price to earnings method, but the price to book value method continues to be the primary valuation method. These two pricing methods have both been used in determining the pro forma market value of the Corporation.

    In recognition of the volatility and variance in earnings due to fluctuations in interest rates, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method has been used, the price to net assets method. The price to net assets method is used less often for valuing ongoing institutions;

however, this method becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

    In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value, and a super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the "midpoint value".

PRICE TO BOOK VALUE METHOD

    The price to book value method focuses on a thrift institution's financial condition, and does not give as much consideration to the institution's performance as measured by net earnings. Therefore, this method is sometimes considered less meaningful for institutions that do provide a consistent earnings trend. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance.

    Consideration was given to the adjustments to the Bank's pro forma market value discussed in Section V. Minimum upward adjustments were made for market area and subscription interest. A minimum downward adjustment was made for dividend payments. Moderate downward adjustments were made for earnings performance and the liquidity of the stock and a maximum downward adjustment was made for the marketing of the issue. No adjustments were made for the Bank's financial condition or management.

    Exhibit 48 shows the average and median price to book value ratios for the comparable group which were 89.57 percent and 87.70 percent, respectively. The total comparable group indicated a moderately wide range, from a low of 76.33 percent (MFB Corp.) to a high of 108.97 percent (Fidelity Bancorp, Inc.). This variance cannot be attributed to any one factor such as the institution's equity ratio or earnings performance. Excluding the low and the high in this group, the price to book value range narrowed only slightly from a low of 80.60 percent to a high of 104.33 percent.

    Taking into consideration all of the previously mentioned items in conjunction with the adjustments made in Section V, we have determined a pro forma price to book value ratio of 62.49 percent at the midpoint and ranging from a low of 57.89 percent at the minimum to a high of 70.19 percent at the super maximum for the Corporation, which is strongly influenced by the Bank's earnings performance, local market and subscription interest in thrift stocks. Further, the Bank's equity to assets after conversion will be 12.81percent compared to 13.19 percent for the comparable group. Based on this price to book value ratio and the Bank's equity of $2,772,000 at March 31, 1996, the indicated pro forma market value for the Bank using this approach is $3,500,581 (reference
Exhibit 49).

PRICE TO EARNINGS METHOD

    The focal point of this method is the determination of the earnings base to be used and secondly, the determination of an appropriate price to earnings multiple. The recent earnings position of Foundation is displayed in Exhibit 3, indicating after tax net earnings for the twelve months ended March 31, 1996, of $99,000. Exhibit 7 indicates that the Bank's core or normalized earnings were also $99,000 for the twelve months ended March 31, 1996. To arrive at the pro forma market value of the Bank by means of the price to earnings method, we used the net and core earnings base of $99,000.

    In determining the price to earnings multiple, we reviewed the range of price to core earnings multiples for the comparable group and all publicly-traded thrifts. The average price to net earnings multiple for the comparable group was 21.81, while the median was 17.87. The average price to core earnings multiple was a similar 21.59 and the median multiple was 17.57. The comparable group's price to net earnings multiple was higher than the average for all publicly-traded thrifts of 15.66 and higher than their median of
13.14. The price to core earnings multiple for all publicly-traded thrifts was also lower than the comparable group with an average at 17.27 times core earnings and a median at 14.41 times core earnings. The range in the price to net earnings multiple for the comparable group was from a low of 12.26 (Mid-Iowa Financial Corp.) to a high of 48.33 (Seven Hills Financial Corp.). The primary range in the price to earnings multiple for the comparable group excluding the high and low ranges was from a low price to earnings multiple of 12.61 to a high of 28.30 times earnings for eight of the ten institutions in the group.

    Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V. In recognition of these adjustments, we have determined a price to earnings multiple of 24.07 based on Foundation's net and core earnings of $99,000 for twelve months ended March 31, 1996. Based on such a core earnings base of $99,000 and a price to earnings multiple of 24.07 (reference Exhibits 48 and 49), the pro forma market value of the Corporation using the price to earnings ratio method is $3,500,581 at the midpoint. The range in the price to earnings multiple is from a low of 21.71 at the minimum of the range to a high of 28.35 at the super maximum of the range.

PRICE TO NET ASSETS METHOD

    The final valuation method is the price to net assets method. This method is not as frequently used due to the fact that it does not focus as much on an institution's equity position or earnings performance. Exhibit 48 indicates that the average price to net assets ratio for the comparable group was 11.58 percent and the median was 10.35 percent. The range in the price to net assets ratios for the comparable group varied from a low of 6.33 percent (Hallmark Capital Corp.) to a high of 17.09 percent (Seven Hills Financial Corp.). It narrows modestly with the elimination of the two extremes in the group to a low of 7.93 percent and a high of 16.28 percent.

    Based on the adjustments made previously for Foundation, it is our opinion that an appropriate price to net assets ratio for the Corporation is 10.01 percent which is somewhat lower than the comparable group at 11.58 and ranges from a low of 8.63 percent at the minimum to 12.82 percent at the super maximum. Based on the Bank's March 31, 1996, asset base of $31,737,000, the indicated pro forma market value of the Corporation using the price to net assets method is $3,501,357 (reference Exhibit 49).

VALUATION CONCLUSION

    Exhibit 54 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the valuation approaches. At the midpoint value, the price to book value ratio of 62.49 percent for the Corporation represents a discount of 30.23 percent relative to the comparable group and decreases to 21.63 percent at the super maximum. The price to earnings multiple of 24.07 for the Corporation at the midpoint value indicates a premium of 10.40 percent, increasing to a premium of
29.99 percent at the super maximum. The price to assets ratio of 10.01 percent at the midpoint represents a discount of 13.55 percent, changing to a premium of
10.72 percent at the super maximum.

    It is our opinion that as of May 14, 1996, the pro forma market value of the common stock to be issued by the Corporation is $3,500,000, representing 350,000 shares at $10.00 per share. The valuation range for this stock is from a minimum of $2,975,000 or 297,500 shares at $10.00 per share to a maximum of $4,025,000 or 402,500 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value. The super maximum is $4,628,750 or 462,875 shares at $10.00 per share (reference Exhibits 49 to 53). The appraised value of Foundation Bancorp, Inc. as of May 14, 1996, is $3,500,000.

                                      EXHIBIT 1

                               FOUNDATION SAVINGS BANK
                                   CINCINNATI, OHIO

                    CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                         AT MARCH 31, 1996, AND JUNE 30, 1995

                                    (In thousands)


                                                                                March 31,       June 30,
ASSETS                                                                           1996             1995
- ------                                                                          --------        --------
                                                                               (Unaudited)


Cash                                                                              $   15          $   57
Interest-bearing deposits                                                          4,221           3,886
                                                                                --------        --------
   Cash and cash equivalents                                                       4,236           3,943

Certificates of deposit                                                                -               -
Investment securities - at amortized cost (fair value of $393 and $1,035 at
   March 31,1996, (unaudited) and June 30,1995, respectively)                        400           1,050
Mortgage-backed securities - at amortized cost, (fair value of $4,832 and
   $5,409 at March 31,1996, (unaudited) and June 30,1995, respectively)            4,957           5,532
Loans receivable                                                                  21,359          20,511
Accrued interest receivable:
   Loans                                                                              96              79
   Investments and interest bearing deposits                                           4              16
   Mortgage-backed securities                                                         40              42
Federal Home Loan Bank stock - at cost                                               274             260
Property and equipment, net                                                          318             324
Refundable federal income tax                                                          -              32
Prepaid expenses and other assets                                                     54              60
                                                                                --------        --------
TOTAL ASSETS                                                                     $31,738        $ 31,849
                                                                                --------        --------
                                                                                --------        --------

LIABILITIES AND RETAINED EARNINGS
- ---------------------------------

Deposits                                                                          27,780          27,737
Advances from the Federal Home Loan Bank                                             842           1,191
Advances by borrowers for taxes, insurance and other                                 136              39
Accrued expenses                                                                     136             115
Deferred Federal income tax                                                           64              61
Accrued Federal income taxes                                                           8               -
                                                                                --------        --------

TOTAL LIABILITIES                                                                $28,966         $29,143

Commitments                                                                            -               -

Retained earnings                                                                  2,772           2,706
                                                                                --------        --------

TOTAL LIABILITIES AND RETAINED EARNINGS                                          $31,738         $31,849
                                                                                --------        --------
                                                                                --------        --------



Source: Foundation Savings Bank's audited financial statement as of June 30, 1995, and unaudited financial statement as of March 31,1996.

                                      EXHIBIT 2

                               FOUNDATION SAVINGS BANK
                                   CINCINNATI, OHIO

                    CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                            AT JUNE 30, 1991 THROUGH 1994


ASSETS                                                         1994       1993         1992        1991
- ------                                                         ----       ----         ----        ----
                                                                       (Dollars in thousands)


Cash                                                         $   60      $  662      $  610      $  538
Interest-bearing deposits                                     2,402       3,977       2,500       2,411
                                                            -------     -------     -------     -------
    Cash and cash equivalents                                 2,462       4,639       3,110       2,949

Certificates of deposit                                       1,400       1,400       1,000           -
Investment securities at cost, market value of $6,443, at
    June 30,1994,1993,                                        1,050           -           -           -
Mortgage-backed securities - at cost, market value of
    $6,443, 5,344, $3,183 and $1,139 at June 1994,
    1993, 1992 and 1991, respectively                         6,593       5,303       3,167       1,132
Loans receivable                                             18,794      19,550      22,038      22,663
Accrued interest receivable:
    Loans                                                        57          46          47          36
    Investments and interest bearing deposits                    18           1           2          14
    Mortgage-backed securities                                   44          38          27          12
Federal Home Loan Bank stock - at cost                          241         233         226         224
Federal Home Loan Mortgage Corp. preferred stock at
    cost (market value of $154 and $104 at June 30, 1993
    and 1992, respectively                                        -          11          16          25
Foreclosed real estate                                            -           -          63           -
Property and equipment, net                                     335         356         371         379
Deferred federal income taxes                                     -           -           -           3
Refundable federal income tax                                    22          17           -       6,205
Prepaid expenses and other assets                                40          41          24          28
                                                            -------     -------     -------     -------

TOTAL ASSETS                                                $31,056     $31,635     $30,091     $24,470
                                                            -------     -------     -------     -------
                                                            -------     -------     -------     -------
LIABILITIES AND RETAINED EARNINGS
- ---------------------------------

Deposits                                                    $27,348     $29,062     $27,617     $25,363
Advances from the Federal Home Loan Bank                        954           -           -           -
Advances by borrowers for taxes, insurance and other             22          32          27          28
Accrued expenses                                                108         129          75          54
Accrued federal income tax                                        -           -          78           -
Deferred Federal income taxes                                    43          27          35           -
                                                            -------     -------     -------     -------
TOTAL LIABILITIES                                           $28,475     $29,250     $27,832     $25,445
                                                            -------     -------     -------     -------
Retained earnings                                             2,581       2,385       2,259       2,025
                                                            -------     -------     -------     -------
TOTAL LIABILITIES AND RETAINED EARNINGS                     $31,056     $31,635     $30,091     $27,470
                                                            -------     -------     -------     -------
                                                            -------     -------     -------     -------




Source:  Foundation Savings Banks audited financial statements.

                                      EXHIBIT 3

                               FOUNDATION SAVINGS BANK
                                   CINCINNATI, OHIO

                               STATEMENTS OF OPERATIONS
                FOR THE NINE MONTHS ENDED MARCH 31, 1995 AND 1996, AND
                        FOR THE FISCAL YEAR ENDED JUNE 30, 1995
                                    (In thousands)



                                                            Nine months ended
                                                                March 31,
                                                           -------------------      Year ended
                                                           1996           1995      June 1995
                                                           ----           ----      ---------
                                                                (Unaudited)


Interest and dividend income:
   Loans                                                   $  1,358     $  1,225     $  1,655
   Mortgage-backed securities                                   234          242          321
   Investment securities                                         52           51           69
   Interest-bearing deposits                                    140           75          117
                                                            -------      -------      -------
       Total interest income                                  1,784        1,593        2,162

Interest expense:
   Deposits                                                   1,167          946        1,309
   Borrowings                                                    40           42           59
                                                            -------      -------      -------
       Total interest expense                                 1,207          988        1,368
                                                            -------      -------      -------
Net interest income                                             577          605          794
Provision for loan losses                                        34            9           12
                                                            -------      -------      -------
   Net interest income after provision for loan losses          543          596          782
                                                            -------      -------      -------
Other income
   Gain on sale of investments                                    -            -            -
   Gain on sale of loans                                          7            3           12
   Net office site income                                        37           38           50
   Gain on sale of equipment                                      -            -            -
   Other operating income                                         8            7            7
                                                            -------      -------      -------
       Total other income                                        52           48           70

General, administrative and other expense
   Compensation and benefits                                    260          274          365
   Occupancy and equipment                                       59           57           77
   Deposit insurance                                             46           47           62
   Franchise tax                                                 25           24           32
   Computer processing                                           24           24           32
   Other operating expenses                                      83           83          111
                                                            -------      -------      -------
       Total general, administrative and other
       operating expenses                                       497          509          679
                                                            -------      -------      -------
Net income before provision for income taxes                     98          135          173
                                                            -------      -------      -------

Provision for income taxes
   Current                                                       29           31           30
   Deferred                                                       3           12           18
                                                            -------      -------      -------
       Total provision for income taxes                          32           43           48

       Net income                                           $    66      $    92      $   125
                                                            -------      -------      -------
                                                            -------      -------      -------



Source: Foundation Savings Bank's audited financial statement as of June
        30, 1995, and nine months ended March 31, 1996 and 1995 (unaudited)

                                      EXHIBIT 4

                               FOUNDATION SAVINGS BANK
                                   CINCINNATI, OHIO

                               STATEMENTS OF OPERATIONS
                    FISCAL YEARS ENDED JUNE 30, 1991 THROUGH 1994
                                    (In thousands)

                                                              1994        1993        1992         1991
                                                              ----        ----        ----         ----


Interest and dividend income:
   Loans                                                     $1,594      $1,882      $2,156      $2,194
   Mortgage-backed securities                                   286         232         135          90
   Investments                                                   14           -           -           -
   Interest-bearing deposits                                    161         170         173         144
   Dividends                                                     14          13          15          19
                                                              -----       -----       -----       -----
       Total interest and dividend income                     2,069       2,297       2,479       2,446

Interest expense:
   Deposits                                                   1,297       1,499       1,713       1,855
   Borrowings                                                    42           -           -           -
                                                              -----       -----       -----       -----
       Total interest expense                                 1,339       1,499       1,713       1,855
                                                              -----       -----       -----       -----

       Net interest income                                      730         798         766         591

Provision for loan losses                                        33          83           5           5
                                                              -----       -----       -----       -----
       Net interest income after provision for loan losses      697         715         761         586
Other income
       Gain on sale of investments                              132           -           -           -
       Gain on sale of stock                                      -          61          54           -
       Gain on sale of loans                                      -           -           -           -
       Net office site income                                    65           -           -           -
       Gain on sale of equipment                                  1           -           -           -
       Rental income                                              -          64          84          69
       Other operating income                                     5          11          16          17
                                                              -----       -----       -----       -----
         Total other income                                     203         137         154          86

General, administration and other expenses                      627         640         556         514
Net income before provision for income taxes                    274         212         359         158
Provision for income taxes
       Current                                                   62          93         109          25
       Deferred                                                  16         (8)          16          14
                                                              -----       -----       -----       -----
                                                                 78          85         125          39

Net income                                                    $ 195       $ 127       $ 234       $ 119
                                                              -----       -----       -----       -----
                                                              -----       -----       -----       -----




Source:  Foundation Savings Bank's audited financial statements

                                      EXHIBIT 5

                    SELECTED FINANCIAL INFORMATION AND OTHER DATA

            AT MARCH 31, 1995 AND 1996, AND AT JUNE 30, 1991 THROUGH 1995


                                At March 31                         At June 30,
                             ---------------     ----------------------------------------------
                               1996      1996      1996      1994      1993      1992      1991
                               ----      ----      ----      ----      ----      ----      ----
                                  (Unaudited)                        (In thousands)

Selected financial condition
and other data:

Total amount of:

Assets                        $31,738   $29,898   $31,849   $31,056   $31,635   $30,091   $27,470
Cash and equivalents            4,236     1,477     3,943     2,462     4,639     3,110     2,949
Investment securities             674     1,406     1,310     2,691     1,644     1,242       248
Mortgage-backed securities      4,957     5,843     5,532     6,593     5,303     3,167     1,132
Loans receivable, net          21,359    20,670    20,511    18,794    19,550    22,038    22,663
Deposits                       27,780    25,777    27,737    27,348    29,062    27,617    25,363
FHLB advances                     842     1,208     1,192       955         -         -         -
Retained earnings               2,772     2,673     2,706     2,581     2,385     2,259     2,025






Source:  Foundation Bancorp, Inc.'s Prospectus

                                      EXHIBIT 6

                              INCOME AND EXPENSE TRENDS

                FOR THE NINE MONTHS ENDED MARCH 31, 1995 AND 1996, AND

                    FOR THE YEARS ENDED JUNE 30, 1991 THROUGH 1995


                                        Nine months ended
                                            March 31,                For the years ended June 30,
                                        -----------------   --------------------------------------------
                                        1996      1995      1995      1994      1993      1992      1991
                                       ------    ------    ------    ------    ------    ------    ------
                                          (Unaudited)                      (In thousands)
Summary of earnings:
Interest income                       $1,783    $1,593    $2,162    $2,069    $2,297    $2,479    $2,446
Interest expense                       1,207       988     1,368     1,339     1,499     1,713     1,855
Net interest income                      576       605       794       730       798       766       591
Provision for loan losses                 34         9        12        33        83         5         5
Net interest income after
 provision for loan losses               542       596       782       697       715       761       586
Other income                              52        47        70       204       136       135        86
General, administrative and
   other expense                         496       509       679       627       639       537       514
Net income before provision
   for income taxes                       98       134       173       274       212       359       158
Provision for income taxes                32        43        48        79        85       125        39
                                       -----     -----     -----     -----     -----     -----     -----

Net income                             $  66    $   91     $ 125     $ 195     $ 127     $ 234     $ 119
                                       -----     -----     -----     -----     -----     -----     -----
                                       -----     -----     -----     -----     -----     -----     -----

Source:  Foundation Bancorp, Inc.'s Prospectus

                                      EXHIBIT 7

                              NORMALIZED EARNINGS TREND

                    FOR THE NINE MONTHS ENDED MARCH 31, 1996, AND

                    FOR THE YEARS ENDED JUNE 30, 1993 THROUGH 1995

                                  Nine months ended
                                       March 31,       Years ended June 30,
                                  ----------------- --------------------------
                                         1996       1995       1994       1993
                                         ----       ----       ----       ----
                                                      (Dollars In thousands)

Net income after taxes                   $ 99       $125      $195      $126

Net income before taxes and effect
   of accounting adjustments              136        173       274       212

Income adjustments                          0          0      (112)      (41)

Expense adjustments                         0          0         0         0

Normalized earnings before taxes          136        173       162       171

Taxes                                      43         48        46(1)     49(1)
                                         ----       ----      ----      ----

Normalized earnings after taxes          $ 99       $125      $116      $122
                                         ----       ----      ----      ----
                                         ----       ----      ----      ----

- ------------------------------

(1)    Based on tax rate of 28.5 percent



Source:  Foundation Bancorp Inc.'s Prospectus

                                      EXHIBIT 8


                                PERFORMANCE INDICATORS
                FOR THE NINE MONTHS ENDED MARCH 31,1995 AND 1996, AND

                    FOR THE YEARS ENDED JUNE 30,1991 THROUGH 1995




                                     At or for the nine months
                                          ended March 31,             At or for the years ended June 30,
                                     -------------------------  --------------------------------------------
                                         1996       1995        1995      1994      1993      1992      1991
                                         ----       ----        ----      ----      ----      ----      ----
SELECTED FINANCIAL RATIOS:
Performance ratios:
  Return on average assets                 0.28%      0.41%       0.41%     0.62%     0.40%     0.81%     0.45%
  Return on average equity                 3.20       4.66        4.72      7.92      5.42     10.89      6.02
  Interest rate spread                     2.00       2.33        2.25      2.02      2.22      2.27      1.75
  Net interest margin                      2.47       2.73        2.66      2.35      2.57      2.69      2.28
  Non-interest expense to average assets   2.08       2.25        2.23      1.99      2.03      1.85      1.96
  Average equity to average assets         8.66       8.73        8.71      7.80      7.42      7.40      7.53
  Equity to assets, end of period          8.73       8.94        8.50      8.32      7.54      7.51      7.37
  Nonperforming assets to average assets   0.35       0.23        0.64      0.29      1.05      0.96      1.00
  Nonperforming loans to total loans       0.52       0.34        0.95      0.49      1.70      0.98      1.16


Asset quality ratios:

  Allowance for loan losses to gross
   loans                                   0.48       0.47        0.47      0.38      0.51       .07      0.04
  Allowance for loan losses to
   nonperforming loans                    93.69     140.00       50.52     77.42     30.33      6.98      3.44
  Net (charge-offs) recoveries to
   average loans                          (0.18)      0.10        0.07     (0.32)     0.02         -         -
  Average interest-earning assets to
   average interest-bearing liabilities  109.01%    108.99%     108.92%   107.70%   107.33%   106.97%   107.50%

Source:  Foundation Bancorp, Inc.'s Prospectus

                                      EXHIBIT 9

                                 VOLUME/RATE ANALYSIS

                     FOR THE NINE MONTHS ENDED MARCH 31,1996, AND

                   FOR THE FISCAL YEARS ENDED JUNE 30,1994 AND 1995


                                         Nine months ended March 31,                       For the years ended June 30,
                                     --------------------------------     ---------------------------------------------------------
                                               1996 vs. 1995              1995 vs. 1994                  1994 vs. 1993
                                     --------------------------------     ---------------               ----------------
                                       Increase (Decrease)              Increase (Decrease)           Increase (Decrease)
                                               Due to        Total            Due to         Total          Due to          Total
                                       ------------------   Increase    ------------------  Increase  ------------------  Increase
                                        Volume      Rate   (Decrease)    Volume     Rate   (Decrease)  Volume     Rate   (Decrease)
                                        ------      ----   ----------    ------     ----   ----------  ------     ----   ----------
                                                                             (In thousands)
INTEREST INCOME ATTRIBUTABLE TO:

  Interest-bearing deposits              $  55     $  10     $  65       $(109)    $  65     $ (44)    $ (24)    $  15     $  (9)
  Investments                               (5)        5         0          39         2        41        16        (1)       15
    Mortgage-backed securities             (39)       31        (8)        (21)       56        39       104       (50)       54
  Loans receivable                          86        47       133          88       (27)       61      (154)     (134)     (288)
                                         -----     -----     -----       -----     -----     -----     -----     -----     -----
    Total interest income                $  97     $  93     $ 190       $  (3)    $  96     $  93     $ (58)    $(170)    $(228)
                                         -----     -----     -----       -----     -----     -----     -----     -----     -----
                                         -----     -----     -----       -----     -----     -----     -----     -----     -----

INTEREST-BEARING LIABILITIES:

  Deposits                                  58       163       221         (78)       90        12       (46)     (156)     (202)
  FHLB advances                             (3)        0        (3)         13         4        17        21        21        42
                                         -----     -----     -----       -----     -----     -----     -----     -----     -----

    Total interest expense                  55       163       218       $ (65)    $  94     $  29     $ (25)    $(135)    $(160)
                                         -----     -----     -----       -----     -----     -----     -----     -----     -----

Increase (decrease) in net interest
income                                   $  42     $ (70)    $ (23)      $  62     $   2     $  64     $ (33)    $ (35)    $ (68)
                                         -----     -----     -----       -----     -----     -----     -----     -----     -----
                                         -----     -----     -----       -----     -----     -----     -----     -----     -----

Source:  Foundation Bancorp, Inc.'s Prospectus

                                      EXHIBIT 10


                                YIELD AND COST TRENDS
                                  AT MARCH 31, 1996,
                  THE NINE MONTHS ENDED MARCH 31, 1995 AND 1996, AND
                 FOR THE YEARS ENDED JUNE 30, 1993 THROUGH 1995, AND



                                              At            Nine months ended
                                           March 31,             March 31,                       Year ended June 30,
                                           --------        --------------------          ------------------------------------
                                             1996           1996           1995           1995           1994           1993
                                           --------        ------         ------         ------         ------         ------
Interest-earning assets:
  Interest-bearing deposits                 5.24%          5.80%          5.20%          5.32%          3.41%          3.11%
  Investment securities                     6.33           5.84           5.22           5.29           4.89           5.32
  Mortgage-backed securities                5.41           5.98           5.26           5.33           4.41           5.44
  Loans receivable                          8.14           8.38           8.07           8.15           8.28           8.95

    Total interest-earning assets           7.27           7.62           7.18           7.24           6.67           7.41

Interest-bearing liabilities:
  Deposits                                  5.58           5.62           4.82           4.97           4.63           5.19

FHLB advances                               5.51           5.59           5.63           5.64           5.16              -

    Total interest-bearing liabilities      5.58           5.62           4.85           4.99           4.65           5.19

Interest rate spread                        1.69           2.00           2.33           2.25           2.02           2.22

Net interest margin (net interest
 income as a percent of average
 interest earning assets)                      -           2.47           2.73           2.66           2.35           2.57


Source: Foundation Bancorp Inc.'s Prospectus

                                      EXHIBIT 11



                           MARKET VALUE OF PORTFOLIO EQUITY
                                 AT DECEMBER 31, 1995


                                         December 31, 1995
                                   -----------------------------
                  Change in
               interest rates  Board limit      $ Change        % Change
                (basis points)   % Change         in NPV          in NPV
                --------------  -------------    ---------       ---------

                                         (In thousands)

                    +400          (0.60)%      $(1,678)         (0.64)%
                    +300          (0.50)        (1,185)         (0.45)
                    +200          (0.35)          (717)         (0.28)
                    +100          (0.20)          (302)         (0.12)
                       0           0.00              0           0.00
                    (100)          0.20            118           0.05
                    (200)          0.35             90           0.03
                    (300)          0.50             94           0.04
                    (400)          0.60            171           0.07





              Source: Foundation Bancorp Inc.'s Prospectus

                                      EXHIBIT 12

                              LOAN PORTFOLIO COMPOSITION

                  AT MARCH 31,1996, AND AT JUNE 30,1993 THROUGH 1995




                                                                                  At June 30,
                                                   -----------------------------------------------------------------------
                              At March 31,1996             1995                    1994                    1993
                           ----------------------  --------------------    --------------------    -----------------------
                            Amount      Percent     Amount      Percent     Amount      Percent     Amount       Percent
                           --------    ---------   --------    ---------   --------    ---------   --------     ---------
                                                                    (In thousands)


REAL ESTATE LOANS:
 One- to four-family        $18,990       88.91%    $18,300       89.22%    $16,714       88.93%    $17,305       88.52%
 Nonresidential               1,302        6.09       1,124        5.48         882        4.69       1,030        5.27
 Multifamily                    798        3.74         636        3.10         688        3.66         722        3.69
 Commercial loans                 -           -           -           -           -           -           2        0.01
                           --------    ---------   --------    ---------   --------    ---------   --------   ---------

  Total real estate loans    21,090       98.74      20,060       97.80      18,284       97.28      19,059       97.49

CONSUMER LOANS:
 Property Improvement loans       -           -           -           -          14        0.08          19        0.10
 Passbook loans                  58        0.27         111        0.54          66        0.35         579        2.96
 Other consumer loans           353        1.65         501        2.44         566        3.01          81        0.41
                           --------    ---------   --------    ---------   --------    ---------   --------   ---------

  Total loans              $ 21,501      100.66%   $ 20,672      100.78%    $18,930      100.72%    $19,738      100.96%
                           --------    ---------   --------    ---------   --------    ---------   --------   ---------
                           --------    ---------   --------    ---------   --------    ---------   --------   ---------

LESS:
 Loans in process                 5        0.02          15        0.07           -           -           5        0.02
 Allowance for loan losses      104        0.49          98        0.48          72        0.38         101        0.52
 Deferred loan fees              33        0.15          48        0.23          58        0.31          74        0.38
 Unearned discounts               -           -           -           -           6        0.03           8        0.04

  Net loans                $ 21,359      100.00%   $ 20,511      100.00%   $ 18,794      100.00%    $19,550      100.00%
                           --------    ---------   --------    ---------   --------    ---------   --------   ---------
                           --------    ---------   --------    ---------   --------    ---------   --------   ---------





Source: Foundation Bancorp Inc.'s Prospectus

                                      EXHIBIT 13

                                LOAN MATURITY SCHEDULE

                                   AT MARCH 31,1996


                          Due during the year ending
                                   March 31,                       Due            Due            Due           Due 20 or
                      -----------------------------------       4-5 years     6-10 years     11-20 years      more years
                       1997          1998           1999      after 3/31/96  after 3/31/96   after 3/31/96   after 3/31/96    Total
                      ------        ------         ------     -------------  --------------  --------------  --------------  ------
                                                                    (In thousands)
Real estate loans:
 One- to four-family    573          $669           $713         $1,578          $4,050         $3,992            $7,411     $18,985
 Nonresidential          65            68             67            133             345            351               273       1,302
 Multifamily             30            33             36             78             221            284               116         798
                      -----         -----          -----         ------          ------         ------            ------     -------
  Total                $668          $770           $816         $1,789          $4,616         $4,627            $7,800     $21,085
                      -----         -----          -----         ------          ------         ------            ------     -------

Consumer loans:
 Passbook loans          52           212             58             31               -              -                 -         353
 Other consumer          17             4              -             37               -              -                 -          58
                      -----         -----          -----         ------          ------         ------            ------     -------

  Total               $ 737         $ 986          $ 874         $1,857          $4,616         $4,627            $7,800     $21,496
                      -----         -----          -----         ------          ------         ------            ------     -------
                      -----         -----          -----         ------          ------         ------            ------     -------

                            Due more than
                            one year after
                             June 30,1995
                             ------------
                            (in thousands)
Fixed rate of interest            10,022
Adjustable rate of interest       10,737
                                 -------
                                 $20,759
                                 -------
                                 -------




Source:  Foundation Bancorp, Inc.'s Prospectus

                                      EXHIBIT 14


                                  LOAN ORIGINATIONS
                FOR THE NINE MONTHS ENDED MARCH 31, 1995 AND 1996, AND
                    FOR THE YEARS ENDED JUNE 30, 1993 THROUGH 1995




                                        Nine months ended
                                             March 31,               Years ended June 30,
                                       -------------------     --------------------------------
                                         1996        1995        1995        1994        1993
                                       --------    --------    --------    --------    --------
                                                          (In thousands)


Loans receivable-beginning of period    $20,670     $20,511     $18,794     $19,550     $22,038
Loans originated:
Real Estate loans:
 One- to four-family residential          5,780       3,910       5,090       2,707       5,834
 Nonresidential                             268         210         370           -          95
 Multifamily residential                    194           -           -           -           -
 Consumer                                    53          49         127         201         485
 Passbook                                    24           -          50          54          14
                                       --------    --------    --------    --------    --------
  Total originations                      6,319       4,169       5,637       2,962       6,378
Reductions:
 Principal repayments                     4,534       3,810       3,331       3,770       8,847
 Loans sold                               1,115         182         584           -           -
                                       --------    --------    --------    --------    --------
  Total reductions                        5,649       3,992       3,895       3,770       8,847
Other changes, net(1)                        19         (18)        (25)        52          (19)
                                       --------    --------    --------    --------    --------

Loans receivable, end of period         $21,359     $20,670     $20,511     $18,794     $19,550
                                       --------    --------    --------    --------    --------
                                       --------    --------    --------    --------    --------


- --------------------------------
(1) Other items consist of loans in process, deferred loan fees and allowances for loan losses.



Source: Foundation Bancorp, Inc.'s Prospectus

                                      EXHIBIT 15

         DELINQUENT LOANS AT MARCH 31, 1996, AND AT JUNE 30,1993 THROUGH 1995





                                                                                       At June 30,
                                                    ----------------------------------------------------------------------
                               At March 31,1996                1995                    1994                    1993
                             --------------------   ----------------------   ---------------------   ---------------------
                                          % of                     % of                    % of                    % of
                             Amount   Total loans    Amount    Total loans   Amount    Total loans   Amount    Total loans
                             ------   -----------    ------    -----------   ------    -----------   ------    -----------
                                                                   (In thousands)


Loans delinquent for:
30(59 days)
60(89 days)                  $   2        0.01%      $  48        0.23%      $ 115         .61%      $ 157        0.80%
90 days and over               111        0.52         194        0.94          93         .49         333        1.69
                              ----        ----        ----        ----        ----        ----       -----        ----

Total delinquent loans        $113        0.53%       $242        1.17%       $208        1.10%      $ 490        2.49%
                              ----        ----        ----        ----        ----        ----       -----        ----
                              ----        ----        ----        ----        ----        ----       -----        ----







Source:  Foundation Bancorp, Inc.'s Prospectus

                                      EXHIBIT 16


                                 NONPERFORMING ASSETS
            AT MARCH 31, 1995 AND 1996, AND AT JUNE 30, 1993 THROUGH 1995



                                                             At March 31,                At June 30,
                                                           ---------------       -------------------------
                                                            1996      1995        1995      1994      1993
                                                           -----     -----       -----     -----     -----
                                                                            (In thousands)
Accruing loans delinquent
 90 days and over                                           $111       $70        $194     $   -    $    -
Loans accounted for on a nonaccrual basis:
 Real estate:
   One-to four family                                          -         -           -        93       333
   Multifamily                                                 -         -           -         -         -
   Nonresidential                                              -         -           -         -         -
Consumer                                                       -         -           -         -         -
   Total nonaccrual loans                                      -         -           -         -         -
                                                             ---       ---         ---       ---       ---

   Total nonperforming loans                                $111       $70        $194       $93      $333
                                                            ----       ---        ----       ---      ----
                                                            ----       ---        ----       ---      ----

Real Estate Owned                                              -         -           -         -         -
                                                             ---       ---         ---       ---       ---

Total nonperforming assets                                  $111       $70        $194       $93      $333
                                                            ----       ---        ----       ---      ----
                                                            ----       ---        ----       ---      ----

Allowance for loan losses                                   $104       $98        $ 98       $72      $101
                                                            ----       ---        ----       ---      ----
                                                            ----       ---        ----       ---      ----

Nonperforming assets as a percent of total
 loans                                                      0.35%     0.23%       0.61%     0.30%     1.05%
Nonperforming loans as a percent of total
 loans                                                      0.52%     0.34%       0.95%     0.49%     1.70%
Allowance for loan losses as a percent of
 nonperforming loans                                       93.69%   140.00%      50.52%    77.42%    30.33%



Source: Foundation Bancorp, Inc.'s Prospectus

                                      EXHIBIT 17


                                  CLASSIFIED ASSETS
             AT MARCH 31,1995 AND 1996, AND AT JUNE 30,1993 THROUGH 1995


                                      At March 31,             At June 30,
                                   ---------------     -------------------------
                                   1996      1995      1995      1994      1993
                                  -----     -----     -----     -----     -----
                                                  (In thousands)
Classified assets:
  Substandard                      $431      $474      $441      $367      $516
  Doubtful                            -         -         -         -         -
  Loss                                6         4        28         -        50
                                   ----      ----      ----      ----      ----

    Total classified assets        $437      $478      $469      $367      $566
                                   ----      ----      ----      ----      ----
                                   ----      ----      ----      ----      ----





Source: Foundation Bancorp, Inc.'s Prospectus

                                      EXHIBIT 18


                              ALLOWANCE FOR LOAN LOSSES
                FOR THE NINE MONTHS ENDED MARCH 31,1996 AND 1995, AND
                    FOR THE YEARS ENDED JUNE 30,1993 THROUGH 1995


                                                       Nine months ended
                                                           March 31,             Year ended June 30,
                                                       ----------------      --------------------------
                                                        1996      1995        1995      1994      1993
                                                       ------    ------      ------    ------    ------
                                                                        (In thousands)
Balance at beginning of period                          $98       $72         $72      $101        15
Charge offs                                             (28)       (1)         (4)      (96)        -
Recoveries                                                -        18          18        34         3
                                                        ---       ---         ---       ---       ---
Net (chargeoffs) recoveries                             (28)       17          14       (62)        3
Provision for loan losses                                34         9          12        33        83
Balance at end of period                               $104       $98         $98      $ 72      $101

Ratio of net (charge offs) recoveries to
 average loans outstanding during the period           0.13%     0.08%       0.07%     0.32%        -
Ratio of allowance for loan losses to total
 loans                                                 0.48%     0.47%       0.47%     0.38%        -




Source: Foundation Bancorp, Inc.'s Prospectus

                                      EXHIBIT 19

                           INVESTMENT PORTFOLIO COMPOSITION

                                AT MARCH 31, 1996, AND

                            AT JUNE 30, 1993 THROUGH 1995



                                                                                                    At June 30,
                                                                         ----------------------------------------------------------
                                                      At March 3l,1996         1995                  1994                1993
                                                     ------------------- ---------------     ------------------  ------------------
                                                     Carrying     Fair   Carrying   Fair     Carrying     Fair   Carrying    Fair
                                                      Value      Value    Value    Value      Value      Value    Value     Value
                                                     --------   --------  ------  --------   --------   -------   -------   -------
                                                                                (Dollars in thousands)

Interest-bearing deposits                           $    85    $   85   $   786   $   786   $ 1,827   $ 1,827   $ 3,477   $ 3,477
Certificates of deposit                                   -         -         -         -     1,400     1,400     1,400     1,400
Investment securities:
  Federal funds                                       4,136     4,136     3,100     3,100       575       575       500       500
  U.S government obligations                            400       393     1,050     1,035     1,050     1,004       233       233
  FHLB stock                                            274       274       260       260       241       241        11       155
  Mortgage-backed securities                          4,957     4,831     5,532     5,409     6,593     6,444     5,303     5,345
                                                      -----     -----     -----     -----     -----     -----     -----     -----

     Total investments                               $9,852    $9,719   $10,728   $10,590   $11,686   $11,491   $10,924   $11,110
                                                     ------    ------   -------   -------   -------   -------   -------   -------
                                                     ------    ------   -------   -------   -------   -------   -------   -------



Source:  Foundation Bancorp, Inc.'s Prospectus

                                      EXHIBIT 20

                                   MIX OF DEPOSITS

                  AT MARCH 31,1996, AND AT JUNE 30,1993 THROUGH 1995




                                                 At March 31,                                    At June 30,
                                             ---------------------  ---------------------------------------------------------------
                                                     1996                 1995                   1994                1993
                                             ---------------------  -------------------- --------------------- --------------------
                                                          Percent              Percent                Percent             Percent
                                                          of total             of total               of total            of total
                                              Amount      deposits   Amount    deposits   Amount      deposits  Amount    deposits
                                             --------    ---------- --------  ---------- --------    --------- --------  ----------
TRANSACTION ACCOUNTS:

  Passbook savings accounts(1)               $ 1,085       3.91%   $ 1,288       4.64%   $ 1,835       6.71%   $ 2,880       9.91%
  NOW and money market accounts(2)             1,962       7.06%     2,507       9.04%     3,306      12.09%     3,313      11.40%
                                               -----       ----      -----       ----      -----      -----      -----      -----

    Total transaction accounts                 3,047      10.97%     3,795      13.68%     5,141      18.80%     6,193      21.31%
                                               -----      -----      -----      -----      -----      -----      -----      -----

CERTIFICATES OF DEPOSIT:

  3.00% or less                                  105       0.38%       425       1.53%       250       0.91%
  3.01% - 5.00%                                1,593       5.73%     4,157      14.99%    18,975      69.38%
  5.01% - 7.00%                               22,892      82.40%    18,892      68.11%     2,236       8.18%
  7.01% (9.00%)                                  143       0.52%       468       1.69%       746       2.73%
                                                 ---       ----        ---       ----        ---       ----
    Total certificates of Deposit (3)         24,733      89.03%    23,942      86.32%    22,207      81.20%    22,869      78.69%
                                              ------      -----     ------      -----     ------      -----     ------      -----

    Total deposits                           $27,780               $27,737               $27,348               $29,062
                                             -------               -------               -------               -------
                                             -------               -------               -------               -------
                                                         100.00%               100.00%               100.00%               100.00%
                                                         ------                ------                ------                ------
                                                         ------                ------                ------                ------
_______________________________
(1) The weighted average rate on passbook savings accounts was 2.52%, 2.87%
    and 2.84% at March 31,1996, and at June 30,1995 and 1994, respectively.

(2) The weighted average interest rate on NOW and money market accounts was 2.56%, 2.77% and 2.81 % at March 31,1996, and at June 30,1995 and 1994,
    respectively.

(3) The weighted average rate on all certificates of deposit was 5.96%,
    6.01 % and 4.91 % at March 31,1996, and at June 30,1995 and
    1994, respectively.




Source:  Foundation Bancorp, Inc.'s Prospectus

                                      EXHIBIT 21


                         DEPOSIT AND BORROWED FUNDS ACTIVITY

                FOR THE NINE MONTHS ENDED MARCH 31, 1995 AND 1996, AND

                    FOR THE YEARS ENDED JUNE 30,1993 THROUGH 1995



                                                                          DEPOSIT ACTIVITY

                                                      Nine months ended
                                                          March 31,                  Year ended June 30,
                                                      -----------------         -----------------------------
                                                       1996        1995         1995         1994        1993
                                                      ------      ------       ------       ------      ------
                                                                           (In thousands)
Beginning balance                                   $27,737     $27,348      $27,348      $29,062     $27,617
Net increase (decrease) before interest
  credited                                           (1,124)    ( 2,517)       ( 920)     ( 3,011)       ( 54)
Interest credited                                     1,167         946        1,309        1,297       1,499
                                                    -------     -------      -------      -------     -------
Ending balance                                       27,780      25,777       27,737       27,348      29,062
                                                    -------     -------      -------      -------     -------

   Net increase (decrease)                          $    43     $(1,571)     $   389      $(1,714)    $ 1,445
                                                    -------     -------      -------      -------     -------
                                                    -------     -------      -------      -------     -------


                                                                       BORROWED FUNDS ACTIVITY

                                                      Nine months ended
                                                          March 31,                 Year ended June 30,
                                                      -----------------        ------------------------------
                                                       1996        1995       1995          1994        1993
                                                      ------      ------     ------        ------      ------
                                                                            (In thousands)
Average balance outstanding                          $  931      $  995       $1,046       $  815        -
Maximum amount outstanding at any                     1,186       1,213        1,213        1,000        -
  month end during the period
Balance outstanding at end of period                    842       1,208        1,192          955        -
Weighted average interest rate during the period       6.02%       5.36%        5.64%        5.16%       -
Weighted average interest rate at end of period        5.51%       5.84%        5.85%        5.50%       -

Source: Foundation Bancorp Inc.'s Prospectus

                                      EXHIBIT 22


                          LIST OF KEY OFFICERS AND DIRECTORS
                                  AT MARCH 31, 1996

                                                                    Year of
                     Term                                         commencement
Name                expires  Age (1)    Position                of directorship
- ----                -------  -------    --------                ---------------

Mardelle Dickhaut    1996      63       Director and Secretary        1989
Ruth C. Emden        1997      69       Director                      1994
Laird L. Lazelle     1997      57       Director and President        1994
Robert E. Levitch    1998      62       Director                      1963
Margo Liebert          -       52       Treasure                        -
Dianne K. Rabe         -       44       Vice President                  -
Michael S. Schwartz  1998      51       Chairman of the Board         1963
Paul L. Silverglade  1996      70       Director                      1988
Ivan J. Silverman    1997      55       Director                      1992

- ----------------------------

(1)    As of March 31, 1996.



Source: Foundation Bancorp, Inc.'s Prospectus

                                      EXHIBIT 23


                           KEY DEMOGRAPHIC DATA AND TRENDS

               CINCINNATI, HAMILTON COUNTY, OHIO AND THE UNITED STATES

                                   1990, 1995, 2000


Population (000)                  1990           1995        % Change          2000        % Change
- ---------------                   ----           ----        --------          ----        --------
Cincinnati                  $   364,040     $  351,298        -3.5%       $  337,598        -3.9%
Hamilton County                 866,288        866,222         0.0%          866,216         0.0%
Ohio                         10,847,115     11,151,720         2.8%       11,457,175         2.7%
United States               248,709,873    263,006,245         5.7%      277,083,635         5.4%

Households (000)
- ---------------

Cincinnati                    $ 145,616      $ 140,519        -3.5%        $ 135,039        -3.9%
Hamilton County                 338,881        338,749         0.0%          338,595         0.0%
Ohio                          4,087,546      4,198,418         2.7%        4,311,607         2.7%
United States                91,947,410     97,069,804         5.6%      102,201,641         5.3%

Per Capita Income ($)
- --------------------

Cincinnati                    $  15,189      $  19,246        26.7%                -         -
Hamilton County                  15,354         18,004        17.3%                -         -
Ohio                             12,788         15,708        22.8%                -         -
United States                    12,313         16,405        33.2%                -         -

Median Household Income ($)
- --------------------------

Cincinnati                    $  28,756      $  35,264        22.6%        $  34,278        -2.8%
Hamilton County                  29,498         34,401        16.6%           32,443        -5.7%
Ohio                             29,276         33,038        12.9%           32,477        -1.7%
United States                    28,255         33,610        19.0%           32,972        -1.9%

Source:  Data Users Center and CACI.

                                      EXHIBIT 24


                  MAJOR SOURCES OF PERSONAL INCOME BY INDUSTRY GROUP

                     HAMILTON COUNTY, OHIO AND THE UNITED STATES

                                         1993


                                  Hamilton
Industry Group                     County           Ohio        United States
- --------------                     ------           ----        -------------

Agriculture/Mining                   0.4%           1.0%             1.6%
Construction                         4.4            5.1              5.4
Manufacturing                       30.3           34.8             24.8
Transportation/Utilities             6.6            6.3              7.7
Wholesale/Retail                    22.2           19.3             19.8
Finance, Insurance, Real Estate      7.6            7.0              9.7
Services                            28.5           26.5             31.0



Source:  Bureau of the Census County Business Patterns

                                      EXHIBIT 25


                                   KEY HOUSING DATA

               CINCINNATI, HAMILTON COUNTY, OHIO AND THE UNITED STATES

                                         1990

    Occupied Housing Units                                 1990
    ----------------------                                 ----
    Cincinnati                                           140,519
    Hamilton County                                      338,881
    Ohio                                               4,087,546
    United States                                     91,947,410

    Occupancy
    ---------
    Cincinnati
      Owner-Occupied                                       55.9%
      Renter-Occupied                                      44.1%

    Hamilton County
      Owner-Occupied                                       58.3%
      Renter-Occupied                                      41.7%

    Ohio
      Owner-Occupied                                       67.5%
      Renter-Occupied                                      32.5%

    United States
      Owner-Occupied                                       64.2%
      Renter-Occupied                                      35.8%

    Median Housing Values
    ---------------------
    Cincinnati                                           $74,330
    Hamilton County                                       72,243
    Ohio                                                  63,457
    United States                                         79,098

    Median Rent
    -----------
    Cincinnati                                              $326
    Hamilton County                                          304
    Ohio                                                     296
    United States                                            374


   Source:     U.S. Department of Commerce and CACI Sourcebook.

                                      EXHIBIT 26


                         NEW HOUSING PERMITS AND GROWTH RATES
                       UNITED STATES, OHIO AND HAMILTON COUNTY

                                      1991-1994



                                 New Housing Permits
                                 1-4 Family Dwellings




                                                 % Change                    % Change                     % Change
                        1991       1992          1991-1992      1993         1992-1993      1994          1993-1994
                        ----       ----          ---------      ----         ---------      ----          ---------


United States        796,647       956,494         20.1%     1,038,907          8.6%     1,130,657           8.8%
Ohio                  29,542        34,361         16.3%        37,477          9.1%        39,443           5.2%
Hamilton County        1,713         2,096         22.4%         1,924         -8.2%         1,676         -12.9%






Source:  Bureau of the Census

                                      EXHIBIT 27


                                  UNEMPLOYMENT RATES

                     HAMILTON COUNTY, OHIO AND THE UNITED STATES

                                 1990, 1993 AND 1996



    Location           1990        1993        1996*
    --------           ----        ----        -----

Hamilton County          4.2%        5.5%        4.1%

Ohio                     5.7%        6.5%        5.5%

United States            5.5%        6.8%        6.0%


* February, 1996




Source:   Ohio Bureau of Employment Services

                                      EXHIBIT 28


                               MARKET SHARE OF DEPOSITS

                                   HAMILTON COUNTY



                                              Foundation        Foundation
                   Hamilton County          Savings Bank's      Savings Bank's
                      Deposits                  Share              Share
                        (000)                    (000)               (%)
                   ---------------          ------------        -------------

Banks                  $12,423,808                 ---               ---
Thrifts                $ 2,970,477             $27,737               0.9%
Credit Unions          $   865,203                 ---               ---
                       -----------          ----------           ----------

Total                  $16,259,488             $27,737               0.2%




Source: Sheshunoff

                                      EXHIBIT 29

                          NATIONAL INTEREST RATES BY QUARTER

                                      1992-1996

                             1st Qtr.     2nd Qtr.    3rd Qtr.      4th Qtr.
                              1992         1992        1992          1992
                             ------        ------      ------        ------

Prime Rate                    6.50%        6.50%        6.00%        6.00%
90-Day Treasury Bills         4.14%        3.63%        2.73%        3.13%
1-Year Treasury Bills         4.49%        4.03%        3.04%        3.57%
30-Year Treasury Bills        7.98%        7.78%        7.67%        7.39%

                             1st Qtr.     2nd Qtr.     3rd Qtr.     4th Qtr.
                              1993         1993         1993         1993
                             ------       ------       ------        ------

Prime Rate                    6.00%        6.00%        6.00%        6.00%
90-Day Treasury Bills         2.93%        3.07%        2.96%        3.05%
1-Year Treasury Bills         3.27%        3.43%        3.35%        3.58%
30-Year Treasury Bills        6.92%        6.67%        6.03%        6.35%

                             1st Qtr.     2nd Qtr.     3rd Qtr.     4th Qtr.
                              1994         1994         1994         1994
                             ------       ------       ------        ------

Prime Rate                    6.25%        7.25%        7.75%        8.50%
90-Day Treasury Bills         3.54%        4.23%        5.14%        5.66%
1-Year Treasury Bills         4.40%        5.49%        6.13%        7.15%
30-Year Treasury Bills        7.11%        7.43%        7.82%        7.88%

                             1st Qtr.     2nd Qtr.     3rd Qtr.     4th Qtr.
                              1995         1995         1995         1995
                             ------       ------       ------        ------

Prime Rate                    9.00%        9.00%        8.75%        8.50%
90-Day Treasury Bills         5.66%        5.58%        5.40%        5.06%
1-Year Treasury Bills         6.51%        5.62%        5.45%        5.14%
30-Year Treasury Bills        7.43%        6.71%        5.69%        5.97%

                             1st Qtr.
                              1996
                             ------

Prime Rate                    8.25%
90-Day Treasury Bills         5.18%
1-Year Treasury Bills         5.43%
30-Year Treasury Bills        6.73%


Source:  The Wall Street Journal

KELLER & COMPANY   PAGE 1
Columbus, Ohio
614-766-1426
                                                     EXHIBIT 30

                                       THRIFT STOCK PRICES AND PRICING RATIOS
                                     PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                                        (EXCLUDING MUTUAL HOLDING COMPANIES)

                                                 AS OF MAY 14, 1996



                                                                                                                     PER SHARE
                                                                --------------------------------------------------------------------
                                                                Latest       All Time        All Time         Monthly      Quarterly
                                                                Price          High            Low            Change        Change
                                            State    Exchange    ($)            ($)            ($)             (%)            (%)
                                            -----    --------    ---            ---            ---             ---            ---


PLE      Pinnacle Bank                      AL      AMSE       15.750         19.250          4.000          (8.03)        (13.70)
SRN      Southern BancCompany, Inc          AL      AMSE       13.000         13.125         11.375           8.33           4.00
SZB      SouthFirst Bancshares, Inc.        AL      AMSE       11.500         16.000         10.625          (3.16)         (8.00)
VAFD     Valley Federal Savings Bank        AL      NASDAQ     30.500         35.250          8.500          (7.58)        (12.86)
FFBH     First Federal Bancshares of AR     AR      NASDAQ     13.250         13.500         13.000             NA             NA
FTF      Texarkana First Financial Corp     AR      AMSE       15.625         15.875         10.000           4.17           9.65
AHM      Ahmanson & Company (H.F.)          CA      NYSE       24.625         28.625          2.688           5.35           4.23
AFFFZ    America First Financial Fund       CA      NASDAQ     27.750         29.750         14.500           0.00          (1.77)
BVFS     Bay View Capital Corp.             CA      NASDAQ     34.000         35.000         11.250           2.26          10.12
BYFC     Broadway Financial Corp.           CA      NASDAQ     10.000         11.000         10.000          (3.61)         (3.61)
CAL      Cal Fed Bancorp, Inc.              CA      NYSE       18.000        200.000          6.250           2.86          18.03
CFHC     Califbmia Financial Holding        CA      NASDAQ     21.125         21.875          5.909          (2.87)          6.64
CENF     CENFED Financial Corp.             CA      NASDAQ     21.750         23.409          5.000          (7.09)          1.81
CSA      Coast Savings Fin.incial           CA      NYSE       32.000         34.625          1.625           5.35          14.29
DSL      Downey Financial Corp.             CA      NYSE       22.000         26.190          2.081          (3.30)          0.00
FIDF     Fidelity Federal Bank, FSB         CA      NASDAQ      9.000         14.000          5.000           0.00           2.27
FSSB     First FS&LA of San Bernardino      CA      NASDAQ     10.000         14.500          6.875         (13.04)        (13.04)
FED      FirstFed Financial Corp.           CA      NYSE       16.625         26.600          1.125           6.40          10.83
GLN      Glendale Federal Bank, FSB         CA      NYSE       17.625         89.500          5.250           0.00           6.02
GDW      Golden West Financial              CA      NYSE       54.625         55.875          3.875           6.07           3.31
GWF      Great Western Financial            CA      NYSE       23.125         27.125          3.950          (1.60)         (1.07)
HTHR     Hawthorne Financial Corp.          CA      NASDAQ      7.000         35.500          2.250          38.34          33.33
HEMT     HF Bancorp, Inc.                   CA      NASDAQ      9.875         10.250          8.188           6.76          (3.66)
HBNK     Highland Federal Bank FSB          CA      NASDAQ     16.125         17.000         11.000          (0.77)         (0.77)
HFSF     Home Federal Financial Corp.       CA      NASDAQ     18.250         19.000          4.388           1.39           4.29
MBBC     Monterey Bay Bancorp, Inc.         CA      NASDAQ     12.000         13.063          8.750          (2.04)          2.13
NHSL     NHS Financial, Inc.                CA      NASDAQ      9.500         11.087          3.696           8.57           2.70
PSSB     Palm Springs Savings Bank          CA      NASDAQ     13.690         14.000          4.500          36.90          31.95
PFFB     PFF Bancorp, Inc.                  CA      NASDAQ     11.000         11.750         10.810          (2.74)            NA
QCBC     Quaker City Bancorp, Inc.          CA      NASDAQ     14.375         14.750          7.500           2.68          11.65
REDF     RedFed Bancorp Inc.                CA      NASDAQ      9.750         14.500          7.750          13.04           2.63
SGVB     SGV Bancorp, Inc.                  CA      NASDAQ      8.875         10.125          8.000           1.43          (2.74)
WES      Westcorp                           CA      NYSE       19.250         23.000          3.888           0.00           2.67
FFBA     First Colorado Bancorp, Inc.       CO      NASDAQ     12.750         13.197          3.189           5.15           7.37



                                             PER SHARE                                             PRICING RATIOS
                                             -------------------------------        --------------------------------------------
                                             Book                     12 Month      Price/       Price/       Price/    Price/Core
                                             Value        Assets        Div.       Earnings    Bk. Value      Assets      Earnings
                                              ($)          ($)          ($)          (X)          (%)          (%)           (X)
                                              ---          ---          ---          ---          ---          ---           ---
PLE      Pinnacle Bank                      16.84       218.37         0.72         9.49        93.53         7.21        10.29
SRN      Southern BancCompany, Inc          15.52        76.13           NA           NA        83.76        17.08           NA
SZB      SouthFirst Bancshares, Inc.        17.44        99.37           NA           NA        65.94        11.57           NA
VAFD     Valley Federal Savings Bank        27.49       335.25         0.60        24.80       110.95         9.10        24.60
FFBH     First Federal Bancshares of AR        NA           NA           NA           NA           NA           NA           NA
FTF      Texarkana First Financial Corp     16.98        82.36           NA           NA        92.02        18.97           NA
AHM      Ahmanson & Company (H.F.)          20.40       442.46         0.88         7.44       120.71         5.57        36.75
AFFFZ    America First Financial Fund       25.52       388.17         1.60         9.60       108.74         7.15         9.67
BVFS     Bay View Capital Corp.             29.46       421.76         0.60           NM       115.41         8.06        31.48
BYFC     Broadway Financial Corp.              NA           NA           NA           NA           NA           NA           NA
CAL      Cal Fed Bancorp, Inc.              13.08       289.58         0.00        10.91       137.61         6.22        11.69
CFHC     Califbmia Financial Holding        18.44       273.71         0.44        27.80       114.56         7.72        32.01
CENF     CENFED Financial Corp.             21.02       420.07         0.33        11.27       103.47         5.18        16.11
CSA      Coast Savings Fin.incial           22.89       443.40         0.00        15.69       139.80         7.22        18.08
DSL      Downey Financial Corp.             22.83       274.12         0.46        13.02        96.36         8.03        14.67
FIDF     Fidelity Federal Bank, FSB          9.59       179.78         0.00           NM        93.85         5.01           NM
FSSB     First FS&LA of San Bernardino      17.75       314.62         0.00           NM        56.34         3.18           NM
FED      FirstFed Financial Corp.           18.38       392.10         0.00        23.09        90.45         4.24        25.19
GLN      Glendale Federal Bank, FSB         14.80       325.92         0.00        70.50       119.09         5.41        20.26
GDW      Golden West Financial              39.79       597.27         0.36        12.39       137.28         9.15        12.53
GWF      Great Western Financial            18.42       318.96         0.92        12.17       125.54         7.25        13.29
HTHR     Hawthorne Financial Corp.          11.26       297.43         0.00           NM        62.17         2.35           NM
HEMT     HF Bancorp, Inc.                   13.45       117.61           NA           NA        73.42         8.40           NA
HBNK     Highland Federal Bank FSB          15.08       192.47         0.00        25.20       106.93         8.38        25.20
HFSF     Home Federal Financial Corp.       14.84       195.51         0.24        27.24       122.98         9.33        48.03
MBBC     Monterey Bay Bancorp, Inc.         15.15        96.59           NA           NA        79.21        12.42           NA
NHSL     NHS Financial, Inc.                 9.78       115.99         0.16        47.50        97.14         8.19        47.50
PSSB     Palm Springs Savings Bank          10.34       169.85         0.12        13.04       132.40         8.06        24.45
PFFB     PFF Bancorp, Inc.                  14.57       101.23           NA           NA        75.50        10.87           NA
QCBC     Quaker City Bancorp, Inc.          17.43       176.44         0.00        17.11        82.47         8.15        17.97
REDF     RedFed Bancorp Inc.                11.83       214.43         0.00           NM        82.42         4.55           NM
SGVB     SGV Bancorp, Inc.                  11.94       122.11           NA           NA        74.33         7.27           NA
WES      Westcorp                           12.37       125.03         0.37        13.01       155.62        15 40        28.73
FFBA     First Colorado Bancorp, Inc.       12.02        74.27           NA           NA       106.07        17.17           NA



KELLER & COMPANY   PAGE 2
Columbus, Ohio
614-766-1426


                        THRIFT STOCK PRICES AND PRICING RATIOS
                      PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                         (EXCLUDING MUTUAL HOLDING COMPANIES)

                                  AS OF MAY 14, 1996



                                                                                                                     PER SHARE
                                                                --------------------------------------------------------------------
                                                                Latest       All Time        All Time         Monthly      Quarterly
                                                                Price          High            Low            Change        Change
                                            State    Exchange    ($)            ($)            ($)             (%)            (%)
                                            -----    --------    ---            ---            ---             ---            ---



MORG     Morgan Financial Corp.             CO      NASDAQ     11.000         12.500          6.750         (10.20)        (12.00)
EGFC     Eagle Financial Corp.              CT      NASDAQ     23.500         27.750          6.198           1.08          (3.09)
FFES     First Federal of East Hartford     CT      NASDAQ     17.250         21.500          4.000          (5.48)        (13.75)
NTMG     Nutmeg Federal S&LA                CT      NASDAQ      6.750          7.750          4.645         (12.90)         (3.57)
WBST     Webster Financial Corporation      CT      NASDAQ     27.250         30.500          3.864          (2.68)         (7.63)
IFSB     Independence Federal Savings       DC      NASDAQ      7.375         10.250          0.250          (7.81)         (9.23)
BANC     BankAtlantic Bancorp, Inc.         FL      NASDAQ     15.500         16.000          0.278          (1.59)         11.71
BKUNA    BankUnitedFinancial Corp.          FL      NASDAQ      7.940         12.750          2.320           5.87          11.44
FFFG     F.F.O. Financial Group, Inc.       FL      NASDAQ      2.625         10.000          0.563           0.00          (4.55)
FFLC     FFLC Bancorp, Inc.                 FL      NASDAQ     18.125         20.250         12.750           3.57           4.32
FFML     First Family Financial Corp.       FL      NASDAQ     21.000         23.000          5.000          (3.45)         (3.45)
FPRY     First Financial Bancorp            FL      NASDAQ     20.625         21.125          4.132          (0.60)          0.61
FFPB     First Palm Beach Bancorp, Inc.     FL      NASDAQ     22.125         24.875         14.000          (3.80)          2.31
FFPC     Florida First Bancorp, Inc.        FL      NASDAQ      9.875          9.875          0.750          29.51          25.40
HOFL     Home Financial Corp.               FL      NASDAQ     13.625         16.250          5.803          (3.09)         (6.84)
SCSL     Suncoast Savings and Loan          FL      NASDAQ      6.125         10.682          1.250          (2.00)         (5.77)
CCFH     CCF Holding Company                GA      NASDAQ     11.500         12.750         10.750          (4.17)         (6.12)
EBSI     Eagle Bancshares                   GA      NASDAQ     16.000         19.000          1.875           1.59           0.00
FGHC     First Georgia Holding, Inc.        GA      NASDAQ      7.000          7.833          1.222           0.00          (8.70)
FLFC     First Liberty Financial Corp.      GA      NASDAQ     21.875         25.000          4.000           4.17          (0.57)
FLAG     FLAG Financial Corp.               GA      NASDAQ     13.500         15.000          3.200           0.00           3.85
NFSL     Newnan Savings Bank, FSB           GA      NASDAQ     19.000         19.000          2.955           7.04          18.75
CASH     First Midwest Financial, Inc.      IA      NASDAQ     24.250         24.250         13.250           4.30           8.99
GFSB     GFS Bancorp, Inc.                  IA      NASDAQ     20.750         20.750         11.000           0.61           5.06
HZFS     Horizon Financial Svcs Corp.       IA      NASDAQ     15.625         16.375         10.375          (0.79)          1.63
MFCX     Marshalltown Financial Corp.       IA      NASDAQ     16.500         16.750          8.500           1.54           4.76
MIFC     Mid-Iowa Financial Corp.           IA      NASDAQ      6.500          7.875          2.474         (10.34)         (7.14)
MWBI     Midwest Bancshares, Inc.           IA      NASDAQ     26.500         27.125         11.750           0.95           1.92
FFFD     North Central Bancshares, Inc.     IA      NASDAQ     10.625         12.683          8.071           4.94          (1.97)
PMFI     Perpetual Midwest Financial        IA      NASDAQ     17.625         17.750         10.000           0.71           6.82
SFFC     StateFed Financial Corporation     IA      NASDAQ     16.500         19.750         10.500          (2.94)         (4.35)
AVND     Avondale Financial Corp.           IL      NASDAQ     13.500         15.250         11.500          (3.57)         (9.24)
BABC     Barrington Bancorp, Inc.           IL      NASDAQ     24.500         25.500         12.375           6.52           8.89
BELL     Bell Bancorp                       IL      NASDAQ     37.125         37.500         14.125           0.34           2.41


                                             PER SHARE                                             PRICING RATIOS
                                             -------------------------------        --------------------------------------------
                                             Book                     12 Month      Price/       Price/       Price/    Price/Core
                                             Value        Assets        Div.       Earnings    Bk. Value      Assets      Earnings
                                              ($)          ($)          ($)          (X)          (%)          (%)           (X)
                                              ---          ---          ---          ---          ---          ---           ---

MORG     Morgan Financial Corp.             12.61        86.05         0.77        13.75        87.23        12.78        14.29
EGFC     Eagle Financial Corp.              21.37       288.18         0.84         9.92       109.97         8.15        10.49
FFES     First Federal of East Hartford     22.30       359.89         0.57         8.85        77.35         4.79         8.98
NTMG     Nutmeg Federal S&LA                 6.99       121.08         0.00        12.27        96.57         5.57        19.29
WBST     Webster Financial Corporation      24.27       470.54         0.64        11.65       112.28         5.79        11.08
IFSB     Independence Federal Savings       13.37       206.46         0.20         6.64        55.16         3.57        13.66
BANC     BankAtlantic Bancorp, Inc.         11.65       139.90         0.17        10.20       133.05        11.08        13.03
BKUNA    BankUnitedFinancial Corp.           7.93       129.72         0.00         6.56       100.13         6.12           NM
FFFG     F.F.O. Financial Group, Inc.        2.24        35.76         0.00        13.13       117.19         7.34        15.44
FFLC     FFLC Bancorp, Inc.                 21.26       125.27         0.32        15.90        85.25        14.47        15.76
FFML     First Family Financial Corp.       15.77       281.19         0.16         8.94       133.16         7.47        15.11
FPRY     First Financial Bancorp            17.47       267.76         0.54        13.14       118.06         7.70        15.51
FFPB     First Palm Beach Bancorp, Inc.     21.60       282.86         0.30        12.94       102.43         7.82        13.09
FFPC     Florida First Bancorp, Inc.         6.24        90.11         0.18        12.99       158.25        10.96        14.31
HOFL     Home Financial Corp.               13.32        49.55         0.68        15.31       102.29        27.50        16.03
SCSL     Suncoast Savings and Loan           6.73       187.01         0.00           NA        91.01         3.28           NA
CCFH     CCF Holding Company                15.36        71.12           NA           NA        74.87        16.17           NA
EBSI     Eagle Bancshares                   11.91       179.11         0.51        10.46       134.34         8.93        10.81
FGHC     First Georgia Holding, Inc.         5.86        70.23         0.07        12.50       119.45         9.97        13.46
FLFC     First Liberty Financial Corp.      16.49       233.39         0.46        10.72       132.66         9.37        13.34
FLAG     FLAG Financial Corp.                9.53       121.14         0.30        14.52       141.66        11.14        15.34
NFSL     Newnan Savings Bank, FSB           12.86       111.04         0.31         9.05       147.74        17.11        10.33
CASH     First Midwest Financial, Inc.      21.72       173.07         0.37        12.31       111.65        14.01        15.45
GFSB     GFS Bancorp, Inc.                  18.92       157.23         0.30        13.30       109.67        13.20        13.56
HZFS     Horizon Financial Svcs Corp.       18.80       155.07         0.32        14.88        83.11        10.08        16.11
MFCX     Marshalltown Financial Corp.       13.71        89.43         0.00        61.11       120.35        18.45        61.11
MIFC     Mid-Iowa Financial Corp.            6.23        69.02         0.08        12.26       104.33         9.42        12.26
MWBI     Midwest Bancshares, Inc.           26.58       383.24         0.51         7.82        99.70         6.91        11.23
FFFD     North Central Bancshares, Inc.        NA           NA           NA           NA           NA           NA           NA
PMFI     Perpetual Midwest Financial        17.86       185.44         0.15        23.82        98.68         9.50        23.82
SFFC     StateFed Financial Corporation     18.12        90.08         0.40        15.87        91.06        18.32        15.87
AVND     Avondale Financial Corp.           16.21       144.41           NA           NA        83.28         9.35           NA
BABC     Barrington Bancorp, Inc.           17.49       106 17         0.28        42.98       140.08        23.08        43.75
BELL     Bell Bancorp                       33.38       210.48         0.41        29.46       111 22        17.64        30.94



KELLER & COMPANY   PAGE 3
Columbus, Ohio
614-766-1426
                        THRIFT STOCK PRICES AND PRICING RATIOS
                      PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                         (EXCLUDING MUTUAL HOLDING COMPANIES)

                                  AS OF MAY 14, 1996



                                                                                                                     PER SHARE
                                                                --------------------------------------------------------------------
                                                                Latest       All Time        All Time         Monthly      Quarterly
                                                                Price          High            Low            Change        Change
                                            State    Exchange    ($)            ($)            ($)             (%)            (%)
                                            -----    --------    ---            ---            ---             ---            ---




CBCl     CaIumet Bancorp, Inc.              IL      NASDAQ     28.000         28.500         10.333           0.00           0.90
CBSB     Charter Financial, Inc.            IL      NASDAQ     11.375         12.250          6.361          (3.19)         (2.69)
CBK      Citizens First Financial Corp.     IL      AMSE       10.125         10.500         10.000             NA             NA
CSBF     CSB Financial Group, Inc.          IL      NASDAQ      9.000          9.625          8.810          (1.37)         (1.37)
DFIN     Damen Financial Corp.              IL      NASDAQ     11.560         11.940         11.000          (1.62)          0.00
FBCI     FidelityBancorp, Inc.              IL      NASDAQ     16.310         16.375          9.500           6.95           5.23
FNSC     Financial SecurityCorp.            IL      NASDAQ     25.875         26.500         11.875           4.55          17.61
FFBI     First Financial Bancorp, Inc.      IL      NASDAQ     15.500         16.250          9.000           0.00           0.00
FMBD     First Mutual Bancorp, Inc.         IL      NASDAQ     12.000         14.750         11.125          (3.03)         (8.57)
FFDP     FirstFed Bancshares                IL      NASDAQ     22.750         22.750         12.000           5.20           7.06
GTPS     Great American Bancorp             IL      NASDAQ     13.750         15.125         11.875          (1.79)         (6.78)
HNFC     Hinsdale Financial Corp.           IL      NASDAQ     21.000         23.000          9.000          (2.33)         (2.33)
HMCI     HomeCorp, Inc.                     IL      NASDAQ     17.500         18.500          5.000          (1.41)          2.94
KNK      Kankakee Bancorp, Inc.             IL      AMSE       19.375         21.000         13.625          (4.91)         (1.90)
LBCI     Liberty Bancorp, Inc.              IL      NASDAQ     23.000         30.625         12.750          (6.12)         (8.46)
MAFB     MAF Bancorp, Inc.                  IL      NASDAQ     26.310         26.810          2.727           1.19           5.24
NSBI     N.S. Bancorp, Inc.                 IL      NASDAQ     41.375         41.500          7.875           2.64           5.75
NBSI     North Bancshares, Inc.             IL      NASDAQ     15.875         16.250         11.000           2.42          12.39
SWBl     Southwest Bancshares               IL      NASDAQ     27.000         28.250         11.750          (0.46)          1.89
SPBC     St. Paul Bancorp, Inc.             IL      NASDAQ     23.750         26.625          3.833           0.00          (3.06)
STND     Standard Financial, Inc.           IL      NASDAQ     15.375         15.375          9.125           5.13           4.24
SFSB     SuburbFed Financial Corp.          IL      NASDAQ     16.750         18.167          6.667           0.00           4.69
WCBI     Westco Bancorp                     IL      NASDAQ     29.500         29.500         11.500           5.36           7.27
FBCV     1ST Bancorp                        IN      NASDAQ     28.000         34.286          4.190          (8.20)         (5.88)
AMFC     AMB Financial Corp.                IN      NASDAQ      9.750         11.000          9.750          (7.14)            NA
ASBl     Ameriana Bancorp                   IN      NASDAQ     13.125         14.438          2.750          (7.89)         (4.11)
ATSB     AmTrust Capital Corp.              IN      NASDAQ     10.000         11.250          7.750           0.00          (4.76)
CBCO     CB Bancorp, Inc.                   IN      NASDAQ     16.750         19.250          7.125          (2.90)        (12.42)
CBIN     Community Bank Shares              IN      NASDAQ     13.750         14.750         12.000          (2.65)         (3.51)
FFWC     FFWCorp.                           IN      NASDAQ     19.375         19.750         12.500          13.97           1.97
FFED     Fidelity Federal Bancorp           IN      NASDAQ     12.375         14.773          1.534           4.71          (8.71)
FISB     First Indiana Corporation          IN      NASDAQ     24.500         25.190          1.797           4.81           9.39
HBFW     Home Bancorp                       IN      NASDAQ     14.750         16.000        125.000           3.51           0.00
HBBl     Home Building Bancorp              IN      NASDAQ     16.500         17.500         10.000           0.76           0.00



                                             PER SHARE                                             PRICING RATIOS
                                             -------------------------------        --------------------------------------------
                                             Book                     12 Month      Price/       Price/       Price/    Price/Core
                                             Value        Assets        Div.       Earnings    Bk. Value      Assets      Earnings
                                              ($)          ($)          ($)          (X)          (%)          (%)           (X)
                                              ---          ---          ---          ---          ---          ---           ---


CBCl     CaIumet Bancorp, Inc.              31.99       188.32         0.00        13.27        87.53        14.87        13.33
CBSB     Charter Financial, Inc.            12.88        59.73           NA           NA        88.32        19.04           NA
CBK      Citizens First Financial Corp.        NA           NA           NA           NA           NA           NA           NA
CSBF     CSB Financial Group, Inc.          12.30        39.84           NA           NA        73.17        22.59           NA
DFIN     Damen Financial Corp.              14.34        59.31           NA           NA        80.61        19.49           NA
FBCI     FidelityBancorp, Inc.              16.91       140.37         0.20        17.17        96.45        11.62        18.53
FNSC     Financial SecurityCorp.            25.85       179.87         0.00        18.89       100.10        14.39        20.54
FFBI     First Financial Bancorp, Inc.      16.67       187.79         0.00        13.72        92.98         8.25        16.67
FMBD     First Mutual Bancorp, Inc.         16.55        65.55           NA           NA        72.51        18.31           NA
FFDP     FirstFed Bancshares                24.92       276.32         0.40        15.69        91.29         8.23        26.45
GTPS     Great American Bancorp             18.11        61.56           NA           NA        75.92        22.34           NA
HNFC     Hinsdale Financial Corp.           20.20       253.53         0.00        13.73       103.96         8.28        15.44
HMCI     HomeCorp, Inc.                     18.40       303.40         0.00        16.51        95.11         5.77        23.65
KNK      Kankakee Bancorp, Inc.             24.72       252.33         0.40        18.11        78.38         7.68        18.45
LBCI     Liberty Bancorp, Inc.              25.66       269.38         0.60        17.83        89.63         8.54        17.69
MAFB     MAF Bancorp, Inc.                  20.91       377.58         0.31         9.36       125.82         6.97         9.17
NSBI     N.S. Bancorp, Inc.                 38.31       187.84         0.32        12.54       108.00        22.03        15.05
NBSI     North Bancshares, Inc.             16.91        97.54         0.10        30.53        93.88        16.28        33.07
SWBl     Southwest Bancshares               22.42       186.79         1 04        14.06       120.43        14.45        14.14
SPBC     St. Paul Bancorp, Inc.             20.64       223.34         0.33        12.91       115.07        10.63        13.19
STND     Standard Financial, Inc.           16.05       130.43         0.08        14.78        95.79        11.79        16.53
SFSB     SuburbFed Financial Corp.          20.53       287.34         0.32        12.59        81.59         5.83        14.82
WCBI     Westco Bancorp                     27.10       173.22         0.64        14.25       108.86        17.03        14.25
FBCV     1ST Bancorp                        32.33       410.07         0.34         2.86        86.61         6.83           NM
AMFC     AMB Financial Corp.                   NA           NA           NA           NA           NA           NA           NA
ASBl     Ameriana Bancorp                   13.41       115.20         0.51        13.67        97.87        11.39        14.27
ATSB     AmTrust Capital Corp.              13.32       128.88         0.00        27.78        75.08         7.76       111.11
CBCO     CB Bancorp, Inc.                   15.79       172.38         0.00         8.63       106.08         9.72         8.63
CBIN     Community Bank Shares              12.78       108.75           NA           NA       107.59        12.64           NA
FFWC     FFWCorp.                           21.76       201.43         0.48        11.40        89.04         9.62        10.25
FFED     Fidelity Federal Bancorp            5.70       112.36         0.70         9.82       217.11        11.01        10.49
FISB     First Indiana Corporation          15.97       178.41         0.49        12.01       153.41        13.73        14.16
HBFW     Home Bancorp                       16.60       101.07         0.00        17.56        88.86        14.59        17.56
HBBl     Home Building Bancorp              20.04       131 70         0.23        25.38        82.34        12.53        25.78



KELLER & COMPANY   PAGE 4
Columbus, Ohio
614-766-1426

                        THRIFT STOCK PRICES AND PRICING RATIOS
                      PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                         (EXCLUDING MUTUAL HOLDING COMPANIES)

                                  AS OF MAY 14, 1996



                                                                                                                     PER SHARE
                                                                --------------------------------------------------------------------
                                                                Latest       All Time        All Time         Monthly      Quarterly
                                                                Price          High            Low            Change        Change
                                            State    Exchange    ($)            ($)            ($)             (%)            (%)
                                            -----    --------    ---            ---            ---             ---            ---




HOMF     Home Federal Bancorp               IN      NASDAQ     26.000         27.750          3.222           4.00           1.96
INCB     Indiana Community Bank, SB         IN      NASDAQ     15.750         16.250         11.000           5.00           3.28
IFSL     Indiana Federal Corporation        IN      NASDAQ     18.250         21.250          4.000           2.82         (14.12)
LOGN     Logansport Financial Corp.         IN      NASDAQ     12.875         13.250         11.250          (1.90)         (0.96)
MARN     Marion Capital Holdings            IN      NASDAQ     20.750         20.750         14.250           1.22           2.47
MFBC     MFBCorp.                           IN      NASDAQ     14.250         16.250         10.500           0.00           1.79
NEIB     Northeast Indiana Bancorp          IN      NASDAQ     12.000         13.500         11.250          (2.04)         (4.00)
PFDC     Peoples Bancorp                    IN      NASDAQ     19.250         22.500          5.375           2.67          (3.75)
PERM     Permanent Bancorp, Inc.            IN      NASDAQ     15.750         18.500          9.750           9.57           0.00
SOBI     Sobieski Bancorp, Inc.             IN      NASDAQ     12.250         13.250         10.000          (5.77)         (2.00)
WCHI     Workingmens Capital Holdings       IN      NASDAQ     20.000         20.250          4.313           5.26           9.59
FFSL     First Independence Corp.           KS      NASDAQ     18.000         19.250         10.875          (3.36)         (2.70)
LARK     Landmark Bancshares, Inc.          KS      NASDAQ     15.250         15.250          9.750           4.27           2.52
MCBS     Mid Continent Bancshares Inc.      KS      NASDAQ     18.250         19.000          9.750           1.39           1.39
WBCI     WFSBancorp,lnc.                    KS      NASDAQ     22.750         22.750         11.000           0.55           1.11
CKFB     CKF Bancorp, Inc.                  KY      NASDAQ     19.500         20.250         11.375           0.00          (2.50)
CLAS     Classic Bancshares, Inc.           KY      NASDAQ     11.250         11.750         10.500           3.45          (1.10)
FSBS     First Ashland Financial Corp       KY      NASDAQ     18.250         18.375         12.500           0.69          23.73
FFKY     First Federal Financial Corp.      KY      NASDAQ     37.500         39.250          6.125           2.74           4.17
FTSB     Fort Thomas Financial Corp         KY      NASDAQ     17.000         17.000         11.250          27.10          37.37
FKKY     Frankfort First Bancorp, Inc.      KY      NASDAQ     11.750         15.875         11.750         (18.97)        (20.34)
GWBC     Gateway Bancorp, Inc.              KY      NASDAQ     15.000         16.250         11.000           3.45           3.45
GTFN     Great Financial Corporation        KY      NASDAQ     26.500         27.375         13.875           2.91          15.22
HFFB     Harrodsburg First Fin Bancorp      KY      NASDAQ     14.750         15.500         12.375           7.27           9.26
KYF      Kentucky First Bancorp, Inc        KY      AMSE       13.250         13.375         11.375          10.42          11.58
LFSB     LFS Bancorp Inc.                   KY      NASDAQ     19.125         20.875         12.750           0.66           1.32
CZF      CitiSave Financial Corp            LA      AMSE       14.750         15.750         12.750           0.85          (0.84)
ISBF     ISB Financial Corporation          LA      NASDAQ     15.560         17.000         12.938          (2.75)         (4.25)
JEBC     Jefferson Bancorp, Inc.            LA      NASDAQ     21.750         22.125         12.750          (1.14)          8.75
MERI     Meritrust Federal SB               LA      NASDAQ     32.000         34.000         13.500           6.67           3.23
TSH      Teche Holding Co.                  LA      AMSE       13.250         14.500         11.375           3.92          (2.75)
AFCB     Affiliated Community Bancorp       MA      NASDAQ     16.750         18.000         16.060          (0.36)         (6.94)
BFD      BostonFed Bancorp, Inc.            MA      AMSE       12.000         12.625         10.000          (1.03)          2.13
FMLY     Family Bancorp                     MA      NASDAQ     20.750         22.625          1.167          (1.19)          1.22


                                             PER SHARE                                             PRICING RATIOS
                                             -------------------------------        --------------------------------------------
                                             Book                     12 Month      Price/       Price/       Price/    Price/Core
                                             Value        Assets        Div.       Earnings    Bk. Value      Assets      Earnings
                                              ($)          ($)          ($)          (X)          (%)          (%)           (X)
                                              ---          ---          ---          ---          ---          ---           ---


HOMF     Home Federal Bancorp               22.59       272.66         0.43         8.39       115.10         9.54         9.63
INCB     Indiana Community Bank, SB         15.33        98.28         0.30        19.94       102.74        16.03        19.94
IFSL     Indiana Federal Corporation        14.88       151.50         0.78        11.85       122.65        12.05        12.67
LOGN     Logansport Financial Corp.         15.48        57.84           NA           NA        83.17        22.26           NA
MARN     Marion Capital Holdings            21.48        89.52         0.72        17.74        96.60        23.18        17.74
MFBC     MFBCorp.                           18.67        96.68         0.00        21.92        76.33        14.74        22.27
NEIB     Northeast Indiana Bancorp          13.92        68.44           NA           NA        86.21        17.53           NA
PFDC     Peoples Bancorp                    18.19       119.18         0.51        11.39       105.83        16.15        11.39
PERM     Permanent Bancorp, Inc.            19.26       172.85         0.15        32.14        81.78         9.11        32.14
SOBI     Sobieski Bancorp, Inc.             16.87        91.25         0.00        33.11        72.61        13.42        33.11
WCHI     Workingmens Capital Holdings       14.55       118.84         0.34        18.35       137.46        16.83        18.52
FFSL     First Independence Corp.           22.02    17,419.00         0.33         9.84        81.74        10.33        11.46
LARK     Landmark Bancshares, Inc.          17.06        99.15         0.35        16.76        89.39        15.38        19.30
MCBS     Mid Continent Bancshares Inc.      18.61       141.13         0.40         9.92        98.07        12.93        13.13
WBCI     WFSBancorp,lnc.                    21.69       176.65         0.40        27.08       104.89        12.88        19.12
CKFB     CKF Bancorp, Inc.                  17.43        61.11           NA           NA       111.88        31.91           NA
CLAS     Classic Bancshares, Inc.           14.76        51.26           NA           NA        76.22        21.95           NA
FSBS     First Ashland Financial Corp       16.87        64.04           NA           NA       108.18        28.50           NA
FFKY     First Federal Financial Corp.      23.39       166.54         0.90        14.31       160.32        22.52        16.45
FTSB     Fort Thomas Financial Corp         14.02        56.22           NA           NA       121.26        30.24           NA
FKKY     Frankfort First Bancorp, Inc.      15.61        40.18           NA           NA        75.27        29.24           NA
GWBC     Gateway Bancorp, Inc.              16.00        61.19           NA           NA        93.75        24.51           NA
GTFN     Great Financial Corporation        19.19       169.06         0.42        17.10       138.09        15.67        20.87
HFFB     Harrodsburg First Fin Bancorp      15.49        49.82           NA           NA        95.22        29.61           NA
KYF      Kentucky First Bancorp, Inc        14.29        60.48           NA           NA        92.72        21.91           NA
LFSB     LFS Bancorp Inc.                   19.60        68.98         0.20        36.78        97.58        27.73        36.78
CZF      CitiSave Financial Corp            16.26        82.63           NA           NA        90.71        17.85           NA
ISBF     ISB Financial Corporation          16.37        84.51           NA           NA        95.05        18.41           NA
JEBC     Jefferson Bancorp, Inc.            16.14       120.71         0.30        17.13       134.76        18.02        17.13
MERI     Meritrust Federal SB               21.82       293.37         0.55        11.51       146.65        10.91        11.81
TSH      Teche Holding Co.                  14.59        77.61           NA           NA        90.82        17.07           NA
AFCB     Affiliated Community Bancorp       19.21       185.01           NA           NA        87.19         9.05           NA
BFD      BostonFed Bancorp, Inc.            14.92       102.85           NA           NA        80.43        11.67           NA
FMLY     Family Bancorp                     16.84       217.12         0.40        10.64       123.22         9.56        11.93



KELLER & COMPANY   PAGE 5
Columbus, Ohio
614-766-1426

                        THRIFT STOCK PRICES AND PRICING RATIOS
                      PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                         (EXCLUDING MUTUAL HOLDING COMPANIES)

                                  AS OF MAY 14, 1996



                                                                                                                     PER SHARE
                                                                --------------------------------------------------------------------
                                                                Latest       All Time        All Time         Monthly      Quarterly
                                                                Price          High            Low            Change        Change
                                            State    Exchange    ($)            ($)            ($)             (%)            (%)
                                            -----    --------    ---            ---            ---             ---            ---





ANBK     American National Bancorp          MD      NASDAQ      9.875         10.250          4.639           1.28          (1.25)
EQSB     Equitable Federal Savings Bank     MD      NASDAQ     22.500         24.500         11.250           0.00           0.00
FCIT     First Citizens Financial Corp.     MD      NASDAQ     17.875         19.091          0.375           0.83           6.28
FFWM     First FinanciaI-W. Maryland        MD      NASDAQ     19.375         27.250          7.167           9.15           0.65
HRBF     Harbor Federal Bancorp, Inc.       MD      NASDAQ     12.875         15.500          9.750          (0.96)         (3.74)
HFMD     Home Federal Corp.                 MD      NASDAQ     10.875         15.873          0.750          (1.14)         27.94
MFSL     Maryland Federal Bancorp           MD      NASDAQ     29.250         34.125          4.545          (1.68)         (9.65)
WSB      Washington Savings Bank, FSB       MD      AMSE        5.500          6.917          0.281           4.76          10.00
WHGB     WHG BancsharesCorp.                MD      NASDAQ     11.750         11.750         10.875           5.00             NA
MCBN     Mid-Coast Bancorp, Inc.            ME      NASDAQ     19.375         20.250          8.095           0.00          (4.32)
BWFC     Bank West Financial Corp.          Ml      NASDAQ      9.625         10.875          8.500          (2.53)         (3.75)
CFSB     CFSB Bancorp, Inc.                 Ml      NASDAQ     20.310         24.000          3.486          (3.29)        (12.65)
DNFC     D & N Financial Corp.              Ml      NASDAQ     12.500         18.875          2.500          (1.96)         (4.76)
MSBF     MSB Financial, Inc.                MI      NASDAQ     17.000         19.500         10.750           6.25         (10.53)
MSBK     Mutual Savings Bank, FSB           Ml      NASDAQ      5.625         25.500          3.000           2.27         (10.86)
OFCP     Ottawa Financial Corp.             Ml      NASDAQ     16.250         16.750         10.250           0.00           0.78
SJSB     SJS Bancorp                        Ml      NASDAQ     20.000         20.250         10.810           8.11           1.91
SFB      Standard Federal Bancorp           Ml      NYSE       40.125         43.125          4.750          (4.18)         (2.73)
THR      Three Rivers Financial Corp.       Ml      AMSE       13.000         13.500         11.375          (1.89)         (2.80)
BDJI     First Federal Bancorporation       MN      NASDAQ     13.000         14.750         10.625          (4.59)         (5.45)
FFHH     FSF Financial Corp.                MN      NASDAQ     12.375         13.500          7.750          (1.00)          0.00
HMNF     HMN Financial, Inc.                MN      NASDAQ     15.560         16.125          9.313           3.73           1.20
MIVI     Mississippi View Holding Co.       MN      NASDAQ     11.250         12.250          8.500          (2.17)         (4.26)
QCFB     QCF Bancorp, Inc.                  MN      NASDAQ     14.000         15.125         11.000          (2.61)         (5.08)
TCB      TCF Financial Corp.                MN      NYSE       35.250         37.625          2.813          (1.05)         (1.05)
WEFC     Wells Financial Corp.              MN      NASDAQ     10.125         11.375          9.000          (3.57)         (7.95)
CMRN     Cameron Financial Corp             MO      NASDAQ     13.750         15.500         10.688           1.85           5.17
CAPS     Capital Savings Bancorp, Inc.      MO      NASDAQ     19.060         19.500         12.250           2.34           2.34
FBSI     First Bancshares, Inc.             MO      NASDAQ     16.250         17.000         10.250           1.56          (0.76)
GSBC     Great Southern Bancorp, Inc.       MO      NASDAQ     25.750         27.250          2.292          (1.90)          7.38
HFSA     Hardin Bancorp, Inc.               MO      NASDAQ     11.500         13.000         11.250           0.00          (4.17)
JSBA     Jefferson Savings Bancorp          MO      NASDAQ     29.500         30.750         13.250          (0.84)         10.28
JOAC     Joachim Bancorp, Inc.              MO      NASDAQ     12.250         13.500         11.500           1.03           0.00
MBLF     MBLA Financial Corp.               MO      NASDAQ     24.750         26.000         12.750          12.50          17.86


                                             PER SHARE                                             PRICING RATIOS
                                             -------------------------------        --------------------------------------------
                                             Book                     12 Month      Price/       Price/       Price/    Price/Core
                                             Value        Assets        Div.       Earnings    Bk. Value      Assets      Earnings
                                              ($)          ($)          ($)          (X)          (%)          (%)           (X)
                                              ---          ---          ---          ---          ---          ---           ---


ANBK     American National Bancorp          12.89       110.29       NA               NA         76.61         8.95           NA
EQSB     Equitable Federal Savings Bank     22.01       425.21     0.00             5.29        102.23         5.29         5.31
FCIT     First Citizens Financial Corp.     13.35       210.00     0.00            13.75        133.90         8.51        15.28
FFWM     First FinanciaI-W. Maryland        18.70       149.25     0.48            29.81        103.61        12.98        32.29
HRBF     Harbor Federal Bancorp, Inc.       15.79        83.00     0.20            21.11         81.54        15.51        21.11
HFMD     Home Federal Corp.                  7.41        86.02     0.12            10.77        146.76        12.64        10.98
MFSL     Maryland Federal Bancorp           29.84       363.00     0.58            10.60         98.02         8.06        14.85
WSB      Washington Savings Bank, FSB        5.03        62.23     0.08            10.38        109.34         8.84        13.75
WHGB     WHG BancsharesCorp.                   NA           NA       NA               NA            NA           NA           NA
MCBN     Mid-Coast Bancorp, Inc.            21.23       242.18     0.47            11.89         91.26         8.00        12.66
BWFC     Bank West Financial Corp.          11.99        60.63     0.21            21.39         80.28        15.87        37.02
CFSB     CFSB Bancorp, Inc.                 14.30       172.40     0.43            13.27        142.03        11.78        14.10
DNFC     D & N Financial Corp.              10.16       180.39     0.00             7.40        123.03         6.93         8.33
MSBF     MSB Financial, Inc.                18.86        83.33     0.30            10.97         90.14        20.40        12.06
MSBK     Mutual Savings Bank, FSB            9.19       168.44     0.00               NM         61.21         3.34           NM
OFCP     Ottawa Financial Corp.             14.92       136.66     0.32            21.67        108.91        11.89        21.96
SJSB     SJS Bancorp                        18.50       151.08       NA               NA        108.11        13.24           NA
SFB      Standard Federal Bancorp           30.02       431.63     0.72            10.56        133.66         9.30        11.66
THR      Three Rivers Financial Corp.       15.17        99.04       NA               NA         85.70        13.13           NA
BDJI     First Federal Bancorporation       17.64       122.69       NA               NA         73.70        10.60           NA
FFHH     FSF Financial Corp.                15.24        84.61     0.50            24.75         81.20        14.63        24.75
HMNF     HMN Financial, Inc.                17.54       104.63     0.00            13.19         88.71        14.87        14.82
MIVI     Mississippi View Holding Co.       13.78        73.08     0.08            11.25         81.64        15.39        12.64
QCFB     QCF Bancorp, Inc.                  17.65        90.44       NA               NA         79.32        15.48           NA
TCB      TCF Financial Corp.                15.10       196.44     0.63            12.77        233.44        17.94        13.51
WEFC     Wells Financial Corp.              13.41        89.68       NA               NA         75.50        11.29           NA
CMRN     Cameron Financial Corp             17.29        60.52       NA               NA         79.53        22.72           NA
CAPS     Capital Savings Bancorp, Inc.      20.34       194.94     0.33            10.53         93.71         9.78        10.53
FBSI     First Bancshares, Inc.             18.26       107.92     0.20            18.06         88.99        15.06        18.26
GSBC     Great Southern Bancorp, Inc.       14.21       142.44     0.65            11.76        181.21        18.08        12.44
HFSA     Hardin Bancorp, Inc.               15.15        78.81       NA               NA         75.91        14.59           NA
JSBA     Jefferson Savings Bancorp          21.59       266.99     0.08            16.67        136.64        11.05        18.21
JOAC     Joachim Bancorp, Inc.              14.08        47.91       NA               NA         87.00        25.57           NA
MBLF     MBLA Financial Corp.               20.68       142.21     0.40            25.78        119.68        17.40        25.78



KELLER & COMPANY   PAGE 6
Columbus, Ohio
614-766-1426
                        THRIFT STOCK PRICES AND PRICING RATIOS
                      PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                         (EXCLUDING MUTUAL HOLDING COMPANIES)

                                  AS OF MAY 14, 1996



                                                                                                                     PER SHARE
                                                                --------------------------------------------------------------------
                                                                Latest       All Time        All Time         Monthly      Quarterly
                                                                Price          High            Low            Change        Change
                                            State    Exchange    ($)            ($)            ($)             (%)            (%)
                                            -----    --------    ---            ---            ---             ---            ---




MFSB     Mutual Bancompany                  MO      NASDAQ     21.000         21.750         10.000           0.00          23.53
NASB     North American Savings Bank        MO      NASDAQ     31.000         32.375          2.500           1.64           0.81
NSLB     NS&L Bancorp, Inc.                 MO      NASDAQ     12.500         13.750         11.750          (2.91)         (5.66)
PCBC     Perry County Financial Corp.       MO      NASDAQ     17.375         21.500         12.375           2.21          (8.55)
RFED     Roosevelt Financial Group          MO      NASDAQ     18.375         19.750          2.167          (3.29)         (4.55)
SMFC     Sho-Me Financial Corp.             MO      NASDAQ     15.750         16.250          9.375           8.62           3.28
SMBC     Southern Missouri Bancorp, Inc     MO      NASDAQ     14.000         17.500          8.875          (2.61)         (9.68)
CFTP     Community Federal Bancorp          MS      NASDAQ     12.750         13.500         12.500          (1.92)            NA
FFBS     FFBS BanCorp, Inc.                 MS      NASDAQ     20.500         21.500         12.000           5.13          17.14
MGNL     Magna Bancorp, Inc.                MS      NASDAQ     34.750         36.250          1.688          14.88          13.93
GBCI     GlacierBancorp, Inc.               MT      NASDAQ     22.000         22.273          1.495          10.00          21.00
SFBM     Security Bancorp                   MT      NASDAQ     20.250         23.250          4.250          (4.71)          0.00
UBMT     United Savings Bank, F.A.          MT      NASDAQ     17.750         22.500          5.625          (4.05)         (4.05)
WSTR     WesterFed Financial Corp.          MT      NASDAQ     14.375         17.125         11.375          (0.45)         (8.73)
COOP     Cooperative Bankshares, Inc.       NC      NASDAQ     18.000         22.500          3.467           4.35          (2.70)
SOPN     First Savings Bancorp, Inc.        NC      NASDAQ     18.750         21.000         13.500           5.63          (2.60)
GSFC     Green Street Financial Corp.       NC      NASDAQ     12.440         12.875         12.125           1.55             NA
HFNC     HFNC Financial Corp.               NC      NASDAQ     14.375         15.000         13.125           2.68           8.49
KSAV     KS Bancorp, Inc.                   NC      NASDAQ     18.250         22.000         11.625           1.39          (2.67)
PDB      Piedmont Bancorp, Inc.             NC      AMSE       13.125         13.625         12.000           2.94           2.94
SSB      Scotland Bancorp, Inc              NC      AMSE       12.000         12.625         11.625          (1.03)            NA
SSM      Stone Street Bancorp, Inc.         NC      AMSE       17.250         18.500         16.750          (2.13)            NA
UFRM     United Federal Savings Bank        NC      NASDAQ      7.875          8.750          1.750          (5.97)         (1.56)
CFB      Commercial Federal Corporation     NE      NYSE       38.375         38.875          1.625           0.33          (0.32)
EBCP     Eastern Bancorp                    NH      NASDAQ     23.500         27.500          4.500          (4.08)         (5.05)
NHTB     New Hampshire Thrift Bncshrs       NH      NASDAQ      9.625         13.000          1.750          (3.75)         (4.94)
FBER     1st Bergen Bancorp                 NJ      NASDAQ      9.375         10.000          9.310          (3.85)            NA
CJFC     Central Jersey Financial           NJ      NASDAQ     26.250         30.000          2.645           0.96         (11.76)
COFD     Collective Bancorp, Inc.           NJ      NASDAQ     24.500         28.250          1.351           0.00          (4.63)
FSPG     First Home Savings Bank, FSB       NJ      NASDAQ     18.250         19.000          2.531           2.82           2.82
FSFI     First State Financial Services     NJ      NASDAQ     10.000         14.125          1.625         (16.67)        (18.37)
FMCO     FMS Financial Corporation          NJ      NASDAQ     17.000         17.500          1.500           7.94           3.03
IBSF     IBS Financial Corp                 NJ      NASDAQ     13.940         15.455          8.409          (1.31)         (1.07)
LVSB     Lakeview Financial                 NJ      NASDAQ     18.250         19.750          8.068          (6.41)          1.39


                                             PER SHARE                                             PRICING RATIOS
                                             -------------------------------        --------------------------------------------
                                             Book                     12 Month      Price/       Price/       Price/    Price/Core
                                             Value        Assets        Div.       Earnings    Bk. Value      Assets      Earnings
                                              ($)          ($)          ($)          (X)          (%)          (%)           (X)
                                              ---          ---          ---          ---          ---          ---           ---


MFSB     Mutual Bancompany                  18.63       164.66           NA           NA       112.72        12.75           NA
NASB     North American Savings Bank        20.77       286.37         0.50         8.47       149.25        10.83         9.28
NSLB     NS&L Bancorp, Inc.                 16.17        66.03           NA           NA        77.30        18.93           NA
PCBC     Perry County Financial Corp.       18.83        90.28           NA           NA        92.27        19.25           NA
RFED     Roosevelt Financial Group          10 83       216.88         0.58        14.13       169.67         8.47        10.38
SMFC     Sho-Me Financial Corp.             19.18       144.95         0.00        14.19        82.12        10.87        15.14
SMBC     Southern Missouri Bancorp, Inc     15.41        92.54         0.50        21.21        90.85        15.13        21.88
CFTP     Community Federal Bancorp             NA           NA           NA           NA           NA           NA           NA
FFBS     FFBS BanCorp, Inc.                 16.43        78.55         1.40        19.16       124.77        26.10        19.16
MGNL     Magna Bancorp, Inc.                18.12       185.48         0.45        11.47       191.78        18.74        12.41
GBCI     GlacierBancorp, Inc.               11.41       118.53         0.56        12.50       192.81        18.56        12.50
SFBM     Security Bancorp                   21.70       246.47         0.64        12.50        93.32         8.22        15.34
UBMT     United Savings Bank, F.A.          20.18        93.55         0.81        12.59        87.96        18.97        12.59
WSTR     WesterFed Financial Corp.          17.77       133.82         0.30        14.97        80.89        10.74        16.15
COOP     Cooperative Bankshares, Inc.       19.64       210.37         0.00        32.73        91.65         8.56        38.30
SOPN     First Savings Bancorp, Inc.        17.94        68.45         0.68        19.74       104.52        27.39        19.33
GSFC     Green Street Financial Corp.          NA           NA           NA           NA           NA           NA           NA
HFNC     HFNC Financial Corp.               14.16        53.88           NA           NA       101.52        26.68           NA
KSAV     KS Bancorp, Inc.                   20.55       135.50         1.05        13.22        88.81        13.47        13.04
PDB      Piedmont Bancorp, Inc.             14.05        47.20           NA           NA        93.42        27.81           NA
SSB      Scotland Bancorp, Inc                 NA           NA           NA           NA           NA           NA           NA
SSM      Stone Street Bancorp, Inc.            NA           NA           NA           NA           NA           NA           NA
UFRM     United Federal Savings Bank         6.76        80.56         0.16         9.97       116.49         9.78        10.79
CFB      Commercial Federal Corporation     26.57       439.20         0.30        10.23       144.43         8.74        10.29
EBCP     Eastern Bancorp                    26.48       344.02         0.57        11.69        88.75         6.83        14.33
NHTB     New Hampshire Thrift Bncshrs       11.49       149.44         0.50        11.60        83.77         6.44        11.19
FBER     1st Bergen Bancorp                    NA           NA           NA           NA           NA           NA           NA
CJFC     Central Jersey Financial           20.58       174.72         0.44        13.53       127.55        15.02        14.27
COFD     Collective Bancorp, Inc.           17.47       247.88         0.80         9.39       140.24         9.88         9.61
FSPG     First Home Savings Bank, FSB       14.97       229.73         0.48         8.41       121.91         7.94         8.82
FSFI     First State Financial Services     11.06       153.56         0.22         8.77        90.42         6.51        10.53
FMCO     FMS Financial Corporation          13.50       205.02         0.20        10.43       125.93         8.29        10.43
IBSF     IBS Financial Corp                 13.53        66.34         0.20        18.59       103.03        21.01        18.10
LVSB     Lakeview Financial                 20.40       183.63         0.23         6.84        89.46         9.94        14.84



KELLER & COMPANY   PAGE 7
Columbus, Ohio
614-766-1426


                        THRIFT STOCK PRICES AND PRICING RATIOS
                      PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                         (EXCLUDING MUTUAL HOLDING COMPANIES)

                                  AS OF MAY 14, 1996



                                                                                                                     PER SHARE
                                                                --------------------------------------------------------------------
                                                                Latest       All Time        All Time         Monthly      Quarterly
                                                                Price          High            Low            Change        Change
                                            State    Exchange    ($)            ($)            ($)             (%)            (%)
                                            -----    --------    ---            ---            ---             ---            ---




LFBI     Little Falls Bancorp, Inc.         NJ      NASDAQ      9.625         11.500          9.500          (6.10)        (13.48)
PBCI     Pamrapo Bancorp, Inc.              NJ      NASDAQ     19.250         26.125          2.563          (7.23)        (14.44)
PFSB     PennFed Financial Services,Inc     NJ      NASDAQ     15.375         15.875          9.063           5.13          (3.15)
PULS     Pulse Bancorp                      NJ      NASDAQ     16.000         17.750          4.000           2.40          (3.03)
SFIN     Statewide Financial Corp.          NJ      NASDAQ     12.125         13.750         11.750          (5.83)         (6.30)
FSBC     First Savings Bank, FSB            NM      NASDAQ      6.500         10.417          1.750           1.96           4.00
GUPB     GFSB Bancorp, Inc.                 NM      NASDAQ     13.750         14.500         12.875           1.40          (5.17)
ALBK     ALBANK Financial Corp              NY      NASDAQ     28.375         30.625          9.167          (5.42)         17.92
ALBC     Albion Banc Corp.                  NY      NASDAQ     16.750         18.750         10.500          (1.47)          0.75
ASFC     Astoria Financial Corporation      NY      NASDAQ     52.375         53.875         25.375           8.98           6.08
BFSI     BFS Bankorp, Inc.                  NY      NASDAQ     38.750         38.750          2.500           6.90           4.73
CARV     Carver Federal Savings Bank        NY      NASDAQ      8.000         10.750          6.250          (8.57)         (4.48)
CONE     Conestoga Bancorp, Inc.            NY      NASDAQ     20.875         21.125         10.000           0.00           1.21
FIBC     Financial Bancorp, Inc.            NY      NASDAQ     13.125         14.875          8.500           1.94           0.96
HAVN     Haven Bancorp, Inc.                NY      NASDAQ     27.625         27.625         10.000          15.10          21.43
LISB     Long Island Bancorp, Inc.          NY      NASDAQ     27.375         28.875         12.090           0.00           4.29
NYB      New York Bancorp Inc.              NY      NYSE       24.500         24.750          2.425           3.16          10.11
PEEK     Peekskill Financial Corp.          NY      NASDAQ     11.500         12.125         11.125           2.22           0.52
PKPS     Poughkeepsie Savings Bank, FS      NY      NASDAQ      5.000         26.750          0.875          (4.76)         (9.09)
RELY     Reliance Bancorp, Inc.             NY      NASDAQ     14.875         16.500          8.875          (2.46)          1.71
SFED     SFS Bancorp, Inc.                  NY      NASDAQ     12.000         13.500         11.000          (4.00)          0.00
TPNZ     TappanZee Financial, Inc.          NY      NASDAQ     12.000         13.000         11.250           1.05           1.61
YFCB     Yonkers Financial Corporation      NY      NASDAQ     10.000         10.125          9.690             NA             NA
ASBP     ASB Financial Corp.                OH      NASDAQ     14.125         16.500         11.375          (9.60)         (7.38)
CAFI     Camco Financial Corporation        OH      NASDAQ     19.250         19.500         12.857           4.05           4.05
COFI     Charter One Financial              OH      NASDAQ     36.750         36.750          3.445          14.84          15.75
CRCL     Circle Financial Corp.             OH      NASDAQ     35.125         35.125         10.500          31.31          30.09
CTZN     CitFed Bancorp, Inc.               OH      NASDAQ     35.750         38.875          9.250           2.88          (1.38)
CIBI     Community Investors Bancorp        OH      NASDAQ     15.250         17.500         10.750          (1.61)          5.17
EFBI     Enterprise Federal Bancorp         OH      NASDAQ     14.250         18.000         11.250           0.00          (5.00)
FFDF     FFD Financial Corp.                OH      NASDAQ     10.750         10.750         10.125           6.17             NA
FFYF     FFY Financial Corp.                OH      NASDAQ     23.125         23.375         12.250          (0.54)          6.94
FFOH     Fidelity Financial of Ohio         OH      NASDAQ     10.000         10.890          3.112          (0.60)         (8.17)
FDEF     First Defiance Financial           OH      NASDAQ     10.625         11.000          5.790           1.19           0.00


                                             PER SHARE                                             PRICING RATIOS
                                             -------------------------------        --------------------------------------------
                                             Book                     12 Month      Price/       Price/       Price/    Price/Core
                                             Value        Assets        Div.       Earnings    Bk. Value      Assets      Earnings
                                              ($)          ($)          ($)          (X)          (%)          (%)           (X)
                                              ---          ---          ---          ---          ---          ---           ---



LFBI     Little Falls Bancorp, Inc.         14.26        93.85           NA           NA        67.50        10.26           NA
PBCI     Pamrapo Bancorp, Inc.              17.21       111.05         0.85        12.50       111.85        17.33        12.50
PFSB     PennFed Financial Services,Inc     19.69       201.44         0.00        11.92        78.09         7.63        11.06
PULS     Pulse Bancorp                      13.84       116.42         0.75        12.03       115.61        13.74        11.94
SFIN     Statewide Financial Corp.          13.72       106.09           NA           NA        88.37        11.43           NA
FSBC     First Savings Bank, FSB             8.08       168.13         0.00        11.02        80.45         3.87        13.54
GUPB     GFSB Bancorp, Inc.                 17.06        70.43           NA           NA        80.60        19.52           NA
ALBK     ALBANK Financial Corp              23.58       244.99         0.42        14.05       120.34        11.58        14.05
ALBC     Albion Banc Corp.                  23.36       218.97         0.31        23.59        71.70         7.65        27.46
ASFC     Astoria Financial Corporation      52.31       612.14         0.60        11.80       100.12         8.56        12.84
BFSI     BFS Bankorp, Inc.                  28.19       346.35         0.00         6.66       137.46        11.19         6.91
CARV     Carver Federal Savings Bank        15.12       156.94         0.00        23.53        52.91         5.10        18.60
CONE     Conestoga Bancorp, Inc.            17.58       104.25         0.20        29.40       118.74        20.02        35.99
FIBC     Financial Bancorp, Inc.            14.32       134.45         0.23        16.61        91.66         9.76        16.83
HAVN     Haven Bancorp, Inc.                21.82       346.38         0.30        13.03       126.60         7.98        13.22
LISB     Long Island Bancorp, Inc.          20.79       194.48         0.40        14.80       131.67        14.08        15 92
NYB      New York Bancorp Inc.              13.58       234.93         0.80         9.65       180.41        10.43        10.21
PEEK     Peekskill Financial Corp.          15.73        47.24           NA           NA        73.11        24.34           NA
PKPS     Poughkeepsie Savings Bank, FS       5.69        66.95         0.09         4.17        87.87         7.47         3.16
RELY     Reliance Bancorp, Inc.             16.75       189.08         0.45        12.71        88.81         7.87        13.28
SFED     SFS Bancorp, Inc.                  16.68       118.69           NA           NA        71.94        10.11           NA
TPNZ     TappanZee Financial, Inc.          13.80        70.86           NA           NA        86.96        16.93           NA
YFCB     Yonkers Financial Corporation         NA           NA           NA           NA           NA           NA           NA
ASBP     ASB Financial Corp.                15.60        64.16           NA           NA        90.54        22.02           NA
CAFI     Camco Financial Corporation        14.52       174.34         0.41         9.08       132.58        11.04        11.81
COFI     Charter One Financial              20.16       292.01         0.78        35.68       182.29        12.59        12.33
CRCL     Circle Financial Corp.             34.51       323.98         0.62        24.39       101.78        10.84        28.56
CTZN     CitFed Bancorp, Inc.               30.76       438.42         0.26        20.66       116.22         8.15        19.43
CIBI     Community Investors Bancorp        16.93       122.33         0.12        12.10        90.08        12.47        12.82
EFBI     Enterprise Federal Bancorp         14.86        95.34         3.00        14.39        95.90        14.95        20.65
FFDF     FFD Financial Corp.                   NA           NA           NA           NA           NA           NA           NA
FFYF     FFY Financial Corp.                20.25       110.37         0.55        17.13       114.20        20.95        16.52
FFOH     Fidelity Financial of Ohio         12.47        61.22           NA           NA        80.19        16.33           NA
FDEF     First Defiance Financial           12.22        48.12           NA           NA        86.95        22.08           NA



KELLER & COMPANY   PAGE 8
Columbus, Ohio
614-766-1426
                        THRIFT STOCK PRICES AND PRICING RATIOS
                      PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                         (EXCLUDING MUTUAL HOLDING COMPANIES)

                                  AS OF MAY 14, 1996



                                                                                                                     PER SHARE
                                                                --------------------------------------------------------------------
                                                                Latest       All Time        All Time         Monthly      Quarterly
                                                                Price          High            Low            Change        Change
                                            State    Exchange    ($)            ($)            ($)             (%)            (%)
                                            -----    --------    ---            ---            ---             ---            ---



FFBZ     First Federal Bancorp, Inc.        OH      NASDAQ     23.500         24.375          6.250          (1.05)          5.62
FFHS     First Franklin Corporation         OH      NASDAQ     14.750         17.500          3.500           9.26          (4.84)
FFSW     FirstFederal Financial Svcs        OH      NASDAQ     24.500         24.500          2.232           8.89           7.80
GFCO     Glenway Financial Corp.            OH      NASDAQ     21.750         24.500         16.190          (6.45)          1.16
HHFC     Harvest Home Financial Corp.       OH      NASDAQ     13.000         13.000          8.750           2.97           4.00
HVFD     Haverfield Corporation             OH      NASDAQ     18.500         18.977          5.165          10.45          34.55
INBI     Industrial Bancorp                 OH      NASDAQ     16.000         16.000         12.125           6.67          15.32
LONF     London Financial Corporation       OH      NYSE        9.750         11.250          9.750          (8.24)            NA
MFFC     Milton Federal Financial Corp.     OH      NASDAQ     14.750         17.125         10.000          (3.28)         (4.84)
OHSL     OHSL Financial Corp.               OH      NASDAQ     20.500         22.000         11.500           1.23           2.50
PTRS     Potters Financial Corp.            OH      NASDAQ     16.250         18.500          9.000          (1.52)        (12.16)
PVFC     PVF Capital Corp.                  OH      NASDAQ     19.000         20.750          6.474          (5.00)         (3.80)
SFSL     Security First Corp.               OH      NASDAQ     12.250         17.250          1.625          (3.92)         (5.77)
SHFC     Seven Hills Financial Corp.        OH      NASDAQ     14.500         17.500         11.000           0.00           0.00
SSBK     StrongsvilleSavings Bank           OH      NASDAQ     21.625         21.750         15.500           8.13          16.89
SBCN     Suburban Bancorporation, Inc.      OH      NASDAQ     15.000         18.500         10.500          (4.76)        (13.04)
THIR     Third Financial Corp.              OH      NASDAQ     31.250         31.500         14.500           5.93           9.65
WOFC     Western Ohio Financial Corp.       OH      NASDAQ     22.750         24.375         14.750           1.11          (2.15)
WFCO     Winton Financial Corp.             OH      NASDAQ     13.250         15.000          3.750          (1.85)         20.45
FFWD     Wood Bancorp, Inc.                 OH      NASDAQ     18.750         19.500         12.000           0.00           2.74
KFBI     Klamath First Bancorp              OR      NASDAQ     13.500         14.000         12.500           0.45           0.93
BRFC     Bridgeville Savings Bank           PA      NASDAQ     14.000         15.250         11.750           7.69          (1.75)
CVAL     Chester Valley Bancorp Inc.        PA      NASDAQ     18.500         20.476          4.073          (0.67)          0.00
FSBI     Fidelity Bancorp, Inc.             PA      NASDAQ     17.500         18.182          3.756          10.00           9.22
FBBC     First Bell Bancorp, Inc.           PA      NASDAQ     13.375         14.250         10.000          (3.60)         (3.60)
FKFS     First Keystone Financial           PA      NASDAQ     17.250         20.875         10.250          (6.76)        (12.66)
SHEN     FirstShenangoBancorp, Inc.         PA      NASDAQ     21.250         22.250         12.750           2.41           0.00
GAF      GA Financial, Inc.                 PA      AMSE       11.000         11.500         10.750           0.00             NA
HARL     Harleysville Savings Bank          PA      NASDAQ     18.000         19.750          3.535          (1.37)          5.88
LARL     Laurel Capital Group, Inc.         PA      NASDAQ     15.500         16.500          3.627           0.00          (3.88)
MLFB     MLF Bancorp, Inc.                  PA      NASDAQ     24.000         24.750         12.438           3.23           1.87
PVSA     Parkvale Financial Corporation     PA      NASDAQ     27.500         28.500          2.688           0.46           2.80
PBIX     Patriot Bank Corp.                 PA      NASDAQ     12.750         13.125         12.310           0.00           0.00
PWBC     PennFirst Bancorp, Inc.            PA      NASDAQ     13.000         15.915          4.019           4.00           6.12


                                             PER SHARE                                             PRICING RATIOS
                                             -------------------------------        --------------------------------------------
                                             Book                     12 Month      Price/       Price/       Price/    Price/Core
                                             Value        Assets        Div.       Earnings    Bk. Value      Assets      Earnings
                                              ($)          ($)          ($)          (X)          (%)          (%)           (X)
                                              ---          ---          ---          ---          ---          ---           ---


FFBZ     First Federal Bancorp, Inc.        16.04       220.75         0.38        10.54       146.51        10.65        10.78
FFHS     First Franklin Corporation         17.31       182.15         0.28        13.92        85.21         8.10        14.18
FFSW     FirstFederal Financial Svcs        14.71       303.31         0.44        13.54       166.55         8.08        15.61
GFCO     Glenway Financial Corp.            24.28       251.07         0.51        15.43        89.58         8.66        15.65
HHFC     Harvest Home Financial Corp.       14.44        81.55         0.29        20.31        90.03        15.94        20.31
HVFD     Haverfield Corporation             14.81       178 37         0.52        15.42       124.92        10.37        16.37
INBI     Industrial Bancorp                 11.26        58.88           NA           NA       142.10        27.17           NA
LONF     London Financial Corporation          NA           NA           NA           NA           NA           NA           NA
MFFC     Milton Federal Financial Corp.     14.91        74.61         1.31        19.67        98.93        19.77        21.07
OHSL     OHSL Financial Corp.               20.84       167.80         0.70        13.76        98.37        12.22        14.44
PTRS     Potters Financial Corp.            20.80       213.70         0.21        14.13        78.13         7.60        14.38
PVFC     PVF Capital Corp.                  13.24       201.73         0.00         8.96       143.50         9.42        10.67
SFSL     Security First Corp.               11.58       132.99         0.40         9.42       105.79         9.21         8.94
SHFC     Seven Hills Financial Corp.        17.99        84.83         0.86        48.33        80.60        17.09        50.00
SSBK     StrongsvilleSavings Bank           16.50       199.40         0.42        11.44       131.06        10.85        13.43
SBCN     Suburban Bancorporation, Inc.      17.48       133.13         0.55        28.30        85.81        11.27        19.48
THIR     Third Financial Corp.              24.88       137.05         0.60        17.36       125.60        22.80        19.29
WOFC     Western Ohio Financial Corp.       25.27        95.97         1.00        19.28        90.03        23.71        26.45
WFCO     Winton Financial Corp.             10.42       132.08         0.41        10.86       127.16        10.03        13.38
FFWD     Wood Bancorp, Inc.                 19.42       135.15         0.32        12.18        96.55        13.87        12.42
KFBI     Klamath First Bancorp              14.83        52.80           NA           NA        91.03        25.57           NA
BRFC     Bridgeville Savings Bank           14.13        49.56         0.38        23.33        99.08        28.25        23.33
CVAL     Chester Valley Bancorp Inc.        15.91       173.80         0.35        12.01       116.28        10.64        12.42
FSBI     Fidelity Bancorp, Inc.             16.06       220.59         0.29        14.46       108.97         7.93        14.46
FBBC     First Bell Bancorp, Inc.           13.99        66.44           NA           NA        95.60        20.13           NA
FKFS     First Keystone Financial           17.83       215.24         0.00        16.27        96.75         8.01        15.00
SHEN     FirstShenangoBancorp, Inc.         20.40       154.13         0.39        14.66       104.17        13.79        15.51
GAF      GA Financial, Inc.                 14.34        63.90           NA           NA        76.71        17.21           NA
HARL     Harleysville Savings Bank          15.01       212.82         0.36        10.71       119.92         8.46        10.53
LARL     Laurel Capital Group, Inc.         13.66       127.95         0.27         9.34       113.47        12.11         9.69
MLFB     MLF Bancorp, Inc.                  24.25       271.35         0.36        14.29        98.97         8.84        13.64
PVSA     Parkvale Financial Corporation     20.99       282.75         0.49         9.89       131.01         9.73        10.62
PBIX     Patriot Bank Corp.                 15.47        89.48           NA           NA        82.42        14.25           NA
PWBC     PennFirst Bancorp, Inc.            13.37       170.26         0.36        13.27        97.23         7.64        13.40



KELLER & COMPANY   PAGE 9
Columbus, Ohio
614-766-1426
                        THRIFT STOCK PRICES AND PRICING RATIOS
                      PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                         (EXCLUDING MUTUAL HOLDING COMPANIES)

                                  AS OF MAY 14, 1996



                                                                                                                     PER SHARE
                                                                --------------------------------------------------------------------
                                                                Latest       All Time        All Time         Monthly      Quarterly
                                                                Price          High            Low            Change        Change
                                            State    Exchange    ($)            ($)            ($)             (%)            (%)
                                            -----    --------    ---            ---            ---             ---            ---




PHFC   Pittsburgh Home Financial Corp              PA      NASDAQ     10.500         11.125         10.060          -3.45         NA
PSAB   Prime Bancorp, Inc.                         PA      NASDAQ     17.500         20.682          3.194          -1.41      -5.41
PFNC   Progress Financial Corporation              PA      NASDAQ      7.125         18.750          0.750           1.79      29.55
SVRN   Sovereign Bancorp, Inc.                     PA      NASDAQ     10.810         11.250          1.005           2.95       8.10
THRD   TF Financial Corporation                    PA      NASDAQ     14.125         16.000          9.750           0.89      -2.59
THBC   Troy Hill Bancorp, Inc.                     PA      NASDAQ     12.875         14.000         10.250          -4.63      -2.83
WVFC   WVS Financial Corporation                   PA      NASDAQ     19.750         22.250         13.000          -5.95      -2.47
YFED   York Financial Corp.                        PA      NASDAQ     17.750         18.864          4.731           4.41       2.16
AMFB   American Federal Bank                       SC      NASDAQ     16.000         16.500          0.625           4.92       6.67
CPCP   Coastal Financial Corp.                     SC      NASDAQ     20.375         21.250          2.397           7.24       7.24
FFCH   First Financial Holdings Inc.               SC      NASDAQ     19.750         22.250          4.000          -2.47       0.00
FSFC   First Southeast Financial Corp              SC      NASDAQ     18.250         20.250         11.750          -3.95       0.00
PALM   Palfed, Inc.                                SC      NASDAQ     12.250         18.500          3.500          -5.77      -3.92
SCCB   S. Carolina Community Bancshrs              SC      NASDAQ     16.500         20.500         12.625          -0.75      -4.35
HFFC   HF Financial Corp.                          SD      NASDAQ     14.750         16.750          5.500           5.36     -10.61
LFCT   Leader Financial Corp.                      TN      NASDAQ     44.810         45.250         14.500           0.70      19.49
TWIN   Twin City Bancorp                           TN      NASDAQ     16.000         18.250         10.500          -3.03      -4.48
CBSA   Coastal Bancorp, Inc.                       TX      NASDAQ     17.875         18.875          9.875           2.14      -0.69
ETFS   East Texas Financial Services               TX      NASDAQ     14.750         16.750         11.000          -1.67      -6.35
FBHC   Fort Bend Holding Corp.                     TX      NASDAQ     18.250         20.250         10.375           0.00      -1.35
LOAN   Horizon Bancorp                             TX      NASDAQ     11.000         11.500          7.250          -2.22       2.33
JXVL   Jacksonville Bancorp, Inc.                  TX      NASDAQ     10.060         11.990          7.141           4.52      -4.91
WFSB   1st Washington Bancorp Inc.                 VA      NASDAQ      7.910         10.375          0.125           1.28       2.86
BFSB   Bedford Bancshares, Inc.                    VA      NASDAQ     16.250         18.750         10.250          -5.80      -5.80
CNIT   CENIT Bancorp, Inc.                         VA      NASDAQ     34.750         40.250         10.875           5.30       4.12
CFFC   Community Financial Corp.                   VA      NASDAQ     19.000         21.000          4.250          -9.52      -5.00
ESX    Essex Bancorp, Inc.                         VA      AMSE        2.750         19.250          0.750          10.00      16.92
FFFC   FFVA Financial Corp.                        VA      NASDAQ     30.500         32.250         16.500           3.39      -3.94
FFRV   Fidelity Financial Bankshares               VA      NASDAQ     12.750         14.750          2.381          -2.86      -3.77
GSLC   Guaranty Financial Corp.                    VA      NASDAQ      7.750          8.500          6.313           0.00      -6.06
IFB    Life Bancorp, Inc.                          VA      NASDAQ     14.625         16.625          8.313           4.46      -2.50
VABF   Virginia Beach Fed. Financial               VA      NASDAQ      7.750          9.938          1.625          -3.13       1.64
VFFC   Virginia First Financial                    VA      NASDAQ     12.000         12.125          1.250           4.35       9.09
CASB   Cascade Financial Corp.                     WA      NASDAQ     18.500         19.000          3.328          15.63      15.63


                                             PER SHARE                                             PRICING RATIOS
                                             -------------------------------        --------------------------------------------
                                             Book                     12 Month      Price/       Price/       Price/    Price/Core
                                             Value        Assets        Div.       Earnings    Bk. Value      Assets      Earnings
                                              ($)          ($)          ($)          (X)          (%)          (%)           (X)
                                              ---          ---          ---          ---          ---          ---           ---


FWWB   Pittsburgh Home Financial Corp                 NA           NA           NA           NA           NA           NA         NA
IWBK   Prime Bancorp, Inc.                         15.44       163.55         0.65        11.01       113.34        10.70      12.32
MSEA   Progress Financial Corporation               5.15        93.30         0.00         8.28       138.35         7.64      10.33
STSA   Sovereign Bancorp, Inc.                      7.58       175.83         0.08        10.39       142.61         6.15      11.26
WFSL   TF Financial Corporation                    17.80       114.78         0.26        14.71        78.35        12.31      15.52
AADV   Troy Hill Bancorp, Inc.                     16.73        75.37         0.32        12.03        76.96        17.08      13.14
ABCW   WVS Financial Corporation                   20.92       138.38         0.52        11.97        94.41        14.27      11.29
FCBF   York Financial Corp.                        15.22       173.33         0.55        11.09       116.62        10.24      13.05
FFEC   American Federal Bank                        9.80       123.44         0.28        11.03       163.27        12.96      10.06
FTFC   Coastal Financial Corp.                      9.63       157.70         0.49        15.09       211.58        12.92      15.79
FFCH   First Financial Holdings Inc.               15.04       227.64         0.60        12.04       131.32         8.68      11.83
FSFC   First Southeast Financial Corp              17.20        87.67         0.43        22.81       106.10        20.82      22.81
PALM   Palfed, Inc.                                10.09       119.41         0.02        14.76       121.41        10.26      17.50
SCCB   S. Carolina Community Bancshrs              16.70        56.31         0.55        18.33        98.80        29.30      18.33
HFFC   HF Financial Corp.                          16.86       187.92         0.32        10.77        87.49         7.85      13.79
LFCT   Leader Financial Corp.                      25.71       320.22         0.63        11.40       174.29        13.99      11.64
TWIN   Twin City Bancorp                           15.69       114.01         0.55        12.60       101.98        14.03      14.55
CBSA   Coastal Bancorp, Inc.                       18.50       566.12         0.34         9.36        96.62         3.16       9.41
ETFS   East Texas Financial Services               18.91        96.32         0.05        16.03        78.00        15.31      17.35
FBHC   Fort Bend Holding Corp.                     21.06       289.64         0.28         9.46        86.66         6.30      10.43
LOAN   Horizon Bancorp                              7.53        91.50         0.10         9.82       146.08        12.02      12.36
JXVL   Jacksonville Bancorp, Inc.                     NA           NA           NA           NA           NA           NA         NA
WFSB   1st Washington Bancorp Inc.                  4.79        80.47         0.12        15.21       165.14         9.83      35.95
BFSB   Bedford Bancshares, Inc.                    16.86        98.42         0.33        13.00        96.38        16.51      13.00
CNIT   CENIT Bancorp, Inc.                         29.27       400.72         0.40        23.48       118.72         8.67      19.52
CFFC   Community Financial Corp.                   16.99       124.25         0.41        11.59       111.83        15.29      11.59
ESX    Essex Bancorp, Inc.                         21.54       322.69         0.00           NM        12.77         0.85         NM
FFFC   FFVA Financial Corp.                        33.58       190.85         0.65        13.20        90.83        15.98      13.50
FFRV   Fidelity Financial Bankshares               12.01       141.09         0.16         9.31       106.16         9.04       9.51
GSLC   Guaranty Financial Corp.                     6.88       105.07         0.00        10.33       112.65         7.38      13.14
IFB    Life Bancorp, Inc.                          14.74       115.79         0.44        16.25        99.22        12.63      15.39
VABF   Virginia Beach Fed. Financial                8.28       125.95         0.16        23.48        93.60         6.15         NM
VCCF   Virginia First Financial                     9.81       127.14         0.06         8.28       122.32         9.44      10.17
CASB   Cascade Financial Corp.                     12.42       199.87         0.00        19.07       148.95         9.26      41.11



KELLER & COMPANY   PAGE 10
Columbus, Ohio
614-766-1426
                        THRIFT STOCK PRICES AND PRICING RATIOS
                      PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                         (EXCLUDING MUTUAL HOLDING COMPANIES)

                                  AS OF MAY 14, 1996



                                                                                                                     PER SHARE
                                                                --------------------------------------------------------------------
                                                                Latest       All Time        All Time         Monthly      Quarterly
                                                                Price          High            Low            Change        Change
                                            State    Exchange    ($)            ($)            ($)             (%)            (%)
                                            -----    --------    ---            ---            ---             ---            ---




FWWB     First SB of Washington Bancorp     WA      NASDAQ     14.625         15.125         12.375          11.43          12.50
IWBK     InterWest Bancorp, Inc.            WA      NASDAQ     22.875         25.125          8.478           6.40          12.96
MSEA     Metropolitan Bancorp               WA      NASDAQ     14.000         15.000          3.636           7.69           0.00
STSA     Sterling Financial Corp.           WA      NASDAQ     13.500         14.500          1.878          (0.92)         (0.92)
WFSL     Washington Federal, Inc.           WA      NASDAQ     21.375         23.967          1.723           3.01          (5.00)
AADV     Advantage Bancorp, Inc.            WI      NASDAQ     34.000         34.500         10.600           0.74           4.29
ABCW     Anchor BanCorp Wisconsin           WI      NASDAQ     33.500         36.250          9.800           5.51          (2.19)
FCBF     FCB Financial Corp.                WI      NASDAQ     17.500         18.500         12.000          (1.41)         (4.37)
FFEC     First Fed Bncshrs Eau Claire       WI      NASDAQ     14.625         15.375          8.375           4.46           5.41
FTFC     First Federal Capital Corp.        WI      NASDAQ     22.875         22.875          1.449           6.40          15.09
FFHC     First Financial Corp.              WI      NASDAQ     23.250         24.000          1.392           8.14           8.14
FNGB     First Northern Capital Corp.       WI      NASDAQ     16.000         16.500          3.063           1.59           0.79
HALL     Hallmark Capital Corp.             WI      NASDAQ     14.875         16.250          9.875          (0.83)         (4.03)
MWFD     Midwest Federal Financial          WI      NASDAQ     29.500         31.000          8.333          26.88          37.21
NWEQ     Northwest Equity Corp.             WI      NASDAQ     10.125         11.375          6.875          (2.41)         (5.81)
OSBF     OSB Financial Corp.                WI      NASDAQ     22.750         24.875         14.500          (3.19)         (3.70)
RELI     Reliance Bancshares, Inc.          WI      NASDAQ       8.00          8.500          7.875             NA             NA
SECP     Security Capital Corporation       WI      NASDAQ     59.000         62.000         25.000           1.29          (3.48)
STFR     St. Francis Capital Corp.          WI      NASDAQ     25.500         28.000         12.625          (2.86)         (5.56)
FOBC     Fed One Bancorp                    WV      NASDAQ     14.875         16.250          5.358          (2.46)         (5.56)
CRZY     Crazy Woman Creek Bancorp          WY      NASDAQ     11.000         11.000         10.375           4.76             NA
TRIC     Tri-County Bancorp, Inc.           WY      NASDAQ     18.000         18.500         11.375           0.00           2.13


                                             PER SHARE                                             PRICING RATIOS
                                             -------------------------------        --------------------------------------------
                                             Book                     12 Month      Price/       Price/       Price/    Price/Core
                                             Value        Assets        Div.       Earnings    Bk. Value      Assets      Earnings
                                              ($)          ($)          ($)          (X)          (%)          (%)           (X)
                                              ---          ---          ---          ---          ---          ---           ---


FWWB     First SB of Washington Bancorp     15.25        59.11           NA           NA        95.90        24.74           NA
IWBK     InterWest Bancorp, Inc.            14.63       212.71         0.39        11.16       156.36        10.75        12.10
MSEA     Metropolitan Bancorp               13.71       209.74         0.00        10.07       102.12         6.67         9.33
STSA     Sterling Financial Corp.           11.30       276.03         0.00        15.00       119.47         4.89        15.34
WFSL     Washington Federal, Inc.           14.04       115.72         0.86        11.49       152.24        18.47        12.01
AADV     Advantage Bancorp, Inc.            26.04       284.11         0.26        14.53       130.57        11.97        16.11
ABCW     Anchor BanCorp Wisconsin           23.83       333.03         0.30        12.64       140.58        10.06        12.88
FCBF     FCB Financial Corp.                18.65        95.25         0.57        18.23        93.83        18.37        18.82
FFEC     First Fed Bncshrs Eau Claire       14.04        98.07         0.10        16.81       104.17        14.91        17.41
FTFC     First Federal Capital Corp.        15.03       219.45         0.56        12.36       152.20        10.42        16.82
FFHC     First Financial Corp.              13.30       181.33         0.51        10.06       174.81        12.82        10.38
FNGB     First Northern Capital Corp.       15.98       125.56         0.57        15.84       100.13        12.74        18.60
HALL     Hallmark Capital Corp.             18.38       235.13         0.00        12.61        80.93         6.33        14.17
MWFD     Midwest Federal Financial          20.26       217.00         0.26        14.60       145.61        13.59        17.99
NWEQ     Northwest Equity Corp.             12.96        84.59         0.24        11.25        78.13        11.97        11.77
OSBF     OSB Financial Corp.                28.01       222.41         0.56        58.33        81.22        10.23        35.00
RELI     Reliance Bancshares, Inc.             NA           NA           NA           NA           NA           NA           NA
SECP     Security Capital Corporation       55.94       350.75         0.30        19.93       105.47        16.82        18.97
STFR     St. Francis Capital Corp.          23.35       221.21         0.20         9.66       109.21        11.53        14.01
FOBC     Fed One Bancorp                    16.53       136.40         0.53        12.29        89.99        10.91        12.29
CRZY     Crazy Woman Creek Bancorp             NA           NA           NA           NA           NA           NA           NA
TRIC     Tri-County Bancorp, Inc.           20.76       116.42         0.45        18.56        86.71        15.46        18.95



KELLER & COMPANY   PAGE 11
Columbus, Ohio
614-766-1426
                        THRIFT STOCK PRICES AND PRICING RATIOS
                      PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                         (EXCLUDING MUTUAL HOLDING COMPANIES)

                                  AS OF MAY 14, 1996



                                                                                                                     PER SHARE
                                                                --------------------------------------------------------------------
                                                                Latest       All Time        All Time         Monthly      Quarterly
                                                                Price          High            Low            Change        Change
                                            State    Exchange    ($)            ($)            ($)             (%)            (%)
                                            -----    --------    ---            ---            ---             ---            ---




ALL THRIFTS
      AVERAGE                                                  17.794         22.037          8.008           1.20           1.37
      MEDIAN                                                   16.188         18.313          9.094           0.00           0.00
      HIGH                                                     59.000        589.500         25.375          38.34          37.37
      LOW                                                       2.625          6.917          0.125         (18.97)        (20.34)

AVERAGE FOR STATE
      OH                                                       18.923         20.391          9.202           2.15           3.94

AVERAGE BY REGION
      MIDWEST                                                  18.982         20.479          9.157           1.35           1.47
      NEW ENGLAND                                              17.675         20.150          6.028          (3.04)         (4.59)
      MID ATLANTIC                                             16.906         19.181          7.108           0.07           0.73
      SOUTHEAST                                                16.129         18.469          7.007           1.06           0.88
      SOUTHWEST                                                15.232         16.668          9.537           0.62          (0.90)
      WEST                                                     17.842         39.337          6.363           3.74           4.97

AVERAGE BY EXCHANGE
       NYSE                                                    26.848         83.369          3.721           0.80           4.95
      AMEX                                                     12.544         14.583          9.921           1.45          (0.51)
      OTC/NASDAQ                                               17.667         19.573          8.101           1.20           1.29


                                             PER SHARE                                             PRICING RATIOS
                                             -------------------------------        --------------------------------------------
                                             Book                     12 Month      Price/       Price/       Price/    Price/Core
                                             Value        Assets        Div.       Earnings    Bk. Value      Assets      Earnings
                                              ($)          ($)          ($)          (X)          (%)          (%)           (X)



ALL THRIFTS
      AVERAGE                               17.27       170.68         0.36        15.66       106.25        12.85        17.27
      MEDIAN                                16.54       141.67         0.33        13.14        99.03        11.34        14.41
      HIGH                                  55.94       612.14         3.00        70.50       233.44        31.91       111.11
      LOW                                    2.24        35.76         0.00         2.86        12.77         0.85         3.16

AVERAGE FOR STATE
      OH                                    17.88       162.58         0.60       17.451      110.257       14.077       17.559

AVERAGE BY REGION
      MIDWEST                               18.46       156.67         0.38        17.19       105.33        14.47        18.82
      NEW ENGLAND                           18.51       248.03         0.50        11.06        95.08         7.59        12.49
      MID ATLANTIC                          16.82       173.30         0.32        13.16       103.74        11.46        14.11
      SOUTHEAST                             14.88       147.39         0.37        14.18       113.86        13.15        15.54
      SOUTHWEST                             15.46       161.64         0.30        12.26       101.52        13.26        13.29
      WEST                                  16.80       232.67         0.33        18.33       108.20         9.61        21.39

AVERAGE BY EXCHANGE
       NYSE                                 20.63       347.00         0.42        17.03       139.57         8.84        17.45
      AMEX                                  15.84       117.66         0.30        12.66        81.88        14.20        14.16
      OTC/NASDAQ                            17.19       165.20         0.36        15.62       105.93        12.97        17.30




KELLER & COMPANY   PAGE 1
Columbus, Ohio
614-766-1426
                                      EXHIBIT 31

                            KEY FINANCIAL DATA AND RATIOS
                      PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                         (EXCLUDING MUTUAL HOLDING COMPANIES)
                                  AS OF MAY 14, 1996


                                                           ASSETS AND EQUITY                             PROFITABILITY
                                                   ----------------------------------     ----------------------------------------
                                                    Total       Total       Total                     Core                    Core
                                                   Assets       Equity    Tang. Equity    ROAA        ROAA        ROAE        ROAE
                                      State        ($000)       ($000)      ($000)        (%)          (%)        (%)          (%)
                                      -----        ------       ------      ------        ---          ---        ---         ----

PLE   Pinnacle Bank                    AL         194,311      14,983      14,431        0.77        0.71       10.29        9.48
SRN   Southern Banc Company, Inc       AL         110,757      22,571      22,325          NA          NA          NA          NA
SZB   SouthFirst Bancshares, Inc.      AL          85,775      15,056      15,056        0.74        0.58        4.52        3.52
VAFD  Valley Federal Savings Bank      AL         122,083      10,010      10,010        0.36        0.36        4.61        4.67
FFBH  First Federal Bancshares of AR   AR         454,479      35,308      35,308        0.91        0.86       12.03       11.42
FTF   Texarkana First Financial Corp   AR         163,391      33,683      33,683        1.77        1.77       10.80        10.8
AHM   Ahmanson & Company(H.F.)         CA      49,781,986   2,952,702   2,808,721        0.88        0.24       15.41        4.15
AFFFZ America First Financial Fund     CA       2,333,113     174,821     171,086        0.81        0.81       12.57        12.5
BVFS  Bay View Capital Corp.           CA       2,910,295     203,268     198,159       (0.10)       0.26       (1.43)       3.57
BYFC  Broadway Financial Corp.         CA         117,744       5,581       5,581        0.45        0.43        9.18        8.81
CAL   Cal Fed Bancorp, Inc.            CA      14,280,100     911,200     911,200        0.76        0.72       12.51       11.84
CFHC  California Financial Holding     CA       1,277,568      86,268      85,500        0.29        0.25        4.26        3.71
CENF  CENFED Financial Corp.           CA       2,113,582     105,775     105,526        0.48        0.33        9.92        6.91
CSA   Coast Savings Financial          CA       8,239,880     425,360     418,305        0.46        0.40        9.62        8.38
DSL   Downey Financial Corp.           CA       4,652,584     387,470     380,740        0.61        0.53        7.58        6.67
FIDF  Fidelity Federal Bank, FSB       CA       3,279,564     227,539     227,180       (1.97)      (2.05)     (37.85)     (39.35)
FSSB  First FS&LA Of San Bernardino    CA         103,288       5,827       5,566       (0.17)      (0.34)       (2.9)      (6.03)
FED   FirstFed Financial Corp.         CA       4,165,825     195,311     191,942        0.18        0.17        3.94        3.66
GLN   Glendale Federal Bank, FSB       CA      14,367,978     941,398     880,896        0.23        0.39        3.80        6.42
GDW   Golden West Financial            CA      35,013,718   2,332,592   2,194,398        0.75        0.74       11.76       11.64
GWF   Great Western Financial          CA      43,762,730   2,822,132   2,507,848        0.65        0.60       10.77        9.89
HTHR  Hawthorne Financial Corp.        CA         773,090      40,851      40,684       (0.21)      (0.32)      (4.82)      (7.47)
HEMT  HF Bancorp, Inc.                 CA         754,365      86,273          NA        0.19        0.16        1.50        1.23
HBNK  Highland Federal Bank FSB        CA         441,911      34,626      34,626        0.22        0.21        3.92        3.87
HFSF  Home Federal Financial Corp.     CA         716,755      54,404      54,213        0.34        0.19        4.71        2.67
MBBC  Monterey Bay Bancorp, Inc.       CA         329,768      47,604      46,953        0.21        0.26        1.49        1.85
NHSL  NHS Financial, Inc.              CA         292,618      24,671      24,618        0.16        0.16        1.93         1.9
PSSB  Palm Springs Savings Bank        CA         192,093      11,693      11,693        0.62        0.34       10.80        5.85
PFFB  PFF Bancorp, Inc.                CA       2,008,139     289,071     289,071        0.11        0.10        1.04        1.01
QCBC  Quaker City Bancorp, Inc.        CA         692,974      68,461      68,087        0.50        0.48        4.90        4.71
REDF  RedFed Bancorp Inc.              CA         871,814      48,078      48,078       (0.86)      (1.18)     (15.05)     (20.58)



                                                         CAPITAL ISSUES
                                         -----------------------------------------------
                                                              Number of   Mkt. Value
                                           IPO                 Shares     of Shares
                                          Date     Exchange    Outstg.      ($M)
                                          ----     --------    -------      ----
PLE   Pinnacle Bank                    12/17/86      AMSE        889,824       16.02
SRN   Southern Banc Company, Inc       10105/95      AMSE      1,454,750       18.73
SZB   SouthFirst Bancshares, Inc.      02/14/95      AMSE        863,200       13.38
VAFD  Valley Federal Savings Bank      10/15/87    NASDAQ        364,160       12.75
FFBH  First Federal Bancshares of AR   05/03/96    NASDAQ             NA          NA
FTF   Texarkana First Financial Corp   07/07/95      AMSE      1,983,750       29.51
AHM   Ahmanson & Company(H.F.)         10/01/72      NYSE    112,512,418     2728.43
AFFFZ America First Financial Fund     NA          NASDAQ      6,010,589      174.31
BVFS  Bay View Capital Corp.           05/09/86    NASDAQ      6,900,306      224.26
BYFC  Broadway Financial Corp.         01/09/96    NASDAQ             NA          NA
CAL   Cal Fed Bancorp, Inc.            03/01/83      NYSE     49,312,944      881.47
CFHC  California Financial Holding     04/01/83    NASDAQ      4,667,615       95.10
CENF  CENFED Financial Corp.           10/25/91    NASDAQ      5,031,500      114.35
CSA   Coast Savings Financial          12/23/85      NYSE     18,583,317      580.73
DSL   Downey Financial Corp.           01/01/71      NYSE     16,972,905      398.86
FIDF  Fidelity Federal Bank, FSB       NA          NASDAQ     18,242,465      173.30
FSSB  First FS&LA Of San Bernardino    02/02/93    NASDAQ        328,296        3.78
FED   FirstFed Financial Corp.         12/16/83      NYSE     10,624,298      168.66
GLN   Glendale Federal Bank, FSB       10/01/83      NYSE     44,085,008      799.04
GDW   Golden West Financial            05/29/59      NYSE     58,622,859     3143.65
GWF   Great Western Financial          NA            NYSE    137,204,953     3310.07
HTHR  Hawthorne Financial Corp.        NA          NASDAQ      2,599,275       12.67
HEMT  HF Bancorp, Inc.                 06130/95    NASDAQ      6,414,125       64.14
HBNK  Highland Federal Bank FSB        NA          NASDAQ      2,295,983       39.03
HFSF  Home Federal Financial Corp.     07/01/86    NASDAQ      3,666,090       64.16
MBBC  Monterey Bay Bancorp, Inc.       02/15/95    NASDAQ      3,414,063       39.69
NHSL  NHS Financial, Inc.              NA          NASDAQ      2,522,827       22.71
PSSB  Palm Springs Savings Bank        NA          NASDAQ      1,130,946       11.03
PFFB  PFF Bancorp, Inc.                03/29/96    NASDAQ     19,837,500      225.65
QCBC  Quaker City Bancorp, Inc.        12/30/93    NASDAQ      3,927,600       54.50
REDF  RedFed Bancorp Inc.              04/08/94    NASDAQ      4,065,670       41.16

KELLER & COMPANY   PAGE 2
Columbus, Ohio
614-766-1426
                            KEY FINANCIAL DATA AND RATIOS
                      PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                         (EXCLUDING MUTUAL HOLDING COMPANIES)
                                  AS OF MAY 14, 1996

                                                           ASSETS AND EQUITY                             PROFITABILITY
                                                   ----------------------------------     ----------------------------------------
                                                    Total       Total       Total                     Core                    Core
                                                   Assets       Equity    Tang. Equity    ROAA        ROAA        ROAE        ROAE
                                      State        ($000)       ($000)      ($000)        (%)          (%)        (%)          (%)
                                      -----        ------       ------      ------        ---          ---        ---         ----
SGVB  SGV Bancorp, Inc.                CA         333,064      32,581      32,581        0.12        0.11        1.11        1.08
WES   Westcorp                         CA       3,076,518     304,287     303,293        1.21        0.55       13.63        6.19
FFBA  First Colorado Bancorp, Inc.     CO       1,492,600     241,623     238,670        0.98        0.99        8.64        8.67
MORG  Morgan Financial Corp.           CO          71,654      10,501      10,501        0.97        0.93        6.38        6.12
EGFC  Eagle Financial Corp.            CT       1,290,670      95,721      86,181        0.92        0.87       12.33       11.65
FFES  First Federal of East Hartford   CT         933,433      57,831      57,633        0.60        0.59        8.81        8.69
NTMG  Nutmeg Federal S&LA              CT          85,724       5,399       5,399        0.62        0.41       10.20        6.71
WBST  Webster Financial Corporation    CT       3,813,173     213,846     166,674        0.56        0.60       10.14       10.76
IFSB  Independence Federal Savings     DC         263,740      17,082      14,678        0.54        0.26        8.99        4.36
BANC  Bank Atlantic Bancorp, Inc.      FL       1,642,825     136,819     125,676        1.08        0.86       16.11       12.86
BKUNA Bank United Financial Corp.      FL         738,491      69,468      66,955        1.12        0.13       14.68        1.64
FFFG  F.F.O. Financial Group, Inc.     FL         301,485      18,780      18,780        0.64        0.54        9.17        7.79
FFLC  FFLC Bancorp, Inc.               FL         330,514      56,096      56,096        0.94        0.95        5.43        5.49
FFML  First Family Financial Corp.     FL         153,250       8,596       8,596        0.82        0.49       16.16        9.60
FPRY  First Financial Bancorp          FL         231,649      15,117      15,117        0.64        0.54        9.93        8.37
FFPB  First Palm Beach Bancorp, Inc.   FL       1,465,395     111,898     108,976        0.69        0.69        8.21        8.14
FFPC  Florida First Bancorp, Inc.      FL         304,040      21,069      21,069        0.86        0.78       12.90       11.82
HOF L Home Financial Corp.             FL       1,227,371     313,193     313,193        1.70        1.61        6.58        6.24
SCSL  Suncoast Savings and Loan        FL         372,140      25,629      25,566        0.34       (0.28)       6.15       (5.06)
CCFH  CCF Holding Company              GA          79,578      17,187      17,187        0.86        0.79        6.13        5.62
EBSI  Eagle Bancshares                 GA         558,315      37,131      37,131        0.97        0.94       13.77       13.33
FGHC  First Georgia Holding, Inc.      GA         142,133      11,605      10,263        0.87        0.81       10.61        9.91
FLFC  First Liberty Financial Corp.    GA         927,108      73,069      62,023        1.02        0.84       13.11       10.77
FLAG  FLAG Financial Corp.             GA         232,105      20,698      20,698        0.87        0.82        9.78        9.22
NFSL  Newnan Savings Bank, FSB         GA         160,656      18,605      18,483        1.89        1.65       17.69       15.47
CASH  First Midwest Financial, Inc.    IA         309,706      38,874      36,247        1.24        0.99        9.27        7.41
GFSB  GFS Bancorp, Inc.                IA          80,913       9,738       9,738        1.08        1.06        8.47        8.29
HZFS  Horizon Financial Svcs Corp.     IA          73,105       8,861       8,861        0.71        0.65        5.55        5.09
MFCX  Marshalltown Financial Corp.     IA         126,226      19,349      19,349        0.32        0.32        2.10        2.10
MIFC  Mid-Iowa Financial Corp.         IA         119,395      10,770      10,754        0.84        0.83        8.90        8.87
MWBI  Midwest Bancshares, Inc.         IA         136,809       9,490       9,490        0.99        0 69       14.16        9.87


                                                         CAPITAL ISSUES
                                         -----------------------------------------------
                                                              Number of   Mkt. Value
                                           IPO                 Shares     of Shares
                                          Date     Exchange    Outstg.      ($M)
                                          ----     --------    -------      ----
GVB   SGV Bancorp, Inc.                06/29/95    NASDAQ      2,727,656       24.55
WES   Westcorp                         05/01186      NYSE     24,605,960      455.21
FFBA  First Colorado Bancorp, Inc.     01/02/96    NASDAQ     20,096,940      248.70
MORG  Morgan Financial Corp.           01/11/93    NASDAQ        832,700        9.78
EGFC  Eagle Financial Corp.            02/03/87    NASDAQ      4,478,691      117.57
FFES  First Federal of East Hartford   06/23/87    NASDAQ      2,593,628       46.69
NTMG  Nutmeg Federal S&LA              NA          NASDAQ        708,019        4.72
WBST  Webster Financial Corporation    12/12/86    NASDAQ      8,103,746      226.90
IFSB  Independence Federal Savings     06/06/85    NASDAQ      1,277,435       10.78
BANC  Bank Atlantic Bancorp, Inc.      11/29/83    NASDAQ     11,742,999      176.14
BKUNA Bank United Financial Corp.      12/11/85    NASDAQ      5,693,125       46.97
FFFG  F.F.O. Financial Group, Inc.     10/13/88    NASDAQ      8,430,000       21.58
FFLC  FFLC Bancorp, Inc.               01/04/94    NASDAQ      2,638,356       46.17
FFML  First Family Financial Corp.     10/22/92    NASDAQ        545,000       11.45
FPRY  First Financial Bancorp          03/29188    NASDAQ        865,133       17.52
FFPB  First Palm Beach Bancorp, Inc.   09/29/93    NASDAQ      5,180,687      115.27
FFPC  Florida First Bancorp, Inc.      11/06/86    NASDAQ      3,374,245       26.99
HOF L Home Financial Corp.             10125/94    NASDAQ     24,770,607      365.37
SCSL  Suncoast Savings and Loan        07130/85    NASDAQ      1,989,930       12.44
CCFH  CCF Holding Company              07112/95    NASDAQ      1,118,850       14.27
EBSI  Eagle Bancshares                 04/01/86    NASDAQ      3,117,200       59.23
FGHC  First Georgia Holding, Inc.      02/11/87    NASDAQ      2,023,711       14.67
FLFC  First Liberty Financial Corp.    12106183    NASDAQ      3,972,342       84.41
FLAG  FLAG Financial Corp.             12111/86    NASDAQ      1,916,000       26.35
NFSL  Newnan Savings Bank, FSB         03/01/86    NASDAQ      1,446,856       24.96
CASH  First Midwest Financial, Inc.    09120/93    NASDAQ      1,789,535       41.16
GFSB  GFS Bancorp, Inc.                01/06/94    NASDAQ        514,600       10.68
HZFS  Horizon Financial Svcs Corp.     06/30194    NASDAQ        471,437        7.19
MFCX  Marshalltown Financial Corp.     03/31/94    NASDAQ      1,411,475       22.94
MIFC  Mid-Iowa Financial Corp.         10114/92    NASDAQ      1,729,880       12.54
MWBI  Midwest Bancshares, Inc.         11/12/92    NASDAQ        356,979        9.64

KELLER & COMPANY   PAGE 3
Columbus, Ohio
614-766-1426

                            KEY FINANCIAL DATA AND RATIOS
                      PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                         (EXCLUDING MUTUAL HOLDING COMPANIES)
                                  AS OF MAY 14, 1996

                                                           ASSETS AND EQUITY                             PROFITABILITY
                                                   ----------------------------------     ----------------------------------------
                                                    Total       Total       Total                     Core                    Core
                                                   Assets       Equity    Tang. Equity    ROAA        ROAA        ROAE        ROAE
                                      State        ($000)       ($000)      ($000)        (%)          (%)        (%)          (%)
                                      -----        ------       ------      ------        ---          ---        ---         ----
FFFD  North Central Bancshares, Inc.   IA         179,648      29,586      29,586        1.48        1.41        8.78        8.36
PMFI  Perpetual Midwest Financial      IA         374,039      36,053      36,053        0.41        0.41        4.09        4 09
SFFC  State Fed Financial Corporation  IA          74,182      14,925      14,925        1.18        1.18        5.80        5.80
AVND  Avondale Financial Corp.         IL         579,731      61,628      61,628          NA          NA          NA          NA
BABC  Barrington Bancorp, Inc.         IL          70,204      11,565      11,565        0.53        0.52        3.20        3.14
BELL  Bell Bancorp                     IL       1,938,454     307,385     307,385        0.63        0.60        4.03        3.85
CBCI  Calumet Bancorp, Inc.            IL         502,419      85,350      85,350        1.21        1.20        7.24        7.20
CBSB  Charter Financial, Inc.          IL         297,120      64,083      62,361        1.08        1.08        8.84        8.83
CBK   Citizens First Financial Corp.   IL         232,196      15,765      15,765          NA          NA          NA          NA
CSBF  CSB Financial Group, Inc.        IL          41,231      12,728      12,728          NA          NA          NA          NA
DFIN  Damen Financial Corp.            IL         235,320      56,903      56,903          NA          NA          NA          NA
FBCI  Fidelity Bancorp, Inc.           IL         433,027      52,162      51,975        0.77        0.71        5.56        5.13
FNSC  Financial Security Corp.         IL         274,090      39,372      39,372        0.78        0.72        5.71        5.26
FFBI  First Financial Bancorp, Inc.    IL          88,615       7,865       7,865        0.70        0.57        6.53        5.33
FMBD  First Mutual Bancorp, Inc.       IL         285,296      72,050      72,050        0.99        0.95        4.14        3.99
FFDP  FirstFed Bancshares              IL         623,996      56,285      53,765        0.64        0.40        6.65        4.20
GTPS  Great American Bancorp           IL         117,706      34,632      34,632        0.77        0.77        2.95        2.94
HNFC  Hinsdale Financial Corp.         IL         682,029      54,341      52,679        0.62        0.55        8.24        7.35
HMCI  HomeCorp, Inc.                   IL         341,742      20,731      20,731        0.37        0.26        6.28        4.31
KNK   Kankakee Bancorp, Inc.           IL         363,182      35,581      33,014        0.50        0.49        4.53        4.46
LBCI  Liberty Bancorp, Inc.            IL         669,949      63,818      63,649        0.56        0.56        5.49        5.51
MAFB  MAF Bancorp, Inc.                IL       1,980,184     109,654     109,654        0.88        0.90       15.13       15.48
NSBI  N.S. Bancorp, Inc.               IL       1,153,392     235,232     235,232        1.86        1.55        9.57        7.97
NBSI  North Bancshares, Inc.           IL         114,337      19,827      19,827        0.57        0.53        2.98        2.74
SWBI  Southwest Bancshares             IL         349,543      41,951      41,951        1.19        1.18        8.83        8.77
SPBC  St. Paul Bancorp, Inc.           IL       4,142,858     382,851     381,512        0.89        0.87        9.59        9.35
STND  Standard Financial, Inc.         IL       2,186,603     269,004     268,914        0.88        0.79        6.23        5.59
SFSB  SuburbFed Financial Corp.        IL         362,272      25,879      25,719        0.51        0.44        6.97        6.01
WCBI  Westco Bancorp                   IL         309,265      48,383      48,383        1.32        1.32        8.46        8.43
FBCV  1ST Bancorp                      IN         273,122      21,535      21,535        2.25       (0.13)      35.92       (2.02)
AMFC  AMB Financial Corp.              IN          80,533      16,147      16,147        0.50        0.50        4.75        4.75


                                                         CAPITAL ISSUES
                                         -----------------------------------------------
                                                              Number of   Mkt. Value
                                           IPO                 Shares     of Shares
                                          Date     Exchange    Outstg.      ($M)
                                          ----     --------    -------      ----

FFFD  North Central Bancshares, Inc.   03/21/96    NASDAQ            NA          NA
PMFI  Perpetual Midwest Financial      03/31/94    NASDAQ     2,017,082       34.29
SFFC  State Fed Financial Corporation  01/05/94    NASDAQ       823,485       14.00
AVND  Avondale Financial Corp.         04/07/95    NASDAQ     4,014,568       56.71
BABC  Barrington Bancorp, Inc.         05/12/94    NASDAQ       661,250       12.40
BELL  Bell Bancorp                     12/23/91    NASDAQ     9,209,578      340.75
CBCI  Calumet Bancorp, Inc.            02/20/92    NASDAQ     2,667,878       74.03
CBSB  Charter Financial, Inc.          12/29/95    NASDAQ     4,974,282       53.77
CBK   Citizens First Financial Corp.   05/01/96      AMSE            NA          NA
CSBF  CSB Financial Group, Inc.        10/09/95    NASDAQ     1,035,000        9.83
DFIN  Damen Financial Corp.            10/02/95    NASDAQ     3,967,500       46.12
FBCI  Fidelity Bancorp, Inc.           12/15/93    NASDAQ     3,084,850       47.82
FNSC  Financial Security Corp.         12/29/92    NASDAQ     1,523,808       39.62
FFBI  First Financial Bancorp, Inc.    10/04/93    NASDAQ       471,896        7.31
FMBD  First Mutual Bancorp, Inc.       07/05/95    NASDAQ     4,352,200       56.03
FFDP  FirstFed Bancshares              07/01/92    NASDAQ     2,258,235       49.12
GTPS  Great American Bancorp           06/30/95    NASDAQ     1,912,112       27.84
HNFC  Hinsdale Financial Corp.         07/07/92    NASDAQ     2,690,155       56.49
HMCI  HomeCorp, Inc.                   06/22/90    NASDAQ     1,126,371       19.99
KNK   Kankakee Bancorp, Inc.           01/06/93      AMSE     1,439,318       29.33
LBCI  Liberty Bancorp, Inc.            12/24/91    NASDAQ     2,487,022       61.55
MAFB  MAF Bancorp, Inc.                01112/90    NASDAQ     5,244,463      130.46
NSBI  N.S. Bancorp, Inc.               12/19/90    NASDAQ     6,140,240      242.54
NBSI  North Bancshares, Inc.           12/21/93    NASDAQ     1,172,243       19.05
SWBI  Southwest Bancshares             06/24/92    NASDAQ     1,871,294       50.29
SPBC  St. Paul Bancorp, Inc.           05/18/87    NASDAQ    18,549,634      456.78
STND  Standard Financial, Inc.         08/01/94    NASDAQ    16,764,989      247.28
SFSB  SuburbFed Financial Corp.        03/04/92    NASDAQ     1,260,769       20.33
WCBI  Westco Bancorp                   06/26/92    NASDAQ     1,785,395       49.60
FBCV  1ST Bancorp                      04/07/87    NASDAQ       666,042       19.81
AMFC  AMB Financial Corp.              04/01/96    NASDAQ            NA          NA

KELLER & COMPANY   PAGE 4
Columbus, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
                  PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                       (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF MAY 14, 1996

                                                           ASSETS AND EQUITY                             PROFITABILITY
                                                   ----------------------------------     ----------------------------------------
                                                    Total       Total       Total                     Core                    Core
                                                   Assets       Equity    Tang. Equity    ROAA        ROAA        ROAE        ROAE
                                      State        ($000)       ($000)      ($000)        (%)          (%)        (%)          (%)
                                      -----        ------       ------      ------        ---          ---        ---         ----

ASBI  Ameriana Bancorp                 IN         383,072      44,583      44,514        0.93        0.91        7.20        7.00
ATSB  AmTrust Capital Corp.            IN          73,072       7,553          NA        0.31        0.07        2.75        0.60
CBCO  CB Bancorp, Inc.                 IN         204,825      18,762      18,762        1.37        1.37       13.98       13.98
CBIN  Community Bank Shares            IN         215,726      25,351      25,351        0.91        0.89        7.07        6.91
FFWC  FFW Corp.                        IN         148,892      16,083      16,083        0.90        1.00        8.07        8.96
FFED  Fidelity Federal Bancorp         IN         280,138      14,221      14,221        1.29        1.22       25.83       24.30
FISB  First Indiana Corporation        IN       1,476,879     132,245     130,363        1.18        1.00       13.88       11.80
HBFW  Home Bancorp                     IN         312,758      51,355      51,355        0.86        0.86        4.97        4.96
HBBI  Home Building Bancorp            IN          42,407       5,992       5,992        0.46        0 45        3.16        3.09
HOMF  Home Federal Bancorp             IN         606,266      50,232      48,308        1.20        1.04       15.05       13.09
INCB  Indiana Community Bank, SB       IN          90,614      14,133      14,133        0.77        0.77        4.97        4.97
IFSL  Indiana Federal Corporation      IN         717,720      70,504          NA        1.02        0.96       10.75       10.06
LOGN  Logansport Financial Corp.       IN          76,493      20,473      20,473        1.40        1.33        5.41        5.13
MARN  Marion Capital Holdings          IN         179,329      43,031      43,031        1.41        1.41        5.79        5.79
MFBC  MFB Corp.                        IN         200,895      38,799      38,799        0.69        0.69        3.40        3.36
NEIB  Northeast Indiana Bancorp        IN         141,098      28,697      28,697        1.09        1.09        5.62        5.62
PFDC  Peoples Bancorp                  IN         280,778      42,857      42,857        1.45        1.44        9.58        9.55
PERM  Permanent Bancorp, Inc.          IN         377,905      42,101      41,500        0.33        0.33        2.75        2.74
SOB   Sobieski Bancorp, Inc.           IN          76,362      14,120      14,120        0.42        0.42        2.24        2.24
WCHI  Workingmens Capital Holdings     IN         213,673      26,164      26,164        0.91        0.90        7.55        7.44
FFSL  First Independence Corp.         KS         101,628      12,845      12,845        1.13        0.97        8.56        7.34
LARK  Landmark Bancshares, Inc.        KS         193,403      33,272      33,272        0.91        0.79        5.30        4.60
MCBS  Mid Continent Bancshares Inc.    KS         290,903      36,434      36,384        1.40        1.06       10.14        7.69
WBCI  WFS Bancorp, Inc.                KS         275,758      33,854      33,837        0.45        0.65        3.90        5.67
CKFB  CKF Bancorp, Inc.                KY          56,549      16,129      16,129        1.32        1.32        4.75        4.75
CLAS  Classic Bancshares, Inc.         KY          67,786      19,517      19,517          NA          NA          NA          NA
FSBS  First Ashland Financial Corp     KY          90,216      23,761      23,761        0.86        0.85        3.69        3.67
FFKY  First Federal Financial Corp.    KY         351,010      49,291      45,966        1.65        1.43       11.50        9.98
FTSB  Fort Thomas Financial Corp       KY          88,470      22,057      22,057        1.32        1.32        6.61        6.61
FKKY  Frankfort First Bancorp, Inc.    KY         138,609      49,624      49,624        0.99        1.05        4.20        4.47
GWBC  Gateway Bancorp, Inc.            KY          73,409      18,478      18,478        1.14        1.14        5.85        5.85


                                                         CAPITAL ISSUES
                                         -----------------------------------------------
                                                              Number of   Mkt. Value
                                           IPO                 Shares     of Shares
                                          Date     Exchange    Outstg.      ($M)
                                          ----     --------    -------      ----
ASBI  Ameriana Bancorp                 03/02/87    NASDAQ     3,325,277       46.14
ATSB  AmTrust Capital Corp.            03/28/95    NASDAQ       566,964        5 81
CBCO  CB Bancorp, Inc.                 12/28/92    NASDAQ     1,188,226       21.39
CBIN  Community Bank Shares            04/10/95    NASDAQ     1,983,720       28.27
FFWC  FFW Corp.                        04/05/93    NASDAQ       739,176       13.31
FFED  Fidelity Federal Bancorp         08/31/87    NASDAQ     2,493,229       32.02
FISB  First Indiana Corporation        08/02/83    NASDAQ     8,278,225      188.33
HBFW  Home Bancorp                     03/30/95    NASDAQ     3,094,489       44.87
HBBI  Home Building Bancorp            02/08/95    NASDAQ       322,000        5.64
HOMF  Home Federal Bancorp             01/23/88    NASDAQ     2,223,532       55.87
INCB  Indiana Community Bank, SB       12/15/94    NASDAQ       922,039       14.06
IFSL  Indiana Federal Corporation      02/04/87    NASDAQ     4,737,329       87.64
LOGN  Logansport Financial Corp.       06/14/95    NASDAQ     1,322,500       16.37
MARN  Marion Capital Holdings          03/18/93    NASDAQ     2,003,170       40.94
MFBC  MFB Corp.                        03/25/94    NASDAQ     2,077,873       29.61
NEIB  Northeast Indiana Bancorp        06/28/95    NASDAQ     2,061,670       26.80
PFDC  Peoples Bancorp                  07/07/87    NASDAQ     2,355,883       45.94
PERM  Permanent Bancorp, Inc.          04/04/94    NASDAQ     2,186,261       35.53
SOB   Sobieski Bancorp, Inc.           03/31/95    NASDAQ       836,860       10.67
WCHI  Workingmens Capital Holdings     06/07/90    NASDAQ     1,797,920       30.12
FFSL  First Independence Corp.         10/08/93    NASDAQ       583,421       10.79
LARK  Landmark Bancshares, Inc.        03/28/94    NASDAQ     1,950,522       28.77
MCBS  Mid Continent Bancshares Inc.    06/27/94    NASDAQ     2,061,250       36.98
WBCI  WFS Bancorp, Inc.                06/03/94    NASDAQ     1,561,009       35.32
CKFB  CKF Bancorp, Inc.                01/04/95    NASDAQ       925,333       17.81
CLAS  Classic Bancshares, Inc.         12/29/95    NASDAQ     1,322,500       15.54
FSBS  First Ashland Financial Corp     04/07/95    NASDAQ     1,408,750       20.43
FFKY  First Federal Financial Corp.    07/15/87    NASDAQ     2,107,680       76.93
FTSB  Fort Thomas Financial Corp       06/28/95    NASDAQ     1,573,775       19.08
FKKY  Frankfort First Bancorp, Inc.    07/10/95    NASDAQ     3,450,000       45.71
GWBC  Gateway Bancorp, Inc.            01/18/95    NASDAQ     1,199,612       17.09

KELLER & COMPANY   PAGE 5
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF MAY 14, 1996


                                                           ASSETS AND EQUITY                             PROFITABILITY
                                                   ----------------------------------     ----------------------------------------
                                                    Total       Total       Total                     Core                    Core
                                                   Assets       Equity    Tang. Equity    ROAA        ROAA        ROAE        ROAE
                                      State        ($000)       ($000)      ($000)        (%)          (%)        (%)          (%)
                                      -----        ------       ------      ------        ---          ---        ---         ----

GTFN  Great Financial Corporation      KY       2,477,204     281,206     276,685        1.00        0.81        8.18        6.68
HFFB  Harrodsburg First Fin Bancorp    KY         108,710      31,161      31,161          NA          NA          NA          NA
KYF   Kentucky First Bancorp, Inc      KY          83,981      19,841      19,841        1.12        1.12        5.27        5.27
LFSB  LFS Bancorp Inc.                 KY         233,737      66,419      66,419        0.77        0.77        2.75        2.75
CZF   CitiSave Financial Corp          LA          79,717      14,497      14,484        1.15        1.08        7.47        6.98
ISBF  ISB Financial Corporation        LA         623,720     120,802     120,752        1.24        1.23        6.22        6.18
JEBC  Jefferson Bancorp, Inc.          LA         265,039      35,429      35,429        1.00        1.00        7.77        7.76
MERI  Meritrust Federal SB             LA         227,121      16,896      16,896        1.02        0.99       14.10       13.77
TSH   Teche Holding Co.                LA         328,426      61,730      61,730        1.18        1.16        7.91        7.78
AFCB  Affiliated Community Bancorp     MA         938,331      96,194      95,458        0.72        0.86        6.26        7.53
BFD   BostonFed Bancorp, Inc.          MA         677,762      91,574      91,574        0.22        0.17        2.49        1.91
FMLY  Family Bancorp                   MA         887,387      68,843      62,978        0.96        0.85       12.56       11.20
ANBK  American National Bancorp        MD         439,005      49,089      49,089        0.18        0.17        2.33        2.20
EQSB  Equitable Federal Savings Bank   MD         255,127      13,205      13,205        1.13        1.12       21.89       21.80
FCIT  First Citizens Financial Corp.   MD         607,429      38,641      38,641        0.71        0.64       11.37       10.20
FFWM  First Financial-W. Maryland      MD         326,489      40,919      40,919        0.43        0.39        3.56        3.27
HRBF  Harbor Federal Bancorp, Inc.     MD         154,218      29,346      29,346        0.82        0.82        3.77        3.77
HFMD  Home Federal Corp.               MD         216,684      18,673      18,417        1.19        1.17       14.29       14.01
MFSL  Maryland Federal Bancorp         MD       1,143,338      93,982      92,414        0.79        0.57        9.72        6.95
WSB   Washington Savings Bank, FSB     MD         262,632      21,231      21,231        0.92        0.69       12.60        9.40
WHGB  WHG Bancshares Corp.             MD          85,027       8,453       8,453        0.77        0.77        8.33        8.33
MCBN  Mid-Coast Bancorp, Inc.          ME          55,406       4,858       4,858        0.68        0.64        7.73        7.23
BWFC  Bank West Financial Corp.        MI         139,217      27,540      27,540        0.69        0.41        3.41        2.03
CFSB  CFSB Bancorp, Inc.               MI         771,672      64,012      64,012        0.94        0.88       11.56       10.77
DNFC  D & N Financial Corp.            MI       1,231,927      69,364      68,268        1.06        0.94       19.79       17.54
MSBF  MSB Financial, Inc.              MI          56,317      12,747      12,747        1.92        1.76        7.79        7.13
MSBK  Mutual Savings Bank, FSB         MI         719,490      39,244      39,244        0.01       (0.09)       0.20       (1.66)
OFCP  Ottawa Financial Corp.           MI         745,464      81,374      65,222        0.99        0.99        4.97        4.99
SJSB  SJS Bancorp                      MI         143,857      17,619      17,619        0.68        0.67        5.67        5.56
SFB   Standard Federal Bancorp         Ml      13,505,427     939,243     801,430        0.93        0.84       13.88       12.54
THR   Three Rivers Financial Corp.     MI          85,138      13,044      12,986          NA          NA          NA          NA

                                                         CAPITAL ISSUES
                                         -----------------------------------------------
                                                              Number of   Mkt. Value
                                           IPO                 Shares     of Shares
                                          Date     Exchange    Outstg.      ($M)
                                          ----     --------    -------      ----

GTFN  Great Financial Corporation      03/31/94    NASDAQ    14,652,595      362.65
HFFB  Harrodsburg First Fin Bancorp    10/04/95    NASDAQ     2,182,185       31.10
KYF   Kentucky First Bancorp, Inc      08/29/95      AMSE     1,388,625       17.18
LFSB  LFS Bancorp Inc.                 04/04/94    NASDAQ     3,388,706       63.11
CZF   CitiSave Financial Corp          07/14/95      AMSE       964,707       13.51
ISBF  ISB Financial Corporation        04/07/95    NASDAQ     7,380,671      114.84
JEBC  Jefferson Bancorp, Inc.          08/18/94    NASDAQ     2,195,634       42.81
MERI  Meritrust Federal SB             NA          NASDAQ       774,176       22.64
TSH   Teche Holding Co.                04/19/95      AMSE     4,232,000       58.19
AFCB  Affiliated Community Bancorp     10/19/95    NASDAQ     5,071,666       89.39
BFD   BostonFed Bancorp, Inc.          10/24/95      AMSE     6,589,617       80.72
FMLY  Family Bancorp                   11/07/86    NASDAQ     4,087,048       85.83
ANBK  American National Bancorp        10/31/95    NASDAQ     3,980,500       39.31
EQSB  Equitable Federal Savings Bank   09/10/93    NASDAQ       600,000       13.50
FCIT  First Citizens Financial Corp.   12/17/86    NASDAQ     2,892,534       49.96
FFWM  First Financial-W. Maryland      02/11/92    NASDAQ     2,187,584       40.47
HRBF  Harbor Federal Bancorp, Inc.     08/12/94    NASDAQ     1,857,974       26.94
HFMD  Home Federal Corp.               02/10/84    NASDAQ     2,519,010       20.78
MFSL  Maryland Federal Bancorp         06/02/87    NASDAQ     3,149,705       95.28
WSB   Washington Savings Bank, FSB     NA            AMSE     4,220,206       19.52
WHGB  WHG Bancshares Corp.             04/01/96    NASDAQ            NA          NA
MCBN  Mid-Coast Bancorp, Inc.          11/02/89    NASDAQ       228,777        3.92
BWFC  Bank West Financial Corp.        03/30/95    NASDAQ     2,296,040       22.52
CFSB  CFSB Bancorp, Inc.               06/22/90    NASDAQ     4,476,139       96.24
DNFC  D & N Financial Corp.            02/13/85    NASDAQ     6,829,402       87.07
MSBF  MSB Financial, Inc.              02/06/95    NASDAQ       675,804       12.16
MSBK  Mutual Savings Bank, FSB         07/17/92    NASDAQ     4,271,394       23.49
OFCP  Ottawa Financial Corp.           08/19/94    NASDAQ     5,454,838       88.64
SJSB  SJS Bancorp                      02/16/95    NASDAQ       952,200       18.81
SFB   Standard Federal Bancorp         01/21/87      NYSE    31,289,495     1329.80
THR   Three Rivers Financial Corp.     08/24/95      AMSE       859,625       11.39

KELLER & COMPANY   PAGE 6
Columbus, Ohio
614-766-1426

                         KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                       (EXCLUDING MUTUAL HOLDING COMPANIES)
                            AS OF MAY 14, 1996

                                                           ASSETS AND EQUITY                             PROFITABILITY
                                                   ----------------------------------     ----------------------------------------
                                                    Total       Total       Total                     Core                    Core
                                                   Assets       Equity    Tang. Equity    ROAA        ROAA        ROAE        ROAE
                                      State        ($000)       ($000)      ($000)        (%)          (%)        (%)          (%)
                                      -----        ------       ------      ------        ---          ---        ---         ----

BDJI  First Federal Bancorporation     MN         100,533      14,458      14,458        0.71        0.71        5.03        5.03
FFHH  FSF Financial Corp.              MN         326,689      52,167      52,167        0.63        0.62        3.37        3.35
HMNF  IIMN Financial, Inc.             MN         542,012      90,879      90,879        1.10        0.98        6.27        5.59
MIVI  Mississippi View Holding Co.     MN          69,983      13,197      13,197        1.32        1.17        6.73        5.98
QCFB  QCF Bancorp, Inc.                MN         161,231      31,465      31,465        1.45        1.45        8.09        8.09
TCB   TCF Financial Corp.              MN       7,039,282     541,019     517,393        1.37        1.29       19.87       18.82
WEFC  Wells Financial Corp.            MN         196,184      29,327      29,327        0.81        0.79        5.96        5.77
CMRN  Cameron Financial Corp           MO         172,484      45,775      45,775        1.60        1.58        5.72        5.64
CAPS  Capital Savings Bancorp, Inc.    MO         202,554      21,136      21,136        0.95        0.95        8.96        8.96
FBSI  First Bancshares, Inc.           MO         140,471      23,771      23,725        0.79        0.78        4.42        4.34
GSBC  Great Southern Bancorp, Inc.     MO         658,834      65,706      64,562        1.64        1.54       16.20       15.26
HFSA  Hardin Bancorp, Inc.             MO          83,386      16,035      16,035        0.64        0.64        4.56        4.55
JSBA  Jefferson Savings Bancorp        MO       1,114,294      81,088      66,842        0.62        0.57        8.90        8.19
JOAC  Joachim Bancorp, Inc.            MO          36,431      10,706      10,706        0.68        0.68        4.25        4.25
MBLF  MBLA Financial Corp.             MO         195,074      28,365      28,365        0.70        0.70        4.83        4.81
MFSB  Mutual Bancompany                MO          54,913       6,213       6,213        0.22        0.24        2.18        2.34
NASB  North American Savings Bank      MO         656,855      47,644      45,643        1.36        1.24       18.76       17.14
NSLB  NS&L Bancorp, Inc.               MO          56,552      13,847      13,847          NA          NA          NA          NA
PCBC  Perry County Financial Corp.     MO          77,318      16,127      16,127        1.00        0.98        5.18        5.09
RFED  Roosevelt Financial Group        MO       9,134,660     509,105          NA        0.66        0.88       13.04       17.29
SMFC  Sho-Me Financial Corp.           MO         263,890      31,605      31,605        0.83        0.78        6.26        5.86
SMBC  Southern Missouri Bancorp, Inc   MO         159,470      26,560      26,560        0.75        0.74        4.20        4.12
CFTP  Community Federal Bancorp        MS         162,042      23,427      23,427        1.28        1.28        9 37        9.37
FFBS  FFBS BanCorp, Inc.               MS         123,553      24,170      24,170        1.32        1.32        6.50        6.50
MGNL  Magna Bancorp, Inc.              MS       1,290,780     126,078     118,413        1.79        1.66       18.11       16.78
GBCI  Glacier Bancorp, Inc.            MT         398,220      38,335      38,278        1.59        1.59       16.25       16.26
SFBM  Security Bancorp                 MT         365,307      32,181      27,633        0.69        0.56        8.17        6.66
UBMT  United Savings Bank, F.A.        MT         114,440      24,688      24,688        1.62        1.61        7.22        7.20
WSTR  WesterFed Financial Corp.        MT         588,255      78,102      78,102        0.76        0.70        5.68        5.27
COOP  Cooperative Bankshares, Inc.     NC         313,803      29,301      25,772        0.28        0.24        3.10        2.64
SOPN  First Savings Bancorp, Inc.      NC         256,294      67,178      67,178        1.48        1.51        5.68        5.78

                                                         CAPITAL ISSUES
                                         -----------------------------------------------
                                                              Number of   Mkt. Value
                                           IPO                 Shares     of Shares
                                          Date     Exchange    Outstg.      ($M)
                                          ----     --------    -------      ----
BDJI  First Federal Bancorporation     04/04/95    NASDAQ       819,375       11 68
FFHH  FSF Financial Corp.              10/07/94    NASDAQ     3,860,913       48.74
HMNF  IIMN Financial, Inc.             06/30/94    NASDAQ     5,180,210       75.76
MIVI  Mississippi View Holding Co.     03/24/95    NASDAQ       957,593       10.89
QCFB  QCF Bancorp, Inc.                04/03/95    NASDAQ     1,782,750       26.30
TCB   TCF Financial Corp.              06/17/86      NYSE    35,834,837   129901.00
WEFC  Wells Financial Corp.            04/11/95    NASDAQ     2,187,500       22.70
CMRN  Cameron Financial Corp           04/03/95    NASDAQ     2,850,180       39.19
CAPS  Capital Savings Bancorp, Inc.    12/29/93    NASDAQ     1,039,079       18.44
FBSI  First Bancshares, Inc.           12/22/93    NASDAQ     1,301,576       21.80
GSBC  Great Southern Bancorp, Inc.     12/14/89    NASDAQ     4,625,353      114.48
HFSA  Hardin Bancorp, Inc.             09/29/95    NASDAQ     1,058,000       12.17
JSBA  Jefferson Savings Bancorp        04/08/93    NASDAQ     4,173,563      123.64
JOAC  Joachim Bancorp, Inc.            12/28/95    NASDAQ       760,437       10.27
MBLF  MBLA Financial Corp.             06/24/93    NASDAQ     1,371,738       28.81
MFSB  Mutual Bancompany                02/02/95    NASDAQ       333,500        6.00
NASB  North American Savings Bank      09/27/85    NASDAQ     2,293,752       73.40
NSLB  NS&L Bancorp, Inc.               06/08/95    NASDAQ       856,449       11.35
PCBC  Perry County Financial Corp.     02/13/95    NASDAQ       856,452       16.70
RFED  Roosevelt Financial Group        01/23/87    NASDAQ    42,117,674      779.18
SMFC  Sho-Me Financial Corp.           07/01/94    NASDAQ     1,820,550       27.08
SMBC  Southern Missouri Bancorp, Inc   04/13/94    NASDAQ     1,723,201       25.85
CFTP  Community Federal Bancorp        03/26/96    NASDAQ            NA          NA
FFBS  FFBS BanCorp, Inc.               07/01/93    NASDAQ     1,572,883       29.88
MGNL  Magna Bancorp, Inc.              03/13/91    NASDAQ     6,959,091      215.73
GBCI  Glacier Bancorp, Inc.            03/30/84    NASDAQ     3,359,767       67.20
SFBM  Security Bancorp                 11/20/86    NASDAQ     1,482,182       31.13
UBMT  United Savings Bank, F.A.        09/23/86    NASDAQ     1,223,312       21.41
WSTR  WesterFed Financial Corp.        01/10/94    NASDAQ     4,395,804       65.39
COOP  Cooperative Bankshares, Inc.     08/21/91    NASDAQ     1,491,698       26.85
SOPN  First Savings Bancorp, Inc.      01/06/94    NASDAQ     3,744,000     6833.00

KELLER & COMPANY   PAGE 7
Columbus, Ohio
614-766-1426

                           KEY FINANCIAL DATA AND RATIOS
                     PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                         (EXCLUDING MUTUAL HOLDING COMPANIES)
                                 AS OF MAY 14, 1996

                                                           ASSETS AND EQUITY                             PROFITABILITY
                                                   ----------------------------------     ----------------------------------------
                                                    Total       Total       Total                     Core                    Core
                                                   Assets       Equity    Tang. Equity    ROAA        ROAA        ROAE        ROAE
                                      State        ($000)       ($000)      ($000)        (%)          (%)        (%)          (%)
                                      -----        ------       ------      ------        ---          ---        ---         ----

GSFC  Green Street Financial Corp.     NC         213,285      23,158      23,158          NA          NA          NA          NA
HFNC  HFNC Financial Corp.             NC         926,259     243,502     243,502          NA          NA          NA          NA
KSAV  KS Bancorp, Inc.                 NC          89,871      13,628      13,612        1.14        1.16        6.85        6.94
PDB   Piedmont Bancorp, Inc.           NC         124,847      37,164      37,164        1.35        1.38        7.23        7.43
SSB   Scotland Bancorp, Inc            NC          57,718       8,580       8,580        1.25        1.25        8.52        8.52
SSM   Stone Street Bancorp, Inc.       NC          81,560      11,729      11,729        1.40        1.40        9.78        9.78
UFRM  United Federal Savings Bank      NC         246,918      20,714      20,714        1.00        0.93       12.75       11.85
CFB   Commercial Federal Corporation   NE       6,617,488     400,399     359,682        0.84        0.84       15.33       15.24
EBCP  Eastern Bancorp                  NH         824,899      63,505      59,786        0.61        0.49        8.21        6.65
NHTB  New Hampshire Thrift Bncshrs     NH         252,481      19,417      19,417        0.58        0.61        7.41        7.74
FBER  1st Bergen Bancorp               NJ         258,566      42,712      42,712          NA          NA          NA          NA
CJFC  Central Jersey Financial         NJ         466,208      54,909      51,027        1.11        1.06       10.78       10.26
COFD  Collective Bancorp, Inc.         NJ       5,058,597     356,448     331,049        1.05        1.03       15.87       15.51
FSPG  First Home Savings Bank, FSB     NJ         466,363      30,396      29,572        1.01        0.96       15.60       14.84
FSFl  First State Financial Services   NJ         597,269      43,002      40,703        0.74        0.62       11.15        9.30
FMCO  FMS Financial Corporation        NJ         505,700      33,288      32,372        0.84        0.84       13.04       13.01
IBSF  IBS Financial Corp               NJ         756,928     154,419     154,419        1.11        1.13        5.16        5.25
LVSB  Lakeview Financial               NJ         440,940      48,976      38,139        1.55        0.71       13.34        6.13
LFBI  Little Falls Bancorp, Inc.       NJ         285,478      43,373      39,885          NA          NA          NA          NA
PBCI  Pamrapo Bancorp, Inc.            NJ         368,394      57,084      56,568        1.42        1.42        9.05        9.05
PFSB  PennFed Financial Services, lnc  NJ       1,022,777      91,782      72,708        0.74        0.79        7.06        7.61
PULS  Pulse Bancorp                    NJ         452,455      53,777      53,777        1.17        1.18       10.04       10.11
SFIN  Statewide Financial Corp.        NJ         559,049      72,315      72,101          NA          NA          NA          NA
FSBC  First Savings Bank, FSB          NM         116,966       5,620       5,620        0.34        0.28        7.76        6.32
GUPB  GFSB Bancorp, Inc.               NM          66,821      16,189      16,189        1.40        1.40        5.85        5.85
ALBK  ALBANK Financial Corp            NY       3,333,105     320,820     283,160        0.98        0.98        9.31        9.30
ALBC  Albion Banc Corp.                NY          57,089       6,089       6,089        0.31        0.27        3.03        2.61
ASFC  Astoria Financial Corporation    NY       6,708,166     573,262     466,411        0.75        0.69        8.44        7.76
BFSI  BFS Bankorp, Inc.                NY         566,452      46,102      46,102        1.84        1.78       24.94       24.08
CARV  Carver Federal Savings Bank      NY         363,225      34,986      33,264        0.20        0.25        2.06        2.61
CONE  Conestoga Bancorp, Inc.          NY         494,348      79,964      79,964        0.66        0.53        4.10        3.33

                                                         CAPITAL ISSUES
                                         -----------------------------------------------
                                                              Number of   Mkt. Value
                                           IPO                 Shares     of Shares
                                          Date     Exchange    Outstg.      ($M)
                                          ----     --------    -------      ----
GSFC  Green Street Financial Corp.     04/04/96    NASDAQ            NA          NA
HFNC  HFNC Financial Corp.             12/29/95    NASDAQ    17,192,500      225.65
KSAV  KS Bancorp, Inc.                 12/30/93    NASDAQ       663,263       12.27
PDB   Piedmont Bancorp, Inc.           12/08/95      AMSE     2,645,000       35.05
SSB   Scotland Bancorp, Inc            04/01/96      AMSE            NA          NA
SSM   Stone Street Bancorp, Inc.       04/01/96      AMSE            NA          NA
UFRM  United Federal Savings Bank      07/01/80    NASDAQ     3,065,064       22.99
CFB   Commercial Federal Corporation   12/31/84      NYSE    15,067,179      585 74
EBCP  Eastern Bancorp                  11/17/83    NASDAQ     2,397,788       58.15
NHTB  New Hampshire Thrift Bncshrs     05/22/86    NASDAQ     1,689,503       16.47
FBER  1st Bergen Bancorp               04/01/96    NASDAQ            NA          NA
CJFC  Central Jersey Financial         09/01/84    NASDAQ     2,668,269       66.71
COFD  Collective Bancorp, Inc.         02/07/84    NASDAQ    20,407,332      515.29
FSPG  First Home Savings Bank, FSB     04/20/87    NASDAQ     2,030,009       38.06
FSFl  First State Financial Services   12/18/87    NASDAQ     3,889,405       52.99
FMCO  FMS Financial Corporation        12/14/88    NASDAQ     2,466,573       40.08
IBSF  IBS Financial Corp               10/13/94    NASDAQ    11,409,899      164.02
LVSB  Lakeview Financial               12/22/93    NASDAQ     2,401,263       41.42
LFBI  Little Falls Bancorp, Inc.       01/05/96    NASDAQ     3,041,750       33.46
PBCI  Pamrapo Bancorp, Inc.            11/14/89    NASDAQ     3,317,464       68.01
PFSB  PennFed Financial Services, lnc  07/15/94    NASDAQ     5,077,205       75.85
PULS  Pulse Bancorp                    09/18/86    NASDAQ     3,886,458       60.24
SFIN  Statewide Financial Corp.        10/02195    NASDAQ     5,269,752       68.82
FSBC  First Savings Bank, FSB          08/08/86    NASDAQ       695,698        4.70
GUPB  GFSB Bancorp, Inc.               06/30/95    NASDAQ       948,750       13.52
ALBK  ALBANK Financial Corp            04/01/92    NASDAQ    13,605,064      392.85
ALBC  Albion Banc Corp.                07/26/93    NASDAQ       260,714        4.30
ASFC  Astoria Financial Corporation    11/18/93    NASDAQ    10,958,470      557.51
BFSI  BFS Bankorp, Inc.                05/12/88    NASDAQ     1,635,488       58.88
CARV  Carver Federal Savings Bank      10/25/94    NASDAQ     2,314,375       20.83
CONE  Conestoga Bancorp, Inc.          03/30/94    NASDAQ     4,741,935       97.80

KELLER & COMPANY   PAGE 8
Columbus, Ohio
614-766-1426

                           KEY FINANCIAL DATA AND RATIOS
                     PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                        (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF MAY 14, 1996

                                                           ASSETS AND EQUITY                             PROFITABILITY
                                                   ----------------------------------     ----------------------------------------
                                                    Total       Total       Total                     Core                    Core
                                                   Assets       Equity    Tang. Equity    ROAA        ROAA        ROAE        ROAE
                                      State        ($000)       ($000)      ($000)        (%)          (%)        (%)          (%)
                                      -----        ------       ------      ------        ---          ---        ---         ----

FIBC  Financial Bancorp, Inc.          NY         251,873      26,835      26,683        0.66        0.65        5.40        5.37
HAVN  Haven Bancorp, Inc.              NY       1,485,076      93,537      92,974        0.68        0.67       10.26       10.13
LISB  Long Island Bancorp, Inc.        NY       4,834,405     516,870     516,870        0.95        0.88        8.72        8.16
NYB   New York Bancorp Inc.            NY       2,754,437     159,177     159,177        1.19        1.13       19.84       18.84
PEEK  Peekskill Financial Corp.        NY         193,675      59,409      59,409          NA          NA          NA          NA
PKPS  Poughkeepsie Savings Bank, FSB   NY         839,174      71,266      71,266        1.94        2.55       25.03       32.85
RELY  Reliance Bancorp, Inc.           NY       1,744,365     154,566     104,281        0.88        0.84        6.80        6.51
SFED  SFS Bancorp, Inc.                NY         165,569      23,274      23,274        0.63        0.63        5.08        5.06
TPNZ  Tappan Zee Financial, Inc.       NY         114,790      22,360      22,360        0.81        0.76        5.55        5.17
YFCB  Yonkers Financial Corporation    NY         208,283      15,765      15,765        0.72        0.77        9.61       10.21
ASBP  ASB Financial Corp.              OH         109,960      26,744      26,744        1.04        1.04        5.28        5.28
CAFI  Camco Financial Corporation      OH         343,711      28,625      28,625        1.22        0.94       15.56       11.93
COFI  Charter One Financial            OH      13,173,988     909,433     895,183        0.28        1.08        4.31       16.77
CRCL  Circle Financial Corp.           OH         229,406      24,436      21,196        0.49        0.42        4.32        3.71
CTZN  CitFed Bancorp, Inc.             OH       2,477,970     173,858     149,916        0.44        0.46        6.21        6.55
CIBI  Community Investors Bancorp      OH          85,785      11,869      11,869        1.01        0.96        7.21        6.86
EFBI  Enterprise Federal Bancorp       OH         207,680      32,363      32,290        1.12        0.78        5.38        3.76
FFDF  FFD Financial Corp.              OH          59,617       7,905       7,905        0.82        0.82        6.34        6.34
FFYF  FFY Financial Corp.              OH         573,162     105,162     105,162        1.21        1.25        6.50        6.72
FFOH  Fidelity Financial Of Ohio       OH         249,366      50,780      50,780        0.83        0.83        6.02        6.01
FDEF  First Defiance Financial         OH         528,222     134,187     134,187        1.15        1.13        5.61        5.52
FFBZ  First Federal Bancorp, Inc.      OH         173,191      13,527      13,508        1.10        1.07       14.88       14.56
FFHS  First Franklin Corporation       OH         216,124      20,542      20,542        0.63        0.62        6.61        6.51
FFSW  FirstFederal Financial Svcs      OH         993,459      76,772      71,976        1.06        0.89       12.90       10.88
GFCO  Glenway Financial Corp.          OH         273,890      26,485      25,854        0.56        0.55        5.82        5.75
HHFC  Harvest Home Financial Corp.     OH          73,005      12,930      12,930        0.80        0.80        4.31        4.31
HVFD  Haverfield Corporation           OH         339,630      28,194      28,112        0.65        0.61        7.98        7.51
INBI  Industrial Bancorp               OH         327,028      62,538      62,538        1.48        1.48        7.38        7.38
LONF  London Financial Corporation     OH          34,152       3,224       3,224        0.44        0.44        4.51        4.51
MFFC  Milton Federal Financial Corp.   OH         171,708      34,308      34,308        1.13        1.06        4.88        4.55
OHSL  OHSL Financial Corp.             OH         205,462      25,521      25,521        0.95        0.92        7.51        7.22

                                                         CAPITAL ISSUES
                                         -----------------------------------------------
                                                              Number of   Mkt. Value
                                           IPO                 Shares     of Shares
                                          Date     Exchange    Outstg.      ($M)
                                          ----     --------    -------      ----
FIBC  Financial Bancorp, Inc.          08/17/94    NASDAQ     1,873,365       23.53
HAVN  Haven Bancorp, Inc.              09/23/93    NASDAQ     4,287,464       99.68
LISB  Long Island Bancorp, Inc.        04/18/94    NASDAQ    24,858,699      699.15
NYB   New York Bancorp Inc.            01/28/88      NYSE    11,724,647      275.53
PEEK  Peekskill Financial Corp.        12/29/95    NASDAQ     4,099,750       47.66
PKPS  Poughkeepsie Savings Bank, FSB   11/19/05    NASDAQ    12,534,825       67.37
RELY  Reliance Bancorp, Inc.           03/31/94    NASDAQ     9,225,739      148.77
SFED  SFS Bancorp, Inc.                06/30/95    NASDAQ     1,395,000       18.14
TPNZ  Tappan Zee Financial, Inc.       10/05/95    NASDAQ     1,620,062       19.44
YFCB  Yonkers Financial Corporation    04/18/96    NASDAQ            NA          NA
ASBP  ASB Financial Corp.              05/11/95    NASDAQ     1,713,960       27.21
CAFI  Camco Financial Corporation      NA          NASDAQ     1,971,477       35.73
COFI  Charter One Financial            01/22/88    NASDAQ    45,114,703     1522.62
CRCL  Circle Financial Corp.           08/06/91    NASDAQ       708,096       18.59
CTZN  CitFed Bancorp, Inc.             01/23/92    NASDAQ     5,651,983      194.99
CIBI  Community Investors Bancorp      02/07/95    NASDAQ       701,246       10.34
EFBI  Enterprise Federal Bancorp       10/17/94    NASDAQ     2,178,240       32.13
FFDF  FFD Financial Corp.              04/03/96    NASDAQ            NA          NA
FFYF  FFY Financial Corp.              06/28/93    NASDAQ     5,192,895      117.49
FFOH  Fidelity Financial Of Ohio       03/04/96    NASDAQ     4,073,252       40.22
FDEF  First Defiance Financial         10/02/95    NASDAQ    10,977,694      115.27
FFBZ  First Federal Bancorp, Inc.      07/13/92    NASDAQ       784,558       18.63
FFHS  First Franklin Corporation       01/26/88    NASDAQ     1,186,518       16.02
FFSW  FirstFederal Financial Svcs      03/31/87    NASDAQ     3,275,415       74.44
GFCO  Glenway Financial Corp.          11/30/90    NASDAQ     1,090,887       23.45
HHFC  Harvest Home Financial Corp.     10/10/94    NASDAQ       895,182       10.74
HVFD  Haverfield Corporation           03/19/85    NASDAQ     1,904,102       28.56
INBI  Industrial Bancorp               08/01/95    NASDAQ     5,554,500       84.71
LONF  London Financial Corporation     04/01/96      NYSE            NA          NA
MFFC  Milton Federal Financial Corp.   10/07/94    NASDAQ     2,301,409       36.25
OHSL  OHSL Financial Corp.             02/10/93    NASDAQ     1,224,468       25.10

KELLER & COMPANY   PAGE 9
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                    PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                       (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MAY 14, 1996

                                                           ASSETS AND EQUITY                             PROFITABILITY
                                                   ----------------------------------     ----------------------------------------
                                                    Total       Total       Total                     Core                    Core
                                                   Assets       Equity    Tang. Equity    ROAA        ROAA        ROAE        ROAE
                                      State        ($000)       ($000)      ($000)        (%)          (%)        (%)          (%)
                                      -----        ------       ------      ------        ---          ---        ---         ----

PTRS  Potters Financial Corp.          OH         113,862      11,081      11,081        0.54        0.53        5.67        5.55
PVFC  PVF Capital Corp.                OH         312,466      20,513      20,513        1.14        0.96       18.41       15.54
SFSL  Security First Corp.             OH         469,656      40,901      39,766        1.18        1.24       13.51       14.20
SHFC  Seven Hills Financial Corp.      OH          45,511       9,651       9,651        0.36        0.34        1.69        1.61
SSBK  Strongsville Savings Bank        OH         504,631      41,761      40,875        1.00        0.85       11.88       10.07
SBCN  Suburban Bancorporation, Inc.    OH         197,137      25,639      25,639        0.39        0.57        2.95        4.30
THIR  Third Financial Corp.            OH         155,687      28,257      28,257        1.40        1.25        7.85        7.04
WOFC  Western Ohio Financial Corp.     OH         231,505      59,669      59,669        1.42        1.04        4.72        3.44
WFCO  Winton Financial Corp.           OH         262,329      20,698      20,144        0.94        0.77       12.54       10.23
FFWD  Wood Bancorp, Inc.               OH         140,383      20,172      20,172        1.18        1.15        8.22        8.00
KFBI  I(Iamath First Bancorp           OR         594,269     166,860     166,860        1.23        1.23        7.70        7.70
BRFC  Bridgeville Savings Bank         PA          55,712      15,883      15,883        1.24        1.24        4.17        4.17
CVAL  Chester Valley Bancorp Inc.      PA         274,575      25,123      25,123        0.91        0.88       10.03        9.63
FSBI  Fidelity Bancorp, Inc.           PA         301,442      21,951      21,775        0.60        0.59        7.73        7.61
FBBC  First Bell Bancorp, Inc.         PA         542,600     114,272     114,272        1.54        1.53        7.44        7.40
FKFS  First Keystone Financial         PA         278,204      23,043      23,043        0.48        0.52        5.49        5.96
SHEN  First Shenango Bancorp, Inc.     PA         355,710      47,090      47,090        1.01        0.96        7.19        6.78
GAF   GA Financial, Inc.               PA         568,725     127,659     127,659        0.60        0.81        6.38        8.61
HARL  Harleysville Savings Bank        PA         273,997      19,325      19,325        0.82        0.83       11.94       12.12
LARL  Laurel Capital Group, Inc.       PA         193,008      20,609      20,609        1.35        1.31       13.23       12.79
MLFB  MLF Bancorp, Inc.                PA       1,757,048     144,607     141,343        0.69        0.72        7.43        7.74
PVSA  Parkvale Financial Corporation   PA         914,016      67,862      67,546        1.04        0.97       15.22       14.20
PBIX  Patriot Bank Corp.               PA         312,990      54,126      54,126          NA          NA          NA          NA
PWBC  PennFirst Bancorp, Inc.          PA         680,434      53,430      48,680        0.61        0.61        7.46        7.42
PHFC  Pittsburgh Home Financial Corp   PA         195,154      11,229      11,229          NA          NA          NA          NA
PSAB  Prime Bancorp, Inc.              PA         608,967      57,484      53,764        1.02       91.00       10.89        9.72
PFNC  Progress Financial Corporation   PA         347,991      19,224      19,075        0.86        0.67       19.35       15.06
SVRN  Sovereign Bancorp, Inc.          PA       8,411,108     438,461     317,818        0.80        0.74       14.71       13.69
THRD  TF Financial Corporation         PA         519,196      74,298      74,298        0.92        0.87        5.60        5.29
THBC  Troy Hill Bancorp, Inc.          PA          80,484      17,865      17,865        1.38        1.26        6.09        5.57
WVFC  WVS Financial Corporation        PA         240,282      36,331      36,331        1.23        1.26        8.09        8.27

                                                         CAPITAL ISSUES
                                         -----------------------------------------------
                                                              Number of   Mkt. Value
                                           IPO                 Shares     of Shares
                                          Date     Exchange    Outstg.      ($M)
                                          ----     --------    -------      ----
PTRS  Potters Financial Corp.          12/31/93    NASDAQ       532,809        9.32
PVFC  PVF Capital Corp.                12/30/92    NASDAQ     1,548,957       28.27
SFSL  Security First Corp.             01/22/88    NASDAQ     3,531,508       43.16
SHFC  Seven Hills Financial Corp.      12/31/93    NASDAQ       536,472        7.78
SSBK  Strongsville Savings Bank        NA          NASDAQ     2,530,800       50.62
SBCN  Suburban Bancorporation, Inc.    09/30/93    NASDAQ     1,480,732       23.88
THIR  Third Financial Corp.            03/25/93    NASDAQ     1,135,954       33.23
WOFC  Western Ohio Financial Corp.     07/29/94    NASDAQ     2,412,240       56.08
WFCO  Winton Financial Corp.           08/04/88    NASDAQ     1,986,152       23.83
FFWD  Wood Bancorp, Inc.               08/31/93    NASDAQ     1,038,744       18.70
KFBI  I(Iamath First Bancorp           10/05/95    NASDAQ    11,254,425      154.75
BRFC  Bridgeville Savings Bank         10/07/94    NASDAQ     1,124,125       15.18
CVAL  Chester Valley Bancorp Inc.      03/27/87    NASDAQ     1,579,803       28.83
FSBI  Fidelity Bancorp, Inc.           06/24/88    NASDAQ     1,366,526       21.43
FBBC  First Bell Bancorp, Inc.         06/29/95    NASDAQ     8,166,450      112.29
FKFS  First Keystone Financial         01/26/95    NASDAQ     1,292,500       24.56
SHEN  First Shenango Bancorp, Inc.     04/06/93    NASDAQ     2,307,808       47.45
GAF   GA Financial, Inc.               03/26/96      AMSE     8,900,000      101.24
HARL  Harleysville Savings Bank        08/04/87    NASDAQ     1,287,442       23.50
LARL  Laurel Capital Group, Inc.       02/20/87    NASDAQ     1,508,464       23.76
MLFB  MLF Bancorp, Inc.                08/11/94    NASDAQ     6,475,100      144.07
PVSA  Parkvale Financial Corporation   07/16/87    NASDAQ     3,232,643       88.49
PBIX  Patriot Bank Corp.               12/04/95    NASDAQ     3,497,748       44.60
PWBC  PennFirst Bancorp, Inc.          06/13/90    NASDAQ     3,996,494       47.96
PHFC  Pittsburgh Home Financial Corp   04/01/96    NASDAQ            NA          NA
PSAB  Prime Bancorp, Inc.              11/21/88    NASDAQ     3,723,353       66.09
PFNC  Progress Financial Corporation   07/18/83    NASDAQ     3,730,000       27.04
SVRN  Sovereign Bancorp, Inc.          08/12/86    NASDAQ    47,837,843      532.20
THRD  TF Financial Corporation         07/13/94    NASDAQ     4,523,374       65.02
THBC  Troy Hill Bancorp, Inc.          06/27/94    NASDAQ     1,067,917       14.42
WVFC  WVS Financial Corporation        11/29/93    NASDAQ     1,736,400       36.90

KELLER & COMPANY   PAGE 10
Columbus, Ohio
614-766-1426

                           KEY FINANCIAL DATA AND RATIOS
                    PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                         (EXCLUDING MUTUAL HOLDING COMPANIES)
                                AS OF MAY 14, 1996


                                                           ASSETS AND EQUITY                             PROFITABILITY
                                                   ----------------------------------     ----------------------------------------
                                                    Total       Total       Total                     Core                    Core
                                                   Assets       Equity    Tang. Equity    ROAA        ROAA        ROAE        ROAE
                                      State        ($000)       ($000)      ($000)        (%)          (%)        (%)          (%)
                                      -----        ------       ------      ------        ---          ---        ---         ----

YFED  York Financial Corp.             PA       1,048,673      92,078      92,078        0.97        0.83       11.42        9.78
AMFB  American Federal Bank            SC       1,345,884     109,792     101,108        1.28        1.40       16.14       17.67
CFCP  Coastal Financial Corp.          SC         428,352      26,162      26,162        0.95        0.90       15.65       14.86
FFCH  First Financial Holdings Inc.    SC       1,449,162      95,758      95,758        0.75        0.76       11.29       11.45
FSFC  First Southeast Financial Corp   SC         359,481      70,513      70,513        0.90        0 90        4.59        4.57
PALM  Palfed, Inc.                     SC         623,553      52,706      50,118        0.66        0.56        8.53        7.19
SCCB  S. Carolina Community Bancshrs   SC          43,939      13,027      13,027        1.50        1.50        4.95        4.95
HFFC  HF Financial Corp.               SD         574,027      51,514      51,355        0.78        0.61        8.68        6.79
LFCT  Leader Financial Corp.           TN       3,177,812     255,171     255,171        1.40        1.37       17.36       17.01
TWIN  Twin City Bancorp                TN         102,423      14,095      14,095        1.08        0.93        7.84        6.79
CBSA  Coastal Bancorp, Inc.            TX       2,806,740      93,006      75,483        0.37        0.37       10.64       10.58
ETFS  East Texas Financial Services    TX         114,961      22,570      22,570        0.89        0.83        4.58        4.27
FBHC  Fort Bend Holding Corp.          TX         241,761      17,578      17,578        0.74        0.67       10.08        9.16
LOAN  Horizon Bancorp                  TX         126,884      10,966      10,593        1.53        1.21       17.40       13.67
JXVL  Jacksonville Bancorp, Inc.       TX         198,081      20,741      20,741        0.74        0.74        7.20        7.20
WFSB  1st Washington Bancorp Inc.      VA         795,319      47,355      47,355        0.63        0.27       11.04        4.68
BFSB  Bedford Bancshares, Inc.         VA         117,596      18,938      18,938        1.26        1.25        7.56        7.54
CNIT  CENIT Bancorp, Inc.              VA         639,812      46,729      44,955        0.40        0.48        5.57        6.71
CFFC  Community Financial Corp.        VA         157,766      21,575      21,575        1.34        1.34       10.20       10.20
ESX   Essex Bancorp, Inc.              VA         338,724      22,630      14,053       (0.39)      (1.36)     (10.05)     (35.14)
FFFC  FFVA Financial Corp.             VA         517,754      84,487      82,789        1.25        1.21        7.22        7.04
FFRV  Fidelity Financial Bankshares    VA         321,558      27,360      27,337        0.99        0.97       12.15       11.93
GSLC  Guaranty Financial Corp.         VA          96,577       6,327       6,327        0.57        0.43        9.97        7.54
LIFB  Life Bancorp, Inc.               VA       1,204,577     153,350     147,680        0.85        0.89        5.91        6.19
VABF  Virginia Beach Fed. Financial    VA         624,964      41,100      41,100        0.23        0.01        3.99        0.20
VFFC  Virginia First Financial         VA         713,931      55,114      53,131        1.21        0.98       16.02       13.01
CASB  Cascade Financial Corp.          WA         326,266      20,269      20,269        0.56        0.27        8.90        4.22
FWWB  First SB Of Washington Bancorp   WA         594,917     153,453     153,453          NA          NA          NA          NA
IWBK  InterWest Bancorp, Inc.          WA       1,368,548      94,118      91,398        1.08        0.99       14.78       13.63
MSEA  Metropolitan Bancorp             WA         778,165      50,882      46,026        0.70        0.76       11.08       11.97
STSA  Sterling Financial Corp.         WA       1,497,617      87,314      74,879        0.45        0.44        7.70        7.54


                                                         CAPITAL ISSUES
                                         -----------------------------------------------
                                                              Number of   Mkt. Value
                                           IPO                 Shares     of Shares
                                          Date     Exchange    Outstg.      ($M)
                                          ----     --------    -------      ----
YFED  York Financial Corp.             02/01/84    NASDAQ     6,049,983      108.90
AMFB  American Federal Bank            01/19/89    NASDAQ    10,903,385      166.28
CFCP  Coastal Financial Corp.          09/26/90    NASDAQ     2,716,265       42.92
FFCH  First Financial Holdings Inc.    11/10/83    NASDAQ     6,365,941      132.09
FSFC  First Southeast Financial Corp   10/08/93    NASDAQ     4,100,615       80.99
PALM  Palfed, Inc.                     12/15/85    NASDAQ     5,221,962       67.42
SCCB  S. Carolina Community Bancshrs   07/07/94    NASDAQ       780,275       14.14
HFFC  HF Financial Corp.               04/08/92    NASDAQ     3,054,572       43.53
LFCT  Leader Financial Corp.           09/30/93    NASDAQ     9,923,812      436.65
TWIN  Twin City Bancorp                01/04/95    NASDAQ       898,404       15.27
CBSA  Coastal Bancorp, Inc.            NA          NASDAQ     4,957,870       85.23
ETFS  East Texas Financial Services    01/10/95    NASDAQ     1,193,568       17.68
FBHC  Fort Bend Holding Corp.          06/30/93    NASDAQ       834,703       15.02
LOAN  Horizon Bancorp                  NA          NASDAQ     1,386,757       13.87
JXVL  Jacksonville Bancorp, Inc.       04/01/96    NASDAQ            NA          NA
WFSB  1st Washington Bancorp Inc.      05/14/87    NASDAQ     9,882,877       77.83
BFSB  Bedford Bancshares, Inc.         08/22/94    NASDAQ     1,194,875       20.61
CNIT  CENIT Bancorp, Inc.              08/06/92    NASDAQ     1,596,675       58.68
CFFC  Community Financial Corp.        03/30/88    NASDAQ     1,269,698       22.85
ESX   Essex Bancorp, Inc.              NA            AMSE     1,049,684        1.97
FFFC  FFVA Financial Corp.             10/12/94    NASDAQ     2,712,832       79.51
FFRV  Fidelity Financial Bankshares    05/01/86    NASDAQ     2,279,047       30.20
GSLC  Guaranty Financial Corp.         NA          NASDAQ       919,168        7.12
LIFB  Life Bancorp, Inc.               10/11/94    NASDAQ    10,403,125      150.85
VABF  Virginia Beach Fed. Financial    11/01/80    NASDAQ     4,961,840       39.69
VFFC  Virginia First Financial         01/01/78    NASDAQ     5,615,450       67.39
CASB  Cascade Financial Corp.          09/16/92    NASDAQ     1,632,388       27.75
FWWB  First SB Of Washington Bancorp   11/01/95    NASDAQ    10,064,918      132.10
IWBK  InterWest Bancorp, Inc.          NA          NASDAQ     6,433,934      140.74
MSEA  Metropolitan Bancorp             01/09/90    NASDAQ     3,710,205       51.72
STSA  Sterling Financial Corp.         NA          NASDAQ     5,425,648     7053.00

KELLER & COMPANY   PAGE 11
Columbus, Ohio
614-766-1426

                        KEY FINANCIAL DATA AND RATIOS
                  PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MAY 14, 1996


                                                           ASSETS AND EQUITY                             PROFITABILITY
                                                   ----------------------------------     ----------------------------------------
                                                    Total       Total       Total                     Core                    Core
                                                   Assets       Equity    Tang. Equity    ROAA        ROAA        ROAE        ROAE
                                      State        ($000)       ($000)      ($000)        (%)          (%)        (%)          (%)
                                      -----        ------       ------      ------        ---          ---        ---         ----

WFSL  Washington Federal, Inc.         WA       4,928,989     598,099     568,869        1.75        1.68       13.78       13.19
AADV  Advantage Bancorp, Inc.          WI         980,006      95,793      82,999        0.90        0.81        9.43        8.49
ABCW  Anchor BanCorp Wisconsin         WI       1,707,062     122,164     119,216        0.89        0.87       12.07       11.82
FCBF  FCB Financial Corp.              WI         250,658      49,077      49,077        0.99        0.96        5.01        4.83
FFEC  First Fed Bncshrs Eau Claire     WI         672,300      96,278      92,366        0.97        0.92        5.85        5.57
FTFC  First Federal Capital Corp.      WI       1,382,069      94,672      89,135        0.92        0.68       13.46        9.92
FFHC  First Financial Corp.            WI       5,419,203     397,571     377,355        1.28        1.25       18.92       18.38
FNGB  First Northern Capital Corp.     WI         572,193      72,840      72,840        0.84        0.71        6.53        5.56
HALL  Hallmark Capital Corp.           WI         339,283      26,524          NA        0.57        0.52        6.40        5.74
MWFD  Midwest Federal Financial        WI         177,164      16,541      15,756        1.11        0.90       11.34        9.22
NWEQ  Northwest Equity Corp.           WI          82,976      11,665      11,665        1.15        1.10        7.49        7.22
OSBF  OSB Financial Corp.              WI         253,714      31,952      31,952        0.17        0.30        1.34        2.30
RELI  Reliance Bancshares, Inc.        WI          32,260       9,616          NA        1.23        1.25        4.32        4.39
SECP  Security Capital Corporation     WI       3,344,642     564,530     564,530        0.89        0.94        5.09        5.34
STFR  St. Francis Capital Corp.        WI       1,295,580     135,162     129,106        1.31        0.90       11.70        8.04
FOBC  Fed One Bancorp                  WV         339,562      41,140      38,958        1.00        1.00        7.74        7.74
CRZY  Crazy Woman Creek Bancorp        WY          37,510       5,856       5,856        0.96        0.96        6.10        6.10
TRIC  Tri-County Bancorp, Inc.         WY          73,436      13,094      13,094        0.94        0.91        4.69        4.53

                                                         CAPITAL ISSUES
                                         -----------------------------------------------
                                                              Number of   Mkt. Value
                                           IPO                 Shares     of Shares
                                          Date     Exchange    Outstg.      ($M)
                                          ----     --------    -------      ----
WFSL  Washington Federal, Inc.         11/17/82    NASDAQ    42,592,347      926.38
AADV  Advantage Bancorp, Inc.          03/23/92    NASDAQ     3,449,426      112.11
ABCW  Anchor BanCorp Wisconsin         07/16/92    NASDAQ     5,125,813      183.89
FCBF  FCB Financial Corp.              09/24/93    NASDAQ     2,631,644       48.69
FFEC  First Fed Bncshrs Eau Claire     10/12/94    NASDAQ     6,855,379       95.98
FTFC  First Federal Capital Corp.      11/02/89    NASDAQ     6,297,735      125.95
FFHC  First Financial Corp.            12/24/80    NASDAQ    29,885,122      638.79
FNGB  First Northern Capital Corp.     12/29/83    NASDAQ     4,557,125       72.34
HALL  Hallmark Capital Corp.           01/03/94    NASDAQ     1,442,950       22.00
MWFD  Midwest Federal Financial        07/08/92    NASDAQ       816,440       17.55
NWEQ  Northwest Equity Corp.           10/11/94    NASDAQ       980,892       10.67
OSBF  OSB Financial Corp.              07/01/92    NASDAQ     1,140,772       26.81
RELI  Reliance Bancshares, Inc.        04/19/96    NASDAQ            NA          NA
SECP  Security Capital Corporation     01/03/94    NASDAQ     9,535,665      553.07
STFR  St. Francis Capital Corp.        06/21/93    NASDAQ     5,856,699      159.60
FOBC  Fed One Bancorp                  01/19/95    NASDAQ     2,489,462       38.90
CRZY  Crazy Woman Creek Bancorp        03/29/96    NASDAQ            NA          NA
TRIC  Tri-County Bancorp, Inc.         09/30/93    NASDAQ       630,788       11.67

KELLER & COMPANY   PAGE 12
Columbus, Ohio
614-766-1426

                        KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                     (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MAY 14, 1996

                                                           ASSETS AND EQUITY                             PROFITABILITY
                                                   ----------------------------------     ----------------------------------------
                                                    Total       Total       Total                     Core                    Core
                                                   Assets       Equity    Tang. Equity    ROAA        ROAA        ROAE        ROAE
                                      State        ($000)       ($000)      ($000)        (%)          (%)        (%)          (%)
                                      -----        ------       ------      ------        ---          ---        ---         ----

ALL THRIFTS
      AVERAGE                                   1,299,310     105,708     100,289        0.87        0.80        8.18        7.28
      MEDIAN                                      312,990      37,131      36,384        0.89        0.83        7.49        6.91
      HIGH                                     49,781,986   2,952,702   2,808,721        2.25        2.55       35.92       32.85
      LOW                                         $32,260       3,224       3,224       (1.97)      (2.05)     (37.85)     (39.35)

AVERAGE FOR STATE
      OH                                          750,958      67,347      65,746        0.90        0.87        7.64        7.50

AVERAGE BY REGION
      MIDWEST                                     833,594      79,686      77,642        0.95        0.89        8.34        7.66
      NEW ENGLAND                                 718,881      68,005      67,339        0.64        0.51        5.55        3.87
      MID ATLANTIC                                698,736      73,872      69,550        0.96        0.91        8.50       98.04
      SOUTHEAST                                   779,048      60,853      50,568        0.90        0.79        9.47        7.91
      SOUTHWEST                                   791,045      89,916      88,715        0.90        0.84        9.04        8.27
      WEST                                      5,332,194     347,823     335,358        0.43        0.38        5.33        4.30

AVERAGE BY EXCHANGE
      NYSE                                     14,806,579     951,108     888,446        0.75        0.63       11.60        9.91
      AMEX                                        225,814      33,372      32,665        0.90        0.80        6.27        4.20
      OTC/NASDAQ                                  724,050      69,998      66,321        0.88        0.81        8.11        7.31



                                                         CAPITAL ISSUES
                                         -----------------------------------------------
                                                              Number of   Mkt. Value
                                           IPO                 Shares     of Shares
                                          Date     Exchange    Outstg.      ($M)
                                          ----     --------    -------      ----
ALL THRIFTS
      AVERAGE                                               5,918,080      128.40
      MEDIAN                                                2,466,573       39.69
      HIGH                                                137,204,953     3310.07
      LOW                                                     228,777        1.97

AVERAGE FOR STATE
      OH                                                    3,904,654       94.05

AVERAGE BY REGION
      MIDWEST                                               4,676,586      106.70
      NEW ENGLAND                                           5,113,788       84.62
      MID ATLANTIC                                          4,302,132       84.79
      SOUTHEAST                                             4,485,419       73.76
      SOUTHWEST                                             6,044,550       98.30
      WEST                                                 16,475,605      407.11

AVERAGE BY EXCHANGE
      NYSE                                                 43,572,371     1227.40
      AMEX                                                  2,677,165       31.84
      OTC/NASDAQ                                            4,348,706       82.69

KELLER & COMPANY        PAGE 1
Columbus, Ohio
614-766-1426

                                      EXHIBIT 32

                 RECENTLY CONVERTED, SAIF-INSURED THRIFT INSTITUTIONS
                              PRICES AND PRICING RATIOS



                                                                                  PRO FORMA RATIOS
                                                                      ---------------------------------------
                                                                                   Price/   Price/
                                                                        Price/     Book    Tang. Bk.   Price/
                                                         IPO           Earnings    Value     Value     Assets
                                                         Date             (X)       (%)       (%)       (%)
                                                         ----             ---       ---      ---        ---
FMBD     First Mutual Bancorp, Inc.         IL        07/05/95          13.10     67.50     67.49     15.80
FTF      Texarkana First Financial Corp     AR        07/07/95           6.00     64.50     64.50     12.40
FKKY     Frankfort First Bancorp, Inc.      KY        07110/95          14.30     70.50     70.49     23.90
CCFH     CCF Holding Company                GA        07/12/95          11.80     71.80     71.79     14.70
CZF      CitiSave Financial Corp            LA        07/14195          12.50     70.90     70.87     12.20
INBI     Industrial Bancorp                 OH        08/01195           9.40     71.90     71.90     17.20
THR      Three Rivers Financial Corp.       Ml        08/24195           9.80     71.00     71.71     10.60
KYF      Kentucky First Bancorp, Inc        KY        08/29/95          15.50     72.00     71.95     18.10
HFSA     Hardin Bancorp, Inc.               MO        9129195           16.40     67.80     67.84     12.20
SFIN     Statewide Financial Corp.          NJ        10/02195           9.40     76.40     76.67     10.00
FDEF     First Defiance Financial           OH        10/02/95             NA        NA        NA        NA
DFIN     Damen Financial Corp.              IL        10102195          36.80     73.00     73.02     17.20
HFFB     Harrodsburg First Fin Bancorp      KY        10104/95          14.00     73.70     73.72     19.10
TPNZ     Tappan Zee Financial, Inc.         NY        10105195          12.30     74.00     74.39     15.10
SRN      Southern Banc Company, Inc         AL        10/05195          30.10     66.10     67.06     12.60
KFBI     Klamath First Bancorp              OR        10/05195          13.40     75.50     75.55     21.20
CSBF     CSB Financial Group, Inc.          IL        10/09195          14.30     66.50     66.50     19.40
AFCB     Affiliated Community Bancorp       MA        10119195             NA        NA        NA        NA
BFD      BostonFed Bancorp, Inc.            MA        10/24195          93.40     74.50     74.48     10.00
ANBK     American National Bancorp          MD        10131/95             NA        NA        NA        NA
FWW      First SB Of Washington Bancorp     WA        11101/95          13.70     73.10     73.08     18.20
PBIX     Patriot Bank Corp.                 PA        12104195          18.00     71.00     70.99     14.10
PDB      Piedmont Bancorp, Inc.             NC        12/08195          14.10     71.50     71.50     21.80
JOAC     Joachim Bancorp, Inc.              MO        12/28195          18.80     72.00     71.99     19.80
CLAS     Classic Bancshares, Inc.           KY        12129195          17.20     69.30     69.29     17.80
HFNC     HFNC Financial Corp.               NC        12129195          15.80     71.20     71.22     22.50
CBSB     Charter Financial, Inc.            IL        12129195             NA        NA        NA        NA
PEEK     Peekskill Financial Corp.          NY        12129/95          14.10     70.80     70.81     20.80
FFBA     First Colorado Bancorp, Inc.       CO        1102196              NA        NA        NA        NA
LFBI     Little Falls Bancorp, Inc.         NJ        1105196           31.90     71.40     71.43     13.40
BYFC     Broadway Financial Corp.           CA        1109796           13.30     68.50     68.48      8.00
FFOH     Fidelity Financial Of Ohio         OH        03/04/96             NA        NA        NA        NA
FFFD     North Central Bancshares, Inc.     IA        3121196              NA        NA        NA        NA
CFTP     Community Federal Bancorp          MS        03126/96          14.00     71.40     71.35     22.20
GAF      GA Financial, Inc.                 PA        3126196           13.80     70.50     70.52     15.70


                                                               CURRENT RATIOS
                                                   ---------------------------------------
                                                               Price/   Price/
                                                     Price/    Book    Tang. Bk.   Price/
                                                    Earnings   Value     Value    Assets
                                                      (X)       (%)       (%)       (%)
                                                      ---       ---       ---       ---
FMBD     First Mutual Bancorp, Inc.         IL      17.65     72.51     72.51     18.31
FTF      Texarkana First Financial Corp     AR      10.28     92.02     92.02     18.97
FKKY     Frankfort First Bancorp, Inc.      KY      19.58     75.27     75.27     29.24
CCFH     CCF Holding Company                GA      17.97     74.87     74.87     16.17
CZF      CitiSave Financial Corp            LA      14.18     90.71     90.77     17.85
INBI     Industrial Bancorp                 OH      16.00    142.10    142.10     27.17
THR      Three Rivers Financial Corp.       MI      20.31     85.70     86.09     13.13
KYF      Kentucky First Bancorp, Inc        KY      14.40     92.72     92.72     21.91
HFSA     Hardin Bancorp, Inc.               MO      19.17     75.91     75.91     14.59
SFIN     Statewide Financial Corp.          NJ         NA     88.37     88.63     11.43
FDEF     First Defiance Financial           OH      17.71     86.95     86.95     22.08
DFIN     Damen Financial Corp.              IL      18.06     80.61     80.61     19.49
HFFB     Harrodsburg First Fin Bancorp      KY      23.05     95.22     95.22     29.61
TPNZ     Tappan Zee Financial, Inc.         NY      18.75     86.96     86.96     16.93
SRN      Southern Banc Company, Inc         AL         NA     83.76     84.69     17.08
KFBI     Klamath First Bancorp              OR         NA     91.03     91.03     25.57
CSBF     CSB Financial Group, Inc.          IL         NA     73.17     73.17     22.59
AFCB     Affiliated Community Bancorp       MA      10.21     87.19     87.88      9.05
BFD      BostonFed Bancorp, Inc.            MA      17.65     80.43     80.43     11.67
ANBK     American National Bancorp          MD      22.44     76.61     76.61      8.95
FWW      First SB Of Washington Bancorp     WA         NA     95.90     95.90     24.74
PBIX     Patriot Bank Corp.                 PA      18.75     82.42     82.42     14.25
PDB      Piedmont Bancorp, Inc.             NC      16.41     93.42     93.42     27.81
JOAC     Joachim Bancorp, Inc.              MO         NA     87.00     87.00     25.57
CLAS     Classic Bancshares, Inc.           KY         NA     76.22     76.22     21.95
HFNC     HFNC Financial Corp.               NC         NA    101.52    101.52     26.68
CBSB     Charter Financial, Inc.            IL         NA     88.32     90.78     19.04
PEEK     Peekskill Financial Corp.          NY      15.97     73.11     73.11     24.34
FFBA     First Colorado Bancorp, Inc.       CO         NA    106.07    107.41     17.17
LFBI     Little Falls Bancorp, Inc.         NJ         NA     67.50     73.42     10.26
BYFC     Broadway Financial Corp.           CA         NA        NA        NA        NA
FFOH     Fidelity Financial Of Ohio         OH         NA     80.19     80.19     16.33
FFFD     North Central Bancshares, Inc.     IA         NA        NA        NA        NA
CFTP     Community Federal Bancorp          MS         NA        NA        NA        NA
GAF      GA Financial, Inc.                 PA         NA     76.71     76.71     17.21



                                                                       PRICES AND TREND FROM IPO DATE
                                                     ------------------------------------------------------------------
                                                               1 Day               1 Week              1 Mo.
                                                      IPO      After               After               After
                                                     Price      IPO         %       IPO        %        IPO         %
                                                      ($)       ($)      Change     ($)      Change     ($)      Change
                                                      ---       ---      ------     ---      ------     ---      ------
FMBD     First Mutual Bancorp, Inc.         IL      10.00     11.13     11.25     11.63     16.25     12.06     20.63
FTF      Texarkana First Financial Corp     AR      10.00     12.88     28.75     13.13     31.25     12.50     25.00
FKKY     Frankfort First Bancorp, Inc.      KY      10.00     12.25     22.50     12.06     20.63     12.00     20.00
CCFH     CCF Holding Company                GA      10.00     11.56     15.63     10.75      7.50     11.00     10.00
CZF      CitiSave Financial Corp            LA      10.00     13.50     35.00     13.00     30.00     13.25     32.50
INBI     Industrial Bancorp                 OH      10.00     12.13     21.25     12.56     25.63     13.13     31.25
THR      Three Rivers Financial Corp.       MI      10.00     11.38     13.75     11.75     17.50     11.63     16.25
KYF      Kentucky First Bancorp, Inc        KY      10.00     12.00     20.00     12.50     25.00     12.50     25.00
HFSA     Hardin Bancorp, Inc.               MO      10.00     12.19     21.88     12.25     22.50     12.75     27.50
SFIN     Statewide Financial Corp.          NJ      10.00     13.25     32.50     13.13     31.25     12.63     26.25
FDEF     First Defiance Financial           OH         NA     10.44        NA     10.31        NA     10.00        NA
DFIN     Damen Financial Corp.              IL      10.00     11.50     15.00     11.38     13.75     11.75     17.50
HFFB     Harrodsburg First Fin Bancorp      KY      10.00     12.50     25.00     12.38     23.75     13.13     31.25
TPNZ     Tappan Zee Financial, Inc.         NY      10.00     11.63     16.25     11.50     15.00     12.00     20.00
SRN      Southern Banc Company, Inc         AL      10.00     12.38     23.75     12.50     25.00     12.50     25.00
KFBI     Klamath First Bancorp              OR      10.00     12.50     25.00     12.88     28.75     12.88     28.75
CSBF     CSB Financial Group, Inc.          IL       8.00      9.00     12.50      9.25     15.63      9.13     14.06
AFCB     Affiliated Community Bancorp       MA         NA     16.75        NA     16.38        NA     17.38        NA
BFD      BostonFed Bancorp, Inc.            MA      10.00     12.00     20.00     12.00     20.00     11.75     17.50
ANBK     American National Bancorp          MD         NA      9.63        NA      9.63        NA      9.63        NA
FWW      First SB Of Washington Bancorp     WA      10.00     12.44     24.40     12.69     26.90     13.13     31.25
PBIX     Patriot Bank Corp.                 PA      10.00     12.75     27.50     12.75     27.50     12.88     28.75
PDB      Piedmont Bancorp, Inc.             NC      10.00        NA        NA     12.88     28.75     12.50     25.00
JOAC     Joachim Bancorp, Inc.              MO      10.00     13.50     35.00     13.00     30.00     12.50     25.00
CLAS     Classic Bancshares, Inc.           KY      10.00     11.75     17.50     11.75     17.50     11.50     15.00
HFNC     HFNC Financial Corp.               NC      10.00     13.13     31.25     13.38     33.75     13.25     32.50
CBSB     Charter Financial, Inc.            IL         NA     10.81        NA     10.88        NA     11.38        NA
PEEK     Peekskill Financial Corp.          NY      10.00     12.13     21.25     11.75     17.50     11.25     12.50
FFBA     First Colorado Bancorp, Inc.       CO         NA     11.44        NA     11.63        NA     12.00        NA
LFBI     Little Falls Bancorp, Inc.         NJ      10.00     11.31     13.13     11.38     13.75     11.00     10.00
BYFC     Broadway Financial Corp.           CA      10.00     10.38      3.75     10.25      2.50     10.25      2.50
FFOH     Fidelity Financial Of Ohio         OH         NA     10.50        NA     10.00        NA     10.13        NA
FFFD     North Central Bancshares, Inc.     IA         NA     10.88        NA     10.69        NA     10.44        NA
CFTP     Community Federal Bancorp          MS      10.00     12.63     26.25     12.88     28.75     12.63     26.25
GAF      GA Financial, Inc.                 PA      10.00     11.38     13.75     11.50     15.00     11.00     10.00


KELLER & COMPANY        PAGE 2
Columbus, Ohio
614-766-1426

                 RECENTLY CONVERTED, SAIF-INSURED THRIFT INSTITUTIONS
                              PRICES AND PRICING RATIOS



                                                                                  PRO FORMA RATIOS
                                                                        -------------------------------------
                                                                                   Price/   Price/
                                                                         Price/     Book    Tang. Bk.  Price/
                                                         IPO            Earnings   Value     Value     Assets
                                                         Date             (X)       (%)       (%)       (%)
                                                         ----             ---       ---      ---        ---
PFFB     PFF Bancorp, Inc.                  CA        3129196           26.60     69.00     68.99      9.50
CRZY     Crazy Woman Creek Bancorp          WY        03/29196          16.40     69.70     69.72     22.00
SSM      Stone Street Bancorp, Inc.         NC        04/01/96          19.70     74.90     74.92     24.40
PHFC     Pittsburgh Home Financial Corp     PA        04101/96          17.50     72.80     72.83     12.20
SSB      Scotland Bancorp, Inc              NC        04/01/96          16.20     74.80     74.83     24.20
WHG      WHG Bancshares Corp.               MD        4101196           15.50     71.10     71.08     16.00
FBER     1st Bergen Bancorp                 NJ        04/01196          21.70     74.80     74.81     12.50
LONF     London Financial Corporation       OH        04/01/96          22.40     68.50     68.46     13.40
JXVL     Jacksonville Bancorp, Inc.         TX        04101/96             NA        NA        NA        NA
AMFC     AMB Financial Corp.                IN        4101196           18.20     70.80     70.83     14.00
FFDF     FFD Financial Corp.                OH        04/03196          17.40     69.90     69.87     19.80
GSFC     Green Street Financial Corp.       NC        04/04/96          14.80     71.00     71.03     22.20
YFCB     Yonkers Financial Corporation      NY        04118/96          16.10     74.90     74.93     14.60
RELI     Reliance Bancshares, Inc.          WI        04/19196          22.50     72.50     72.47     38.90
CBK      Citizens First Financial Corp.     IL        05/01196          15.30     73.10     73.10     11.00
FFBH     First Federal Bancshares of AR     AR        5103196            9.80     63.40     63.39     10.20



                                                             CURRENT RATIOS
                                                 --------------------------------------
                                                            Price/    Price/
                                                  Price/    Book     Tang. Bk.  Price/
                                                 Earnings   Value      Value    Assets
                                                   (X)       (%)        (%)      (%)
                                                   ---       ---        ---      ---
PFFB     PFF Bancorp, Inc.                  CA      NA      75.50      75.50    10.87
CRZY     Crazy Woman Creek Bancorp          WY      NA        NA        NA        NA
SSM      Stone Street Bancorp, Inc.         NC      NA        NA        NA        NA
PHFC     Pittsburgh Home Financial Corp     PA      NA        NA        NA        NA
SSB      Scotland Bancorp, Inc              NC      NA        NA        NA        NA
WHG      WHG Bancshares Corp.               MD      NA        NA        NA        NA
FBER     1st Bergen Bancorp                 NJ      NA        NA        NA        NA
LONF     London Financial Corporation       OH      NA        NA        NA        NA
JXVL     Jacksonville Bancorp, Inc.         TX      NA        NA        NA        NA
AMFC     AMB Financial Corp.                IN      NA        NA        NA        NA
FFDF     FFD Financial Corp.                OH      NA        NA        NA        NA
GSFC     Green Street Financial Corp.       NC      NA        NA        NA        NA
YFCB     Yonkers Financial Corporation      NY      NA        NA        NA        NA
RELI     Reliance Bancshares, Inc.          WI      NA        NA        NA        NA
CBK      Citizens First Financial Corp.     IL      NA        NA        NA        NA
FFBH     First Federal Bancshares of AR     AR      NA        NA        NA        NA



                                                                       PRICES AND TREND FROM IPO DATE
                                                     ------------------------------------------------------------------
                                                               1 Day               1 Week              1 Mo.
                                                      IPO      After               After               After
                                                     Price      IPO         %       IPO        %        IPO         %
                                                      ($)       ($)      Change     ($)      Change     ($)      Change
                                                      ---       ---      ------     ---      ------     ---      ------
PFFB     PFF Bancorp, Inc.                  CA      10.00     11.38     13.75     11.63     16.25     11.63     16.25
CRZY     Crazy Woman Creek Bancorp          WY      10.00        NA        NA     10.75      7.50     10.50      5.00
SSM      Stone Street Bancorp, Inc.         NC      15.00     17.50     16.67     18.00     20.00     17.75     18.33
PHFC     Pittsburgh Home Financial Corp     PA      10.00     11.00     10.00     11.00     10.00     10.63      6.25
SSB      Scotland Bancorp, Inc              NC      10.00     12.25     22.50     12.50     25.00     11.75     17.50
WHG      WHG Bancshares Corp.               MD      10.00     11.13     11.25     11.06     10.60     11.25     12.50
FBER     1st Bergen Bancorp                 NJ      10.00     10.00      0.00      9.50     (5.00)     9.63     (3.75)
LONF     London Financial Corporation       OH      10.00     10.81      8.12     10.63      6.25     10.13      1.25
JXVL     Jacksonville Bancorp, Inc.         TX         NA     11.11        NA      9.63        NA      9.88        NA
AMFC     AMB Financial Corp.                IN      10.00     10.50      5.00     10.50      5.00     10.50      5.00
FFDF     FFD Financial Corp.                OH      10.00     10.50      5.00     10.50      5.00     10.31      3.10
GSFC     Green Street Financial Corp.       NC      10.00     12.88     28.75     12.25     22.50     12.31     23.10
YFCB     Yonkers Financial Corporation      NY      10.00      9.75     (2.50)    10.13      1.25     10.00      0.00
RELI     Reliance Bancshares, Inc.          WI       8.00      8.38      4.69      8.25      3.13      8.00      0.00
CBK      Citizens First Financial Corp.     IL      10.00     10.50      5.00     10.00      0.00        NA        NA
FFBH     First Federal Bancshares of AR     AR      10.00     13.00     30.00     13.25     32.50        NA        NA


                                      EXHIBIT 33
Page 1
KELLER & COMPANY
Columbus, Ohio
614-766-1426


                     THRIFT ACQUISITIONS AND PENDING ACQUISITIONS

                COUNTY, CITY OR MARKET AREA OF FOUNDATION SAVINGS BANK



         1.   Target institution:
                   Name                Brentwood Financial Corp.
                   City and state      Cincinnati, OH
                   Asset size                 $100,300,000

              Acquiring institution:
                   Name                PNC Bank Corp.
                   City and state      Pittsburgh, PA
                   Asset size               $64,000,000,000

              Transaction:
                   Purchase price               $21,700,000
                   Price/earnings (x)                 21.00
                   Price/book value (%)              153.00
                   Date completed                  03/03/95


         2.   Target institution:
                   Name                Circle Financial Corp.
                   City and state      Sharonville, OH
                   Asset size                  $229,400,000


              Acquiring institution:
                   Name .              Fidelity Financial of Ohio, Inc.
                   City and state      Cincinnati, OH
                   Asset size                  $249,400,000


              Transaction:
                   Purchase price               $27,000,000
                   Price/earnings (x)                  25.9
                   Price/book value (%)               111.0
                   Date completed      Pending (announced 4/29/96)

Page 2
KELLER & COMPANY
Columbus, Ohio
614-766-1426


                     THRIFT ACQUISITIONS AND PENDING ACQUISITIONS

                COUNTY, CITY OR MARKET AREA OF FOUNDATION SAVINGS BANK




         3.   Target institution:
                   Name                Kentucky Enterprise Bancorp, Inc.
                   City and state      Newport, KY
                   Asset size            $276,100,000

              Acquiring institution:
                   Name                Fifth Third Bancorp
                   City and state      Cincinnati, OH
                   Asset size          $18,900,000,000

              Transaction:
                   Purchase price         $94,000,000
                   Price/earnings (x)              NM
                   Price/book value (%)         176.0
                   Date completed             3/15/96



         4.   Target institution:
                   Name                PSB Holdings Corp.
                   City and state      Xenia, Ohio
                   Asset size            $174,800,000


              Acquiring institution:
                   Name                CitFed Bancorp, Inc.
                   City and state      Dayton, Ohio
                   Asset size           $2,300,000,000

              Transaction:
                   Purchase price          $56,000,000
                   Price/earnings (x)               NM
                   Price/book value (%)          175.0
                   Date completed             08/31/95

                                      EXHIBIT 34
KELLER & COMPANY
Columbus, Ohio
614-766-1426
                        THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                                  AS OF MAY 14, 1996

                                                                        PER SHARE
                                                       -------------------------------------------------

                                                       Latest  All Time   All Time  Monthly  Quarterly
                                                        Price    High       Low      Change   Change
                                    State  Exchange      ($)      ($)       ($)       (%)       (%)
                                    -----  --------   -------- ---------  -------   -------  ---------
PFSL  Pocahontas FS&LA, MHC           AR   NASDAQ      15.000    17.250    9.500      3.45     -6.25
CMSV  Community Savings, MHC          FL   NASDAQ      15.000    18.250   10.000      0.00     -5.51
FFFL  Fidelity fSB of Florida, MHC    FL   NASDAQ      14.500    17.000    9.091     11.54      0.00
HARB  Harbor Federal Savings Bk, MHC  FL   NASDAQ      27.250    29.250   11.875      0.93     -0.91
FFSX  First Fed SB of Siouxland, MHC  IA   NASDAQ      24.750    28.625    9.063      1.02      1.02
WCFB  Webster City Federal SB, MHC    IA   NASDAQ      13.000    13.500    8.813      1.96      5.05
JXSB  Jacksonville Savings Bank, MHC  IL   NASDAQ      13.250    14.250   10.000      0.00     -1.85
LFED  Leeds Federal Savings Bk, MHC   MD   NASDAQ      13.625    16.750    9.875     -2.68     -4.39
GFED  Guaranty Federal SB, MHC        MO   NASDAQ      11.500    12.500    8.000     -4.17     -2.13
PULB  Pulaski Bank, Savings Bk, MHC   MO   NASDAQ      15.500    16.500   10.500      3.33     -1.59
FSLA  First Savings Bank, MHC         NJ   NASDAQ      15.250    17.500    5.579     -3.17     -1.61
FSNJ  First Savings Bk of NJ, MHC     NJ   NASDAQ      13.875    19.500   10.750     -2.63    -13.28
SBFL  SB of the Finger Lakes, MHC     NY   NASDAQ      16.000    16.750    8.125     -4.48      0.00
WAYN  Wayne Savings & Loan Co. MHC    OH   NASDAQ      21.000    23.000   11.818      1.20     -5.62
CMSB  Commonwealth Savings Bank, MHC  PA   NASDAQ      21.750    24.875   11.625      8.07     -8.90
GDVS  Greater Delaware Valley SB,MHC  PA   NASDAQ      10.625    13.000    9.375     -1.16    -11.46
HARS  Harris Savings Bank, MHC        PA   NASDAQ      16.250    20.500   12.750     -8.45    -12.16
NWSB  Northwest Savings Bank, MHC     PA   NASDAQ      24.750    27.000   14.750     10.61      7.61
RVSB  Riverview Savings Bank, MHC     WA   NASDAQ      15.250    17.000    9.711     -4.69      0.15


ALL MUTUAL HOLDING COMPANIES
          AVE RAGE                                     16.743    19.105    10.06      0.56     -3.25
          MEDIAN                                       15.250    17.250     9.88      0.00     -1.85
          HIGH                                         27.250    29.250    14.75     11.54      7.61
          LOW                                          10.625    12.500     5.58     -8.45    -13.28

                                                               PER SHARE                      PRICING RATIOS
                                                      ----------------------------  ----------------------------------------

                                                       Book              12 Month   Price/    Price/    Price/   Price/Core
                                                        Value    Assets      Div.   Earinings Bk.Value   Assets    Earnings
                                    State  Exchange     ($)       ($)       ($)       (X)       (%)       (%)       (X)
                                    -----  --------  --------  --------  --------  --------  --------  --------  ----------
PFSL  Pocahontas FS&LA, MHC           AR   NASDAQ      13.64    229.43      0.67     12.40    109.97      6.54     12.10
CMSV  Community Savings, MHC          FL   NASDAQ      15.36    120.90      0.48     15.79     97.66     12.41     18.07
FFFL  Fidelity fSB of Florida, MHC    FL   NASDAQ      12.31    116.05      0.56     19.86    117.79     12.49     19.86
HARB  Harbor Federal Savings Bk, MHC  FL   NASDAQ      16.78    189.40      0.98     12.62    162.40     14.39     12.67
FFSX  First Fed SB of Siouxland, MHC  IA   NASDAQ      21.52    255.82      0.69     15.18    115.01      9.67     16.50
WCFB  Webster City Federal SB, MHC    IA   NASDAQ      10.32     46.31      0.80     25.00    125.97     28.07     25.49
JXSB  Jacksonville Savings Bank, MHC  IL   NASDAQ      13.39    111.01        NA        NA     98.95     11.94        NA
LFED  Leeds Federal Savings Bk, MHC   IL   NASDAQ      12.65     77.34      0.63     17.03    107.71     17.62     16.82
GFED  Guaranty Federal SB, MHC        MO   NASDAQ       8.42     59.63        NA        NA    136.58     19.29        NA
PULB  Pulaski Bank, Savings Bk, MHC   MO   NASDAQ      10.67     85.00      0.80     24.60    145.27     18.24     28.70
FSLA  First Savings Bank, MHC         NJ   NASDAQ      13.98    147.33      0.37     12.60    109.08     10.35     13.38
FSNJ  First Savings Bk of NJ, MHC     NJ   NASDAQ      17.70    217.75        NA        NA     78.39      6.37        NA
SBFL  SB of the Finger Lakes, MHC     NY   NASDAQ      11.87     95.06        NA        NA    134.79     16.83        NA
WAYN  Wayne Savings & Loan Co. MHC    OH   NASDAQ      15.84    173.03      1.08     21.88    132.58     12.14     22.83
CMSB  Commonwealth Savings Bank, MHC  PA   NASDAQ      15.92    191.83      0.50     16.86    136.62     11.34     18.91
GDVS  Greater Delaware Valley SB,MHC  PA   NASDAQ       8.90     73.48        NA        NA    119.38     14.46        NA
HARS  Harris Savings Bank, MHC        PA   NASDAQ      13.51    112.03      0.51     19.35    120.28     14.51     19.35
NWSB  Northwest Savings Bank, MHC     PA   NASDAQ      16.38    151.22      0.60     16.61    151.10     16.37     16.39
RVSB  Riverview Savings Bank, MHC     WA   NASDAQ      10.48     95.01      0.18     13.99    145.52     16.05     14.52




ALL MUTUAL HOLDING COMPANIES
          AVE RAGE                                     13.67    134.09      0.63     17.41    123.42     14.16     18.26
          MEDIAN                                       13.51    116.05      0.62     16.74    120.28     14.39     17.45
          HIGH                                         21.52    255.82      1.08     25.00    162.40     28.07     28.70
          LOW                                           8.42     46.31      0.18     12.40     78.39      6.37      2.10


                                      EXHIBIT 35
KELLER & COMPANY
Columbus, Ohio
614-766-1426
                            KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                                  AS OF MAY 14,1996



                                                       ASSETS AND EQUITY                         PROFITABILITY
                                                ----------------------------------      ------------------------------------
                                                   Total        Total      Total                   Core                Core
                                                   Assets      Equity    Tang. Equity    ROAA      ROAA      ROAE      ROAE
                                         State     ($000)      ($000)      ($000)         (%)       (%)       (%)       (%)
                                         -----  ---------     -------     --------      -----      ----     -----     ------
PFSL   Pocahontas FS&LA, MHC             AR      369,379      21,964      21,964        0.56      0.58      9.45      9.70
CMSV   Community Savings, MHC            FL      587,064      74,587      74,587        0.82      0.71      6.32      5.49
FFFL   Fidelity FSB of Florida, MHC      FL      779,620      81,266      80,209        0.65      0.65      6.22      6.22
HARB   Harbor Federal Savings Bk, MHC    FL      932,858      82,640      82,640        1.19      1.18     13.70     13.63
FFSX   First Fed SB of Siouxland, MHC    IA      436,519      36,727      36,547        0.64      0.59      7.78      7.16
WCFB   Webster City Federal SB, MHC      IA       97,258      21,675      21,675        1.11      1.09      5.04      4.93
JXSB   Jacksonville Savings Bank, MHC    IL      138,766      16,734      16,732        0.41      0.32      3.83      2.95
LFED   Leeds Federal Savings Bk, MHC     MD      266,658      43,610      43,610        1.03      1.04      6.32      6.37
GFED   Guaranty Federal SB, MHC          MO      186,357      26,303      26,303        0.71      0.71      5.22      5.28
PULB   Pulaski Bank, Savings Bk, MHC     MO      177,984      22,339      22,339        0.72      0.62      6.09      5.18
FSLA   First Savings Bank, MHC           NJ      959,356      91,060      79,028        0.87      0.82      9 48      8.97
FSNJ   First Savings Bk of NJ, MHC       NJ      657,075      53,411      53,411        0.04      0.36      0.47      4.02
SBFL   SB of the Finger Lakes, MHC       NY      169,685      21,188      21,188        0.13      0.29      1.06      2.46
WAYN   Wayne Savings & Loan Co. MHC      OH      245,892      22,516      22,516        0.56      0.53      6.13      5.85
CMSB   Commonwealth Savings Bank, MHC    PA    1,657,690     137,683     120,977        0.78      0.70      8.41      7.52
GDVS   Greater Delaware Valley SB, MHC   PA      240,468      29,123      29,123        0.48      0.48      4.10      4.10
HARS   Harris Savings Bank, MHC          PA    1,255,864     151,459     141,473        0.81      0.81      6.34      6.32
NWSB   Northwest Savings Bank, MHC       PA    1,767,455     188,638     186,334        1.06      1.07      9.34      9.47
RVSB   Riverview Savings Bank, MHC       WA      204,794      22,593      19,856        1.21      1.16     11.26     10.84

ALL MUTUAL HOLDING COMPANIES
       AVERAGE                                   585,829      60,290      57,922        0.73      0.72      6.66      6.66
       MEDIAN                                    369,379      36,727      36,547        0.72      0.70      6.32      6.22
       HIGH                                    1,767,455     188,638     186,334        1.21      1.18     13.70     13.63
       LOW                                        97,258      16,734      16,732        0.04      0.29      0.47      2.46


                                                                            CAPITAL ISSUES
                                                ------------------------------------------------
                                                                       Number of     Mkt. Value
                                                   IPO                   Shares       of Shares
                                                   Date       Exchange   Outstg.        ($M)
                                                ----------    -------- ------------   ----------
PFSL   Pocahontas FS&LA, MHC                    04/05/94      NASDAQ   1,610,000       25.36
CMSV   Community Savings, MHC                   10/24/94      NASDAQ   4,855,627       82.55
FFFL   Fidelity FSB of Florida, MHC             01/07/94      NASDAQ   6,717,821      109.16
HARB   Harbor Federal Savings Bk, MHC           01/06/94      NASDAQ   4,925,233      135.44
FFSX   First Fed SB of Siouxland, MHC           07/13/92      NASDAQ   1,706,345       41.81
WCFB   Webster City Federal SB, MHC             08/15/94      NASDAQ   2,100,000       25.73
JXSB   Jacksonville Savings Bank, MHC           04/21/95      NASDAQ   1,250,000       17.34
LFED   Leeds Federal Savings Bk, MHC            05/02/94      NASDAQ   3,448,000       51.72
GFED   Guaranty Federal SB, MHC                 04/10/95      NASDAQ   3,125,000       37.11
PULB   Pulaski Bank, Savings Bk, MHC            05/11/94      NASDAQ   2,094,000       31.41
FSLA   First Savings Bank, MHC                  07/10/92      NASDAQ   6,511,756      100.93
FSNJ   First Savings Bk of NJ, MHC              01/09/95      NASDAQ   3,017,500       52.05
SBFL   SB of the Finger Lakes, MHC              11/11/94      NASDAQ   1,785,000       28.11
WAYN   Wayne Savings & Loan Co. MHC             06/25/93      NASDAQ   1,421,094       32.69
CMSB   Commonwealth Savings Bank, MHC           01/24/94      NASDAQ   8,641,558      196.60
GDVS   Greater Delaware Valley SB, MHC          03/03/95      NASDAQ   3,272,500       39.27
HARS   Harris Savings Bank, MHC                 01/25/94      NASDAQ  11,210,400      224.21
NWSB   Northwest Savings Bank, MHC              11/07/94      NASDAQ  11,688,000      260.06
RVSB   Riverview Savings Bank, MHC              10/26/93      NASDAQ   2,155,390       31.35



ALL MUTUAL HOLDING COMPANIES
       AVERAGE                                                         4,291,328       80.15
       MEDIAN                                                          3,125,000       41.81
       HIGH                                                           11,688,000      260.06
       LOW                                                             1,250,000       17.34


                                      EXHIBIT 36
KELLER & COMPANY   PAGE 1
Columbus, Ohio
614-766-1426
                               FOUNDATION SAVINGS BANK
                              COMPARABLE GROUP SELECTION

                               BALANCE SHEET PARAMETERS

General Parameters:
    States: IA IL IN KY MI OH PA WI WV
    lPO Date:  Less Than or Equal to 12/31/94
    Asset size:  Less Than or Equal to $350,000



                                                                                             Total   Total Net
                                                               Cash &             1-4 Fam.    Net      Loans    Borrowed
                                                     Total    Invest./    MBS/     Loans/    Loans/    & MBS/    Funds/   Equity/
                                                     Assets    Assets    Assets    Assets    Assets    Assets    Assets    Assets
                                          IPO Date   ($000)     (%)       (%)       (%)       (%)       (%)       (%)       (%)
                                          --------  -------   --------  -------   -------   -------  ---------  --------  --------
     FOUNDATION SAVINGS BANK                   --   31,738     14.61     15.62     60.65     67.30     82.92      2.65      8.73

- -----------------------------------------------------------------------------------------------------------------------------------
     DEFINED PARAMETERS FOR              Prior to  Less Than    5.00-  Less Than   25.00-    40.00-    55.00-  Less Than    7.00-
     INCLUSION IN COMPARABLE GROUP       12/31/94   350,000    40.00     30.00     80.00     90.00     95.00     30.00     22.00
- -----------------------------------------------------------------------------------------------------------------------------------

SHFC Seven Hills Financial Corp.     OH  12/31/93   45,511      6.71     14.44     60.43     77.18     91.62      0.22     21.21
BRFC Bridgeville Savings Bank        PA  10/07/94   55,712     24.79     34.79     30.72     36.65     71.44      9.54     28.51
HHFC Harvest Home Financial Corp.    OH  10/10/94   73,005     35.24      8.00     46.66     54.74     62.74      0.00     17.71
HZFS Horizon Financial Svcs Corp.    IA  06/30/94   73,105     30.63      0.00     42.61     66.37     66.37     13.25     12.12
SFFC State Fed Financial Corporation IA  01/05/94   74,182     12.61      0.00     55.45     82.23     82.23     17.52     20.12
THBC Troy Hill Bancorp. Inc.         PA  06/27/94   80,484     10.63      7.49     57.25     79.92     87.41     10.66     22.20
GFSB GFS Bancorp, Inc.               IA  01/06/94   80,913     10.91      4.37     55.37     83.34     87.71     23.89     12.04
NWEQ Northwest Equity Corp.          WI  10/11/94   82,976      7.30      6.65     57.48     82.92     89.56     17.48     14.06
FFBI First Financial Bancorp, Inc    IL  10/04/93   88,615     16.80      8.87     44.26     72.00     80.87     11.28      8.88
INCB Indiana Community Bank,         IN  12/15/94   90,614     12.67      3.78     41.46     80.01     83.79      0.00     15.60
PTRS Potters Financial Corp.         OH  12/31/93  113,862     28.33     24.74     31.72     43.98     68.71      1.28      9.73
NBSI North Bancshares, Inc.          IL  12/21/93  114,337     39.19      7.84     44.79     50.92     58.76     14.65     17.34
MIFC Mid-Iowa Financial Corp.        IA  10/14/92  119,395     22.91     25.53     38.65     49.86     75.38     15.91      9.02
MWBI Midwest Bancshares, Inc.        IA  11/12/92  136,809     19.40     22.17     45.33     55.51     77.68     17.40      6.94
FFWD Wood Bancorp, Inc.              OH  08/31/93  140,383     16.58      4.02     64.26     77.91     81.93      4.93     14.37
FFWC FFW Corp.                       IN  04/05/93  148,892     17.60     12.99     44.22     67.24     80.23     26.39     10.80
MFFC Milton Federal Financial Corp.  OH  10/07/94  171,708     23.99     11.67     53.45     61.87     73.54      6.53     19.98
FFBZ First Federal Bancorp, Inc.     OH  07/13/92  173,191      7.45      1.03     57.62     87.70     88.73     14.69      7.81
MWFD Midwest Federal Financial       WI  07/08/92  177,164     20.07      5.93     33.85     69.86     75.80      9.03      9.34


KELLER & COMPANY   PAGE 2
Columbus, Ohio
614-766-1426
                               FOUNDATION SAVINGS BANK
                              COMPARABLE GROUP SELECTION

                               BALANCE SHEET PARAMETERS

General Parameters:
    States: IA IL IN KY Ml OH PA WI WV
    lPO Date:  Less Than or Equal to 12/31/94
    Asset size:  Less Than or Equal to $350,000 Total


                                                                                             Total   Total Net
                                                               Cash &             1-4 Fam.    Net      Loans    Borrowed
                                                     Total    Invest./    MBS/     Loans/    Loans/    & MBS/    Funds/   Equity/
                                                     Assets    Assets    Assets    Assets    Assets    Assets    Assets    Assets
                                          IPO Date   ($000)     (%)       (%)       (%)       (%)       (%)       (%)       (%)
                                          --------  -------   --------  -------   -------   -------  ---------  --------  --------
     FOUNDATION SAVINGS BANK                   --   31,738     14.61     15.62     60.65     67.30     82.92      2.65      8.73

- -----------------------------------------------------------------------------------------------------------------------------------
     DEFINED PARAMETERS FOR              Prior to  Less Than    5.00-  Less Than   25.00-    40.00-    55.00-  Less Than    7.00-
     INCLUSION IN COMPARABLE GROUP       12/31/94  350,000     40.00     30.00     80.00     90.00     95.00     30.00     22.00
- -----------------------------------------------------------------------------------------------------------------------------------

MARN Marion Capital Holdings         IN  03/18/93  179,329     15.42      0.02     47.46     77.86     77.89      3.76     24.00
LARL Laurel Capital Group, Inc.      PA  02/20/87  193,008     15.92      7.81     58.96     74.40     82.21      2.24     10.68
SBCN Suburban Bancorporation, Inc.   OH  09/30/93  197,137      6.99     15.29     53.72     75.47     90.76     21.65     13.01
MFBC MFB Corp.                       IN  03/25/94  200,895     30.47      2.70     61.58     65.29     67.99      4.73     19.31
CBCO CB Bancorp, Inc.                IN  12/28/92  204,825     46.59      4.57     37.17     44.81     49.38     22.03      9.16
OHSL OHSL Financial Corp.            OH  02/10/93  205,462     13.53     13.54     49.05     70.03     83.57      7.35     12.42
EFBI Enterprise Federal Bancorp      OH  10/17/94  207,680     24.37     15.38     44.24     58.61     73.99     19.26     15.58
FFHS First Franklin Corporation      OH  01/26/88  216,124     13.85     18.31     51.63     65.87     84.18      3.38      9.50
WOFC Western Ohio Financial Corp     OH  07/29/94   231,50    520.42     12.83     56.70     65.00     77.83     13.62     25.77
WVFC WVS Financial Corporation       PA  11/29/93   240,28    233.38      6.22     46.72     58.56     64.78     11.24     15.12
FCBF FCB Financial Corp              WI  09/24/93  250,658     11.07      4.27     53.17     82.16     86.43     18.57     19.58
OSBF OSB Financial Corp              WI  07/01/92  253,714     29.66      1.57     49.92     66.45     68.02     23.10     12.59
WFCO Winton Financial Corp           OH  08/04/88  262,329        NA        NA     36.67     82.68        NA     11.59      7.89
FBCV 1ST Bancorp                     IN  04/07/87  273,122     24.80      1.06     59.62     70.53     71.60     39.48      7.88
GFCO Glenway Financial Corp.         OH  11/30/90  273,890     11.27      8.58     64.58     78.39     86.97      7.14      9.67
HARL Harleysville Savings Bank       PA  08/04/87  273,997     16.67      4.15     75.05     77.03     81.19      4.95      7.05
CVAL Chester Valley Bancorp Inc.     PA  03/27/87  274,575     17.48      0.67     52.76     79.05     79.72      5.84      9.15
FFED Fidelity Federal Bancorp        IN  08/31/87  280,138      4.64      4.44     47.10     86.02     90.46     25.12      5.08
PFDC Peoples Bancorp                 IN  07/07/87  280,778     20.98      0.25     71.14     77.50     77.76      0.36     15.26


KELLER & COMPANY   PAGE 3
Columbus, Ohio
614-766-1426

                               FOUNDATION SAVINGS BANK
                              COMPARABLE GROUP SELECTION

                               BALANCE SHEET PARAMETERS

General Parameters:
    States:  IA IL IN KY Ml OH PA WI WV
    lPO Date:  Less Than or Equal to 12/31/94
    Asset size:  Less Than or Equal to $350,000 Total


                                                                                             Total   Total Net
                                                               Cash &             1-4 Fam.    Net      Loans    Borrowed
                                                     Total    Invest./    MBS/     Loans/    Loans/    & MBS/    Funds/   Equity/
                                                     Assets    Assets    Assets    Assets    Assets    Assets    Assets    Assets
                                          IPO Date   ($000)     (%)       (%)       (%)       (%)       (%)       (%)       (%)
                                          --------  -------   --------  -------   -------   -------  ---------  --------  --------
     FOUNDATION SAVINGS BANK                   --   31,738     14.61     15.62     60.65     67.30     82.92      2.65      8.73

- -----------------------------------------------------------------------------------------------------------------------------------
     DEFINED PARAMETERS FOR              Prior to  Less Than    5.00-  Less Than   25.00-    40.00-    55.00-  Less Than    7.00-
     INCLUSION IN COMPARABLE GROUP       12/31/94  350,000     40.00     30.00     80.00     90.00     95.00     30.00     22.00
- -----------------------------------------------------------------------------------------------------------------------------------

FSBI Fidelity Bancorp, Inc.          PA  06/24/88  301,442     26.73     27.05     28.51     43.23     70.28     10.94      7.28
WCBl Westco Bancorp                  IL  06/26/92  309,265     30.04      0.00     55.37     68.55     68.55      0.00     15.64
CASH First Midwest Financial, Inc.   IA  09/20/93  309,706     14.68     11.67     24.34     70.84     82.51     21.84     12.55
PVFC PVF Capital Corp.               OH  12/30/92  312,466     11.21      0.25     30.42     86.78     87.03      0.96      6.56
HALL Hallmark Capital Corp.          WI  01/03/94  339,283     19.28     23.25     39.79     55.80     79.05     26.24      7.82
HVFD Haverfield Corporation          OH  03/19/85  339,630     12.58      0.66     67.42     84.15     84.81      0.00      8.30
HMCI HomeCorp, Inc.                  IL  06/22/90  341,742      8.77      7.13     46.45     77.04     84.17      0.00      6.07


                                      EXHIBIT 37
KELLER & COMPANY   PAGE 1
Columbus, Ohio
614-766-1426

                               FOUNDATION SAVINGS BANK
                              COMPARABLE GROUP SELECTION

                  OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                              MOST RECENT FOUR QUARTERS

General Parameters:
         States:  IA IL IN KY ML OH PA WI WV
         IPO Date:       12/31/94
         Asset size:      $350,000



                                                                          OPERATING PERFORMANCE                ASSETS QUALITY
                                                                     -----------------------------------  ------------------------

                                                                                 Net    Oper-   Nonin-
                                                                               Inter-   ating   terest
                                                                                 est   Expen-     In-                        Re-
                                                           Total                 Mar-    ses/    come/     NPA/     REO/  serves/
                                                          Assets   ROAA   ROAE  gin**  Assets   Assets   Assets   Assets   Assets
                                            IPO Date      ($000)    (%)    (%)   (%)     (%)      (%)      (%)      (%)      (%)
                                            --------      ------   ----   ----  -----  ------   ------   ------   ------  -------

      FOUNDATION SAVINGS BANK                     --      31,738   0.32   3.67   2.52    2.16     0.24     0.35     0.00     0.33
      DEFINED PARAMETERS FOR
                                                                                                  Less     Less     Less  Greater
                                            Prior to    Less Than  0.15-  1.00-  2.00-   1.50-    Than     Than     Than    Than
      INCLUSION IN COMPARABLE GROUP         12/31/94     350,000   0.85  10.00   3.50    3.00     0.55     0.90     0.40     0.10

SHFC  Seven Hills Financial Corp.       OH  12/31/93      45,511   0.36   1.69   3.36    2.81     0.03     0.22     0.00     0.11
BRFC  Bridgeville Savin                 PA  10/07/94      55,712   1.24   4.17   5.10    2.95     0.18     0.25     0.00     0.26
HHFC  Harvest Home Financial Corp.      OH  10/10/94      73,005   0.80   4.31   3.20    2.00     0.07     0.20     0.00     0.15
HZFS  Horizon Financial Svcs Corp.      IA  06/30/94      73,105   0.71   5.55   3.39    2.73     0.43     1.69     0.00     0.40
SFFC  State Fed Financial Corporation   IA  01/05/94      74,182   1.18   5.80   3.70    1.76     0.08       NA       NA     0.32
THBC  Troy Hill Bancorp, Inc.           PA  06/27/94      80,484   1.38   6.09   4.24    2.06     0.10     2.95     0.03     0.88
GFSB  GFS Bancorp, Inc.                 IA  01/06/94      80,913   1.08   8.47   3.21    1.71     0.11       NA       NA       NA
NWEQ  Northwest Equity Corp.            WI  10/11/94      82,976   1.15   7.49   4.36    2.74     0.46     0.52     0.15     0.53
FFBI  first Financial Bancorp, Inc.     IL  10/04/93      88,615   0.70   6.53   3.28    3.18     0.46     0.40     0.00     0.40
INCB  Indiana Community Bank, SB        IN  12/15/94      90,614   0.77   4.97   4.40    3.61     0.83       NA     0.00     0.53
PTRS  Potters Financial Corp.           OH  12/31/93     113,862   0.54   5.67   3 40    2.64     0.22     2.49     0.09     1.81
NBSI  North Bancshares, Inc.            IL  12/21/93     114,337   0.57   2.98   3.20    2.49     0.14     0.00     0.00     0.18
MIFC  Mid-Iowa Financial Corp.          IA  10/14/92     119,395   0.84   8.90   2.70    2.20     0.46     0.15     0.00     0.22
MWBI  Midwest Bancshares, Inc.          IA  11/12/92     136,809   0.99  14.16   2.95    1.94     0.15     0.27     0.14     0.48
FFWD  Wood Bancorp, Inc.                OH  08/31/93     140,383   1.18   8.22   4.29    2.53     0.25     0.18     0.02     0.33




KELLER & COMPANY   PAGE 2
Columbus, Ohio
614-766-1426

                               FOUNDATION SAVINGS BANK
                              COMPARABLE GROUP SELECTION

                  OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                              MOST RECENT FOUR QUARTERS

General Parameters:
         States:  IA IL IN KY MI OH PA WI WV
         IPO Date:     12/31/94
         Asset size:   $350,000


                                                                           OPERATING PERFORMANCE                ASSET QUALITY
                                                                   ------------------------------------   ------------------------
                                                                                 Net    Oper-   Nonin-
                                                                               Inter-   ating   terest
                                                                                 est   Expen-     In-                        Re-
                                                           Total                 Mar-    ses/    come/     NPA/     REO/  serves/
                                                          Assets   ROAA   ROAE  gin**  Assets   Assets   Assets   Assets   Assets
                                            IPO Date      ($000)    (%)    (%)    (%)     (%)      (%)      (%)      (%)     (%)
                                            --------      ------   ----   ----  -----  ------   ------   ------   ------  -------
      FOUNDATION SAVINGS BANK                     --      31,738   0.32   3.67   2.52    2.16     0.24     0.35     0.00     0.33

                                                          Less                                    Less     Less     Less   Greater
      DEFINED PARAMETERS FOR                Prior to      Than     0.15-  1.00   2.00-   1.50-    Than     Than     Than     Than
      INCLUSION IN COMPARABLE GROUP         12/31/94     350,000   0.85  10.00   3.50    3.00     0.55     0.90     0.40     0.10

FFWC  FFW Corp.                         IN  04/05/93     148,892   0.90   8.07   3.01    1.72     0.31     0.06     0.01     0.35
MFFC  Milton Federal Financial Corp.    OH  10/07/94     171,708   1.13   4.88   3.76    2.17     0.14     0.40     0.02     0.22
FFBZ  First Federal Bancorp, Inc.       OH  07/13/92     173,191   1.10  14.88   3.83    2.40     0.46     0.62     0.02     0.89
MWFD  Midwest Federal Financial         WI  07/08/92     177,164   1.11  11.34   3.97    3.03     0.80     0.16     0.00     0.75
MARN  Marion Capital Holdings           IN  03/18/93     179,329   1.41   5.79   4.23    2.19     0.14     0.93     0.10     1.12
LARL  Laurel Capital Group, Inc.        PA  02/20/87     193,008   1.35  13.23   4.00    2.01     0.26     0.70     0.12     0.99
SBCN  Suburban Bancorporation, Inc.     OH  09/30/93     197,137   0.39   2.95   3.01    2.29     0.24     0.20     0.16     1.59
MFBC  MFB Corp.                         IN  03/25/94     200,895   0.69   3.40   3.04    1.99     0.17     0.05     0.00     0.15
CBCO  CB Bancorp, lnc.                  IN  12/28/92     204,825   1.37  13.98   4.33    2.02     0.58     0.84     0.00     0 66
OHSL  OHSL Financial Corp.              OH  02/10/93     205,462   0.95   7.51   3.39    2.08     0.14     0.26     0.00     0.25
EFBI  Enterprise Federal Bancorp        OH  10/17/94     207,680   1.12   5.38   3.17    1 99     0.05     0.01     0.00     0.16
FFHS  First Franklin Corporation        OH  01/26/88     216,124   0.63   6.61   2.78    1.94     0.17     0.73     0.09     0.42
WOFC  Western Ohio Financial Corp.      OH  07/29/94     231,505   1.42   4.72   4.00    2.32     0.05     0.25     0.00     0.33
WVFC  WVS Financial Corporation         PA  11/29/93     240,282   1.23   8.09   4.06    1.95     0.13     0.45     0.01     0.80
FCBF  CB Financial Corp.                WI  09/24/93     250,658   0.99   5.01   3.29    1.84     0.27     0.09     0.00     0.41




KELLER & COMPANY   PAGE 3
Columbus, Ohio
614-766-1426

                               FOUNDATION SAVINGS BANK
                              COMPARABLE GROUP SELECTION

                  OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                              MOST RECENT FOUR QUARTERS
General Parameters:
         States: IA IL IN KY MI OH PA WI WV
         IPO Date:     12/31/94
         Asset size:   $350,000




                                                                           OPERATING PERFORMANCE                ASSET QUALITY
                                                                   ------------------------------------   ------------------------
                                                                                 Net    Oper-   Nonin-
                                                                               Inter-   ating   terest
                                                                                 est   Expen-     In-                        Re-
                                                           Total                 Mar-    ses/    come/     NPA/     REO/  serves/
                                                          Assets   ROAA   ROAE  gin**  Assets   Assets   Assets   Assets   Assets
                                            IPO Date      ($000)    (%)    (%)    (%)     (%)      (%)      (%)      (%)     (%)
                                            --------      ------   ----   ----  -----  ------   ------   ------   ------  -------

                                                          Less                                    Less     Less     Less   Greater
      PARAMETERS FOR                        Prior to      Than     0.15-  1.00   2.00-   1.50-    Than     Than     Than     Than
      INCLUSION IN COMPARABLE GROUP         12/31/94     350,000   0.85  10.00   3.50    3.00     0.55     0.90     0.40     0.10

OSBF  OSB Financial Corp.               WI  07/01/92     253,714   0.17   1.34   2.76    2.15     0.26     0.14     0.00     0.37
WFCO  Winton Financial Corp.            OH  08/04/88     262,329   0.94  12.54   3.41    2.29     0.13     0.53     0.20     0.34
FBCV  1ST Bancorp                       IN  04/07/87     273,122   2.25  35.92   2.27    2.75     0.60     0.38     0.05     0.33
GFCO  Glenway Financial Corp.           OH  11/30/90     273,890   0.56   5.82   3.02    2.23     0.22     0.49     0.12     0.23
HARL  Harleysville Savings Bank         PA  08/04/87     273,997   0.82  11.94   2.87    1.51     0.12     0.05     0.00     0.61
CVAL  Chester Valley Bancorp Inc.       PA  03/27/87     274,575   0.91  10.03   3.72    2.59     0.36     1.03     0.00     0.96
FFED  Fidelity Federal Bancorp          IN  08/31/87     280,138   1.29  25.83   2.25    2.87     2.68     0.07     0.01     0.30
PFDC  Peoples Bancorp,                  IN  07/07/87     280,778   1.45   9.58   3.74    1.55     0.23     0.33      0.0     0.32
FSBI  Fidelity Bancorp, Inc.            PA  06/24/88     301,442   0.60   7.73   2.98    2.20     0.21     0.81     0.29     0.44
WCBI  Westco Bancorp                    IL  06/26/92     309,265   1.32   8.46   3.68    1.75     0.22     0.58     0.00     0.29
CASH  First Midwest Financial, Inc.     IA  09/20/93     309,706   1.24   9.27   3.47    2.08     0.42     0.39     0.03     0.58
PVFC  PVF Capital Corp.                 OH  12/30/92     312,466   1.14  18.41   3.76    2.49     0.36     1.23     0.00     0.85
HALL  Hallmark Capital Corp.            WI  01/03/94     339,283   0.57   6.40   2.48    1.84     0.22     0.09     0.00     0.34
HVFD  Haverfield Corporation            OH  03/19/85     339,630   0.65   7.98   3.40    2.95     0.60     0.78     0.19     0.81
HMCl  HomeCorp, Inc.                    IL  06/22/90     341,742   0.37   6.28   2.92    2.67     0.48     3.24     2.99     0.50



KELLER & COMPANY   PAGE 4
Columbus, Ohio
614-766-1426

                               FOUNDATION SAVINGS BANK
                              COMPARABLE GROUP SELECTION

                  OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                              MOST RECENT FOUR QUARTERS
General Parameters:
         States: IA IL IN KY MI OH PA WI WV
         IPO Date:   12/31/94
         Asset size:   $350,000




                                                                           OPERATING PERFORMANCE                ASSET QUALITY
                                                                   ------------------------------------   ------------------------
                                                                                 Net    Oper-   Nonin-
                                                                               Inter-   ating   terest
                                                                                 est   Expen-     In-                        Re-
                                                           Total                 Mar-    ses/    come/     NPA/     REO/  serves/
                                                          Assets   ROAA   ROAE  gin**  Assets   Assets   Assets   Assets   Assets
                                            IPO Date      ($000)    (%)    (%)    (%)     (%)      (%)      (%)      (%)     (%)
                                            --------      ------   ----   ----  -----  ------   ------   ------   ------  -------

                                                          Less                                    Less     Less     Less   Greater
      PARAMETERS FOR                        Prior to      Than     0.15-  1.00   2.00-   1.50-    Than     Than     Than     Than
      INCLUSION IN COMPARABLE GROUP         12/31/94     350,000   0.85  10.00   3.50    3.00     0.55     0.90     0.40     0.10

PFNC  Progress Financial Corporation    PA  07/18/83     347,991   0.86  19.35   3.47    3.66     0.75     1.33     0.22     0.59
SWBI  Southwest Bancshares              IL  06/24/92     349,543   1.19   8.83   3.59    1.85     0.19     0.25     0.03     0.22

* Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.

**    Based on average interest-earning assets.

                                      EXHIBIT 38
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                               FOUNDATION SAVINGS BANK
                                FINAL COMPARABLE GROUP

                                 BALANCE SHEET RATIOS


                                                                                                      Total
                                                                                             Total     Net     Borrow-
                                                                  Cash &           1-4 Fam.   Net     Loans      ed
                                                         Total   Invest./   MBS/    Loans/   Loans/    &MBS/   Funds/   Equity/
                                                         Assets   Assets   Assets   Assets   Assets   Assets   Assets   Assets
                                             IPO Date    ($000)    (%)      (%)      (%)      (%)      (%)      (%)      (%)
                                             --------    ------   -------  ------   ------   ------   ------   ------   -------
      FOUNDATION SAVINGS BANK                     --    31,738   14.61    15.62    60.65    67.30    82.92     2.65     8.73
                                                         LESS             LESS                                LESS
      DEFINED FOR                           Prior to     THAN     5.00-   THAN     25.00-   40.00-   55.00    THAN      7.00-
      INCLUSION IN COMPARABLE GROUP         12/31/94   350,000   40.00    30.00    80.00    90.00    95.00    30.00    22.00

SHFC  Seven Hills Financial Corp.      OH   12/31/93    45,511    6.71    14.44    60.43    77.18    91.62     0.22    21.21
HHFC  Harvest Home Financial Corp.     OH   10/10/94    73,005   35.24     8.00    46.66    54.74    62.74     0.00     7.71
NBSI  North Bancshares, Inc.           IL   12/21/93   114,337   39.19     7.84    44.79    50.92    58.76    14.65    17.34
MIFC  Mid-Iowa Financial Corp.         IA   10/14/92   119,395   22.91    25.53    38.65    49.86    75.38    15.91     9.02
SBCN  Suburban Bancorporation, Inc.    OH   09/30/93   197,137    6.99    15.29    53.72    75.47    90.76    21.65    13.01
MFBC  MFB Corp.                        IN   03/25/94   200,895   30.47     2.70    61.58    65.29    67.99     4.73    19.31
FFHS  First Franklin Corporation       OH   01/26/88   216,124   13.85    18.31    51.63    65.87    84.18     3.38     9.50
GFCO  Glenway Financial Corp.          OH   11/30/90   273,890   11.27     8.58    64.85    78.39    86.97     7.14     9.67
FSBI  Fidelity Bancorp, Inc.           PA   06/24/88   301,442   26.73    27.05    28.51    43.23    70.28    10.94     7.28
HALL  Hallmark Capital Corp.           WI   01/03/94   339,283   19.28    23.25    39.79    55.80    79.05    26.24     7.82

                                  AVERAGE              188,102   21.26    15.10    49.06    61.67    76.77    10.49    13.19
                                  MEDIAN               199,016   21.10    14.86    49.15    60.55    77.22     9.04    11.34
                                  HIGH                 339,283   39.19    27.05    64.85    78.39    91.62    26.24    21.21
                                  LOW                   45,511    6.71     2.70    28.51    43.23    58.76     0.00     7.28


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                      EXHIBIT 39

                               FOUNDATION SAVINGS BANK
                                FINAL COMPARABLE GROUP

                    OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
                              MOST RECENT FOUR QUARTERS




                                                                               OPERATING PERFORMANCE
                                                                   ------------------------------------------------------
                                                                                        Net      Operating    Noninterest
                                                           Total                       Interest   Expenses/    Inconie/
                                                           Assets    ROAA      ROAE    Margin**    Assets      Assets
                                             lPO Date      ($000)    (%)        %)       (%)       (%)          (%)
                                             --------      ------    ----      ----      ---       ---          ---
      FOUNDATION SAVINGS BANK                     --      31,738    0.32      3.67      2.52      2.16         0.24
- -------------------------------------------------------------------------------------------------------------------------
      DEFINED PARAMETERS FOR                Prior to    LESS THAN   0.15-     1.00-     2.00-     1.50-     LESS THAN
      INCLUSION IN COMPARABLE GROUP         12/31/94     350,000    0.85     10.00      3.50      3.00         0.55
- -------------------------------------------------------------------------------------------------------------------------
SHFC  Seven Hills Financial Corp.      OH   12/31/93      45,511    0.36      1.69      3.36      2.81         0.03
HHFC  Harvest Home Financial Corp.     OH   10/10/94      73,005    0.80      4.31      3.20      2.00         0.07
NBSI  North Bancshares, Inc.           IL   12/21/93     114,337    0.57      2.98      3.20      2.49         0.14
MIFC  Mid-Iowa Financial Corp.         IA   10/14/92     119,395    0.84      8.90      2.70      2.20         0.46
SBCN  Suburban Bancorporation, Inc.    OH   09/30/93     197,137    0.39      2.95      3.01      2.29         0.24
MFBC  MFBCorp.                         IN   03/25/94     200,895    0.69      3.40      3.04      1.99         0.17
FFHS  First Franklin Corporation       OH   01/26/88     216,124    0.63      6.61      2.78      1.94         0.17
GFCO  Glenway Financial Corp.          OH   11/30/90     273,890    0.56      5.82      3.02      2.23         0.22
FSBI  Fidelity Bancorp, Inc.           PA   06/24/88     301,442    0.60      7.73      2.98      2.20         0.21
HALL  Hallmark Capital Corp.           WI   01/03/94     339,283    0.57      6.40      2.48      1.84         0.22

                                   AVERAGE               188,102    0.60      5.08      2.98      2.20         0.19
                                   MEDIAN                199,016    0.59      5.07      3.02      2.20         0.19
                                   HIGH                  339,283    0.84      8.90      3.36      2.81         0.46
                                   LOW                    45,511    0.36      1.69      2.48      1.84         0.03


      * Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
      **   Based on average interest-earning assets.

                                                       ASSET QUALITY *
                                                 -----------------------------
                                                  NPA/      REO/     Reserves/
                                                 Assets    Assets     Assets
                                                  (%)       (%)        (%)
                                                  ---       ---        ---
      FOUNDATION SAVINGS BANK                   0.35       0.00       0.33
- ------------------------------------------------------------------------------
      DEFINED PARAMETERS FOR                 LESS THAN  LESS THAN  GREATER THAN
      INCLUSION IN COMPARABLE GROUP             0.90       0.40       0.10
- ------------------------------------------------------------------------------
SHFC  Seven Hills Financial Corp.      OH       0.22       0.00       0.11
HHFC  Harvest Home Financial Corp.     OH       0.20       0.00       0.15
NBSI  North Bancshares, Inc.           IL       0.00       0.00       0.18
MIFC  Mid-Iowa Financial Corp.         IA       0.15       0.00       0.22
SBCN  Suburban Bancorporation, Inc.    OH       0.20       0.16       1.59
MFBC  MFBCorp.                         IN       0.05       0.00       0.16
FFHS  First Franklin Corporation       OH       0.73       0.09       0.42
GFCO  Glenway Financial Corp.          OH       0.49       0.12       0.23
FSBI  Fidelity Bancorp, Inc.           PA       0.81       0.29       0.44
HALL  Hallmark Capital Corp.           WI       0.09       0.00       0.34

                                     AVERAGE    0.29       0.07       0.38
                                      MEDIAN    0.20       0.00       0.23
                                        HIGH    0.81       0.29       1.59
                                         LOW    0.00       0.00       0.11

      * Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
      **   Based on average interest-earning assets.

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                      EXHIBIT 40

                               FOUNDATION SAVINGS BANK
              COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS




                                                                          Number                Conversion
                                                                            of                    (lPO)
                                                                          Offices   Exchange      Date
                                                                           -------   --------      ----

SUBJECT
         FOUNDATION SAVINGS BANK                 CINCINNATI      OH         1       NA                NA

COMPARABLE GROUP
  FSBI   Fidelity Bancorp, Inc.                  Pittsburgh      PA         8       NASDAQ      06/24/88
  FFHS   First Franklin Corporation              Cincinnati      OH         7       NASDAQ      01/26/88
  GFCO   Glenway Financial Corp.                 Cincinnati      OH         6       NASDAQ      11/30/90
  HALL   Hallmark Capital Corp.                  West Allis      WI         3       NASDAQ      01/03/94
  HHFC   Harvest Home Financial Corporation      Cheviot         OH         3       NASDAQ      10/10/94
  MFBC   MFB Corp.                               Mishawaka       IN         4       NASDAQ      03/25/94
  MIFC   Mid-Iowa Financial Corp.                Newton          IA         6       NASDAQ      10/14/92
  NBSI   North Bancshares, Inc.                  Chicago         IL         2       NASDAQ      12/21/93
  SHFC   Seven Hills Financial Corporation       Cincinnati      OH         3       NASDAQ      12/31/93
  SBCN   Suburban Bancorporation, Inc.           Cincinnati      OH         8       NASDAQ      09/30/93

         Average                                                            5.0
         Median                                                             5.0
         High                                                               8.0
         Low                                                                2.0



                                                                                 Most Recent Quarter
                                                   ---------------------------------------------------------------------
                                                                              Total    Goodwill
                                                      Total    Int. Earning     Net        and       Total        Total
                                                     Assets      Assets       Loans     Intang.    Deposits      Equity
                                                     ($000)      ($000)      ($000)     ($000)      ($000)       ($000)
                                                      ------      ------      ------     ------      ------       ------
SUBJECT

  FOUNDATION SAVINGS BANK                           31,738       31,206      21,359         0        27,780       2,772
COMPARABLE GROUP
  FSBI   Fidelity Bancorp, Inc.                    301,442      280,985     130,305       176       243,404      21,951
  FFHS   First Franklin Corporation                216,124      207,598     142,369         0       187,217      20,542
  GFCO   Glenway Financial Corp.                    273,890     266,521     214,700       631       221,647      26,485
  HALL   Hallmark Capital Corp.                    339,283      319,349     189,315         0       219,541      26,524
  HHFC   Harvest Home Financial Corporation          73,005      70,109      39,963         0        59,606      12,930
  MFBC   MFB Corp.                                 200,895      189,642     131,169         0       149,981      38,799
  MIFC   Mid-Iowa Financial Corp.                  119,395      111,183      59,527        16        88,324      10,770
  NBSI   North Bancshares, Inc.                    114,337      110,899      58,220         0        74,955      19,827
  SHFC   Seven Hills Financial Corporation          45,511       44,739      35,124         0        35,461       9,651
  SBCN   Suburban Bancorporation, Inc.             197,137      194,550     148,781         0       126,210      25,639

         Average                                   188,102      179,558     114,947        82       140,635      21,312
         Median                                    199,016      192,096     130,737         0       138,096      21,247
         High                                      339,283      319,349     214,700       631       243,404      38,799
         Low                                         45,511      44,739      35,124         0        35,461       9,651


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                      EXHIBIT 41

                               FOUNDATION SAVINGS BANK
                       COMPARABLE GROUP MARKET AREA COMPARISON



                                                                       1990-1995   Per Median    Median
                                                                       Population    Capita     Household     Housing
                                                           1995         Growth       Income       Income       Value
                                                        Population       (%)           ($)         ($)          ($)
                                                        ----------       ---           ---         ---          ---
SUBJECT
         FOUNDATION SAVINGS BANK                 OH      866,222        1.2         18,004       34,401       72,243

COMPARABLE GROUP
   FSBl  Fidelity Bancorp, Inc.                  PA    1,324,237        0.2         17,394       31,126       57,081
   FFHS  First Franklin Corporation              OH      866,222        1.2         18,004       34,401       72,243
   GFCO  Glenway Financial Corp.                 OH      866,222        1.2         18,004       34,401       72,243
   HALL  Hallmark Capital Corp.                  WI      931,864       (0.6)        14,408       29,297       65,300
   HHFC  Harvest Home Financial Corporation      OH      866,222        1.2         18,004       34,401        2,243
   MFBC  MFBCorp.                                IN      257,533        0.8         16,003       34,165       50,751
   MIFC  Mid-Iowa Financial Corp.                IA       35,197        0.2         13,732       29,685       46,000
   NBSI  North Bancshares, Inc.                  IL    5,144,275        0.8         17,825       36,543      102,118
   SHFC  Seven Hills Financial Corporation       OH      866,222        1.2         18,004       34,401       72,243
   SBCN  Suburban Bancorporatlon, Inc.           OH      866,222        1.2         18,004       34,401       72,243

         Average                                       1,202,422        0.7         16,938       33,282       68,247
         Median                                          866,222        1.0         17,915       34,401       72,243
          High                                         5,144,275        1.2         18,004       36,543      102,118
          Low                                             35,197       (0.6)         13,732       29,297       46,000



                                                                                          High                    Below
                                                            Median          Unem-        School      College     Poverty
                                                             Rent          ployment    Graduates    Graduates     Level
                                                              ($)            (%)          (%)          (%)         (%)
                                                              ---            ---          ---          ---         ---
SUBJECT
         FOUNDATION SAVINGS BANK                 OH          304        5.5             75.6         23.7         13.3

COMPARABLE GROUP
   FSBl  Fidelity Bancorp, Inc.                  PA          315        6.3             79.0         22.6          8.7
   FFHS  First Franklin Corporation              OH          304        5.5             75.6         23.7         13.3
   GFCO  Glenway Financial Corp.                 OH          304        5.5             75.6         23.7         13.3
   HALL  Hallmark Capital Corp.                  WI          363        6.8             76.3          9.3         15.9
   HHFC  Harvest Home Financial Corporation      OH          304        5.5             75.6         23.7         13.3
   MFBC  MFBCorp.                                IN          325        5.7             76.1         19.2          9.7
   MIFC  Mid-Iowa Financial Corp.                IA          240        3.7             77.6         12.7          7.0
   NBSI  North Bancshares, Inc.                  IL          411        5.4             73.4         22.8         14.2
   SHFC  Seven Hills Financial Corporation       OH          304        5.5             75.6         23.7         13.3
   SBCN  Suburban Bancorporatlon, Inc.           OH          304        5.5             75.6         23.7         13.3

         Average                                             317        5.5             76.0         21.5         12.2
         Median                                              304        5.5             75.6         23.3         13.3
          High                                               411        6.8             79.0         23.7         15.9
          Low                                                240        3.7             73.4         12.7          7.0



                                      EXHIBIT 42
KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                    BALANCE SHEET
                       ASSET COMPOSITION - MOST RECENT QUARTER


                                                                       As a Percent of total Assets
                                                ------------------------------------------------------------------------
                                                                                                                   Real
                                                  Total          Cash &                   Net      Loan Loss      Estate
                                                 Assets          Invest.      MBS        Loans      Reserves      Owned
                                                 ($000)           (%)         (%)         (%)         (%)          (%)
                                                 ------          -----       -----       -----       -----        -----
SUBJECT
FOUNDATION SAVINGS BANK                         31,738          14.61       15.62       67.30        0.33        0.00

COMPARABLE GROUP
  FSBl   Fidelity Bancorp, Inc.                301,442          26.73       27.05       43.23        0.44        0.29
  FFHS   First Franklin Corporation            216,124          13.85       18.31       65.87        0.42        0.09
  GFCO   Glenway Financial Corp.               273,890          11.27        8.58       78.39        0.23        0.12
  HALL   Hallmark Capital Corp.                339,283          19.28       23.25       55.80        0.34        0.00
  HHFC   Harvest Home Financial Corp.           73,005          35.24        8.00       54.74        0.15        0.00
  MFBC   MFB Corp.                             200,895          30.47        2.70       65.29        0.16        0.00
  MIFC   Mid-Iowa Financial Corp.              119,395          22.91       25.53       49.86        0.22        0.00
  NBSI   North Bancshares, Inc.                114,337          39.19        7.84       50.92        0.18        0.00
  SHFC   Seven Hills Financial Corp.            45,511           6.71       14.44       77.18        0.11        0.00
  SBCN   Suburban Bancorporation, Inc.         197,137           6.99       15.29       75.47        1.59        0.16

         Average                               188,102          21.26       15.10       61.67        0.38        0.07
         Median                                199,016          21.10       14.86       60.55        0.22        0.00
         High                                  339,283          39.19       27.05       78.39        1.59        0.29
         Low                                    45,511           6.71        2.70       43.23        0.11        0.00

ALL THRIFTS (328)
  Average                                    2,758,216          14.36       14.11       67.45        0.67        0.67

MIDWEST THRIFTS (150)
  Average                                      778,364          18.72       10.39       67.99        0.48        0.48

OHIO THRIFTS (31)
  Average                                      750,958          16.16        9.50       71.99        0.52        0.06


                                                                           As a Percent of total Assets
                                               -----------------------------------------------------------------------------------
                                                                                               Interest    Interest    Capitalized
                                               Goodwill     Other      High Risk    Non-Perf.  Earning     Bearing        Loan
                                               & Intang.    Assets     R.E. Loans    Assets     Assets   Liabilities   Servicing
                                                  (%)        (%)         (%)          (%)        (%)         (%)         (%)
                                                ------      ------      ------       ------     ------     ------       ------
SUBJECT
FOUNDATION SAVINGS BANK                         0.00        2.47        6.62        0.35       98.32       90.20        0.00

COMPARABLE GROUP
  FSBl   Fidelity Bancorp, Inc.                 0.06        2.64        9.50        0.81       93.21       89.77        0.00
  FFHS   First Franklin Corporation             0.00        1.88       13.13        0.73       96.06       88.88        0.00
  GFCO   Glenway Financial Corp.                0.23        3.29       13.13        0.49       97.31       88.51        0.00
  HALL   Hallmark Capital Corp.                   NA        1.67        7.28        0.09       94.12       85.75          NA
  HHFC   Harvest Home Financial Corp.           0.00        2.26        6.27        0.20       96.03       79.60        0.00
  MFBC   MFB Corp.                              0.00        1.53        1.24        0.05       94.40       73.89        0.00
  MIFC   Mid-Iowa Financial Corp.               0.01        1.63        6.13        0.15       93.12       85.74        0.00
  NBSI   North Bancshares, Inc.                 0.00        2.05        4.38        0.00       96.99       77.92        0.00
  SHFC   Seven Hills Financial Corp.            0.00        1.68       14.20        0.22       98.30       77.97        0.00
  SBCN   Suburban Bancorporation, Inc.          0.00        1.94       22.62        0.20       98.69       86.22        0.00

         Average                                0.03        2.06        9.79        0.29       95.82       83.43        0.00
         Median                                 0.00        1.91        8.39        0.20       96.04       85.74        0.00
         High                                   0.23        3.29       22.62        0.81       98.69       89.77        0.00
         Low                                    0.00        1.53        1.24        0.00       93.12       73.89        0.00

ALL THRIFTS (328)
         Average                                0.30        2.87       15.53        1.49       94.42       87.68        0.32

MIDWEST THRIFTS (150)
         Average                                0.13        2.44       11.78        0.58       95.16       82.65        0.11

OHIO THRIFTS (31)
         Average                                0.13        2.16       15.71        0.51       95.33       83.76        0.06





                                                                 EXHIBIT 43

KELLER & COMPANY
Columbus, Ohio
6140766-1426

                                                          BALANCE SHEET COMPARISON
                                                LIABILITIES AND EQUITY - MOST RECENT QUARTER



                                                                       As a Percent of Assets
                                         -------------------------------------------------------------------------------------
                                         Toal         Total        Total        Total        Other        Preferred    Common
                                         Liabilities  Equity       Deposits     Borrowings   Liabilities  Equity       Equity
                                          ($000)      ($000)         (%)          (%)          (%)          (%)          (%)
                                         ---------    -------      -------      -------      -------      -------      -------
SUBJECT
FOUNDATION SAVINGS BANK                     28,966      2,772      87.53         2.65        1.08          NA           NA

COMPARABLE GROUP
  FSBI   Fidelity Bancorp, Inc.            279,491     21,951      80.75        10.94        1.03         0.00          7.28
  FFHS   First Franklin Corporation        195,582     20,542      86.62         3.38        0.49         0.00          9.50
  GFCO   Glenway Financial Corp.           247,405     26,485      80.93         7.14        2.26         0.00          9.67
  HALL   Hallmark Capital Corp.            312,759     26,524      64.71        26.24        1.24         0.00          7.82
  HHFC   Harvest Home Financial Corp.       60,075     12,930      81.65         0.00        0.64         0.00         17.71
  MFBC   MFBCorp.                          162,096     38,799      74.66         4.73        1.30         0.00         19.31
  MIFC   Mid-Iowa Financial Corp.          108,625     10,770      73.98        15.91        1.09         0.00          9.02
  NBSI   North Bancshares, Inc.             94,510     19,827      65.56        14.65        2.45         0.00         17.34
  SHFC   Seven Hills Financial Corp.        35,860      9,651      77.92         0.22        0.66         0.00         21.21
  SBCN   Suburban Bancorporation, Inc.     171,498     25,639      64.02        21.65        1.32         0.00         13.01

         Average                           166,790     21,312      75.08        10.49        1.25         0.00         13.19
         Median                            166,797     21,247      76.29         9.04        1.16         0.00         11.34
         High                              312,759     38,799      86.62        26.24        2.45         0.00         21.21
         Low                                35,860      9,651      64.02         0.00        0.49         0.00          7.28

ALL THRIFTS (328)
         Average                         1,193,602    105,708      73.73        12.00        1.49         0.07         12.71

MIDWEST THRIFTS (150)
         Average                           704,591     73,773      72.55        11.62        1.24         0.02         14.57

OHIO THRIFTS (31)
         Average                           683,611     67,347      77.19         8.02        1.26         0.08         13.45

                                                                       As a Percent of Assets
                                         -------------------------------------------------------------------------------------
                                         FASB115                                             Reg.         Reg.         Reg.
                                         Unrealized   Retained     Total        Tangible     Core         Tangible     Risk-Based
                                         Gain(Loss)   Earnings     Equity       Equity       Capital      Capital      Capital
                                           (%)          (%)          (%)          (%)          (%)          (%)          (%)
                                         -------      -------      -------      -------      -------      -------      -------
SUBJECT
FOUNDATION SAVINGS BANK                   0.00         8.73         8.73         8.73         8.73         8.73        19.49

COMPARABLE GROUP
  FSBI   Fidelity Bancorp, Inc.          (0.26)        4.64         7.28         7.23         7.31          NA           NA
  FFHS   First Franklin Corporation       0.04         3.80         9.50         9.50         6.48         6.48        15.13
  GFCO   Glenway Financial Corp.          0.02         4.54         9.67         9.46         8.60          NA           NA
  HALL   Hallmark Capital Corp.          (0.12)        4.81         7.82          NA          6.11          NA           NA
  HHFC   Harvest Home Financial Corp.     0.17         5.91        17.71        17.71          NA           NA           NA
  MFBC   MFBCorp.                        (0.10)       10.02        19.31        19.31        15.40        15.40        39.60
  MIFC   Mid-Iowa Financial Corp.         0.03         5.58         9.02         9.01         7.39         7.39        21.82
  NBSI   North Bancshares, Inc.          (0.33)        9.54        17.34        17.34        15.38        15.38        47.95
  SHFC   Seven Hills Financial Corp.     (0.01)       11.81        21.21        21.21        18.06        18.06        38.77
  SBCN   Suburban Bancorporation, Inc.    0.00         7.86        13.01        13.01        10.87        10.87        21.03

         Average                         (0.06)        6.85        13.19        13.75        10.62        12.26        30.72
         Median                          (0.01)        5.75        11.34        13.01         8.60        13.13        30.30
         High                             0.17        11.81        21.21        21.21        18.06        18.06        47.95
         Low                             (0.33)        3.80         7.28         7.23         6.11         6.48        15.13

ALL THRIFTS (328)
         Average                          0.04         6.25        12.78        12.62        10.55        10.43        23.14

MIDWEST THRIFTS (150)
         Average                          0.01         7.07        14.59        14.54        11.81        11.73        25.00

OHIO THRIFTS (31)
         Average                          0.07         6.66        13.53        13.41        11.16        11.34        22.54



                                                                 EXHIBIT 44
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                        INCOME AND EXPENSE COMPARISON
                                                           TRAILING FOUR QUARTERS
                                                                   ($000)


                                                              Net                   Gain       Total      Goodwill   Net
                                        Interest   Interest   Interest   Provision  (Loss)     Non-Int.   & Intang.  Real Est.
                                        Income     Expense    Income     for Loss   on Sale    Income     Amtz.      Expense
                                        -------    -------    -------    -------    -------    -------    -------    -------
SUBJECT
FOUNDATION SAVINGS BANK                  2,352      1,587        765        37         16         75        0        0

COMPARABLE GROUP
  FSBI  Fidelity Bancorp, Inc.          19,796     11,602      8,194       160         40        631      264           1
  FFHS  First Franklin Corporation      14,930      9,363      5,567        36         30        373        0           6
  GFCO  Glenway Financial Corp.         19,724     11,850      7,874        63        183        590      221         (17)
  HALL  Hallmark Capital Corp.          20,852     13,924      6,928       281        260      1,031        0           0
  HHFC  Harvest Home Financial Corp.     4,954      2,752      2,202         6          0         52        0           0
  MFBC  MFB Corp.                       12,885      7,328      5,557        29         21        344        0           0
  MIFC  Mid-Iowa Financial Corp.         7,760      4,866      2,894        33          5        504        1          (3)
  NBSI  North Bancshares, Inc.           7,717      4,253      3,464        34         76        157        0           0
  SHFC  Seven Hills FinancialCorp.       3,284      1,792      1,492         0         12         13        0           0
  SBCN  Suburban Bancorporation, Inc.   15,071      9,215      5,856         2       (551)       479        0         134

        Average                         12,697      7,695      5,003        64          8        417       49          12
        Median                          13,908      8,272      5,562        34         26        426        0           0
        High                            20,852     13,924      8,194       281        260      1,031      264         134
        Low                              3,284      1,792      1,492         0       (551)        13        0         (17)

ALL THRIFTS (328)
        Average                         97,781     61,155     36,626     2,757      2,570      6,282      600         655

MIDWEST THRIFTS(150)
        Average                         57,937     35,192     22,745       564        609      4,434      333        (114)

OHIO THRIFTS (31)
        Average                         52,153     32,793     19,359       227        444      2,620      184         (17)



                                                              Net                   Net Inc.
                                        Total      Non-       Income                Before
                                        Non-Int.   Recurring  Before     Income     Extraord.  Extraord.  Net        Core
                                        Expense    Expense    Taxes      Taxes      Items      Items      Income     Income
                                        -------    -------    -------    -------    -------    -------    -------    -------
SUBJECT
FOUNDATION SAVINGS BANK                    666         0         136        37          99       0           99         99
COMPARABLE GROUP
  FSBI  Fidelity Bancorp, Inc.           6,262         0       2,443       738       1,705       0         1,705     1,679
  FFHS  First Franklin Corporation       3,999         0       1,935       634       1,301       0         1,301     1,282
  GFCO  Glenway Financial Corp.          6,043       154       2,387       885       1,502       0         1,502     1,483
  HALL  Hallmark Capital Corp.           5,275         0       2,663     1,015       1,648       0         1,648     1,479
  HHFC  Harvest Home Financial Corp.     1,404         0         844       286         558       0           558       558
  MFBC  MFB Corp.                        3,730         0       2,163       863       1,300       0         1,300     1,286
  MIFC  Mid-Iowa Financial Corp.         2,405         0       1,364       449         915       0           915       912
  NBSI  North Bancshares, Inc.           2,730         0         933       304         629       0           629       579
  SHFC  Seven Hills FinancialCorp.       1,291         0         226        60         166       0           166       158
  SBCN  Suburban Bancorporation, Inc.    4,550         0       1,232       453         779       0           779     1,137

        Average                          3,769        15       1,619       569       1,050       0         1,050     1,055
        Median                           3,865         0       1,650       544       1,108       0         1,108     1,210
        High                             6,262       154       2,663     1,015       1,705       0         1,705     1,679
        Low                              1,291         0         226        60         166       0           166       158

ALL THRIFTS (328)
        Average                         25,740       653      16,381     6,159      10,222     (11)       10,211     8,941

MIDWEST THRIFTS (150)
        Average                         15,632     1,048      10,571     3,737       6,833      (9)        6,824     7,101

OHIO THRIFTS (31)
        Average                         12,047     4,553       5,601     1,920       3,681       0         3,681     6,348





                                                                 EXHIBIT 45
KELLER & COMPANY
Columbus, OHio
614-766-1426

                                                        INCOME AND EXPENSE COMPARISON
                                                      AS A PERCENTAGE OF AVERAGE ASSETS
                                                           TRAILING FOUR QUARTERS


                                                              Net                    Gain      Total      Goodwill   Net
                                        Interest   Interest   Interest   Provision  (Loss)     Non-Int.   & Intang.  Real Est.
                                        Income     Expense    Income     for Loss    on Sale   Income     Amtz.      Expense
                                          (%)        (%)        (%)        (%)        (%)        (%)        (%)        (%)
                                        -------    -------    -------    -------    -------    -------    -------    -------
SUBJECT
FOUNDATION SAVINGS BANK                 7.63       5.15       2.48       0.12       0.05       0.24       0.00       0.00
COMPARABLE GROUP

  FSBI  Fidelity Bancorp, Inc.          6.95       4.08       2.88       0.06       0.01       0.22       0.09       0.00
  FFHS  First Franklin Corporation      7.23       4.53       2.69       0.02       0.01       0.18       0.00       0.00
  GFCO  Glenway Financial Corp.         7.29       4.38       2.91       0.02       0.07       0.22       0.08      (0.01)
  HALL  Hallmark Capital Corp.          7.26       4.85       2.41       0.10       0.09       0.36       0.00       0.00
  HHFC  Harvest Home Financial Corp.    7.06       3.92       3.14       0.01       0.00       0.07       0.00       0.00
  MFBC  MFB Corp.                       6.88       3.91       2.97       0.02       0.01       0.18       0.00       0.00
  MIFC  Mid-Iowa Financial Corp.        7.09       4.45       2.64       0.03       0.00       0.46       0.00       0.00
  NBSI  North Bancshares, Inc.          7.05       3.89       3.17       0.03       0.07       0.14       0.00       0.00
  SHFC  Seven Hills FinancialCorp.      7.15       3.90       3.25       0.00       0.03       0.03       0.00       0.00
  SBCN  Suburban Bancorporation, Inc.   7.59       4.64       2.95       0.00      (0.28)      0.24       0.00       0.07

        Average                         7.16       4.25       2.90       0.03       0.00       0.21       0.02       0.01
        Median                          7.12       4.23       2.93       0.02       0.01       0.20       0.00       0.00
        High                            7.59       4.85       3.25       0.10       0.09       0.46       0.09       0.07
        Low                             6.88       3.89       2.41       0.00      (0.28)      0.03       0.00      (0.01)

ALL THRIFTS (328)
        Average                         7.41       4.21       3.20       0.11       0.11       0.43       0.02       0.01

MIDWEST THRIFTS (150)
        Average                         7.40       4.20       3.20       0.07       0.11       0.40       0.01      (0.01)

OHIO THRIFTS (31)
        Average                         7.56       4.24       3.32       0.05       0.10       0.25       0.02       0.00

                                                              Net                   Net Inc.
                                        Total      Non-       Income                Before
                                        Non-Int.   Recurring  Before     Income     Extraord.  Extraord.  Net        Core
                                        Expense    Expense    Taxes      Taxes      Items      Items      Income     Income
                                          (%)        (%)        (%)        (%)        (%)        (%)        (%)        (%)
                                        -------    -------    -------    -------    -------    -------    -------    -------
SUBJECT
FOUNDATION SAVINGS BANK                 2.16       0          0.44       0.12       0.32          0       0.32       0.32
COMPARABLE GROUP

  FSBI  Fidelity Bancorp, Inc.          2.20       0.00       0.86       0.26       0.60       0.00       0.60       0.59
  FFHS  First Franklin Corporation      1.94       0.00       0.94       0.31       0.63       0.00       0.63       0.62
  GFCO  Glenway Financial Corp.         2.23       0.06       0.88       0.33       0.56       0.00       0.56       0.55
  HALL  Hallmark Capital Corp.          1.84       0.00       0.93       0.35       0.57       0.00       0.57       0.52
  HHFC  Harvest Home Financial Corp.    2.00       0.00       1.20       0.41       0.80       0.00       0.80       0.80
  MFBC  MFB Corp.                       1.99       0.00       1.15       0.46       0.69       0.00       0.69       0.69
  MIFC  Mid-Iowa Financial Corp.        2.20       0.00       1.25       0.41       0.84       0.00       0.84       0.83
  NBSI  North Bancshares, Inc.          2.49       0.00       0.85       0.28       0.57       0.00       0.57       0.53
  SHFC  Seven Hills FinancialCorp.      2.81       0.00       0.49       0.13       0.36       0.00       0.36       0.34
  SBCN  Suburban Bancorporation, Inc.   2.29       0.00       0.62       0.23       0.39       0.00       0.39       0.57

        Average                         2.20       0.01       0.92       0.32       0.60       0.00       0.60       0.60
        Median                          2.20       0.00       0.91       0.32       0.59       0.00       0.59       0.58
        High                            2.81       0.06       1.25       0.46       0.84       0.00       0.84       0.83
        Low                             1.84       0.00       0.49       0.13       0.36       0.00       0.36       0.34

ALL THRIFTS (328)
        Average                         2.28       0.02       1.35       0.47       0.87       0.00       0.87       0.80

MIDWEST THRIFTS (150)
        Average                         2.20       0.02       1.44       0.50       0.93       0.00       0.93       0.86

OHIO THRIFTS (31)
        Average                         2.21       0.05       1.36       0.45       0.90       0.00       0.90       0.87




KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                                 EXHIBIT 46

                                                      YIELDS, COSTS AND EARNINGS RATIOS
                                                           TRAILING FOUR QUARTERS


                                        Yield on       Cost of        Net        Net
                                        Int. Earning   Int. Bearing   Interest   Interest            Core            Core
                                        Assets         Liabilities    Spread     Margin     ROAA     ROAA    ROAE    ROAE
                                        (%)            (%)            (%)        (%)        (%)      (%)     (%)     (%)
                                        -----          -----          -----      -----      -----    -----   -----   -----
SUBJECT
        FOUNDATION SAVINGS BANK         7.76           5.71           2.05       2.52       0.32     0.32    3.67    3.67

  FSBI  Fidelity Bancorp, Inc.          7.20           4.59           2.61       2.98       0.60     0.59    7.73    7.61
  FFHS  First Franklin Corporation      7.44           5.06           2.38       2.78       O 63     0.62    6.61    6.51
  GFCO  Glenway Financial Corp.         7.55           4.96           2.59       3.02       0.56     0.55    5.82    5.75
  HALL  Hallmark Capital Corp.          7.48           5.51           1.97       2.48       0.57     0.52    6.40    5.74
  HHFC  Harvest Home Financial Corp.    7.21           4.85           2.36       3.20       0.80     0.80    4.31    4.31
  MFBC  MFB Corp.                       7.06           5.04           2.02       3.04       0.69     0.69    3.40    3.36
  MIFC  Mid-Iowa Financial Corp.        7.24           4.98           2.26       2.70       0.84     0.83    8.90    8.87
  NBSI  North Bancshares, Inc.          7.13           4.97           2.16       3.20       0.57     0.53    2.98    2.74
  SHFC  Seven Hills Financial Corp.     7.39           5.02           2.37       3.36       0.36     0.34    1.69    1.61
  SBCN  Suburban Bancorporation, Inc.   7.75           5.41           2.34       3.01       0.39     0.57    2.95    4.30

        Average                         7.35           5.04           2.31       2.98       0.60     0.60    5.08    5.08
        Median                          7.32           5.00           2.35       3.02       0.59     0.58    5.07    5.03
        High                            7.75           5.51           2.61       3.36       0.84     0.83    8.90    8.87
        Low                             7.06           4.59           1.97       2.48       0.36     0.34    1.69    1.61

ALL THRIFTS   (328)
        Average                         7.71           4.91           2.81       3.33       0.87     0.80    8.18    7.28

MIDWEST THRIFTS    (150)
        Average                         7.67           4.98           2.69       3.31       0.93     0.86    7.79    7.09

OHIO THRIFTS   (31)
        Average                         7.80           4.97           2.83       3.43       0.90     0.87    7.64    7.50

        *  Based on average interest-earning assets.


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                                 EXHIBIT 47

                                                  DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA


                                                            DIVIDENDS

                                                       12 Month                      12 Month
                                        12 Month       Common         Current        Dividend
                                        Preferred      Div./          Dividend       Payout
                                        Dividends      Share          Yield          Ratio
                                        ($000)         ($)            (%)            (%)
                                        ---------      ---------      ---------      ---------
SUBJECT
          FOUNDATION SAVINGS BANK         NA             NA             NA             NA

COMPARABLE GROUP
  FSBI  Fidelity Bancorp, Inc.          $0.00          $0.29          $1.66          $ 24.03
  FFHS  First Franklin Corporation      $0.00          $0.28          $1.90          $ 26.42
  GFCO  Glenway Financial Corp.         $0.00          $0.51          $3.13          $ 36.17
  HALL  Hallmark Capital Corp.          $0.00          $0.00          $0.00          $  0.00
  HHFC  Harvest Home Financial Corp.    $0.00          $0.29          $3.08          $ 45.31
  MFBC  MFBCorp.                        $0.00          $0.00          $0.00          $  0.00
  MIFC  Mid-Iowa Financial Corp.        $0.00          $0.08          $1.23          $ 15.09
  NBSI  North Bancshares, Inc.          $0.00          $0.10          $2.52          $ 19.23
  SHFC  Seven Hills Financial Corp.     $0.00          $0.86          $2.48          $286.67
  SBCN  Suburban Bancorporation, Inc.   $0.00          $0.55          $4.00          $103.77

        Average                         $0.00          $0.30          $2.00          $ 55.67
        Median                          $0.00          $0.29          $2.19          $ 25.23
        High                            $0.00          $0.86          $4.00          $286.67
        Low                             $0.00          $0.00          $0.00          $  0.00

ALL THRIFTS   (328)
        Average                       $356.00          $0.25          $1.33          $ 19.72

MIDWEST THRIFTS   (150)
        Average                        $33.00          $0.38          $1.88          $ 33.49

OHIO THRIFTS   (31)
        Average                         $0.00          $0.60          $2.15          $ 62.16



                                                    RESERVES AND SUPPLEMENTAL DATA - MOST RECENT PERIOD

                                                                 Net
                                        Reserves/   Reserves/    Chargeoffs/   Provisions/   1 Year                    Total
                                        Gross       Non-Perf.    Average       Net           Repricing    Effective    Assets/
                                        Loans       Assets       Loans         Chargeoffs    Gap          Tax Rate     Employee
                                        (%)         (%)          (%)           (%)           (%)          (%)          ($000)
                                        -------     -------      -------       -------       -------      -------      -------
SUBJECT
        FOUNDATION SAVINGS BANK         $0.48       $93.69       $0.13         $132.14          NA        $27.21       3,967

COMPARABLE GROUP
  FSBI  Fidelity Bancorp, Inc.          $1.02       $ 55.09      $0.28         $ 67.42          NA        $27.96       3,045
  FFHS  First Franklin Corporation      $0.64       $ 57.88      $0.00           NM             NA        $33.11       4,698
  GFCO  Glenway Financial Corp.         $0.29          NA          NA            NA             NA        $37.13         NA
  HALL  Hallmark Capital Corp.          $0.60       $390.48      $0.02           NM             NA        $35.69         NA
  HHFC  Harvest Home Financial Corp.    $0.28       $ 75.00        NA            NA             NA        $34.30         NA
  MFBC  MFBCorp.                        $0.25       $325.00      $0.00           NM             NA        $39.82       4,100
  MIFC  Mid-Iowa Financial Corp.        $0.44       $142.62      $0.05         $128.57        $1.69       $32.94       3,317
  NBSI  North Bancshares, Inc.          $0.36          NM        $0.00           NM           $1.91       $32.25       3,573
  SHFC  Seven Hills Financial Corp.     $0.14       $ 51.02      $0.00           NM             NA        $25.00       3,034
  SBCN  Suburban Bancorporation, Inc.   $2.06       $794.18      $0.00           NM             NA          NM         3,341

        Average                         $0.61       $236.41      $0.04         $ 98.00        $1.80       $33.13       3,587
        Median                          $0.40       $108.81      $0.00         $ 98.00        $1.80       $33.11       3,341
        High                            $2.06       $794.18      $0.28         $128.57        $1.91       $39.82       4,698
        Low                             $0.14       $ 51.02      $0.00         $ 67.42        $1.69       $25.00       3,034

ALL THRIFTS   (328)
        Average                         $0.65       $ 94.93      $0.09         $ 92.01       -$0.78       $23.84       3,938

MIDWEST THRIFTS   (150)
        Average                         $0.72       $166.38      $0.09         $198.10       -$2.86       $34.91       3,864

OHIO THRIFTS   (31)
        Average                         $0.75       $146.54      $0.14         $253.15       -$5.48       $34.63       3,800



KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                      EXHIBIT 48

                COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                            STOCK PRICES AS OF MAY 14,1996


                                                         Market Data                                 Pricing Ratios
                                              ----------------------------------      -------------------------------------------
                                                                          Book                  Price/           Price/    Price/
                                              Market   Price/   12 Mo.    Value        Price/   Book    Price/    Tang.    Core
                                              Value    Share    EPS      /Share       Earnings  Value   Assets  Bk. Val   Earnings
                                              ($M)      ($)     ($)        ($)          (X)      (%)     (%)      (%)      (O/*)
                                               ---      ---     ---        ---          ---      ---     ---      ---       ---
FOUNDATION SAVINGS BANK
            Appraised value - midpoint       3.50    10.00     0.42     16.00        24.07    62.49   10.01     62.49      24.07

            Minimum of range                 2.98    10.00     0.46     17.27        21.71    57.89    8.63     57.89      21.71
            Maximum of range                 4.03    10.00     0.38     15.06        26.19    66.39   11.33     66.39      26.19
            Superrange maximum               4.63    10.00     0.35     14.25        28.35    70.19   12.82     70.19      28.35

ALL THRIFTS (328)
            Average                        123.29    17.79     1.42     17.27        15.66   106.25   12.85    109.38      17.27
            Median                          37.79    16.19     1.29     16.54        13.14    99.03   11.34    102.23      14.41

OHIO THRIFTS (31)
            Average                         94.18    18.92     1.34     17.88        17.45   110.25   14.08    112.52      17.56
            Median                          29.43    16.25     1.30     16.50        14.39    98.93   12.22     98.93      15.61

COMPARABLE GROUP (10)
            Average                         18.77    14.80     0.80     16.78        21.81    89.57   11.58     90.89      21.59
            Median                          20.04    14.81     0.65     17.40        17.87    87.70   10.35     90.03      17.57

COMPARABLE GROUP
FSBI        Fidelity Bancorp, Inc.          23.91    17.50     1.21     16.06        14.46   108.97    7.93    109.86      14.46
FFHS        First Franklin Corporation      17.50    14.75     1.06     17.31        13.92    85.21    8.10     85.21      14.18
GFCO        Glenway Financial Corp.         23.73    21.75     1.41     24.28        15.43    89.58    8.66     91.77      15.65
HALL        Hallmark Capital Corp.          21.46    14.88     1.18     18.38        12.61    80.93    6.33        NA      14.17
HHFC        Harvest Home Financial Corp.    11.64    13.00     0.64     14.44        20.31    90.03   15.94     90.03      20.31
MFBC        MFBCorp.                        29.61    14.25     0.65     18.67        21.92    76.33   14.74     76.33      22.27
MIFC        Mid-Iowa Financial Corp.        11.24     6.50     0.53      6.23        12.26   104.33    9.42    104.50      12.26
NBSI        North Bancshares, Inc.          18.61    15.88     0.52     16.91        30.53    93.88   16.28     93.88      33.07
SHFC        Seven Hills Financial Corp.      7.78    14.50     0.30     17.99        48.33    80.60   17.09     80.60      50.00
SBCN        Suburban Bancorporation, Inc.   22.21    15.00     0.53     17.48        28.30    85.81   11.27     85.81      19.48


                                                         Dividends                                Financial Ratios
                                              ---------------------------------                -----------------------
                                               Div./  Dividend Payout   Equity/
                                              Share    Yield   Ratio    Assets                   ROA             ROE
                                               ($)      (%)    (0/0)     (0/0)                  (0/a)            (%)
                                               ---      ---    -----     -----                  -----            ---

FOUNDATION SAVINGS BANK
            Appraised value - midpoint       0.00     0.00     0.00     16.01                  0.42              2.60

            Minimum of range                 0.00     0.00     0.00     14.91                  0.40              2.67
            Maximum of range                 0.00     0.00     0.00     17.07                  0.43              2.54
            Superrange maximum               0.00     0.00     0.00     18.26                  0.45              2.48

ALL THRIFTS (328)
            Average                          0.36     1.81    29.03     12.78                  0.87              8.18
            Median                           0.33     1.92    22.67     10.66                  0.89              7.50

OHIO THRIFTS (31)
            Average                          0.60     2.15    62.16     13.53                  0.90              7.64
            Median                           0.44     2.18    33.20     12.42                  1.00              6.34

COMPARABLE GROUP (10)

            Average                          0.30     2.00    55.67     13.19                  0.60              5.08
            Median                           0.29     2.19    25.23     11.34                  0.59              5.07

COMPARABLE GROUP
FSBI        Fidelity Bancorp, Inc.           0.29     1.66    24.03      7.28                  0.60              7.73
FFHS        First Franklin Corporation       0.28     1.90    26.42      9.50                  0.63              6.61
GFCO        Glenway Financial Corp.          0.51     3.13    36.17      9.67                  0.56              5.82
HALL        Hallmark Capital Corp.           0.00     0.00     0.00      7.82                  0.57              6.40
HHFC        Harvest Home Financial Corp.     0.29     3.08    45.31     17.71                  0.80              4.31
MFBC        MFBCorp.                         0.00     0.00     0.00     19.31                  0.69              3.40
MIFC        Mid-Iowa Financial Corp.         0.08     1.23    15.09      9.02                  0.84              8.90
NBSI        North Bancshares, Inc.           0.10     2.52    19.23     17.34                  0.57              2.98
SHFC        Seven Hills Financial Corp.      0.86     2.48   286.67     21.21                  0.36              1.69
SBCN        Suburban Bancorporation, Inc.    0.55     4.00   103.77     13.01                  0.39              2.95

                                   EXHIBIT 49

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                       VALUATION ANALYSIS AND CONCLUSIONS

                 Foundation Savings Bank\Foundation Bancorp, Inc.
                        Stock Prices as of May 14, 1996


Valuation assumptions:                                                        Comparable Group          All Thrifts
                                          Symbol           Value           Average      Median      Average       Median
                                          ------           -----           -------      ------      -------       ------
Post conv. price to earnings              P/E              24.07          21.81        17.87        15.66         13.14
Post conv. price to book value            P/B              62.49%         89.57%       87.70%      106.25%        99.03%
Post conv. price to assets                P/A              10.01%         11.58%       10.35%       12.85%        11.34%

Pre conversion earnings ($)               Y        $      99,000      12 months ended March 31, 1996.
Pre conversion book value ($)             B        $   2,772,000      At March 31, 1996
Pre conversion assets ($)                 A        $  31,738,000      At March 3l, 1996

Conversion expense ($)                    X        $     251,000
Proceeds not reinvested ($)               Z        $     280,000
ESOP borrowings ($)                       E        $     280,000
ESOP cost of borrowings, net (%)          S                6.11%
ESOP term of borrowings (yrs.)            T                    7
RRP amount ($)                            M        $     140,000
RRP expense ($)                           N        $      28,000
Tax rate (%)                              TAX             34.00%
Investment rate of return, net (%)        R                3.65%
Investment rate of return, pretax (%)                      5.53%

FORMULAE TO INDICATE VALUE AFTER CONVERSION:


1.   P/E method:   Value = P/E(Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N)) =   $ 3,498,858
                           -------------------------------------
                                      1-(P/E)R


2.   P/B method:   Value = P/B(B-X-E-M)                          =   $ 3,500,581
                           ------------
                              1-PIB


3.   P/A method:   Value = PIA(A-X)                              =   $ 3,501,357
                           --------
                            1-P/A


VALUATION CORRELATION AND CONCLUSIONS:

                                   Number of          Price          TOTAL
                                    Shares          Per Share        VALUE
                                   ---------        ---------        -----

APPRAISED VALUE - MID RANGE        350,000          $10.00        $3,500,000

Minimum - 85% of midrange          297,500          $10.00        $2,975,000
Maximum - 115% of midrange         402,500          $10.00        $4,025,000
Superrange - 115% of maximum       462,875          $10.00        $4,628,750

                                   EXHIBIT 50

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                      PROJECTED EFFECT OF CONVERSION PROCEEDS
                  Foundation Savings Bank\Foundation Bancorp, Inc.
                           At the MINIMUM of the Range

1.   GROSS CONVERSION PROCEEDS

     Minimum market value                                   $    2,975,000
        Less: Estimated conversion expenses                        251,000

     Net conversion proceeds                                $    2,724,000

2.   GENERATION OF ADDITIONAL INCOME

     Net conversion proceeds                                $    2,724,000
         Less: Proceeds not invested(1)                            238,000
     Total conversion proceeds invested                     $    2,486,000

     Investment rate                                                  3.65%

     Earnings increase - return on proceeds invested        $       90,734
        Less:  Estimated cost of ESOP borrowings                    14,542
        Less:  Amortization of ESOP borrowings, net of taxes        22,440
        Less:  RRP expense, net of taxes                             5,708

     Net earnings increase                                  $       38,044

3.   COMPARATIVE EARNINGS
                                                                   Regular         Core
                                                                   -------         ----

     Before conversion - 12 months ended 03/31/96          $        99,000         99,000
     Net earnings increase                                          38,044         38,044
     After conversion                                      $       137,044        137,044

4.   COMPARATIVE NET WORTH (2)

     Before conversion - 03/31/96       $    2,772,000
     Conversion proceeds                     2,367,000
     After conversion                   $    5,139,000

5.   COMPARATIVE NET ASSETS

     Before conversion - 03/31/96       $    31,738,000
     Conversion proceeds                      2,724,000
     After conversion                   $    34,462,000


     (1) Represents ESOP borrowings.
     (2) ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 51

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                      PROJECTED EFFECT OF CONVERSION PROCEEDS
                  Foundation Savings Bank\Foundation Bancorp, Inc.
                           At the MIDPOINT of the Range


1.   GROSS CONVERSION PROCEEDS

     Midpoint market value                                  $    3,500,000
        Less: Estimated conversion expenses                        251,000

     Net conversion proceeds                                $    3,249,000

2.   GENERATION OF ADDITIONAL INCOME

     Net conversion proceeds                                $    3,249,000
        Less: Proceeds not invested(1)                             280,000
     Total conversion proceeds invested                     $    2,969,000

     Investment rate of return                                       3.65%

     Earnings increase - return on proceeds invested        $      108,363
        Less:  Estimated cost of ESOP borrowings                    17,108
        Less:  Amortization of ESOP borrowings, net of taxes        26,400
        Less:  RRP expense, net of taxes                            18,480

     Net earnings increase                                  $       46,375

3.   COMPARATIVE EARNINGS
                                                                 Regular        Core
                                                                 -------        ----

     Before conversion - 12 months ended 03/31/96           $       99,000      99,000
     Net earnings increase                                          46,375      46,375
     After conversion                                       $      145,375     145,375

4.   COMPARATIVE NET WORTH (2)

     Before conversion - 03/31/96                           $    2,772,000
     Conversion proceeds                                         2,829,000
     After conversion                                       $    5,601,000

5.   COMPARATIVE NET ASSETS

     Before conversion - 03/31/96                           $   31,738,000
     Conversion proceeds                                         3,249,000
     After conversion                                       $   34,987,000

     (1) Represents ESOP borrowings.
     (2) ESOP borrowings and RRP are omitted from net worth.


                                   EXHIBIT 52

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                      PROJECTED EFFECT OF CONVERSION PROCEEDS
                  Foundation Savings Bank\Foundation Bancorp, Inc.
                           At the MAXIMUM of the Range



1.   GROSS CONVERSION PROCEEDS

     Maximum market value                                   $    4,025,000
        Less: Estimated conversion expenses                        251,000

     Net conversion proceeds                                $    3,774,000

2.   GENERATION OF ADDITIONAL INCOME

     Net conversion proceeds                                $    3,774,000
        Less: Proceeds not invested (1)                            322,000
     Total conversion proceeds invested                     $    3,452,000

     Investment rate                                                 3.65%

     Earnings increase - return on proceeds invested        $      125,991
        Less:  Estimated cost of ESOP borrowings                    19,674
        Less:  Amortization of ESOP borrowings, net of taxes        30,360
        Less:  RRP expense, net of taxes                            21,252

     Net earnings increase                                  $       54,705

3.   COMPARATIVE EARNINGS
                                                                        Regular        Core
                                                                        -------        ----

     Before conversion - 12 months ended 03/31/96                 $     99,000      99,000
     Net earnings increase                                              54,705      54,705
     After conversion                                             $    153,705     153,705

4.   COMPARATIVE NET WORTH (2)

     Before conversion - 03/31/96       $      2,772,000
     Conversion proceeds                       3,291,000
     After conversion                   $      6,063,000

5.   COMPARATIVE NET ASSETS

     Before conversion - 03/31/96       $     31,738,000
     Conversion proceeds                       3,774,000
     After conversion                   $     35,512,000

     (1) Represents ESOP borrowings.
     (2) ESOP borrowings and RRP are omitted from net worth.


                                      EXHIBIT 53

KELLER & COMPANY
Columbus Ohio
614-766-1426

                       PROJECTED EFFECT OF CONVERSION PROCEEDS
                   Foundation Savings Bank\Foundation Bancorp, Inc.
                              At the SUPERRANGE Maximum


1.  GROSS CONVERSION PROCEEDS

    Superrange market value                                $    4,628,750
       Less: Estimated conversion expenses                       251 ,000

    Net conversion proceeds                                $    4,377,750

2.  GENERATION OF ADDITIONAL INCOME

    Net conversion proceeds                                $    4,377,750
       Less: Proceeds not invested (1)                            370,300
    Total conversion proceeds invested                     $    4,007,450

    Investment rate                                                 3.65%

    Earnings increase - return on proceeds invested        $      146,264
       Less:  Estimated cost of ESOP borrowings                    22,625
       Less:  Amortization of ESOP borrowings, net of taxes        34,914
       Less:  RRP expense, net of taxes                            24,440

    Net earnings increase                                  $       64,285

3.  COMPARATIVE EARNINGS
                                                                  Regular        Core
                                                                  -------        ----

    Before conversion - 12 months ended 03/31/96           $       99,000     99,000
    Net earnings increase                                          64,285     64,285
    After conversion                                       $      163,285    163,285

4.  COMPARATIVE NET WORTH (2)

    Before conversion - 03/31/96            $  2,772,000
    Conversion proceeds                        3,822,300
    After conversion                        $  6,594,300

5.  COMPARATIVE NET ASSETS

    Before conversion - 03/31/96            $ 31,738,000
    Conversion proceeds                        4,377,750
    After conversion                        $ 36,115,750

    (1) Represents ESOP borrowings.
    (2) ESOP borrowings and RRP are omitted from net worth.


                                      EXHIBIT 54


KELLER & COMPANY
Columbus, Ohio
614-766-1426


                       SUMMARY OF VALUATION PREMIUM OR DISCOUNT


                                                      Premium or (discount)
                                                      from comparable group
                                                      ---------------------
                                            Foundation     Average   Median
                                            ----------     -------   ------

    MIDPOINT:
      Price/earnings                        24.07 x        10.40%    34.72%
      Price/book value                      62.49%  *     (30.23)%  (28.74)%
      Price/assets                          10.01%        (13.55)%   (3.27)%
      Price/tangible book value             62.49%       (31 .25)%  (30.59)%
      Price/core earnings                   24.07 x        11.53%    37.06%



    MINIMUM OF RANGE:
      Price/earnings                        21.71 x        (0.45)%   21.48%
      Price/book value                      57.89%  *     (35.37)%  (33.99)%
      Price/assets                           8.63%        (25.43)%  (16.55)%
      Price/tangible book value             57.89%        (36.31)%  (35.70)%
      Price/core earnings                   21.71 x         0.57%    23.59%



    MAXIMUM OF RANGE:
      Price/earnings                        26.19 x        20.08%    46.54%
      Price/book value                      66.39%  *     (25.88)%  (24.30)%
      Price/assets                          11.33%         (2.09)%    9.56%
      Price/tangible book value             66.39%        (26.96)%  (26.26)%
      Price/core earnings                   26.19 x        21.32%    49.08%



    SUPER MAXIMUM OF RANGE:
      Price/earnings                        28.35 x        29.99%    58.63%
      Price/book value                      70.19%  *     (21.63)%  (19.96)%
      Price/assets                          12.82%         10.72%    23.89%
      Price/tangible book value             70.19%        (22.77)%  (22.03)%
      Price/core earnings                   28.35 x        31.33%    61.39%


*   Represents pricing ratio associated with primary valuation method.

                                     ALPHABETICAL

                                       EXHIBITS

                                      EXHIBIT A

                                KELLER & COMPANY, INC.
                                555 METRO PLACE NORTH
                                      SUITE 524
                                  DUBLIN, OHIO 43017
                                    (614) 766-1426
                                  (614) 766-1459 FAX


                                 PROFILE OF THE FIRM


KELLER & COMPANY, INC. is a full service consulting firm to financial institutions, serving clients throughout the United States from its offices in Columbus, Ohio. The firm consults primarily in the areas of regulatory and compliance matters, financial analysis and strategic planning, stock valuation and appraisal, mergers and acquisitions, mutual to stock conversions, conversion/mergers and branching. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 80 financial institutions including thrifts, banks, mortgage companies and holding companies. KELLER & COMPANY is an affiliate member of the Community Bankers of America, the Ohio League of Financial institutions, and the Tri State League of Financial institutions.

Each of the firm's senior consultants has over fifteen years front line experience and accomplishment in various areas of the thrift, banking, and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included charter and insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projection and modeling, stock valuation, fairness opinions, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, KELLER & COMPANY has become one of the leading consulting firms in the nation.

                               CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over eighteen years experience as a consultant to the financial institution industry. Immediately following his graduation from college, he was employed by the Ohio Division of Savings and Loan Associations, working for two years in the northeastern Ohio district as an examiner of thrift institutions before pursuing graduate studies at the Ohio State University.

Mr. Keller later worked as an associate for a management consulting firm specializing in services to thrift institutions. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of Vice President, with experience in almost all facets of thrift operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, conversion appraisals, and fairness opinions. Mr. Keller established the firm in November, 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took courses in corporate stock valuations.

JOHN A. SHAFFER has over twenty years experience in banking, finance, real estate lending, and development.

From 1971 to 1974, Mr. Shaffer was employed by a large real estate investment trust as a lending officer, specializing in construction and development loans. By 1974, having gained experience in loan underwriting, management and workout, he joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $1 billion. His responsibilities also included the analysis, management and workout of problem commercial loans and properties, and the structuring, negotiation, acquisition and sale of loan servicing and mortgage and equity securities.

Mr. Shaffer later formed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate. His primary activities have included the planning, analysis, financing, implementation, and administration of real estate projects, as well as financial projection and modeling, cost and profit analysis, loan management, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University in 1965 with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

JOHN S. KORTING has eighteen years experience in the financial institution industry working in such areas as data processing, software design, strategic planning, productivity improvement, cash management, incentive compensation planning, asset and liability management and organizational planning.

Mr. Korting began his career with Huntington Bank, Columbus, Ohio, in 1976 as manager of the accounting department in the Bank's operations area, focusing on system analysis for automated teller machines and electronic funds transfer.
Mr. Korting then became a system engineer with Electronic Data Systems, Dallas, Texas, providing computer programming and implementation support. He then served as a senior consultant with two big eight accounting firms, Deloitte & Touche and Price Waterhouse. He worked on a wide variety of financial institution projects, including strategic planning, Office of Thrift Supervision business plans, financial analysis, computer, installations, computerized financial modeling, and bank operations.

John Korting graduated from the Ohio State University with a B.S. in Accounting and Computer Science in 1976.

                                      EXHIBIT B



                                        RB 20
                                    CERTIFICATION


    I hereby certify that I have not been the suited of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past or ongoing indictments, formal investigations, examinations, or administrative proceedings (excluding routine or customary audits, inspections and investigations) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:


    (i) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

    (ii)      violation of securities or commodities laws or regulations;

    (iii)     violation of depository institution laws or regulations;

    (iv)      violation of housing authority laws or regulations;

    (v) violation of the rules, regulations, codes of conduct or ethics of a self-regulatory trade or professional organization;

    (vi) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete, and correct to the best of my knowledge and belief.


                                       Conversion Appraiser


                                       Michael R. Keller

                                      EXHIBIT C


                              AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:


    I, Michael R. Keller, being first duly sworn hereby depose and say that:

    The fee which I received directly from the applicant, Foundation Savings

Bank, Cincinnati, Ohio, in the amount of $15,000 for the performance of my appraisal was not related to the value determined in the appraisal; that the undersigned appraiser is independent and has fully disclosed to the Office of

Thrift Supervision any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed in a written statement to the Office of Thrift

Supervision.

    Further, affiant sayeth naught.

                                       MICHAEL R. KELLER


    Sworn to before me and subscribed in my presence this 24th day of May, 1996.


                                       NOTARY PUBLIC